UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☑
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☑	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☐	Soliciting Material Pursuant to §240.14a-12.

Yongye International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

Common stock, par value US$0.001 per share, of Yongye International, Inc. (“Company common stock”)

(2)	Aggregate number of securities to which transaction applies:

38,314,469 shares of Company common stock outstanding as of September 23, 2013.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(b)(1) (set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value of the transaction was calculated based upon the 38,314,469 shares of Company common stock issued and outstanding as of September 23, 2013 (being the remainder of the 50,685,216 shares of Company common stock outstanding as of September 23, 2013 minus the 12,370,747 shares of Company common stock beneficially owned by the rollover holders) multiplied by US$6.69 per share merger consideration.

(4)	Proposed maximum aggregate value of transaction: US$256,323,797.61

(5)	Total fee paid: US$33,014.51

☑	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

YONGYE INTERNATIONAL, INC.

January 9, 2014

Dear Stockholder:

On behalf of the board of directors of Yongye International, Inc. (the “Company”), we cordially invite you to attend a special meeting of stockholders of the Company, to be held on February 19, 2014 at 10:00 a.m., Beijing time, at Jinshan Economic Development Zone, Hohhot City, Inner Mongolia, the People’s Republic of China.

On September 23, 2013, the Company entered into an agreement and plan of merger (the “merger agreement”) with Full Alliance International Limited (“Holdco”), a British Virgin Islands company, Yongye International Limited (“Parent”), a Cayman Islands exempted company with limited liability wholly-owned by Holdco, and Yongye International Merger Sub Limited (“Merger Sub”), a Nevada corporation wholly-owned by Parent. Under the terms of the merger agreement, Merger Sub will be merged with and into the Company (the “merger”), with the Company surviving the merger as a wholly-owned subsidiary of Parent. The merger is a going private transaction involving (i) Mr. Zishen Wu, our chairman, president and chief executive officer, (ii) Holdco, which is currently wholly-owned by Ms. Xingmei Zhong, (iii) MSPEA Agricultural Holding Limited (“MSPEA”), (iv) Prosper Sino Development Limited, an entity established solely for the purpose of holding shares of Company common stock in trust and for the benefit of the family members of certain current and former members of the Company’s management, including Mr. Zishen Wu and Mr. Yue Yu, our chief financial officer (“Prosper Sino”, and together with Mr. Zishen Wu, Holdco and MSPEA, the “rollover holders”) and (v) Lead Rich International Limited (“Lead Rich”). At the special meeting, you will be asked to consider and vote upon a proposal to approve the merger agreement.

If the merger is completed, you will be entitled to receive US$6.69 in cash, without interest, less any applicable withholding taxes, for each share of our common stock (“Company common stock”) owned by you immediately prior to the effective time of the merger as described in the merger agreement. Shares (i) owned by the Company or any subsidiary of the Company or (ii) owned by the rollover holders, including certain shares of Company common stock and all of the issued and outstanding shares of Series A Convertible Preferred Shares (“Company preferred stock”), that will be contributed to Parent by the rollover holders pursuant to a contribution agreement among Parent and the rollover holders ((i) and (ii) collectively, the “excluded shares”), will be cancelled and cease to exist and no payment or distribution will be made to the holders of such excluded shares.

A special committee of the Company’s board of directors, consisting entirely of independent directors, reviewed and considered the terms and conditions of the merger agreement and the transactions contemplated by the merger agreement, including the merger. The special committee unanimously (i) determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable and fair (both substantively and procedurally) to, and in the best interests of, the Company and its stockholders (other than members of the buyer group (as defined in the accompanying proxy statement) and the directors and officers of the Company, and their respective affiliates), whom we refer to as the “unaffiliated stockholders,” and (ii) recommended that our board of directors adopt and declare the advisability of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and recommend that our stockholders approve the merger agreement.

After carefully considering the unanimous recommendation of the special committee and other factors, the Company’s board of directors (with Mr. Zishen Wu and Mr. Homer Sun abstaining in accordance with the Nevada Revised Statutes) has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and fair (both substantively and procedurally) to, and in the best interests of, the Company and its unaffiliated stockholders, and adopted and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger. Our board of directors recommends that you vote “FOR” the proposal to approve the merger agreement, and “FOR” the proposal to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve the merger agreement.

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In considering the recommendation of the Company’s board of directors, you should be aware that some of the Company’s directors and officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. Mr. Zishen Wu, our chairman, president and chief executive officer, beneficially owns approximately 2.0% of the total outstanding shares of Company common stock on an as-converted basis (including 600,000 shares of Company common stock contributed to Prosper Sino, which are included in the Prosper Sino rollover shares). Mr. Homer Sun, our director, is the chief investment officer of Morgan Stanley Private Equity Asia, which is an affiliate of MSPEA, a holder of 15.4% of the total outstanding shares of Company common stock on an as-converted basis. Mr. Homer Sun does not beneficially own any shares of Company common stock or Company preferred stock, nor will he beneficially own any shares of Company common stock or Company preferred stock, or any shares in the capital of Holdco, after the merger; Prosper Sino, an entity established solely for the purpose of holding shares of Company common stock in trust and for the benefit of the family members of certain current and former directors and members of the Company’s management, including Mr. Zishen Wu and Mr. Yue Yu, our chief financial officer, owns approximately 4.1% of the total outstanding shares of Company common stock on an as-converted basis, of which 2,030,000 shares (the “Prosper Sino rollover shares”), or approximately 3.5% of the outstanding shares of Company common stock on an as-converted basis, will be contributed and voted in connection with the proposed transaction. Mr. Zishen Wu, MSPEA and Prosper Sino are parties to the contribution agreement described in the accompanying proxy statement and have agreed with Parent and Holdco to contribute to Parent the shares of Company common stock or Company preferred stock owned by them (with respect to Prosper Sino, only the Prosper Sino rollover shares) in exchange for newly issued equity securities of Holdco, immediately prior to the effective time of the merger. As of September 23, 2013, the rollover holders, as a group, beneficially owned (with respect to Prosper Sino, including only the Prosper Sino rollover shares) 12,370,747 shares of Company common stock and 6,505,113 shares of Company preferred stock, which represent approximately 33.2% of the total outstanding shares of Company common stock on an as-converted basis. The accompanying proxy statement includes additional information regarding certain interests of the Company’s directors and officers that may be different from, or in addition to, the interests of our stockholders generally.

Approval of the merger agreement requires (i) the affirmative vote (in person or by proxy) of the holders of at least a majority of the outstanding shares of Company common stock and Company preferred stock, voting together as a single class, with the holders of shares of Company preferred stock being entitled to a number of votes equal to the number of shares of Company common stock into which such shares of Company preferred stock are convertible as of the record date for the special meeting, (ii) the affirmative vote (in person or by proxy) or consent of the holders of at least a majority of the shares of Company preferred stock outstanding on the record date, and (iii) the affirmative vote (in person or by proxy) of the holders of at least a majority of the outstanding shares of Company common stock (other than the excluded shares) on the record date, in each case in accordance with the Company’s articles of incorporation and bylaws and the Nevada Revised Statutes. Your vote is very important. Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or the Internet. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. The failure to vote your shares of our common stock will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

If your shares of our common stock are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of our common stock without instructions from you. You should instruct your bank, brokerage firm or other nominee to vote your shares of our common stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of our common stock “FOR” the proposal to approve the merger agreement will have the same effect as voting “AGAINST” the proposal to approve the merger agreement.

The accompanying proxy statement provides you with detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the proxy statement. We encourage you to read the entire proxy statement and its annexes, including the merger

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agreement, carefully. You may also obtain additional information about the Company from documents we have filed with the Securities and Exchange Commission (the “SEC”).

If you have any questions or need assistance voting your shares of Company common stock, please call MacKenzie Partners, Inc., the firm assisting us with this proxy solicitation, toll free at +1(800) 322-2885 (or +1(212) 929-5500 outside of the United States).

On behalf of the board of directors and management of the Company, we thank you for your support.

Best regards, /s/ Sean X. Shao Sean X. Shao Chairman of the Special Committee of the Board of Directors	Best regards, /s/ Zishen Wu Zishen Wu Chief Executive Officer, President and Chairman of the Board of Directors

The proxy statement is dated January 9, 2014, and is first being mailed to our stockholders on or about January 13, 2014.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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Yongye International, Inc.
6th Floor, Suite 608, Xue Yuan International Tower,
No. 1 Zhichun Road, Haidian District, Beijing, PRC

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS To Be Held on

A special meeting of stockholders of Yongye International, Inc., a Nevada corporation (the “Company”), will be held on February 19, 2014 at 10:00 a.m. (Beijing time), at the offices of the Company, located at Jinshan Economic Development Zone, Hohhot City, Inner Mongolia, the People’s Republic of China, for the following purposes:

1.	To consider and vote on a proposal to approve the Agreement and Plan of Merger (the “merger agreement”), dated as of September 23, 2013, as it may be amended from time to time, by and among the Company, Full Alliance International Limited, a British Virgin Islands company (“Holdco”), Yongye International Limited (“Parent”), a Cayman Islands exempted company with limited liability wholly-owned by Holdco, and Yongye International Merger Sub Limited, a Nevada corporation wholly-owned by Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “merger”), with the Company surviving the merger as a wholly-owned subsidiary of Parent. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement.
2.	To consider and vote on a proposal to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve the merger agreement.

The board of directors of the Company has fixed the close of business on January 10, 2014 as the record date for determining the stockholders entitled to notice of and to vote at the special meeting.

Your vote is very important, regardless of the number of shares of Company common stock you own. The merger cannot be completed unless the merger agreement is approved by (i) the affirmative vote (in person or by proxy) of the holders of at least a majority of the outstanding shares of Company common stock and Company preferred stock, voting together as a single class, with the holders of shares of Company preferred stock being entitled to a number of votes equal to the number of shares of Company common stock into which such shares of Company preferred stock are convertible as of the record date for the special meeting, (ii) the affirmative vote (in person or by proxy) or consent of the holders of at least a majority of the shares of Company preferred stock outstanding on the record date, and (iii) the affirmative vote (in person or by proxy) of the holders of at least a majority of the outstanding shares of Company common stock (other than shares (i) owned by the Company or any subsidiary of the Company or (ii) owned by the rollover holders (as defined in the accompanying proxy statement) that will be contributed to Parent pursuant to a contribution agreement ((i) and (ii) collectively, the “excluded shares”) on the record date, in each case in accordance with the Company’s articles of incorporation and bylaws and the Nevada Revised Statutes. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares of Company common stock will be represented at the special meeting if you are unable to attend. If you fail to return your proxy card or fail to submit your proxy by phone or the Internet, your shares of Company common stock will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

After carefully considering the unanimous recommendation of the special committee and other factors, the Company’s board of directors (with Mr. Zishen Wu and Mr. Homer Sun abstaining in accordance with the Nevada Revised Statutes) has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and fair (both substantively and procedurally) to, and in the best interests of, the Company and its stockholders (other than members of the buyer group (as defined in the accompanying proxy statement) and the directors and officers of the Company, and their respective affiliates), and adopted and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger. Accordingly, the board of directors of the

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Company recommends that you vote “FOR” the proposal to approve the merger agreement, and “FOR” the proposal to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve the merger agreement.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.

By Order of the Board of Directors,

/s/ Zishen Wu
Zishen Wu

Chief Executive Officer, President and Chairman of the Board of Directors

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SUMMARY VOTING INSTRUCTIONS

Ensure that your shares of Company common stock can be voted at the special meeting by submitting your proxy or contacting your bank, brokerage firm or other nominee.

If your shares of Company common stock are registered in the name of a bank, brokerage firm or other nominee:  check the voting instruction card forwarded by your bank, brokerage firm or other nominee to see which voting options are available or contact your bank, brokerage firm or other nominee in order to obtain directions as to how to ensure that your shares of Company common stock are voted at the special meeting.

If your shares of Company common stock are registered in your name:  submit your proxy as soon as possible by telephone, via the Internet or by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope, so that your shares of Company common stock can be voted at the special meeting.

Instructions regarding telephone and Internet voting are included on the proxy card.

The failure to vote will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” the proposal to approve the merger agreement and the proposal to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve the merger agreement.

The failure to instruct your bank, brokerage firm or other nominee to vote your shares of our common stock “FOR” the proposal to approve the merger agreement will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy material, please call MacKenzie Partners, Inc. at +1(212) 929-5500, or toll-free at +1(800) 322-2885.

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SUMMARY TERM SHEET

This “Summary Term Sheet,” together with the “Questions and Answers about the Special Meeting and the Merger,” highlights selected information contained in this proxy statement regarding the merger and may not contain all of the information that may be important to your consideration of the merger. You should carefully read this entire proxy statement and the other documents to which this proxy statement refers for a more complete understanding of the matters being considered at the special meeting. In addition, this proxy statement incorporates by reference important business and financial information about the Company. You are encouraged to read all of the documents incorporated by reference into this proxy statement and you may obtain such information without charge by following the instructions in “Where You Can Find More Information” beginning on page 121. In this proxy statement, unless otherwise stated or the context otherwise requires, the terms “we,” “us,” “our,” and the “Company” refer to Yongye International, Inc. and its subsidiaries. All references to “PRC” and “China,” for purposes of this proxy statement, are to the People’s Republic of China and do not include Taiwan, Hong Kong and Macau. All references to “dollars,” “US$” and “$” in this proxy statement are to U.S. dollars. All references to “RMB” in this proxy statement are to the legal currency of China.

The Parties Involved in the Merger

The Company

Yongye International, Inc., which we refer to as the “Company,” is a leading crop nutrient company in China in terms of total sales in 2012. It is primarily engaged in the research, development, manufacturing and sales of fulvic acid based crop and animal nutrient products for the agriculture and stock farming industry. It is headquartered in Beijing with production facilities in Hohhot, Inner Mongolia Autonomous Region of China (“Inner Mongolia”). Its products are sold nationwide in 30 provinces, autonomous regions and centrally-administered municipalities across China. Its principal executive offices are located at 6th floor, Xue Yuan International Tower, No. 1 Zhichun Road, Haidian District, Beijing, PRC and its telephone number is +(86) 10 8232 8866. Please see “Special Factors — The Parties” beginning on page 22 for additional information.

Holdco

Full Alliance International Limited, which we refer to as “Holdco,” was incorporated under the laws of the British Virgin Islands and is an existing owner of the Company’s common stock. Holdco also owns 100% of Parent’s equity interests. Holdco is currently wholly-owned by Ms. Xingmei Zhong. The buyer group expects that Holdco will be wholly-owned by Orient Blossom prior to the effective time of the merger. Holdco has not engaged in any business except for holding shares of Company common stock and activities incidental to its formation and in connection with the transactions contemplated by the merger agreement, including the merger and related financing transactions. The registered office of Holdco is OMC Chambers, P.O. Box 3152, Road Town, Tortola, British Virgin Islands, and its telephone number is +(86) 10 8231 8626. Please see “Special Factors — The Parties” beginning on page 22 for additional information.

Parent

Yongye International Limited, which we refer to as “Parent,” was incorporated under the laws of the Cayman Islands, and was formed solely for the purpose of owning the Company after the merger and arranging the financing for the merger. Parent is a wholly-owned subsidiary of Holdco. Parent has not engaged in any business except for activities incidental to its formation and in connection with the transactions contemplated by the merger agreement, including the merger and related financing transactions. The registered office of Parent is Floor 4, Willow House, Cricket Square, P.O. Box 2582, Grand Cayman KY1-1103, Cayman Islands, and its telephone number is +(86) 10 8231 8626. Please see “Special Factors — The Parties” beginning on page 22 for additional information.

Merger Sub

Yongye International Merger Sub Limited, which we refer to as “Merger Sub,” was incorporated under the laws of the State of Nevada and was formed by Parent solely for the purpose of effecting the merger and arranging the financing for the merger. Merger Sub is a wholly-owned subsidiary of Parent. Merger Sub has not engaged in any business except for activities incidental to its formation and in connection with the transactions contemplated by the merger agreement, including the merger and related financing transactions. The registered office of Merger Sub is 318 N Carson St #208, Carson City, NV 89701, USA, and its telephone number is +(86) 10 8231 8626. Please see “Special Factors — The Parties” beginning on page 22 for additional information.

Orient Blossom

Orient Blossom Investments Limited, which we refer to as “Orient Blossom”, was incorporated under the laws of the British Virgin Islands and was formed by Mr. Zishen Wu solely for the purpose of beneficially owning shares of the Company and arranging the financing for the merger. Orient Blossom is currently wholly-owned by Mr. Zishen Wu and will be wholly-owned by Ms. Xingmei Zhong and Mr. Zishen Wu at the effective time of the merger. Orient Blossom has not engaged in any business except for activities incidental to its formation and in connection with the transactions contemplated by the merger agreement, including the merger and related financing transactions. The registered office of Orient Blossom is Quastisky Building, P.O. Box 4389, Road Town, Tortola, British Virgin Islands, and its telephone number is +(86) 10 8231 8626. Please see “Special Factors — The Parties” beginning on page 22 for additional information.

Mr. Zishen Wu

Mr. Zishen Wu is, and has been for the last five years, the chairman, president and chief executive officer of the Company. He is also a director of Holdco and Merger Sub since 2013 and of Parent since 2012. The business address of Mr. Zishen Wu is c/o Yongye International, Inc., 6th Floor, Suite 608, Xue Yuan International Tower, No. 1 Zhichun Road, Haidian District, Beijing, People’s Republic of China. His telephone number is +(86) 10 8231 8626. Mr. Zishen Wu is a citizen of the People’s Republic of China. Please see “Special Factors — The Parties” beginning on page 22 for additional information.

Ms. Xingmei Zhong

Ms. Xingmei Zhong is, and has been for the last five years, sole shareholder and director of Holdco. Ms. Xingmei Zhong’s address is Room 1701, Wing Tuck Commercial Centre, 183 Wing Lok Street, Sheung Wan, Hong Kong. Her telephone number is +(86) 10 8231 8626. Ms. Xingmei Zhong is a citizen of Canada. Please see “Special Factors — The Parties” beginning on page 22 for additional information.

Morgan Stanley Private Equity Asia III, L.L.C.

Morgan Stanley Private Equity Asia III, L.L.C., which we refer to as “MS LLC”, is a Delaware limited liability company. It is the general partner of MS LP (as defined below). Its principal business is investing in securities, and the address of its principal business office is 1585 Broadway, New York, New York 10036. Its telephone number is +(852) 2848 5200. Please see “Special Factors — The Parties” beginning on page 22 for additional information.

Morgan Stanley Private Equity Asia III, L.P.

Morgan Stanley Private Equity Asia III, L.P., which we refer to as “MS LP”, is a Cayman Islands exempted limited partnership and holds 92.1% of MSPEA III (as defined below). Its principal business is investing in securities, and the address of its principal business office is 1585 Broadway, New York, New York 10036. Its telephone number is +(852) 2848 5200. Please see “Special Factors — The Parties” beginning on page 22 for additional information.

Morgan Stanley Private Equity Asia III Holdings (Cayman) Ltd

Morgan Stanley Private Equity Asia III Holdings (Cayman) Ltd, which we refer to as “MSPEA III”, is a Cayman Islands exempted company limited by shares and owns 100% of the issued share capital of MSPEA (as defined below). Its principal business is investment holding, and its registered office is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands. Its telephone number is +(852) 2848 5200. Please see “Special Factors — The Parties” beginning on page 22 for additional information.

MSPEA Agriculture Holding Limited

MSPEA Agriculture Holding Limited, which we refer to as “MSPEA”, is a Cayman Islands exempted company limited by shares wholly-owned by MSPEA III. Its principal business is investment holding, and its registered office is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands. Its telephone number is +(852) 2848 5200. Please see “Special Factors — The Parties “beginning on page 22 for additional information.

Lead Rich International Limited

Lead Rich International Limited, which we refer to as “Lead Rich”, is a business company with limited liability incorporated under the laws of the British Virgin Islands principally for the purpose of owning shares of Holdco after the closing of the merger and providing financing for the merger. Lead Rich is a wholly-owned subsidiary of Stable Rich. The registered office of Lead Rich is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands and its telephone number is +(852) 3583 3340. Please see “Special Factors — The Parties” beginning on page 22 for additional information.

Stable Rich Capital Advisory Limited

Stable Rich Capital Advisory Limited, which we refer to as “Stable Rich”, was incorporated under the laws of the British Virgin Islands principally for the purpose of owning Lead Rich. Stable Rich is wholly-owned by Mr. Peng Liu. The registered office of Stable Rich is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands and its telephone number is +(852) 3583 3340. Please see “Special Factors — The Parties” beginning on page 22 for additional information.

Mr. Peng Liu

Mr. Peng Liu is the sole director of Lead Rich and Stable Rich. Since February 2009, he has been the chief executive officer and chief investment officer of Shenzhen New Industries Venture Capital Investment Ltd. From September 2003 to February 2009, he was manager of the marketing department of New China Trust Co. Ltd. The business address of Mr. Peng Liu is c/o Interglobe Corporate Solutions Ltd., 26/F, Beautiful Group Tower, 77 Connaught Road Central, Hong Kong and his telephone number is +(852) 3583 3340. Mr. Peng Liu is a citizen of the People’s Republic of China. Please see “Special Factors — The Parties” beginning on page 22 for additional information.

Prosper Sino Development Limited

Prosper Sino Development Limited, which we refer to as “Prosper Sino”, was incorporated under the laws of the British Virgin Islands principally for the purpose of holding shares of Company common stock in trust and for the benefit of the family members of certain current and former directors and members of the Company’s management, including Mr. Zishen Wu and Mr. Yue Yu. Only certain of the shares held in trust will be contributed and voted in connection with the proposed transaction. The remaining shares will receive the pro rata merger consideration. The registered office of Prosper Sino is 171 Main Street, Road Town, Tortola VG1110, British Virgin Islands and its telephone number is +(852) 2802 7711. Please see “Special Factors — The Parties” beginning on page 22 for additional information.

In this proxy statement, we refer to MS LLC, MS LP, MSPEA III and MSPEA collectively as the “MS Filing Persons.” We refer to Holdco, Mr. Zishen Wu, MSPEA and Prosper Sino collectively as the “rollover holders.” We refer to the rollover holders, Parent, Merger Sub, Lead Rich and their affiliates collectively as the “buyer group” (which, for the avoidance of doubt, includes Orient Blossom, Ms. Xingmei Zhong, the MS Filing Persons, Stable Rich and Mr. Peng Liu). We refer to stockholders of the Company (other than members of the buyer group and the directors and officers of the Company, and their respective affiliates) as the “unaffiliated stockholders.”

During the last five years, none of the persons referred to above under the heading titled “The Parties Involved in the Merger”, or the respective directors or executive officers of the Company, members of the buyer group and their affiliates as listed in Annex C of this proxy statement has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Overview of the Transaction (Page 24)

You are being asked to vote to approve the agreement and plan of merger dated as of September 23, 2013, as it may be amended from time to time, among the Company, Holdco, Parent and Merger Sub (the “merger agreement”), pursuant to which, once the merger agreement is approved by the required stockholder approval and the other conditions to the completion of the transactions contemplated by the merger agreement are satisfied or waived in accordance with the terms of the merger agreement, Merger Sub will merge with and into the Company (the “merger”), with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent. The Company, as the surviving corporation, will continue to do business under the name “Yongye International, Inc.” following the merger and will be wholly-owned by Parent. If the merger is completed, the Company will cease to be a publicly traded company. Additionally, after the closing of the merger, the buyer group will own shares and warrants in Holdco in accordance with the following structure:

Post-Transaction Ownership Structure

(1)	Assuming December 31, 2013 as the effective time of the merger. Numbers are subject to adjustments based upon accrual of payment-in-kind dividends upon shares of Company preferred stock owned by MSPEA to the actual effective time of the merger.

A copy of the merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement in its entirety because it, and not this proxy statement, is the legal document that governs the merger. Please see “Special Factors — Overview of the Transaction” beginning on page 24 for additional information.

The Special Meeting (Page 89)

The special meeting will be held on February 19, 2014, starting at 10:00 a.m., Beijing time, at Jinshan Economic Development Zone, Hohhot City, Inner Mongolia, the People’s Republic of China, or at any postponement or adjournment thereof. At the special meeting, you will be asked to, among other things, approve the merger agreement. Please see “Questions and Answers About the Special Meeting and the Merger” beginning on page 17 for additional information on the special meeting, including how to vote your shares of Company common stock.

Stockholders Entitled to Vote; Vote Required to Approve the Merger Agreement

You may vote at the special meeting if you owned any shares of Company common stock at the close of business on January 10, 2014, the record date for the special meeting. On that date, there are 50,685,216 shares of Company common stock and 6,505,113 shares of Company preferred stock expected to be outstanding and entitled to vote at the special meeting. Each share of Company common stock entitles its holder to one vote on all matters properly coming before the special meeting, and each share of Company preferred stock entitles its holder to a number of votes equal to the number of shares of Company common stock into which each share of Company preferred stock is convertible, as determined in accordance with the Company’s articles of incorporation, including the certificate of designation relating to the Company preferred stock. Approval of the merger agreement at the special meeting of stockholders of the Company requires (i) the affirmative vote (in person or by proxy) of the holders of at least a majority of the outstanding shares of Company common stock and Company preferred stock, voting together as a single class, with the holders of shares of Company preferred stock being entitled to a number of votes equal to the number of shares of Company common stock into which such shares of Company preferred stock are convertible as of the record date for the special meeting, (ii) the affirmative vote (in person or by proxy) or consent of the holders of at least a majority of the shares of Company preferred stock outstanding on the record date, and (iii) the affirmative vote (in person or by proxy) of the holders of at least a majority of the outstanding shares of Company common stock (other than the excluded shares (as defined below)) on the record date (the “majority of the non-buyer group stockholders” vote requirement), in each case in accordance with the Company’s articles of incorporation and bylaws and the Nevada Revised Statutes.

As of September 23, 2013, the rollover holders, as a group, beneficially owned (with respect to Prosper Sino, including only the Prosper Sino rollover shares (as defined below)) 12,370,747 shares of Company common stock and 6,505,113 shares of Company preferred stock, which represented approximately 33.2% of the total then outstanding shares of the Company common stock, on an as-converted basis. The rollover holders have agreed, under the voting agreement with Parent and the Company, dated September 23, 2013 (the “voting agreement”), to vote all the shares of Company common stock and Company preferred stock beneficially owned by them, except that Prosper Sino is only obligated and has decided only to vote 2,030,000 shares of Company common stock (the “Prosper Sino rollover shares”) held by it (with respect to each rollover holder, the “rollover shares”) in favor of the proposal to approve the merger agreement. Accordingly, (a) the voting requirement described in clause (ii) above will be satisfied and (b) due to the “majority of the non-buyer group stockholders” vote requirement described in clause (iii) above, based on the 50,685,216 shares of Company common stock expected to be outstanding on the record date, more than 19,157,235 shares, or 50% of the shares, of Company common stock owned by the stockholders that are not members of the buyer group (representing 37.8% of the total outstanding shares of Company common stock), must be voted in favor of the proposal to approve the merger agreement for it to be approved. As of the record date, the directors and officers of the Company that are not members of the buyer group are expected to beneficially own 290,000 shares of Company common stock, which represent approximately 0.6% of the total number of shares of the Company common stock expected to be outstanding. Therefore, more than 18,867,235 shares, or 49.6% of the shares of Company common stock owned by the unaffiliated stockholders (representing 37.2% of the total outstanding shares of Company common stock), must be voted in favor of the proposal to approve the merger agreement for the voting requirement described in clause (i) above to be satisfied.

If your shares of Company common stock are held through a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares of Company common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is the stockholder of record of those shares of Company common stock. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting. Please see “The Agreement and Plan of Merger” beginning on page 94 and “The Special Meeting” beginning on page 89 for detailed information.

Merger Consideration

If the merger agreement is approved by the requisite vote of the Company’s stockholders and the merger is consummated, each issued and outstanding share of Company common stock (except for shares to be cancelled as described below) will be converted into the right to receive US$6.69 per share, in cash without interest and net of any applicable withholding taxes. Shares (i) owned by the Company or any subsidiary of the Company or (ii) owned by the rollover holders, including shares of Company common stock and Company preferred stock, that will be contributed to Parent by the rollover holders pursuant to the contribution agreement among Parent and the rollover holders ((i) and (ii) collectively, the “excluded shares”), will be cancelled and cease to exist and no payment or distribution will be made to the holders of such excluded shares. Payment of the merger consideration to holders of shares of Company common stock (other than the excluded shares) is conditioned on the merger being completed and will be made by the paying agent with funds from the buyer group (through Parent or Holdco, which, at the effective time of the merger, will be 100% beneficially owned by the buyer group).

According to the contribution agreement, MSPEA and Prosper Sino will contribute their rollover shares or Prosper Sino rollover shares expected to represent 15.4% and 3.5% of the Company’s outstanding shares on a fully diluted basis as of the record date for the special meeting and before giving effect to the equity investment described below, respectively, to Parent in exchange for newly issued preferred shares or options, respectively, of Holdco. Mr. Zishen Wu will contribute his rollover shares expected to represent 2.0% of the Company’s outstanding shares on a fully diluted basis as of the record date for the special meeting and before giving effect to the equity investment described below, to Orient Blossom in exchange for newly issued ordinary shares of Orient Blossom, and will cause Orient Blossom to further contribute such rollover shares to Parent in exchange for newly issued ordinary shares of Holdco. In addition, concurrently with the execution and delivery of the contribution agreement, each of Mr. Zishen Wu and Lead Rich executed a separate equity commitment letter in favor of Holdco, pursuant to which each of Mr. Zishen Wu and Lead Rich agreed to make certain equity investments in Holdco, which will raise Mr. Wu’s fully diluted ownership in the Company through Orient Blossom, Holdco and Parent to 8.6% and Lead Rich’s fully diluted ownership in the Company through Holdco and Parent to 15.9% following such equity investment. Prosper Sino will receive options for the rollover shares it will contribute for purposes relating to compliance with the Chinese foreign currency exchange regulations, as the beneficiaries of the Prosper Sino rollover shares are Chinese citizens subject to such regulations. Under Chinese foreign currency exchange rules, ownership of shares by Prosper Sino will likely require separate registration with local foreign currency exchange authorities with respect to shares held for the benefit of each beneficiary. By holding options instead of shares, Prosper Sino will not be subject to the same registration requirements. Considering the complexity of the transaction and the number of conditions that must be satisfied before closing, Prosper Sino’s ownership of options instead of shares will significantly increase the certainty of closing and streamline the closing process. MSPEA will receive preferred shares upon rollover of its Company common stock and Company preferred stock as a result of commercial negotiations among the buyer group, taking into account MSPEA’s status as a preferred stockholder of the Company and the downside protections sought by MSPEA in its capacity as a financial investor that will not be involved in day-to-day management of Holdco and its subsidiaries. As a result, the buyer group will beneficially own 100% of the Company after the merger through Holdco and Parent, and assuming the buyer group will not pay taxes in connection with these transactions, this effect may differ from the effect of the merger on the non-buyer group stockholders. Non-buyer group stockholders may have to pay taxes as a result of the merger, as set out in “Material U.S. Federal Income Tax Consequences” and “Certain Material PRC Income Tax Consequences”.

MSPEA will receive series A-1 preferred shares in the capital of Holdco (the “Series A-1 Preferred Shares”) after the effective time of the merger and Lead Rich will receive series A-2 preferred shares in the capital of Holdco (the “Series A-2 Preferred Shares”) after the effective time of the merger. The material terms of the Series A-1 Preferred Shares and the Series A-2 Preferred Shares (“Series A Preferred Shares”) are as follows:

The Series A Preferred Shares will rank pari passu with ordinary shares in the capital of Holdco (the “Ordinary Shares”) in respect of payment of dividends and will rank senior to the Ordinary Shares with respect to distribution of assets upon liquidation or winding up of Holdco. Holders of Series A Preferred Shares will vote together with holders of the Ordinary Shares as a single class on an as-converted basis. Certain reserved matters must be approved by both the holders of a majority of the Series A-1 Preferred Shares and the holders of a majority of the Series A-2 Preferred Shares. Upon a liquidation or change of control event, the holders of Series A Preferred Shares have the right to receive an amount representing an internal rate of return of 15%. A holder of Series A Preferred Shares may convert its Series A Preferred Shares into Ordinary Shares at any time. The Series A Preferred Shares will automatically convert into Ordinary

Shares upon the completion of a qualified IPO. Holdco must redeem or Orient Blossom must purchase the Series A Preferred Shares (i) at a price representing an internal rate of return of 15%, if no qualified IPO occurs before the sixth anniversary of the effective time of the merger or an insolvency or similar event occurs to Holdco or its subsidiaries, or (ii) at a price representing an internal rate of return of 20%, if certain material adverse events occur.

Prior to the effective time of the merger, Parent will designate a bank or trust company reasonably acceptable to the Company to act as the paying agent for the payment of the merger consideration. Prior to or at the effective time of the merger, Holdco or Parent will deposit, or will cause to be deposited, with the paying agent an amount in cash sufficient for the paying agent to make payments to the holders of shares of Company common stock pursuant to the merger agreement. As promptly as practical, after the effective time of the merger (but in any event no later than five business days following the effective time of the merger), the paying agent will mail to each stockholder of record (other than holders of the excluded shares) (a) a letter of transmittal in customary form and (b) instructions for use in effecting the surrender of any share certificates in exchange for the applicable merger consideration. Do not return your stock certificates with the enclosed proxy card, and do not forward your stock certificates to the paying agent without a letter of transmittal. You will not be entitled to receive the merger consideration until you surrender your stock certificate or certificates along with a duly completed and executed letter of transmittal to the paying agent or until the paying agent receives an “agent’s message” in the case of shares held in book-entry form and other documents reasonably required by the paying agent and approved by Parent and us. See “The Agreement and Plan of Merger —  Exchange Procedures” beginning on page 94 for additional information.

Recommendation of Our Board of Directors and the Special Committee and Their Reasons for the Merger (Page 44)

The special committee unanimously (a) determined that the merger agreement and the transactions contemplated thereby, including the merger, on the terms and subject to the conditions set forth in the merger agreement, are advisable and fair (both substantively and procedurally) to, and in the best interests of, the Company and its unaffiliated stockholders and (b) recommended that our board of directors adopt and declare the advisability of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and recommend that the Company’s stockholders approve the merger agreement. After carefully considering the unanimous recommendation of the special committee and other factors, the Company’s board of directors (with Mr. Zishen Wu and Mr. Homer Sun abstaining in accordance with the Nevada Revised Statutes) has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and fair (both substantively and procedurally) to, and in the best interests of, the Company and its unaffiliated stockholders, and adopted and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger. ACCORDINGLY, OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE MERGER AGREEMENT, AND “FOR” THE PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING IN ORDER TO TAKE SUCH ACTIONS AS OUR BOARD OF DIRECTORS DETERMINES ARE NECESSARY OR APPROPRIATE, INCLUDING TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE PROPOSAL TO APPROVE THE MERGER AGREEMENT.

For a discussion of the material factors considered by our board of directors and the special committee in determining to recommend the approval of the merger agreement, and in determining that the merger is fair (both substantively and procedurally) to our unaffiliated stockholders, please see “Special Factors —  Recommendation of Our Board of Directors and the Special Committee and Their Reasons for the Merger” beginning on page 44 for additional information. To the extent known by each filing person after making reasonable inquiry, except as set forth under “Special Factors — Recommendation of Our Board of Directors and the Special Committee and Their Reasons for the Merger,” no executive officer, director or affiliate of the Company or such filing person has made a recommendation either in support of or opposed to the transaction.

Except as set forth under “Special Factors — Background of the Merger,” “Special Factors —  Recommendation of Our Board of Directors and the Special Committee and Their Reasons for the Merger” and “Special Factors — Opinion of the Special Committee’s Financial Advisor,” no director who is not an employee of the Company has retained an unaffiliated representative to act solely on behalf of unaffiliated stockholders for purposes of negotiating the terms of the transaction and/or preparing a report concerning the fairness of the transaction.

Position of the Buyer Group as to Fairness of the Merger (Page 64)

The buyer group believes the merger is substantively and procedurally fair to the Company’s unaffiliated stockholders. For the factors upon which such belief is based, please see “Special Factors — Position of the Buyer Group as to Fairness of the Merger” beginning on page 64 for additional information.

Opinion of the Special Committee’s Financial Advisor (Page 52)

On September 23, 2013, Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) rendered an oral opinion to our special committee (which was confirmed in writing by delivery of Houlihan Lokey’s written opinion dated September 23, 2013), as to the fairness, from a financial point of view, of the US$6.69 per share merger consideration to be received by holders of the shares of Company common stock (other than holders of the excluded shares) in the merger, as of September 23, 2013, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion. Houlihan Lokey’s opinion was directed to our special committee and only addressed the fairness from a financial point of view of the US$6.69 per share merger consideration to be received by holders of the shares of Company common stock (other than holders of the excluded shares) in the merger and does not address any other aspect or implication of the merger. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion. The opinion did not address the relative merits of the merger as compared to any alternative business strategies or transactions that might be available for the Company or any other party, nor did it address the underlying business decision of the special committee, the board of directors, the Company, its security holders or any other party or entity to proceed with or effect the merger or any terms or aspects of any rollover, voting or other agreements to be entered into in connection with the merger, any potential financing for the merger or the likelihood of consummation of such financing. Houlihan Lokey’s opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party or entity. Houlihan Lokey’s opinion was not intended to be, and does not constitute, advice or a recommendation to our special committee, board of directors or any shareholder as to how to act or vote with respect to the merger or related matters. Please see “Special Factors — Opinion of the Special Committee’s Financial Advisor” beginning on page 52 for additional information.

Financing of the Merger (Page 77)

The buyer group estimates that the total amount of funds necessary to consummate the merger and related transactions, including the payment of fees and expenses in connection with the merger, will be approximately US$418 million. The buyer group expects to fund this amount through a combination of: (i) the proceeds from the CDB Loan in an amount of US$214 million pursuant and subject to the foreign exchange facility contract between Parent and China Development Bank Corporation (“China Development Bank” or “CDB”); (ii) the proceeds from the issuance and sale of the Lead Rich Notes in an amount of US$35 million pursuant and subject to the note purchase agreement between Lead Rich, as note purchaser, and Holdco, as note issuer; (iii) the proceeds from a cash investment in indirect equity interests of Parent in an amount of US$12 million by Mr. Zishen Wu pursuant and subject to an equity commitment letter between Mr. Zishen Wu and Parent, and a cash investment in equity interests of Holdco in an amount of US$15 million by Lead Rich pursuant and subject to an equity commitment letter among Lead Rich, Holdco and Parent; and (iv) the contribution by the rollover holders of 12,370,747 shares of Company common stock and 6,505,113 shares of Company preferred stock to Parent (the equivalent of an investment of approximately US$142 million based upon the per share merger consideration of US$6.69 and valuing the Company preferred stock on an as-converted basis), and the issuance of shares and options by Holdco in consideration therefor, prior to the merger by the rollover holders. See “Special Factors — Financing of the Merger” beginning on page 77 for additional information.

Limited Guarantee (Page 82)

Concurrently with the execution of the merger agreement, Mr. Zishen Wu and MSPEA (the “guarantors” and each, a “guarantor”) delivered a limited guarantee pursuant to which each of the guarantors agreed to, severally but not jointly, guarantee his or its respective percentage of the obligations of Holdco and Parent under the merger agreement to pay, under certain circumstances in which the merger agreement is terminated, a “reverse” termination fee of US$10 million to the Company and to reimburse certain expenses incurred by the Company, including the Company’s expenses up to US$2 million if the required stockholder approval is not obtained at the special meeting. See “Special Factors — Limited Guarantee” beginning on page 82 and “The Agreement and Plan of Merger — Termination Fees and Reimbursement of Expenses” on page 108 for additional information.

Voting Agreement (page 83)

On September 23, 2013, the rollover holders entered into a voting agreement with the Company and Parent, pursuant to which each rollover holder irrevocably agreed that it will appear at the special meeting and any other stockholders’ meeting and vote (or cause to be voted) all shares of Company common stock and/or Company preferred stock beneficially owned by him or it, as applicable, in favor of the approval and adoption of the merger agreement and against any competing proposal. See “Special Factors — Voting Agreement” beginning on page 83 for additional information.

Interim Investors Agreement (page 83)

On September 23, 2013, Mr. Zishen Wu, Ms. Xingmei Zhong, Holdco, MSPEA, and Lead Rich (collectively, the “Investors”) entered into an Interim Investors Agreement (the “Interim Investors Agreement”). Pursuant to the Interim Investors Agreement, absent the written consent of every other Investor and subject to Mr. Zishen Wu’s fiduciary duties to the Company: (i) Holdco shall not, and shall cause each of Parent and Merger Sub not to, and each of Mr. Zishen Wu and Ms. Xingmei Zhong shall cause Holdco not to, present to the Company or any subsidiary of the Company any written request that the Company or such subsidiary of the Company take or omit to take any action, which action or omission (a “Prohibited Action or Omission”) shall or shall reasonably be expected to (x) cause the Company to be in breach of any representation, warranty, covenant or agreement under the merger agreement or (y) constitute, either alone or in combination with any other circumstance, a material adverse effect; and (ii) no Investor shall consent to any Prohibited Action or Omission in writing. The Interim Investors Agreement also provides that subject to certain exceptions, all actions of Holdco, Parent and Merger Sub relating to the merger agreement shall require the approval of each of the Investors. See “Special Factors — Interim Investors Agreement” beginning on page 83 for additional information.

Interests of Certain Persons in the Merger (Page 84)

In considering the recommendation of our board of directors, you should be aware that certain of our executive officers and directors have interests in the merger that may be different from, or in addition to, your interests as a stockholder. These interests include, among others:

•	As of the date of this proxy statement, (i) Mr. Zishen Wu, our chairman, president and chief executive officer, beneficially owns approximately 2.0% of the total outstanding shares of Company common stock on an as-converted basis (including 600,000 shares of Company common stock contributed to Prosper Sino, which are included in the Prosper Sino rollover shares); (ii) MSPEA, an affiliate of Morgan Stanley Private Equity Asia, of which Mr. Homer Sun, our director, is the chief investment officer, beneficially owns approximately 15.4% of the outstanding shares of Company common stock, on an as-converted basis; Mr. Homer Sun does not beneficially own any shares of Company common stock or Company preferred stock, nor will he beneficially own any shares of Company common stock or Company preferred stock, or any shares in the capital of Holdco, after the merger; and (iii) Prosper Sino, an entity established solely for the purpose of holding shares of Company common stock in trust and for the benefit of the family members of certain current and former directors and members of the Company’s management, including Mr. Zishen Wu and Mr. Yue Yu, our chief financial officer, beneficially owns approximately 4.1% of the outstanding shares of Company common stock, on an as-converted basis, of which 2,030,000 shares, or approximately 3.5% of the outstanding shares, on an as-converted basis, will be contributed and voted in connection with the proposed transaction;
•	Pursuant to the contribution agreement, each of Mr. Zishen Wu, Holdco, MSPEA and Prosper Sino, will continue to be a beneficial stockholder of the Company as the surviving corporation following the merger and will continue to enjoy the benefits from any future earnings, growth or value of the Company but also the corresponding risks of any possible decrease in its future earnings, growth or value; Mr. Zishen Wu, Holdco, MSPEA and Prosper Sino may also benefit after the merger from the elimination of expenses associated with public company reporting requirements and increased flexibility as a private company;
•	Pursuant to the voting agreement, each of Mr. Zishen Wu, Holdco, MSPEA and Prosper Sino has agreed to vote all shares of Company common stock and/or Company preferred stock owned by him or it, as applicable, except that Prosper Sino is only obligated and has decided only to vote the Prosper Sino rollover shares held by it, in favor of the proposal to approve the merger agreement, and against any competing proposal at any meeting of stockholders of the Company;
•	Mr. Zishen Wu and Mr. Homer Sun will remain directors of the surviving corporation and become directors of Holdco, and Mr. Zishen Wu will remain chairman, president and chief executive officer of the surviving corporation following the merger;
•	Members of the special committee received compensation for their service of evaluating and negotiating the merger agreement and the transactions contemplated by the merger agreement, including the merger, which is not contingent upon the special committee’s recommendation of the merger or the completion of the merger; and
•	Pursuant to the merger agreement, directors and officers of the Company will receive indemnification rights and liability insurance coverage for six years following the completion of the merger for certain claims and liabilities arising from their actions taken prior to the effective time of the merger.

The members of the special committee and our board of directors were aware of these interests, and considered them, when they approved the merger agreement and the transactions contemplated by the merger agreement, including the merger. Please see “Special Factors — Interests of Certain Persons in the Merger” beginning on page 84 for additional information.

Conditions to the Merger (Page 106)

The respective obligations of each of the Company, Holdco, Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver of certain conditions, including among other things, the required shareholder approval. For a more detailed description of these conditions, please see “The Agreement and Plan of Merger — Conditions to the Merger” beginning on page 106 for additional information.

Regulatory Matters (page 87)

The Company does not believe that any material federal, national, provincial, local or state, whether domestic or foreign, regulatory approvals, filings or notices are required in connection with the merger other than the approvals, filings or notices required under the U.S. federal securities laws and the filing of the articles of merger with the Secretary of State of the State of Nevada with respect to the merger.

Competing Transactions (Page 102)

From the date of the merger agreement until 11:59 p.m. New York City time on November 2, 2013, the Company and its subsidiaries and their respective representatives were permitted to, directly and indirectly,

•	subject to certain conditions, initiate, solicit and encourage any competing transaction (as defined under “The Agreement and Plan of Merger — Competing Proposals”) from third parties; and
•	enter into and maintain discussions or negotiations with any person with respect to any competing transaction, or otherwise cooperate with, assist or participate in or facilitate any inquiries, proposals, discussions or negotiations that relate to a competing transaction.

From and after 12:00 a.m. New York City time on November 3, 2013, except as described in this section, the Company must (i) immediately cease any activities permitted by the above paragraph and any discussions or negotiations with any person (other than Parent and any excluded party as defined under “The Agreement and Plan of Merger — Competing Proposals”) that are ongoing and that relate, or may reasonably be expected to lead to, a competing transaction, and (ii) promptly request each person (other than Parent and any excluded party) that has executed a standstill, confidentiality or similar agreement in connection with such person’s consideration of a competing transaction to return (or if permitted by the applicable agreement, destroy) all information required to be returned (or, if applicable, destroyed) by such person under the terms of the applicable agreement. From and after 12:00 a.m. New York City time on November 3, 2013 until the effective time of the merger or, if earlier, the termination of the merger agreement, neither the Company nor its subsidiaries nor any officer or director of the Company or any of its subsidiaries is permitted to, directly or indirectly,

•	solicit, initiate, encourage or take any other action to facilitate any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any competing transaction;
•	enter into, maintain or continue discussions or negotiations with, or provide any nonpublic information, to any person or entity to obtain a proposal or offer for a competing transaction;
•	agree to, approve, endorse or recommend any competing transaction or enter into any letter of intent or contract or commitment contemplating or otherwise relating to any competing transaction;
•	authorize or permit any representatives of the Company or its subsidiaries retained by or acting directly or indirectly under the direction of the Company or its subsidiaries, to take any above action; or
•	release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party, other than to permit such third party to make a proposal or offer with respect to a competing transaction.

From and after 12:00 a.m. New York City time on November 3, 2013, the Company is required to promptly advise Parent (and in any event within 48 hours after the Company has knowledge thereof), orally and in writing, of any proposal or offer, or any inquiry or contact with any person, regarding a competing transaction or that would reasonably be expected to lead to a competing transaction. In connection with such notice, the Company must also provide to Parent (i) the material terms and conditions thereof (including material amendments or proposed material amendments), (ii) the identity of the party making such proposal or offer or inquiry or contact, and (iii) whether the Company has any intention to provide confidential information to such person. The Company must also keep Parent informed, on a reasonably current basis (in any event within 48 hour of the occurrence of any material changes, developments, discussions or negotiations) of the status and terms of such proposal, offer, inquiry, contact or request.

From and after 12:00 a.m. New York City time on November 3, 2013 until obtaining the required stockholder approval of the merger agreement, the Company may, (a) after its receipt of a written inquiry, proposal or offer with respect to a competing transaction from any person, contact such person solely in order to clarify and understand the terms and conditions of such inquiry, proposal or offer so as to determine whether it constitutes, or could reasonably be expected to result in, a superior proposal (as defined under “The Agreement and Plan of Merger — Competing Proposals”), and notify such person of certain restrictions; and (b) furnish information to, and enter into discussion or negotiations, with a person who has made a written, bona fide proposal or offer regarding a competing transaction.

In such case referred to in (b) above, the special committee must have (i) determined in its good faith judgment (after consultation with its outside financial advisor and legal counsel) that such proposal or offer either constitutes or may reasonably be expected to result in a superior proposal; (ii) promptly provided written notice to Parent of its intent to furnish information or enter into discussions or negotiations with such person; and (iii) obtained from such person an acceptable confidentiality agreement. In addition, the Company must promptly make available to Parent any material information concerning the Company and its subsidiaries that is provided to any such person and that was not previously made available to Parent or its representatives.

From and after 12:00 a.m. New York City time on November 3, 2013, the Company may continue to take any of the actions described in (b) above with respect to any bona fide written proposals or offers submitted by an excluded party.

The Company may only (i) make a “change of recommendation” (as defined under “The Agreement and Plan of Merger — Competing Proposals”) and/or authorize the Company to terminate the merger agreement if the board of directors of the Company has determined in its good faith judgment upon the recommendation of the special committee, prior to the time of the special meeting and upon advice by its outside financial advisor and legal counsel that failure to make a change of recommendation would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law; or (ii) make a “change of recommendation” (as defined under “The Agreement and Plan of Merger — Competing Proposals”) and/or authorize the Company to terminate the merger agreement to enter into an alternative acquisition agreement (as defined under “The Agreement and Plan of Merger — Competing Transactions”) with respect to a superior proposal (as defined under “The Agreement and Plan of Merger — Competing Proposals”) if the board of directors of the Company has determined in its good faith judgment upon the recommendation of the special committee, prior to the time of the special meeting and upon advice by its outside financial advisor and legal counsel, that an offer or proposal regarding a competing transaction constitutes a superior proposal and the Company concurrently pays the relevant termination fee.

The Company is not entitled to make a change of recommendation and/or authorize the Company to terminate the merger agreement to enter into an alternative acquisition agreement unless:

•	the Company shall have given Parent at least five business days’ prior written notice of its intention to take such action and a description specifying the material terms and conditions of such superior proposal;
•	the Company shall have negotiated in good faith with Parent during such notice period (to the extent Parent desires to negotiate) to make such adjustment in the terms and conditions of the merger agreement, so that such third party proposal or offer would cease to constitute a superior proposal; and
•	following the end of such notice period, the board of directors of the Company (acting upon recommendation of the special committee and based upon advice by its outside financial advisor and legal counsel) shall have determined in good faith, taking into account any changes to the merger agreement proposed in writing by Parent, that the competing transaction continues to constitute a superior proposal.

Termination of the Merger Agreement (Page 107)

The merger agreement may be terminated at any time prior to the effective time of the merger:

•	by mutual written consent of the Company and Parent;
•	by either Parent or the Company, if:
º	the merger is not consummated by the termination date (which is June 23, 2014);
º	a governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any final and non-appealable order, injunction or decree permanently having the effect of enjoining or otherwise prohibiting or making illegal the consummation of the merger; or
º	the required stockholder approval of the merger is not obtained at the special meeting or any adjournment or postponement thereof;
•	by the Company (upon the approval of the special committee), if:
º	Holdco, Parent or Merger Sub has breached or failed to perform any of its representations, warranties or covenants under the merger agreement, which breach or failure has given risen to or would give rise to the failure of a condition to the closing and such breach or failure is not capable of being cured or has not been cured within thirty business days after its receipt of written notice from the Company;
º	all of the mutual conditions to the obligations of the parties to consummate the merger and the conditions to the obligations of Holdco, Parent and Merger Sub to consummate the merger are satisfied, and the merger is not consummated within five business days following the date of the satisfaction of all of the relevant closing conditions, provided that the Company has delivered to Parent an irrevocable commitment in writing that it is ready, willing and able to consummate the closing during such period at least three business days prior to such termination;
º	prior to the receipt of the required stockholder approval, the board of directors of the Company has effected a change of recommendation and/or authorized termination of the merger agreement pursuant to the merger agreement (as described under “Competing Transactions” above); or
º	prior to the receipt of the required stockholder approval, the board of directors of the Company has effected a change of recommendation and/or authorized termination of the merger agreement to enter into an alternative acquisition agreement with respect to a superior proposal pursuant to the merger agreement (as described under “Competing Transactions” above); and
•	by Parent, if:
º	the Company has breached or failed to perform any of its representations, warranties, covenants or agreements under the merger agreement, which breach or failure would give rise to the failure of a condition to closing and such breach or failure is not capable of being cured or has not been cured within thirty business days of the receipt by the Company of written notice from Parent; or
º	the board of directors or the special committee has effected and not withdrawn a change of recommendation or failed to include the company recommendation in this proxy statement.

Termination Fee and Reimbursement of Expenses (Page 108)

The Company will be required to pay Parent a termination fee of US$2 million if the Company or Parent terminates the merger agreement in each case in connection with the Company having effected a change of recommendation and/or entering into an alternative acquisition agreement in connection with a superior proposal that is received by the Company on or prior to 11:59 p.m. New York City time on November 2, 2013.

The Company is required to pay Parent a termination fee of US$4 million, if:

•	the merger agreement is terminated by Parent after the board of directors of the Company has effected and not withdrawn a change of recommendation or failed to include the company recommendation in this proxy statement;
•	the merger agreement is terminated by the Company after the board of directors of the Company has effected a change of recommendation and/or entered into an alternative acquisition agreement in connection with a superior proposal; or
•	the merger agreement is terminated under certain circumstances and, within twelve months of such termination, the Company or any of its subsidiaries consummates a competing transaction.

Parent is required to pay the Company a termination fee of US$10 million, if:

•	the merger agreement is terminated by the Company due to a material breach by Holdco, Parent or Merger Sub, and such breach is not capable of being cured or has not been cured within thirty business days after its receipt of the written notice of such breach from the Company; or

•	the merger agreement is terminated by the Company if the merger is not consummated within five business days following the satisfaction of all of the relevant closing conditions, provided that the Company has delivered to Parent an irrevocable commitment in writing that it is ready, willing and able to consummate the closing during such period at least three business day prior to such termination.

If the Company or Parent terminates the merger agreement because the required stockholder approval is not obtained at the special meeting or any adjournment or postponement thereof, Parent will pay all of the reasonable documented out-of-pocket expenses (including all fees and expenses of counsel, investment bankers, experts and consultants) incurred by the Company in connection with the merger agreement or any of the transactions contemplated by the merger agreement up to a maximum amount of US$2 million (the “Company Expense”).

Remedies (page 109)

Other than any equitable remedies the Company may be entitled to, the Company’s right to terminate the merger agreement and receive payment of (i) a reverse termination fee of US$10 million from Parent, and (ii) any reimbursement of the Company Expense is the sole and exclusive remedy of the Company against Holdco, Parent, Merger Sub and certain related parties as described thereunder with respect to any loss or damage suffered as a result of any breach of the merger agreement or failure of the transactions contemplated by the merger agreement to be consummated.

Other than any equitable remedies Holdco, Parent and Merger Sub may be entitled to, the right of Holdco, Parent and Merger Sub to receive payment of (i) a termination fee of US$4 million or US$2 million, as applicable, and (ii) any reimbursement of costs and expenses pursuant to the merger agreement, is the sole and exclusive remedy of Holdco, Parent and Merger Sub against the Company with respect to any loss or damage suffered as a result of any breach of the merger agreement or failure of the transactions contemplated by the merger agreement to be consummated.

Parent and Merger Sub are entitled to specific performance of the terms under the merger agreement, including an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement. The Company is entitled to an injunction, specific performance or other equitable remedies to cause Holdco, Parent and Merger Sub to cause Mr. Zishen Wu and Lead Rich to fund the equity financing in certain circumstances.

No Dissenter’s Rights for Holders of Common Stock (Page 114)

Pursuant to Section 92A.390 of the Nevada Revised Statutes, you are not entitled to dissenter’s rights or other statutory rights of appraisal under Nevada law in connection with the merger. All of the holders of our Series A Convertible Preferred Stock have irrevocably and unconditionally waived any such rights in connection with the merger. Please see “No Dissenter’s Rights for Holders of Common Stock” beginning on page 114 for additional information.

Material U.S. Federal Income Tax Consequences (Page 116)

The exchange of shares of Company common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. Holder (as defined in “Material U.S. Federal Income Tax Consequences” below) who receives cash for shares of Company common stock pursuant to the merger will recognize gain or loss, if any, equal to the difference between the amount of cash received and the holder’s adjusted tax basis in the shares of Company common stock exchanged therefor. A non-U.S. Holder (as defined in “Material U.S. Federal Income Tax Consequences” below) generally will not be subject to U.S. federal income tax in respect of gain recognized on the exchange of shares of Company common stock for cash pursuant to the merger unless: (a) the non-U.S. Holder is an individual who was present in the United States for 183 days or more during the taxable year of the exchange and certain other conditions are met; (b) the gain is effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States, and, if required by an applicable tax treaty, attributable to a permanent establishment or fixed base maintained by the holder in the United States; or (c) the Company is or has been a United States real property holding corporation, or a USRPHC, for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of exchange of the shares of Company common stock or the period that the non-U.S. Holder held the shares of Company common stock, and, generally, in the case where the shares of Company common stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or indirectly, more than 5% of the shares of Company common stock at any time during the shorter of the five-year period ending on the date of exchange of the shares of Company common stock or the period that the non-U.S. Holder held the shares of Company common stock. You should consult your tax advisors for a full understanding of the U.S. federal, state, local, foreign and other tax consequences of the merger to you. Please see “Material U.S. Federal Income Tax Consequences” beginning on page 116 for additional information.

Certain Material PRC Income Tax Consequences (Page 119)

On March 16, 2007, the National People’s Congress passed the Enterprise Income Tax Law of the PRC (the “EIT Law”), which became effective on January 1, 2008. Pursuant to the EIT Law and its implementing rules, enterprises established outside China whose “de facto management bodies” are located in China are considered “resident enterprises” and subject to the uniform 25% enterprise income tax rate on worldwide income. Given the short history of the EIT Law and lack of applicable legal precedent, it remains unclear how the PRC tax authorities will determine the PRC tax resident status of a company organized under the laws of a foreign (non-PRC) jurisdiction, such as us. If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, gains realized by investors that are not tax residents of the PRC, including U.S. Holders (“non-resident investors”), may be treated as income derived from sources within the PRC. In such event, any such gain derived by such investors on the sale or transfer of our common stock, including pursuant to the merger, may be subject to income tax under the PRC tax laws. Additionally, if we are determined to be a resident enterprise under the EIT Law, under the PRC Individual Income Tax Law and its implementing rules, any gain realized on the sale or transfer of our common stock, including pursuant to the merger, by non-resident investors who are individuals may be subject to a 20% PRC income tax if such gain is regarded as income derived from sources within the PRC. Please see “Certain Material PRC Income Tax Consequences” beginning on page 119 for additional information.

Fees and Expenses (Page 87)

Except for the right to reimbursement of costs and expenses under certain circumstances, whether or not the merger is completed, as between the buyer group and the Company, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such costs and expenses. Please see “The Agreement and Plan of Merger — Fees and Expenses” beginning on page 87 for additional information.

Delisting and Deregistration of Company Common Stock (Page 87)

If and only after the merger is completed, the Company common stock will be delisted from the NASDAQ Global Select Market and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC.

Litigation Relating to the Merger (Page 87)

On or about October 18, 2012 and October 22, 2012, five stockholder class action complaints were filed against the Company and certain officers and directors thereof in connection with the preliminary, non-binding proposal letter dated October 15, 2012 from Mr. Zishen Wu, MSPEA and Abax Global Capital (Hong Kong) Limited (the “Wu Proposal”). The five complaints are captioned, respectively, Doherty v. Yongye International, Inc., et al., A-12-670343-C; Kirby v. Zishen Wu, et al., A-12-670468-C; Calisti v. Zishen Wu, et al., Case No. A-12-670758-B; Kong, et al. v. Zishen Wu, et. al., Case No. A-12-670874-B; and Harris v. Yongye International, Inc., et al., Case No. A-12-670817-B. All of the complaints were filed in Nevada state court, Clark County District, and all of the complaints challenge the Wu Proposal and allege, among other things, that the consideration to be paid in such proposal is inadequate, as is the process by which the proposal is being evaluated. The complaints seek, among other relief, to enjoin defendants from consummating the Wu Proposal and to direct defendants to exercise their fiduciary duties to obtain a transaction that is in the best interests of the Company’s stockholders. The complaints have been served on the Company. On or about March 5, 2013, the plaintiffs in the Doherty case filed a notice of voluntary dismissal. By stipulation and order, ordered April 23, 2013 (the “April Order”), the remaining cases were consolidated for all purposes under the caption In re Yongye International, Inc. Shareholders’ Litigation, Case No. A-12-670468-B. Under the April Order, the plaintiffs were directed to file a consolidated complaint within 20 days of the announcement of a definitive merger agreement entered into in connection with any proposed going-private transaction. By stipulation and order, ordered October 18, 2013 (the “October Order”), the plaintiffs were directed to file a consolidated complaint within 14 days of the filing of the preliminary proxy statement. On November 7, 2013, the plaintiffs filed their consolidated complaint, which alleges, among other things, that consideration to be paid under the merger agreement is inadequate, that the process leading to the merger agreement was flawed, and that the defendants failed to include all material information in the Proxy Statement. On December 23, 2013, Plaintiffs filed a motion to preliminarily enjoin the stockholder vote. The motion will be heard on January 27, 2014. The Company has reviewed the allegations contained in the consolidated complaint and believes they are without merit. The Company intends to defend the litigations vigorously. As such, based on the information known to date, the Company does not believe that it is probable that a material judgment against it will result.

One of the conditions to the closing of the merger is that no order by a court or other governmental entity shall be in effect that prohibits the consummation of the merger or that makes the consummation of the merger illegal. As such, if the plaintiffs are successful in obtaining an injunction prohibiting the defendants from completing the merger on the agreed-upon terms, then such injunction may prevent the merger from becoming effective, or from becoming effective within the expected timeframe. Please see “Special Factors — Litigation Relating to the Merger” beginning on page 87 for additional information.

Where You Can Find More Information (page 121)

You can find more information about the Company in the periodic reports and other information we file with the SEC. The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov. For a more detailed description of the additional information available, please see “Where You Can Find More Information” beginning on page 121.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers address briefly some questions you may have regarding the special meeting and the merger. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:	Why am I receiving this proxy statement?
A:	On September 23, 2013, we entered into the merger agreement with Holdco, Parent and Merger Sub providing for the merger of Merger Sub with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent. Parent is directly owned by Holdco and Merger Sub is indirectly owned by Holdco through Parent. The merger is a going private transaction involving Mr. Zishen Wu, our chairman, president and chief executive officer, Holdco, MSPEA, Prosper Sino and Lead Rich. You are receiving this proxy statement in connection with the solicitation of proxies by the board of directors of the Company in favor of the approval of the merger agreement because you owned shares of Company common stock as of the record date for the special meeting, which is January 10, 2014.
Q:	What matters will be voted on at the special meeting?
A:	You will be asked to consider and vote on the following proposals:
•	Approval of the merger agreement; and
•	Approval of the proposal to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve the merger agreement.
Q:	As a stockholder, what will I receive in the merger?
A:	If the merger is completed, you will be entitled to receive US$6.69 in cash, without interest thereon and net of any applicable withholding taxes, for each share of Company common stock that you own immediately prior to the effective time of the merger as described in the merger agreement.
Q:	Is the merger a taxable transaction to the Company’s stockholders for U.S. federal income tax purposes?
A:	The exchange of shares of Company common stock for cash pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences” beginning on page 116 for a more detailed description of the U.S. federal income tax consequences of the merger. You should consult your own tax advisor for a full understanding of how the merger will affect your federal, state, local and/or non-U.S. taxes.
Q:	When will I receive the merger consideration for my shares of Company common stock?
A:	After the merger is completed, you will receive written instructions, including a letter of transmittal, that explain how to exchange your shares for the merger consideration. When you properly complete and return the required documentation described in the written instructions, you will promptly receive from the paying agent payment of the merger consideration for your shares of Company common stock.
Q:	When and where is the special meeting of our stockholders?
A:	The special meeting of stockholders will be held on February 19, 2014, starting at 10:00 a.m. (Beijing time), at Jinshan Economic Development Zone, Hohhot City, Inner Mongolia, the People’s Republic of China.
Q:	What vote of our stockholders is required to approve the merger agreement and the other proposal?
A:	Approval of the merger agreement by our stockholders requires (i) the affirmative vote (in person or by proxy) of the holders of at least a majority of the outstanding shares of Company common stock and

Company preferred stock, voting together as a single class, with the holders of shares of Company preferred stock being entitled to a number of votes equal to the number of shares of Company common stock into which such shares of Company preferred stock are convertible as of the record date for the special meeting, (ii) the affirmative vote (in person or by proxy) or consent of the holders of at least a majority of the shares of Company preferred stock outstanding on the record date, and (iii) the affirmative vote (in person or by proxy) of the holders of at least a majority of the outstanding shares of Company common stock (other than the excluded shares) on the record date (the “majority of the non-buyer group stockholders” vote requirement), in each case in accordance with the Company’s articles of incorporation and bylaws and the Nevada Revised Statutes.

The adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement will be approved if more holders of the shares of Company common stock and Company preferred stock voting on an as-converted basis present in person or represented by proxy and entitled to vote on the proposal vote in favor of the proposal than against the proposal.

At the close of business on January 10, 2014, the record date, 50,685,216 shares of Company common stock are expected to be outstanding and entitled to vote at the special meeting. On the record date, the buyer group is expected to own 12,370,747 shares of Company common stock and 6,505,113 shares of Company preferred stock. These represent approximately 24.4% and 100%, respectively, of the total outstanding shares of such classes of voting securities. Parent, Holdco, Mr. Zishen Wu, Prosper Sino (only in respect of the Prosper Sino rollover shares) and MSPEA have agreed, under the voting agreement, to vote in favor of the proposal to approve the merger agreement. Accordingly, (a) the voting requirement described in clause (ii) above will be satisfied and (b) due to the “majority of the non-buyer group stockholders” vote requirement described in clause (iii) above, based on the 50,685,216 shares of Company common stock expected to be outstanding on the record date, more than 19,157,235 shares, or 50% of the shares, of Company common stock owned by the stockholders that are not members of the buyer group (representing 37.8% of the total outstanding shares of Company common stock), must be voted in favor of the proposal to approve the merger agreement for it to be approved. At the close of business on January 10, 2014, the record date, the directors and officers of the Company that are not members of the buyer group are expected to beneficially own 290,000 shares of Company common stock, which represent approximately 0.6% of the total outstanding shares of the Company common stock. Therefore, more than 18,867,235 shares, or 49.6% of the shares, of Company common stock owned by the unaffiliated stockholders (representing 37.2% of the total outstanding shares of Company common stock), must be voted in favor of the proposal to approve the merger agreement for the voting requirement described in clause (i) above to be satisfied.

Q:	Who can attend and vote at the special meeting?
A:	All stockholders of record as of the close of business on January 10, 2014, the record date for the special meeting, are entitled to receive notice of and to attend and vote at the special meeting, or any postponement or adjournment thereof. Stockholders may vote by attending the special meeting and voting in person. In order to attend the special meeting in person, arrive at the meeting time at the address listed above with your proxy card and a form of valid photo identification. To obtain directions to attend the special meeting, call Lili Wang or Rain Xia at +86 10 8231 9608 or +86 10 8232 8866 x 8827, respectively. If you are a beneficial owner of shares held in “street name” and you want to vote in person at the special meeting, you must contact the bank, brokerage firm or other nominee that holds your shares of Company common stock in its name prior to the meeting and obtain from it a valid proxy issued by it in your name giving you the right to vote the shares of Company common stock registered in its name. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.
Q:	How does our board of directors recommend that I vote?
A:	After carefully considering the unanimous recommendation of the special committee and other factors, the Company’s board of directors (with Mr. Zishen Wu and Mr. Homer Sun abstaining in accordance with the Nevada Revised Statutes) has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and fair (both substantively and procedurally) to, and in the best interests of, the Company and its unaffiliated stockholders, and adopted and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger, and recommends that you vote “FOR” the proposal to approve the merger agreement, and “FOR” the proposal to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve the merger agreement.

Please see “Special Factors — Recommendation of Our Board of Directors and the Special Committee and Their Reasons for the Merger” beginning on page 44 for a discussion of the factors that the special committee and our board of directors considered in deciding to recommend the approval of the merger agreement. In addition, in considering the recommendation of the special committee and the board of directors with respect to the merger agreement, you should be aware that some of the Company’s directors and executive officers may have interests that are different from, or in addition to, the interests of our stockholders generally. See “Special Factors — Interests of Certain Persons in the Merger” beginning on page 84 for additional information.

Q:	How will our directors and executive officers vote on the proposal to approve the merger agreement?
A:	Mr. Zishen Wu, our chairman, president and chief executive officer, has entered into a voting agreement in which he agreed to vote all of his shares of Company common stock in favor of the approval of the merger agreement. As of January 10, 2014, the record date of the special meeting, Mr. Zishen Wu is expected to own 1,155,000 shares of Company common stock and be entitled to vote at the special meeting, or approximately 2.0% of the outstanding shares of the Company common stock on an as-converted basis.

As of January 10, 2014, the record date, the directors and executive officers of the Company are expected to beneficially own and be entitled to vote, in the aggregate, 1,845,000 shares of Company common stock, representing 3.6% of the outstanding shares of Company common stock on an as-converted basis on the record date. The directors and executive officers (other than Mr. Zishen Wu) have informed the Company that they currently intend to vote all of their shares of Company common stock “FOR” the proposal to approve the merger agreement and “FOR” the proposal to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement. Please see “The Special Meeting” beginning on page 89 for additional information.

Q:	Am I entitled to exercise dissenter’s or appraisal rights instead of receiving the merger consideration for my shares of Company common stock?
A:	No. Pursuant to Section 92A.390 of the Nevada Revised Statutes, you are not entitled to dissenter’s rights or other statutory rights of appraisal under Nevada law in connection with the merger.
Q:	How do I cast my vote if I am a holder of record?
A:	If you were a holder of record as of the close of business on January 10, 2014, you may submit your proxy or vote your shares of Company common stock on matters presented at the special meeting in any of the following ways: by telephone, via the Internet, by mail or by voting in person at the meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of Company common stock should be voted on a matter, the shares of Company common stock represented by your properly signed proxy will be voted “FOR” the proposal to approve the merger agreement and “FOR” the proposal to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

Q:	How do I cast my vote if my shares of Company common stock are held in “street name” by a bank, brokerage firm or other nominee?
A:	If your shares of Company common stock are held through a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares of Company common stock held in “street name.” You will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of Company common stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee.
Q:	What will happen if I abstain from voting or fail to vote on the proposal to approve the merger agreement?
A:	If you fail to submit a proxy or vote in person at the special meeting, or abstain, or do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, your shares of Company common stock will not be voted on the proposal to approve the merger agreement, which will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.
Q:	Can I change my vote after I have delivered my proxy?
A:	Yes. If you are a stockholder of record, you have the right to revoke a proxy (whether delivered over the Internet, by telephone or by mail) at any time before it is voted at the special meeting by (i) submitting a new proxy by telephone or via the Internet after the date of the earlier voted proxy, (ii) signing another proxy card with a later date and returning it to us prior to the special meeting, or (iii) attending the special meeting and voting in person. Any such new or later-dated proxy should be delivered (over the Internet, by facsimile over the telephone or by mail) to Ms. Rain Xia, our business associate. If delivered by Internet, please email ir@yongyeintl.com. If sent by mail or facsimile, please send it to Yongye International, Inc., 6th Floor, Suite 608, Xue Yuan International Tower, No. 1 Zhichun Road, Haidian District, Beijing, PRC, Attn: Ms. Rain Xia, or via facsimile to +8610 82311797. Any such new or later-dated proxies must be received by the Company prior to the special meeting. Receipt by the Company of such new or later-dated proxy prior to the special meeting is, in itself, sufficient to revoke a prior proxy by that stockholder. If you hold your shares of Company common stock in “street name,” you may submit new voting instructions by contacting your bank, brokerage firm or other nominee. You may also vote in person at the special meeting if you obtain a legal proxy from your bank, brokerage firm or other nominee.
Q:	What should I do if I receive more than one set of voting materials?
A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if you hold your shares of Company common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of Company common stock. If you are a holder of record and your shares of Company common stock are registered in more than one name, you will receive more than one proxy card. Please submit each proxy and voting instruction card that you receive.
Q:	If I am a holder of certificated shares of Company common stock, should I send in my stock certificates now?
A:	No. Promptly after the merger is completed, each holder of record as of the time of the merger will be sent written instructions for exchanging their stock certificates for the merger consideration. These instructions will tell you how and where to send in your stock certificates for your cash consideration. You will receive your cash payment after the paying agent receives your stock certificates and any other documents requested in the instructions. Please do not send in your stock certificates with your proxy.

Holders of uncertificated shares of Company common stock represented by book-entry interests will receive a cheque or wire transfer without such holder being required to deliver a stock certificate or an executed letter of transmittal to the Paying Agent, provided an “agent’s message” has been previously delivered to the Paying Agent with respect to such shares.

Q:	What constitutes a quorum for the special meeting?
A:	The presence, in person or by proxy, of the holders of a majority of the shares of Company common stock (including shares of Company preferred stock on an as-converted basis) outstanding and entitled to vote on the record date is necessary to constitute a quorum for the transaction of business at the special meeting. Abstentions and broker non-votes are included in determining the number of shares present or represented at the special meeting for purposes of determining whether a quorum exists. Once a share of Company common stock is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned.
Q:	Will any proxy solicitors be used in connection with the special meeting?
A:	Yes. To assist in the solicitation of proxies, the Company has engaged MacKenzie Partners, Inc.
Q:	What happens if the merger is not completed?
A:	If the merger agreement is not approved by our stockholders, or if the merger is not completed for any other reason, you will not receive any payment for your Company common stock pursuant to the merger agreement. Instead, we will remain a publicly traded company and our common stock will continue to be registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and listed and traded on the NASDAQ Global Select Market. Under certain circumstances specified in the merger agreement, we may be required to pay Parent, which is wholly-owned by Holdco, a termination fee of US$4 million or US$2 million, or Parent may be required to pay us a termination fee of US$10 million and/or to reimburse us for our expenses up to a maximum amount of US$2 million. See “The Agreement and Plan of Merger — Termination Fees and Reimbursement of Expenses” beginning on page 108 for additional information.
Q:	When is the merger expected to be completed?
A:	We are working to complete the merger as quickly as possible. We currently expect the merger to be completed before the end of the first quarter of 2014, subject to all conditions to the merger having been satisfied or waived. However, we cannot assure you that all conditions to the merger will be satisfied or waived by then or at all.
Q:	What is householding and how does it affect me?
A:	The SEC permits companies to send a single set of certain disclosure documents to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. This householding process reduces the volume of duplicate information and reduces printing and mailing expenses. We have not instituted householding for stockholders of record; however, certain brokerage firms may have instituted householding for beneficial owners of Company common stock held through brokerage firms. If your family has multiple accounts holding Company common stock, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.
Q:	Who can help answer my questions?
A:	If you have any questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact MacKenzie Partners, Inc. toll-free at +1(800) 322-2885, collect at +1(212) 929-5500, or by email at proxy@mackenziepartners.com.

SPECIAL FACTORS

The following is a description of the material aspects of the merger. While we believe that the following description covers the material terms of the merger, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire document, including the merger agreement attached to this proxy statement as Annex A, for a more complete understanding of the merger. The following description is subject to, and is qualified in its entirety by reference to, the merger agreement.

The Parties

The Company

The Company is a leading crop nutrient company headquartered in Beijing, with its production facilities located in Hohhot, Inner Mongolia, China. The Company’s principal product is a liquid crop nutrient, from which the Company derived substantially all of its sales in 2012. The Company also produces a powder animal nutrient product which is mainly used for dairy cows. Both products are sold under the trade name “Shengmingsu,” which means “life essential” in Chinese. The Company’s patented formula utilizes fulvic acid as the primary compound base, which is combined with various micro and macro nutrients that are essential for the health of the crops. The Company sells its products primarily to provincial level distributors, who sell to the end-users either directly or indirectly through county-level and village-level distributors. For more information, please visit the Company’s website at www.yongyeintl.com. The Company’s website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC. See also “Where You Can Find More Information” beginning on page 121. Company common stock is publicly quoted on the NASDAQ Global Select Market under the symbol “YONG.” Our principal executive offices are located at 6th Floor, Suite 608, Xue Yuan International Tower, No. 1 Zhichun Road, Haidian District, Beijing, PRC, and our telephone number is +(86) 10 8232 8866.

Holdco

Full Alliance International Limited was incorporated under the laws of the British Virgin Islands and is an existing owner of Company common stock. Holdco also owns 100% of Parent’s equity interests. Holdco is currently wholly-owned by Ms. Xingmei Zhong. The buyer group expects that Holdco will be wholly-owned by Orient Blossom prior to the closing of the proposed transactions. Prior to the closing of the merger, (a) each of Orient Blossom and MSPEA will receive shares of Holdco and Prosper Sino will receive options of Holdco, in each case, in exchange for contributing their shares of Company common stock or preferred stock to Parent pursuant to a contribution agreement, as part of the rollover financing, (b) each of Orient Blossom and Lead Rich will receive shares of Holdco in exchange for contributing cash to Holdco and Parent to fund a portion of the merger consideration pursuant to their respective equity commitment letters. Holdco has not engaged in any business except for holding shares of Company common stock and activities incidental to its formation and in connection with the transactions contemplated by the merger agreement, including the merger and related financing transactions. The registered office of Holdco is OMC Chambers, P.O. Box 3152, Road Town, Tortola, British Virgin Islands, and its telephone number is +(86) 10 8231 8626.

Parent

Yongye International Limited was incorporated under the laws of the Cayman Islands, and was formed solely for the purpose of owning the Company after the merger and arranging the financing for the merger. Parent is a wholly-owned subsidiary of Holdco. Parent has not engaged in any business except for activities incidental to its formation and in connection with the transactions contemplated by the merger agreement, including the merger and related financing transactions. The registered office of Parent is Floor 4, Willow House, Cricket Square, P.O. Box 2582, Grand Cayman KYI-1103, Cayman Islands, and its telephone number is +(86) 10 8231 8626.

Merger Sub

Yongye International Merger Sub Limited was incorporated under the laws of the State of Nevada and was formed by Mr. Zishen Wu solely for the purpose of effecting the merger and arranging the financing for the merger. Merger Sub is a wholly-owned subsidiary of Parent. Merger Sub has not engaged in any business except for activities incidental to its formation and in connection with the transactions contemplated by the merger agreement, including the merger and related financing transactions. The registered office of Merger Sub is 318 N Carson St #208, Carson City, NV 89701, USA, and its telephone number is +(86) 10 8231 8626.

Orient Blossom

Orient Blossom Investments Limited was incorporated under the laws of the British Virgin Islands and was formed by Mr. Zishen Wu solely for the purpose of beneficially owning shares of the Company and arranging the financing for the merger. Orient Blossom is currently wholly-owned by Mr. Zishen Wu. Prior to the closing of the merger, (a) Mr. Zishen Wu will receive shares of Orient Blossom in exchange for (i) contributing his shares of Company common stock to Orient Blossom, which shares will be further contributed by Orient Blossom to Parent and (ii) contributing cash to Orient Blossom, which cash will be further contributed by Orient Blossom to Holdco and Parent to fund a portion of the merger consideration pursuant to Mr. Wu’s equity commitment, and (b) Ms. Xingmei Zhong will receive shares of Orient Blossom in exchange for contributing her shares in Holdco to Orient Blossom. Orient Blossom has not engaged in any business except for activities incidental to its formation and in connection with the transactions contemplated by the merger agreement, including the merger and related financing transactions. The registered office of Orient Blossom is Quastisky Building, P.O. Box 4389, Road Town, Tortola, British Virgin Islands, and its telephone number is +(86) 10 8231 8626.

Mr. Zishen Wu

Mr. Zishen Wu is, and has been for the last five years, the chairman, president and chief executive officer of the Company. He is also a director of Holdco and Merger Sub since 2013 and of Parent since 2012. The business address of Mr. Zishen Wu is c/o Yongye International, Inc., 6th Floor, Suite 608, Xue Yuan International Tower, No. 1 Zhichun Road, Haidian District, Beijing, People’s Republic of China. His telephone number is +(86) 10 8231 8626. Mr. Zishen Wu is a citizen of the People’s Republic of China.

Ms. Xingmei Zhong

Ms. Xingmei Zhong is, and has been for the last five years, sole shareholder and a director of Holdco. Ms. Xingmei Zhong’s address is Room 1701, Wing Tuck Commercial Centre, 183 Wing Lok Street, Sheung Wan, Hong Kong. Her telephone number is +(86) 10 8231 8626. Ms. Xingmei Zhong is a citizen of Canada.

MSPEA and Certain of its Affiliates

MS LLC

Morgan Stanley Private Equity Asia III, L.L.C. is a Delaware limited liability company, is the general partner of MS LP. Its principal business is investing in securities, and the address of its principal business office is 1585 Broadway, New York, New York 10036. Its telephone number is +(852) 2848 5200.

MS LP

Morgan Stanley Private Equity Asia III, L.P. is a Cayman Islands exempted limited partnership and holds 92.1% of MSPEA III. Its principal business is investing in securities, and the address of its principal business office is 1585 Broadway, New York, New York 10036. Its telephone number is +(852) 2848 5200.

MSPEA III

Morgan Stanley Private Equity Asia III Holdings (Cayman) Ltd is a Cayman Islands exempted company limited by shares and owns 100% of the issued share capital of MSPEA. Its principal business is investment holding, and its registered office is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1- 9005, Cayman Islands. Its telephone number is +(852) 2848 5200.

MSPEA

MSPEA Agriculture Holding Limited is a Cayman Islands exempted company limited by shares wholly-owned by MSPEA III. Its principal business is investment holding, and its registered office is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands. Its telephone number is +(852) 2848 5200.

Lead Rich and Certain of its Affiliates

Lead Rich

Lead Rich International Limited was incorporated under the laws of the British Virgin Islands principally for the purpose of owning shares of Holdco after the closing of the merger and providing financing for the merger. Lead Rich is a wholly-owned subsidiary of Stable Rich. The registered office of Lead Rich is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands and its telephone number is +(852) 3583 3340.

Stable Rich

Stable Rich Capital Advisory Limited was incorporated under the laws of the British Virgin Islands principally for the purpose of owning Lead Rich. Stable Rich is wholly-owned by Mr. Peng Liu. The registered office of Stable Rich is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands and its telephone number is +(852) 3583 3340.

Mr. Peng Liu

Mr. Peng Liu is the sole director of Lead Rich and Stable Rich. Since February 2009, he has been the chief executive officer and chief investment officer of Shenzhen New Industries Venture Capital Investment Ltd. From September 2003 to February 2009, he was manager of the marketing department of New China Trust Co. Ltd. The business address of Mr. Peng Liu is c/o Interglobe Corporate Solutions Ltd., 26/F, Beautiful Group Tower, 77 Connaught Road Central, Hong Kong and his telephone number is +(852) 3583 3340. The business address of Shenzhen New Industries Venture Capital Investment Ltd. and New China Trust Co. Ltd. is 16/F, Xinhua Insurance Building, Mintian Road, Futian District, Shenzhen, Guangdong, People’s Republic of China. Mr. Peng Liu is a citizen of the People’s Republic of China.

Prosper Sino

Prosper Sino Development Limited was incorporated under the laws of the British Virgin Islands principally for the purpose of holding shares of Company common stock in trust and for the benefit of the family members of certain current and former directors and members of the Company’s management, including Mr. Zishen Wu and Mr. Yue Yu. The Registered office of Prosper Sino is 171 Main Street, Road Town, Tortola VG1110, British Virgin Islands and its telephone number is +(852) 2802 7711. Only certain of the shares held in trust will be contributed and voted in connection with the proposed transaction. The remaining shares will receive the pro rata merger consideration.

During the last five years, none of the persons referred to above under the heading titled “The Parties,” or the respective directors or executive officers of the Company, members of the buyer group and their affiliates as listed in Annex C of this proxy statement has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Overview of the Transaction

The Company, Holdco, Parent and Merger Sub entered into the merger agreement on September 23, 2013. Under the terms of the merger agreement, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent, which in turn is a wholly-owned subsidiary of Holdco. The Company, as the surviving corporation, will continue to do business under the name “Yongye International Inc.” following the merger. At the effective time of the merger, the following will occur in connection with the merger:

•	each share of Company common stock issued and outstanding immediately prior to the effective time of the merger (other than the excluded shares) will be converted into the right to receive the per share merger consideration of US$6.69 without interest and net of any applicable withholding taxes; and

•	each of the excluded shares (including all shares of Company preferred stock) will be automatically cancelled and cease to exist and no payment or distribution will be made to the holders of such excluded shares.

Following and as a result of the merger:

•	the unaffiliated stockholders will no longer have any interest in, and will no longer be stockholders of, the Company, and will not participate in any of the Company’s future earnings or growth;
•	shares of Company common stock will no longer be listed on the NASDAQ Global Select Market, and price quotations with respect to shares of Company common stock in the public market will no longer be available; and
•	the registration of shares of Company common stock under the Exchange Act will be terminated.

Management and Board of Directors of the Surviving Corporation

The board of directors of the surviving corporation will, from and after the effective time of the merger, consist of the directors of Merger Sub as of immediately prior to the effective time of the merger (identified below under “Annex C — Directors and Executive Officers of Each Filing Person”), until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal. The officers of the surviving corporation will, from and after the effective time of the merger, be the officers of the Company as of immediately prior to the effective time of the merger (identified below under “Annex C — Directors and Executive Officers of Each Filing Person”), until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal.

Background of the Merger

Our board of directors and senior management periodically review the Company’s long-term strategic plans, industry trends and potential opportunities the goals of which include enhancing stockholder value. As part of this ongoing process, our board of directors and senior management, from time to time, have considered potential strategic alternatives that may be available to the Company.

On May 29, 2011, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with MSPEA and Holdco, pursuant to which MSPEA acquired 5,681,818 shares of Company preferred stock for an aggregate purchase price of US$50 million. In connection therewith, Holdco entered into a stockholders agreement (the “Stockholders Agreement”) with MSPEA. Among other things, the Stockholders Agreement provides that Holdco may not sell or otherwise transfer or dispose or encumber its shares of Common Stock until the earliest to occur of the following: (i) MSPEA has fully converted the preferred shares (including dividends payable in kind) and sold all shares of Common Stock received upon conversion of the preferred shares, (ii) the Company has redeemed all the preferred shares held by MSPEA (including dividends payable in kind) and (iii) the fifth anniversary of the purchase of the preferred shares by MSPEA. The transactions contemplated by the Securities Purchase Agreement closed on June 9, 2011. Upon the closing, MSPEA nominated and the Company appointed Mr. Homer Sun as a director of the Company. Between August 18, 2011 and September 8, 2011, MSPEA purchased 2,128,043 shares of Company common stock from the open market for an aggregate consideration of US$10.8 million.

Beginning in January 2012, Mr. Zishen Wu, our chairman, president and chief executive officer, and Mr. Homer Sun of MSPEA started to receive, from time to time, unsolicited inquiries from investment funds, made to them individually or jointly, that indicated an interest in potentially providing financing in support of a going private transaction involving the Company and financial advisors that indicated an interest in advising on such potential transaction. Neither Mr. Zishen Wu nor Mr. Homer Sun responded with any firm indication of interest given the preliminary nature of these unsolicited inquiries. Mr. Zishen Wu subsequently had discussions with Mr. Chen Ma, a representative of CDB, regarding the possibility of CDB providing debt financing for a potential going private transaction. Mr. Zishen Wu initiated the discussion with CDB based on his prior experience in conducting business with CDB and CDB's prior experience in financing going private transactions involving U.S.-listed China-based issuers.

In April 2012, Mr. Zishen Wu and Mr. Homer Sun discussed on a preliminary basis the feasibility of a going private transaction involving the Company, the possibility for MSPEA to participate in such a transaction and the amount and nature of financing that would be required to complete such a transaction.

On July 27, 2012, CDB expressed an interest to Mr. Zishen Wu in financing such a potential transaction.

On August 8, 2012, a private equity investor, which we refer to as “Investor A”, expressed to Mr. Zishen Wu its interest in providing financing to fund a potential going private transaction involving the Company. Mr. Zishen Wu did not provide any firm indication of interest.

On August 16, 2012, Abax Global Capital (Hong Kong) Limited (“Abax”) expressed to Mr. Zishen Wu its interest in providing financing to fund a potential going private transaction involving the Company. Mr. Zishen Wu did not provide any firm indication of interest.

On August 23, 2012, Mr. Zishen Wu sent via electronic mail a letter (the “Initial Communication”) to our board of directors (a) disclosing that (i) he had received separate indications of interest from Abax and Investor A regarding a potential going private transaction involving the Company, (ii) he had not decided whether to participate in any such potential transaction, and (iii) Abax and Investor A had each indicated that it would not be able to make a preliminary transaction proposal until it had performed due diligence on the Company, and (b) requesting that our board provide due diligence access to information of the Company to each of Abax and Investor A subject to each entering into a customary non-disclosure agreement with the Company.

On August 28, 2012, the audit committee of our board of directors, which is comprised solely of independent directors, held a special meeting via teleconference which was attended by representatives of Cleary Gottlieb Steen & Hamilton LLP (“Cleary”). Cleary was invited to attend the special meeting by Mr. Sean Shao, a member of the audit committee, to provide advice on the fiduciary duties of our board given Cleary’s qualifications and extensive experience in going private transactions. Cleary advised the audit committee members as to their fiduciary duties under Nevada law. The directors discussed the Initial Communication and the potential conflict of interest of Mr. Zishen Wu in connection with any potential transaction involving the Company arising from the Initial Communication and concluded that Mr. Zishen Wu should not participate in the consideration of any potential transaction involving the Company if Mr. Zishen Wu were to be involved in such potential transaction.

On August 29, 2012, our board of directors held a special meeting to discuss the Initial Communication via teleconference, from which Mr. Zishen Wu recused himself and Mr. Homer Sun abstained from voting. The board discussed the role and function of a special committee of independent directors to evaluate the Initial Communication, given the potential participation of Mr. Zishen Wu, and any other potential strategic alternatives available to the Company. The board resolved that it was in the best interests of the Company to form a special committee of independent directors consisting of three independent directors, Mr. Sean Shao, Mr. Xiaochuan Guo and Mr. Xindan Li, to consider and attend to all matters in connection with the Initial Communication, any potential transactions that may result therefrom, and any other strategic alternatives available to the Company. The members of the special committee were selected based on their experience acting as directors of other public companies and their meeting the independence criteria under the NASDAQ listing rules as well as the belief of our board of directors that the three individuals were free from professional and business relationships which could materially affect their ability to act impartially in discharging their duties on behalf of the Company’s stockholders in connection with a potential transaction involving the Company. Our board authorized the special committee exclusively to, among other things, (a) formulate, establish, oversee and direct a process for the identification, solicitation, evaluation and negotiation of any potential sale transaction, (b) evaluate, negotiate or reject the terms of any proposed definitive or other agreements in respect of any potential sale transaction, (c) communicate with relevant parties (including, without limitation, stockholders, investors, management, other directors, employees, agents and representatives of the Company and other potential acquirers) in respect of any potential sale transaction, (d) make recommendations to the board in respect of any potential sale transaction, including, without limitation, any recommendation to not proceed with or to recommend that the Company’s stockholders reject a potential sale transaction, (e) retain financial, legal and other advisors to assist it in exercising its power and authority, and (f) make recommendations to the board that the board take other actions or consider other matters that the special committee deemed necessary or appropriate with respect to any potential sale transaction. Our board also resolved that (i) if the Company officially received a going private transaction proposal, the chairperson and each other member of the special committee (with the chairperson to be selected by the special committee members) would receive US$12,000 and US$9,000, respectively, per month for their service on the special committee; and (ii) prior to that, the chairman and each other member of the special committee would receive US$3,000 and US$2,000, respectively, per month for their service on the special committee.

On August 30, 2012, the special committee held a telephonic meeting. During the meeting, the special committee appointed Mr. Shao as its chairman based on his experience as a member of the special committee of other companies involved in going private transactions and his ability to communicate in both English and Mandarin and also resolved to engage Cleary as its U.S. legal counsel in connection with the Initial Communication and/or a potential transaction involving the Company. The special committee’s decision to engage Cleary was based on, among other factors, Cleary’s qualifications, its extensive experience with mergers and acquisitions transactions, including going private transactions, its significant history of working with China-based companies and its ability to easily communicate in both English and Mandarin. The special committee inquired and confirmed that Cleary did not have any prior relationship with the Company, Mr. Zishen Wu, Abax or Investor A. Cleary also disclosed that, at the time of its engagement by the special committee, different teams at the firm were engaged by Morgan Stanley Private Equity on two unrelated transactions. Cleary also disclosed the estimated fees it expected to receive in connection with such unrelated transactions, which were not material in the aggregate. The special committee then proceeded to discuss with Cleary the request from Mr. Zishen Wu to allow Abax and Investor A to commence due diligence on the Company. At the meeting, the special committee determined, with advice of Cleary, that (i) while there was no proposal with respect to a transaction involving the Company at that time, allowing Abax and Investor A to conduct due diligence on the Company could lead to a proposal or proposals that might be beneficial to the stockholders of the Company, (ii) it would be prudent to limit the scope and time period for any due diligence, and if Abax or Investor A submitted a proposal, then depending on the quality of the proposal and other factors, the special committee would determine whether or not Abax or Investor A would be permitted to conduct further due diligence, and (iii) Abax and Investor A would be given limited access to due diligence subject to each entering into a satisfactory confidentiality agreement with the Company that included appropriate standstill provisions as well as provisions prohibiting any agreement with any other person with the exception of Mr. Zishen Wu relating to a potential transaction involving the Company without the special committee’s prior approval. The special committee instructed Cleary to prepare (i) a draft confidentiality and standstill agreement for the purpose of allowing each of Abax and Investor A to conduct due diligence on the Company, and (ii) draft due diligence procedure guidelines outlining a process for the board and the employees of the Company who might be involved in the due diligence process to follow during the discussion of any potential transaction involving Mr. Zishen Wu in order to maintain the independence of the process, including the due diligence process.

On September 3, 2012 and September 4, 2012, the Company entered into a confidentiality agreement prepared by the special committee and its advisors with each of Investor A and Abax, respectively, under which each of Investor A and Abax agreed to a customary standstill provision pursuant to which each was were prohibited from acquiring or proposing to acquire any ownership of any assets, business or securities of the Company or otherwise seeking or proposing to influence or control management of the Company for a period of 18 months without the prior written approval of our board. Investor A and Abax were not allowed under the confidentiality agreements to enter into any discussions, negotiations, arrangements or understandings with each other in connection with any potential transaction involving the Company. Pursuant to their respective confidentiality agreements, each of Investor A and Abax was allowed to conduct limited due diligence prior to submitting a preliminary proposal letter, with further due diligence to be permitted depending on the quality of the preliminary proposal and other factors in the judgment of the special committee.

On September 4, 2012, the special committee instructed Cleary to provide the previously-mentioned due diligence procedure guidelines to the directors and employees of the Company who might be involved in the due diligence process. The due diligence procedure guidelines provided, among other things, that (i) no member of management was permitted to discuss any arrangements with any potential participant in any transaction involving the Company, including Mr. Zishen Wu and Mr. Yue Yu, the chief financial officer of the Company, who had communicated to the special committee that he would act as Mr. Zishen Wu’s agent for purposes of any potential going private transaction, without the express permission of the special committee, (ii) all due diligence would be performed through formal communication channels supervised by the special committee or a person designated by the special committee (which would not be Mr. Zishen Wu or Mr. Yue Yu), and (iii) members of management and any other director should inform the special committee promptly if he or she were contacted by any potential participant in any transaction involving the Company.

Between September 4, 2012 and September 28, 2012, and between September 13, 2012 and September 28, 2012, respectively, Investor A and Abax separately conducted limited due diligence on the Company, consisting of certain management presentations given by representatives of the Company, including Mr. Yue Yu but not Mr. Zishen Wu, visits to the manufacturing facilities of the Company and review of certain documents and information regarding the Company. The special committee arranged for Mr. Yue Yu to participate in certain of the management presentations, along with other representatives of the Company, due to his familiarity with the Company’s financial performance and future business strategy. Upon completion of its due diligence, Investor A informed Mr. Zishen Wu on or about September 28, 2012 that it was not interested in pursuing a potential transaction without providing any specific reason.

On September 28, 2012, CDB informed Mr. Zishen Wu that, subject to the satisfaction of certain conditions, it would be willing to commit to provide debt financing to fund a potential going private transaction involving the Company.

Between September 13, 2012 and October 11, 2012, Abax and Mr. Zishen Wu had preliminary discussions regarding the potential amount and terms of an investment by Abax, and the possibility of MSPEA participating, in a going private transaction. During the same period, Mr. Zishen Wu continued discussions with Mr. Homer Sun of MSPEA regarding strategic alternatives, including a potential going private transaction in which both Abax and MSPEA would participate. MSPEA did not provide any firm indication of its willingness to participate in any transaction.

On October 11, 2012, Abax sent to the special committee a request for a waiver of the standstill restriction in its confidentiality agreement to allow it to engage in discussions, enter into negotiations and/or enter into agreements regarding a potential transaction involving the Company with Mr. Zishen Wu, Holdco and MSPEA. At this time, the special committee was advised that MSPEA might take part in any potential going private transaction. On October 12, 2012, the special committee held telephonic meetings with Cleary to discuss this request. Considering that (i) Abax was well-established in the private equity industry, (ii) Abax was permitted under the terms of its confidentiality agreement to enter into discussions and agreements with Mr. Zishen Wu, (iii) there were no restrictions on the ability of Mr. Zishen Wu, Holdco and/or MSPEA to enter into discussions or agreements with each other, and (iv) discussions among Abax, Mr. Zishen Wu, Holdco and MSPEA might result in a proposal that would be beneficial to the stockholders of the Company, the special committee agreed to grant the waiver, which was provided to Abax on the same day.

Between October 11, 2012 and October 15, 2012, Mr. Zishen Wu, Holdco, Abax and MSPEA (collectively, the “Initial Buyer Parties”) negotiated the terms of a preliminary non-binding proposal letter addressed to our board of directors (the “Proposal Letter”) and a consortium agreement among the Initial Buyer Parties.

On October 15, 2012, the Initial Buyer Parties submitted the Proposal Letter to our board of directors proposing to acquire all of the shares of the Company common stock not already owned by Mr. Zishen Wu, Holdco or MSPEA for cash consideration of US$6.60 per share of Company common stock. The closing price per share of Company common stock on October 12, 2012 (the last trading day prior to the date of the Proposal Letter) was US$4.79. For more information regarding the historical market prices of Company common stock, see “Common Stock Transaction Information” beginning on page 113. In the Proposal Letter, the Initial Buyer Parties, among other things: (i) stated that they had entered into a letter agreement dated October 15, 2012 (the “Consortium Agreement”), pursuant to which the Initial Buyer Parties agreed to work with each other on an exclusive basis in pursuing the proposed transaction during the term of the Consortium Agreement, which would expire no later than six months after the signing of the Consortium Agreement;

(ii) stated that they did not intend to sell their shares of the Company to a third party, (iii) stated that they intended to finance the proposed transaction with a combination of debt and equity capital; and (iv) informed our board that they had held discussions with a Chinese bank that was experienced in financing going private transactions and had expressed interest in providing loans to finance the proposed transaction.

On the same day, the Company issued a press release regarding its receipt of the Proposal Letter and the transaction proposed therein, and filed the press release as an exhibit to its Current Report on Form 8-K. Shortly thereafter, MSPEA amended its Schedule 13D and each of Mr. Zishen Wu, Ms. Xingmei Zhong, Holdco and Abax filed initial Schedules 13D to disclose the terms of the Proposal Letter and the consortium agreement.

In late October 2012, Mr. Zishen Wu started discussions with the trustees of Prosper Sino regarding the potential participation of Prosper Sino in the proposed transaction. Prosper Sino is an entity established for the sole purpose of owning shares of Company common stock in trust for the benefit of the family members of Mr. Zishen Wu and certain other current and former directors and members of the Company's management, including Mr. Yue Yu. Through its trustees, Prosper Sino expressed interest in participating in the proposed transaction. At the time, Mr. Yue Yu, on behalf of Mr. Zishen Wu, advised Mr. Xiaochuan Guo and Mr. Xindan Li that Prosper Sino had been approached by Mr. Zishen Wu regarding the proposed transaction, and Mr. Xiaochuan Guo and Mr. Xindan Li agreed that if the trustees of Prosper Sino were to decide to have Prosper Sino participate in the proposed transaction, the shares of Company common stock held by Prosper Sino in trust by the benefit of family members of Mr. Xiaochuan Guo and Mr. Xindan Li would be cashed out in the same manner as shares held by unaffiliated stockholders. At this time, other than Mr. Zishen Wu, Mr. Yue Yu, Mr. Xiaochuan Guo and Mr. Xindan Li, no director or member of management for whose family members shares are held in trust was advised of Prosper Sino’s potential participation in the proposed transaction.

On October 17, 2012, the special committee held a telephonic meeting with Cleary at which the special committee discussed the engagement of an independent financial advisor and also resolved to engage Brownstein Hyatt Farber Schreck, LLP (“Brownstein”) as its Nevada legal counsel. Before the meeting, Cleary had contacted two Nevada law firms that had experience serving as legal advisors in going private transactions involving companies incorporated in Nevada and the special committee decided to engage Brownstein based on, among other factors, Brownstein’s qualifications and extensive experience with mergers and acquisition transactions, including going private transactions involving companies incorporated in Nevada. Brownstein had not previously acted as legal counsel to the Company or the Initial Buyer Parties.

On the same day, as instructed by the special committee, Cleary contacted nine investment banks which had experience serving as independent financial advisor to special committees in going private transactions to solicit their interest in submitting their qualifications and proposals to act as the financial advisor to the special committee.

On October 20, 2012, after reviewing proposals submitted by nine investment banks to act as independent financial advisor to the special committee, the special committee interviewed three investment banks, including Houlihan Lokey and asked each of the three investment banks to disclose any potential conflicts of interest. The special committee chose to interview the three investment banks based on their proposed terms of engagement, staffing arrangements and credentials, and none of the three investment banks disclosed any prior relationship with the Company or the Initial Buyer Parties. After the interviews, and after considering the information provided by each of the three investment banks and their reputation, credentials, experience, team members, and proposed terms of engagement, the special committee decided to proceed with discussions to engage Houlihan Lokey as its financial advisor in connection with the potential going private transaction and instructed Cleary to begin negotiating the terms of an engagement letter with Houlihan Lokey.

On October 25, 2012, the special committee held telephonic meetings with Cleary at which the special committee resolved to engage Houlihan Lokey as its financial advisor. An engagement letter between Houlihan Lokey and the Company was subsequently executed on the same day. The special committee’s decision to engage Houlihan Lokey was based on Houlihan Lokey’s expertise in mergers and acquisition transactions, substantial experience in going private transactions involving Chinese companies and its ability to communicate in both English and Mandarin. The special committee inquired and confirmed that Houlihan

Lokey did not have any conflict of interest with respect to the proposed transaction with the Initial Buyer Parties. See “Special Factors Relating to the Merger — Opinion of Houlihan Lokey, Financial Advisor to the Special Committee” for more details. On the same day, the Company issued a press release announcing the special committee’s engagement of Houlihan Lokey as its financial advisor.

Throughout the course of the next 11 months until the signing of the merger agreement, the special committee held 57 meetings, received the advice of its legal counsel and financial advisor, and reached out to 60 potential transaction partners, including both strategic and financial buyers.

On October 28, 2012, the special committee held a telephonic meeting with Houlihan Lokey and Cleary to discuss the next steps in respect of the proposed transaction. At the meeting, (a) representatives of Houlihan Lokey discussed its due diligence plan with the special committee, (b) representatives of Houlihan Lokey reviewed an illustrative timetable for the proposed transaction, based on other recent going private transactions, (c) Cleary reviewed Abax’s due diligence requests with the special committee, and (d) Cleary reviewed proposed due diligence guidelines for potential buyers, which required any potential buyer to (i) sign a confidentiality agreement that contained a standstill provision, (ii) confirm that it had not entered into any binding agreement regarding the Common Stock with any director, officer or stockholder of the Company, (iii) coordinate all due diligence requests and efforts through Houlihan Lokey, (iv) not contact any director (other than Mr. Zishen Wu), officer, employee, customer or supplier of the Company unless agreed to by the special committee and arranged by Houlihan Lokey, and (v) complete its due diligence investigation in four weeks subject to any extension approved by the special committee in its sole discretion. After discussion, the special committee decided to grant the additional due diligence access requested by Abax, which would be closely monitored in terms of scope of information and length of process so that the same access could be provided to other potential bidders at a later date, if any. The special committee also decided to appoint Ms. Zhu Ling and Ms. Rain Xia to coordinate all due diligence information provided by the Company to potential bidders.

On November 14, 2012, the special committee held a telephonic meeting with Cleary. Prior to the meeting on November 4, 2012, Houlihan Lokey had disclosed to the special committee and Cleary that it had recently discovered that Houlihan Lokey’s affiliate, Houlihan Lokey Financial Advisors, Inc. (“HLFA”) had performed certain unrelated services for Abax and an affiliate of MSPEA, the nature of such unrelated services, and the fees received by Houlihan Lokey for such unrelated services. Houlihan Lokey had also provided further information to the special committee on the internal structure of the separate teams providing such unrelated services to Abax and an affiliate of MSPEA, the team members involved in the proposed transaction and the firewall procedures in place between those different teams. The special committee reviewed and discussed such disclosures with Cleary, noting that they differed from Houlihan Lokey’s prior confirmation that it did not have any relationship with the Company or any of the Initial Buyer Parties or any conflict of interest with respect to serving as a financial advisor to the special committee in connection with the proposed transaction. At the meeting, Cleary reviewed and advised the special committee regarding the directors’ fiduciary duties in the context of the proposed transaction. After the discussion, the special committee instructed Cleary to request from Houlihan Lokey a written memorandum describing the situation and proposing measures to explain and ensure its independence in connection with the proposed transaction.

On November 21, 2012, the special committee held a telephonic meeting with Cleary to review and discuss the memorandum provided by Houlihan Lokey regarding its unrelated engagements with Abax and an affiliate of MSPEA and the measures it promised to take to ensure independence and confidentiality in connection with the proposed transaction. The memorandum disclosed that from 2008 to that date, HLFA had provided certain portfolio valuation services to Abax and certain of such services were ongoing, and that from 2011 to that date, HLFA had provided certain portfolio valuation services to Morgan Stanley & Co., an affiliate of MSPEA, and certain of such services were ongoing. The memorandum disclosed that to that date, Houlihan Lokey had received approximately US$950,000 in fees from Abax since its initial engagement in 2008 and had received less than US$100,000 in fees from Morgan Stanley & Co. since its initial engagement in 2011. None of engagements or services provided were related to the proposed transaction. The memorandum noted that (i) Houlihan Lokey had restricted access to information regarding the proposed transaction to only those deal team members of Houlihan Lokey working on the proposed transaction, and (ii) the deal team members of Houlihan Lokey working on the proposed transaction were based in different office locations than the HLFA employees providing portfolio valuation services to Abax and an affiliate of MSPEA. Houlihan Lokey also noted that it had notified the various deal teams and coverage officers to communicate any potential engagement opportunities to the deal teams working on the proposed transaction to supplement its internal conflict check system. The special committee instructed Cleary to consult with Brownstein regarding Nevada law requirements with respect to fiduciary duties.

On November 25, 2012, the special committee held a telephonic meeting with Cleary, during which it discussed, among other things, other transactions in which the financial advisor of a special committee disclosed that it had previously or still performed unrelated services for the potential buyer in a proposed transaction. Based on the information provided by Houlihan Lokey, the special committee decided it was not necessary to replace Houlihan Lokey at the time because the pre-existing relationships would not compromise the independence of Houlihan Lokey in advising the special committee in the proposed transaction and it would not be in the best interests of the Company’s unaffiliated stockholders to replace Houlihan Lokey given the experience and familiarity it had gained by working with the special committee in the prior months. The special committee also determined that it would explore additional measures to ensure Houlihan Lokey’s independence and reserved the right to engage another financial advisor should the circumstances so require. Cleary, at the instruction of the special committee, consulted with Brownstein regarding certain questions of Nevada law arising from Houlihan Lokey’s pre-existing relationships. The special committee also instructed Cleary to prepare an addendum to Houlihan Lokey’s engagement letter (the “Addendum”) (i) outlining the prior and existing engagements with certain Initial Buyer Parties, (ii) setting out the internal measures to ensure independence and confidentiality that Houlihan Lokey was implementing across teams, and (iii) providing for certain covenants by Houlihan Lokey and a reduction in its fees if the special committee decided to engage another financial advisor. The Addendum was sent to Houlihan Lokey on November 28, 2012, and was executed December 5, 2012.

On November 26, 2012, the special committee held a telephonic meeting with Cleary and Houlihan Lokey. At the meeting, representatives of Houlihan Lokey reviewed with the special committee certain preliminary financial information based on publicly available information regarding the Company and representatives of Houlihan Lokey elaborated on the timetable and process in connection with conducting a pre-signing market check, should the special committee determine that it would be in the best interests of the Company and the unaffiliated stockholders to do so. The special committee discussed with its advisors the possibility of exploring potential alternative transactions to the proposed transaction, including the advantages and disadvantages of conducting a pre-signing market check. After discussing the issue, the special committee decided that, to maximize the value of the Company in the interest of the Company and its unaffiliated stockholders, the special committee would initiate a pre-signing market check to solicit interest from, and engage in discussions with, other potential qualified parties regarding a potential transaction involving the Company, and to evaluate any proposals received.

On November 29, 2012, the special committee held a telephonic meeting with Cleary and Houlihan Lokey to discuss the pre-signing market check process. At the meeting, representatives of Houlihan Lokey reviewed with the special committee the 63 potential qualified interested parties Houlihan Lokey had identified to contact in connection with the market check process based on a review of, among other things, each interested party’s operational profile and past investment activities. After further discussion, the special committee instructed Houlihan Lokey to further develop the list of potential bidders, including by taking into account their ability to finance a transaction involving the Company. The special committee and its advisors also (i) discussed the potentially reduced likelihood that the market check would produce any proposals given that the Initial Buyer Parties collectively owned approximately 28% of the total outstanding shares of the Company common stock on an as-converted basis at that time and had stated in the Proposal Letter that they did not intend to sell their shares of the Company to a third party, and (ii) noted that the market check would still be beneficial in soliciting other potential offers involving the sale of all or part of the Company common stock, and other parties that the Initial Buyer Parties may be interested in working with that could potentially increase the amount of any bid.

On December 3, 2012, the special committee held another telephonic meeting with Cleary and Houlihan Lokey to discuss the pre-signing market check process. At the meeting, representatives of Houlihan Lokey confirmed its readiness to execute the Addendum as proposed by the special committee. Houlihan Lokey then reviewed with the special committee a revised list of 64 potential qualified interested parties Houlihan Lokey had identified to contact in connection with a potential transaction involving the Company and a draft invitation and process letter, which invited potential bidders to submit preliminary non-binding indications of interest by January 9, 2013. After deliberation with its advisors, the special committee (i) instructed Houlihan Lokey to commence the market check process, contacting each of the identified parties and providing them with the invitation and process letter prepared by Houlihan Lokey, as soon as practicable, and (ii) instructed Cleary to prepare a form confidentiality agreement to be used in the market check process. Subsequent to the meeting, the number of potential qualified interested parties was reduced from 64 to 60 at the request of the special committee based on further research that revealed that four of the parties either had insufficient access to capital to make a competing offer or were not interested in investments in the industry in which the Company operates.

Beginning on December 5, 2012, at the special committee’s instruction, Houlihan Lokey contacted 60 potential bidders, comprising 29 potential strategic bidders and 31 potential financial bidders, previously identified to gauge their potential interest in a transaction involving the Company, and invited such potential bidders to submit their preliminary non-binding indications of interest by January 9, 2013. On behalf of the special committee, Cleary and Houlihan Lokey also began to negotiate with any interested potential bidders the terms of the form confidentiality agreement.

On December 7, 2012, Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), legal counsel to Mr. Zishen Wu and Holdco, provided an initial draft of the merger agreement to the special committee and Cleary.

On December 10, 2012, the special committee held a telephonic meeting with Cleary and Houlihan Lokey at which Houlihan Lokey reported on the preliminary feedback it had received from potential bidders. Houlihan Lokey reported that 58 parties had been contacted to date, of which 19 parties had responded or acknowledged receipt of an invitation letter, two parties had requested to enter into a confidentiality agreement, and nine parties had declined to participate. One of the last two parties was contacted later in the day on December 10, 2012, and the other party was contacted on December 12, 2012. Houlihan Lokey and Cleary discussed with the special committee the status of the negotiations with potential bidders as to confidentiality agreements. Representatives of Houlihan Lokey also presented to the special committee its preliminary financial analyses, based on the historical financial data published by the Company and the Company’s financial projections for financial years 2012 to 2017 (which were prepared in November 2012 by Ms. Lili Wang, whose family members’ shares of Company common stock are held in trust by Prosper Sino and will be rolled over in the merger, and by other Company personnel, whose shares of Company common stock will not be rolled over in the merger), of the purchase price of US$6.60 per share proposed by the Initial Buyer Parties to acquire the shares of Company common stock (other than the excluded shares). The discussion of such preliminary financial analyses included a preliminary selected companies (last twelve months (“LTM”) Revenue) trading analysis, selected companies (next fiscal year (“NFY”) Revenue) trading analysis, selected transactions analysis (LTM Revenue) and discounted cash flow analysis. The special committee noted that the offer price of US$6.60 per share was within the preliminary valuation reference ranges derived from each analysis, as indicated by the preliminary financial analyses. In discussing the preliminary financial analyses performed by the representatives of Houlihan Lokey, the special committee discussed the criteria for selecting the different groups of companies included in the selected companies analysis, and the rationale for the various assumptions used by Houlihan Lokey in its analyses, including the multiples, discount rates and perpetuity growth rate in connection with each analysis, as appropriate. Thereafter, Cleary reported to the special committee on the draft merger agreement provided by the Initial Buyer Parties, which had not reflected Abax’s comments. In order to identify potential strategic alternatives and to evaluate whether other potential offers would be more beneficial to the unaffiliated stockholders, the special committee decided not to respond to the draft merger agreement provided by Skadden until after the market check process was completed.

On December 12, 2012, two potential financial bidders executed confidentiality agreements with the Company. Thereafter, these two bidders commenced due diligence on the Company. Of the 60 potential bidders contacted by Houlihan Lokey during the pre-signing market check, there were the only two bidders to execute confidentiality agreements.

On each of December 17, 24 and 31, 2012, the special committee held a telephonic meeting with Cleary and Houlihan Lokey, and Houlihan Lokey provided updates on the communications with potential bidders and the potential bidders’ due diligence status to date. On December 27, 2012, one party that had signed a confidentiality agreement held a telephonic meeting with Houlihan Lokey and Mr. Yue Yu to discuss the Company’s future business strategy and the Company’s financial projections, which were the same as the projections provided to Houlihan Lokey in November 2012 but were not provided to such party in writing. The special committee arranged for Mr. Yue Yu to participate in the telephonic meeting, along with Houlihan Lokey, due to his familiarity with the Company’s financial performance and future business strategy.

On December 28, 2012, Abax provided a commitment letter (the “Mezzanine Commitment Letter”) to Holdco, pursuant to which it agreed to provide a US$35 million mezzanine financing facility to Holdco to partially fund the proposed transaction. The financing was subject to certain conditions precedent, including Abax’s completion of, and satisfaction with the results of, its confirmatory due diligence, and terminated on the earliest of (i) March 30, 2013, (ii) the date the definitive documents for the financing were signed, and (iii) the date the definitive document for the proposed transaction was terminated.

On January 5, 2013, Skadden provided a revised draft of the merger agreement that incorporated Abax’s comments to the special committee and Cleary.

On January 6, 2013, the special committee held a telephonic meeting with Cleary and Houlihan Lokey. At the meeting, (i) representatives of Cleary explained the structure and key terms of the draft merger agreement circulated by Skadden to the special committee and the expected process for negotiating the draft merger agreement, and (ii) representatives of Houlihan Lokey provided an update on feedback from the potential bidders up to this date. Houlihan Lokey indicated that it had contacted all identified potential bidders, of which only two executed confidentiality agreements and one conducted due diligence discussions with members of Company management (not including Mr. Zishen Wu). The special committee and its advisors also discussed the various inquiries received from the Company’s stockholders in respect of the proposed transaction, which concerned, among other things, (a) the contemplated time it would take for the special committee to take a view on the proposed transaction, (b) their views on the merger consideration offered in the proposed transaction, (c) requests for a telephonic meeting with the special committee to discuss the proposed transaction, and (d) requests for other stockholders to be allowed to participate in the proposed transaction. Such stockholder inquiries were passed on to the Initial Buyer Parties.

On January 9, 2013, the deadline for potential bidders to submit initial indications of interest for a potential transaction involving the Company expired. No indications of interest were submitted by any of the 60 potential bidders contacted by Houlihan Lokey and no other party expressed an interest in a potential transaction involving the Company. On the same day, Cleary provided to the special committee a summary of the key issues raised in the draft merger agreement sent by Skadden.

On January 10, 2013, the special committee held a telephonic meeting with Cleary and Houlihan Lokey. At the meeting, representatives of Houlihan Lokey reported the results of the market check process. At the direction and under the supervision of the special committee, representatives of Houlihan Lokey had contacted each of the 60 identified parties, comprising 29 potential strategic bidders and 31 potential financial bidders, to solicit interest in a possible alternative transaction involving the Company. Of the 60 parties contacted, 56 parties acknowledged receipt of an invitation letter but only three parties responded and initially expressed an interest in evaluating the Company. Of these three interested parties, two parties entered into confidentiality agreements with the Company and the other party that had initially expressed interest in evaluating the Company advised Houlihan Lokey that it would pass on the opportunity on January 3, 2013 as its interest was limited. One of the two parties that signed a confidentiality agreement requested, and was granted, a teleconference meeting with Houlihan Lokey and Mr. Yue Yu to discuss strategic and financial issues related to the Company. The special committee arranged for Mr. Yue Yu to participate in the telephonic meeting, along with Houlihan Lokey, due to his familiarity with the Company’s financial performance and future business strategy. Despite these efforts to solicit potential bidders in connection with the market check process and facilitating the due diligence efforts of interested parties, the Company did not receive any indications of interest for an alternative transaction proposal during the market check process and none of the parties contacted indicated that they would submit an offer at a later date. The two parties that initially expressed interest and entered into confidentiality agreements withdrew from the process indicating that they were no longer interested in a potential transaction involving the Company due to (i) a challenging industry environment and (ii) the required capital for a potential transaction involving the Company being greater than either of the two parties was interested in considering. After discussion with its advisors and given that it had not received any indication of interest for an alternative transaction involving the Company despite the number of parties contacted, the special committee decided to continue to consider the Proposal Letter and to negotiate with the Initial Buyer Parties. Thereafter, representatives of Cleary discussed with the special committee the key issues identified in the draft merger agreement, the effect and implications of various positions as to the key terms in the draft merger agreement, and potential positions that the special committee might adopt with respect to the identified issues and key terms. Among other things, the special committee and its advisors discussed (i) whether the obligations of Parent and Merger Sub would be guaranteed by the Initial Buyer Parties, (ii) conditioning the proposed transaction on its approval by the holders of a majority of the outstanding shares of Company common stock not affiliated with the Initial Buyer Parties (the “majority of the non-buyer group stockholders”), (iii) the special committee’s rights and limitations in soliciting and dealing with third party competing proposals after the execution of a merger agreement (the “go-shop” period), (iv) the amount of the proposed termination fee payable by the Company, and reverse termination fee payable to the Company, and the circumstances under which such fees would be payable, and (v) the Initial Buyer Parties’ proposed financing.

On January 15, 2013, Cleary provided a revised draft of the merger agreement to Skadden, which reflected Brownstein’s Nevada corporate law comments. The revised draft also included the special committee’s positions with respect to the terms of the draft merger agreement, including, among other things, that: (i) the proposed transaction be conditioned on its approval by a majority of the non-buyer group stockholders; (ii) the Company be allowed a “go shop” period post-signing to solicit alternative transaction proposals; (iii) the Company be allowed to terminate the merger agreement to enter into an alternative transaction that the special committee believed superior to the transactions contemplated by the merger agreement, (iv) the termination fee payable by the Company upon a change of recommendation by our board or a termination of the merger agreement to enter into an alternative transaction be 50% of the termination fee payable by Parent upon a material breach of the merger agreement by Parent or the failure of Parent to close despite all closing conditions having been satisfied; and (v) the termination fee payable by the Company upon a change of recommendation by our board or a termination of the merger agreement to enter into an alternative transaction during the “go shop” period be 50% of the termination fee otherwise payable by the Company.

On January 24, 2013, Skadden provided a revised draft of the merger agreement to Cleary, which reflected the Initial Buyer Parties’ positions with respect to the terms of the draft merger agreement, including, among other things, that: (i) the proposed transaction not be conditioned on its approval by a majority of the non-buyer group stockholders; (ii) the Company not be allowed to solicit alternative transaction proposals after the merger agreement was signed; and (iii) a termination fee be paid by the Company if it breached the non-solicitation provisions of the merger agreement.

On January 25, 2013, Skadden provided initial drafts of the equity commitment letters, voting agreement, contribution agreement and limited guarantee to Cleary and the special committee.

On January 28, 2013, Cleary provided a summary of the key issues raised by the revised draft merger agreement and the initial drafts of the ancillary agreements to the special committee for its consideration.

On January 31, 2013, the special committee held a telephonic meeting with Cleary and Houlihan Lokey and representatives of Houlihan Lokey presented its updated preliminary financial analyses in response to the request of the special committee, based on the updated public financial information of the Company and the projections previously prepared by Ms. Lili Wang and other Company personnel. The updated preliminary financial analyses contained similar financial analyses as the prior preliminary financial analyses performed, with publicly available information updated for the passage of time since the last preliminary analysis. The special committee noted that the offer price of US$6.60 per share was within the valuation ranges derived from each analysis, as indicated by the updated preliminary financial analyses. After further discussion, in an effort to further maximize value, the special committee instructed Houlihan Lokey to request an increase in the merger consideration from the Initial Buyer Parties. The special committee did not request a specific amount of increase because the proposed merger consideration was within the valuation ranges described above and the special committee did not want to limit any potential increase.

On February 1, 2013, on behalf of the special committee, representatives of Houlihan Lokey held a telephonic meeting with representatives of the Initial Buyer Parties to discuss the offer price of US$6.60 per share and the voting structure in the proposed transaction and requested that the Initial Buyer Parties increase the merger consideration.

On February 4, 2013, the special committee held a telephonic meeting with Cleary and Houlihan Lokey at which (i) representatives of Houlihan Lokey reported on their discussion with the Initial Buyer Parties on February 1, 2013, and (ii) representatives of Cleary reported that the Initial Buyer Parties had not yet provided drafts of the debt financing documentation for the proposed transaction. The special committee decided to defer negotiating any of the key issues in the draft merger agreement and ancillary agreements until (i) there was more clarity on the financing for the proposed transaction, and (ii) the Initial Buyer Parties reverted on the special committee’s request for an increase in the merger consideration.

On February 7 and 8, 2013, Cleary provided revised drafts of the merger agreement and ancillary agreements, respectively, to Skadden, which reflected the original positions of the special committee on the key issues in the merger agreement circulated to Skadden on January 15, 2013.

On February 18, 2013, on behalf of the special committee, representatives of Houlihan Lokey held a telephonic meeting with representatives of the Initial Buyer Parties to discuss the merits of an increase in the merger consideration based on valuation considerations and to maximize the value of the Company in the interest of the unaffiliated stockholders. On the same day, the special committee held a telephonic meeting with Cleary and Houlihan Lokey at which Houlihan Lokey reported that the Initial Buyer Parties were still considering the special committee’s request for an increase in the merger consideration.

On February 25, 2013, Skadden provided revised drafts of the merger agreement and ancillary agreements to Cleary. The revised drafts, among other things (i) deleted that matters known by the Initial Buyer Parties would be exceptions to the representations and warranties of the Company; (ii) deleted the condition that the proposed transaction be approved by a majority of the non-buyer group stockholders; and (iii) accepted the special committee’s position on the circumstances under which a termination fee would be payable by the Company. Additionally, the Initial Buyer Parties’ drafts also accepted the go-shop period of 40 days after the signing of the merger agreement, as requested by the special committee. The revised draft merger agreement further provided that after the go-shop period, the special committee would only be allowed to terminate the merger agreement to enter into an alternative transaction that the special committee determined was a superior transaction. On February 27, 2013, Cleary provided a summary of the key issues raised by the revised drafts of the merger agreement and the ancillary agreements to the special committee for its consideration.

On March 4, 2013, the special committee held a telephonic meeting with Cleary and Houlihan Lokey. Representatives of Cleary summarized the positions of the Initial Buyer Parties based on the revised drafts of the merger agreement and the ancillary agreements for the special committee. After discussion, the special committee decided to wait to consider the remaining key outstanding issues together with the merger consideration ultimately offered by the Initial Buyer Parties.

On March 15, 2013, the Company filed a Form NT-10K notifying the SEC that it could not file its annual report on Form 10-K by the applicable deadline due to the fact that the Company was unable to compile certain information relating to accounts receivable and related allowance for doubtful accounts without unreasonable expense or effort.

On March 18, 2013, NASDAQ halted the trading of the Company’s common stock because of the untimely filing. On the same day, Cleary received an initial draft of the facility agreement of CDB, for the debt financing for the proposed transaction.

Between March 18 and March 26, 2013, the special committee held multiple telephonic meetings with Cleary and Houlihan Lokey to discuss the NASDAQ trading halt of the Company’s common stock, the terms of the CDB facility agreement, and the effect of the trading halt on the proposed transaction. In addition, representatives of Cleary explained, and the special committee noted, that certain conditions contained in the CDB facility agreement were lender-favorable and increased uncertainty of the availability of the debt financing. The special committee instructed Cleary to request that Skadden negotiate such conditions with CDB to increase the certainty of the availability of the debt financing, and thus to help increase deal certainty. Between March 18, 2013 and June 17, 2013, when trading of the Company's common stock resumed on NASDAQ, the Company responded to several rounds of requests from NASDAQ for information relating to its operations.

On March 20, 2013, Cleary sent its comments on the CDB facility agreement to Skadden, which mainly related to the conditions contained in the CDB facility agreement and the requirements for the Company to undertake actions with respect to providing a guarantee and security prior to the closing of the proposed transaction. Among other things, Cleary noted that the Company should not be required to undertake any actions prior to the closing of the proposed transaction while it was still a public company. Between March 18, 2013 and the end of August 2013, the buyer group engaged in multiple rounds of negotiations with CDB with respect to the terms and conditions of the CDB facility agreement.

On March 26, 2013, the Company provided a detailed written response to NASDAQ’s initial request for information relating to the Company’s delay in filing its Annual Report on Form 10-K, the collection of accounts receivable as of year-end 2012, the then-current state of the Company’s auditor’s work in connection with the financial statements to be included in the Company's Form 10-K, and the status of the proposed transaction.

On April 1, 2013, the Company filed its annual report on Form 10-K. That same day, Abax amended and restated its Mezzanine Commitment Letter to extend the termination date to the earliest of (i) April 15, 2013, if the Company’s common stock had not resumed trading on NASDAQ on such date, (ii) April 30, 2013, (iii) the date the definitive documents for the financing were signed, and (iv) the date the definitive document for the proposed transaction was terminated. On the same day, the special committee held a telephonic meeting with Cleary and Houlihan Lokey. At the meeting, the special committee and its advisors discussed the latest developments with respect to the Company’s Form 10-K and Abax’s extension of the Mezzanine Commitment Letter. Representatives of Houlihan Lokey also provided the special committee with updates on the discussions with the Initial Buyer Parties on the merger consideration and the status of the documents for the proposed transaction.

Beginning in early April 2013, certain members of management whose family members’ shares of Company common stock are held in trust by Prosper Sino, including Ms. Lili Wang, were first advised of Prosper Sino’s potential participation in the proposed transaction.

On April 15, 2013, the special committee held a telephonic meeting with Cleary and Houlihan Lokey at which representatives of Cleary reported that while the trading of Company common stock on NASDAQ had not resumed, the Initial Buyer Parties had confirmed their continued interest in the proposed transaction.

On the same day, the Consortium Agreement, including the exclusivity provisions therein, terminated pursuant to on its own terms. Certain provisions of the consortium agreement, such as the expense sharing provisions, survived its termination.

On April 16, 2013, Abax amended its Mezzanine Commitment Letter to (i) add a condition precedent to its funding that the Company common stock had resumed trading on NASDAQ and (ii) extend the termination date to the earliest of (a) May 15, 2013, (b) the date the definitive documents for the financing were signed, and (c) the date the definitive document for the proposed transaction was terminated.

On April 25, 2013, Skadden provided a revised draft of the CDB facility agreement to Cleary, which reflected CDB’s agreement to certain of the special committee’s requests, including agreeing to the narrowing of certain conditions to the CDB debt financing and the clarifying that obligations of the Company with respect to providing guarantee and security would only be effective upon the closing of the merger.

On May 2, 2013, the special committee held a telephonic meeting with Cleary and Houlihan Lokey during which representatives of Cleary discussed the remaining issues on the merger agreement and ancillary agreements with the special committee. These issues included: (i) whether matters known by the Initial Buyer Parties should be exceptions to the representations and warranties of the Company; (ii) whether the proposed transaction would be conditioned on its approval by a majority of the non-buyer group stockholders; (iii) the circumstances under which the our board could change its recommendation of the proposed transaction; (iv) the circumstances under which a termination fee would be payable by the Company; and (v) the amount of the termination fee payable by the Company and Parent, respectively.

On May 6, 2013, Cleary provided revised drafts of the merger agreement and ancillary agreements to Skadden reflecting the special committee’s positions on the remaining issues, including (i) knowledge of certain of the Initial Buyer Parties would have to be exceptions to the representations and warranties of the Company; (ii) the proposed transaction would be conditioned on its approval by a majority of the non-buyer group stockholders; and (iii) the Company would have to be allowed to terminate the merger agreement upon a change of recommendation by our board.

On May 15, 2013, Abax’s Mezzanine Commitment Letter, as amended, expired. On May 16, 2013, Holdco provided a letter it received from Abax to the special committee. The letter, dated as of May 15, 2013, informed Holdco that Abax remained interested in pursuing the proposed transaction. According to the letter, Abax continued to be focused on the proposed transaction and would re-engage in the proposed transaction if and when the trading suspension on the Company’s common stock was lifted.

On May 17, 2013, the special committee held a telephonic meeting with Cleary and Houlihan Lokey to discuss Abax’s letter to Holdco and decided to re-engage with the Initial Buyer Parties after the trading suspension on the Company’s common stock was lifted.

Between March 26, 2013 and June 17, 2013, NASDAQ requested, and the Company provided, certain additional information from the Company relating to the Company’s distributors, retailers, suppliers, customers and manufacturing and shipping facilities, its process for collection of accounts receivable, its cash balance as well as certain explanations relating to its financial statements. The trading in the Company’s common stock remained halted as NASDAQ determined to keep the trading halted until its information requests were satisfied.

On June 17, 2013, trading of the Company’s common stock on NASDAQ resumed following the conclusion of NASDAQ’s inquiries.

On June 17, 2013, the special committee held a telephonic meeting with Cleary and Houlihan Lokey. At the meeting, representatives of Cleary reported to the special committee that the trading of the Company’s common stock on NASDAQ had resumed and that the Initial Buyer Parties had confirmed to the special committee that they remained interested in pursuing the proposed transaction.

On July 1, 2013, Skadden provided a revised draft of the CDB facility agreement to Cleary. On the same day, the special committee held a telephonic meeting with Cleary and Houlihan Lokey. At the meeting, representatives of Cleary explained the changes to the CDB facility agreement, noting that the conditions to the CDB debt financing were still lender-favorable but that the Buyer Initial Parties had indicated that the revised draft reflected CDB’s “final” positions. Representatives of Houlihan Lokey reported to the special committee that it had started updating its financial analyses based on the new financial projections provided by the Company. Ms. Lili Wang, whose family members’ shares of Company common stock are held in trust by Prosper Sino and will be rolled over in the merger, and other Company personnel, whose shares of Company common stock will not be rolled over in the merger, had revised the financial projections as requested by Abax in connection with its due diligence investigation and by Houlihan Lokey in connection with its financial analyses, in each case due to the passage of time. These new financial projections superseded the previously provided financial projections and reflected revisions (i) to account for the Company’s actual as opposed to projected financial performance for fiscal year 2012 and the first quarter through March 31, 2013, including minor revisions to the projected financial performance for future periods and a decrease to the total capital expenditure given better forward-looking visibility based on such actual financial performance, and, (ii) at the request of Houlihan Lokey and Abax, to better align the financial projections to the GAAP measures utilized in the Company’s financial statements. Please see “Special Factors — Certain Financial Projections” beginning on page 70 for additional information. The new financial projections reflected the following key changes from the prior financial projections: (a) a decrease in projected EBITDA, (b) an increase in total depreciation and amortization, (c) a decrease in total capital expenditure, and (d) higher free cash flows. Such changes were attributable to the revisions described in both clauses (i) and (ii) above. Later on the same day, Cleary clarified certain provisions in the revised CDB facility agreement with Skadden.

On July 5, 2013, Skadden provided an initial draft of the note purchase agreement for the Abax mezzanine financing to Cleary. This initial draft included debt financing conditions which were different from and, in some respects, broader than those contained in the CDB facility agreement, which increased the uncertainty of funding of the financing for the proposed transaction.

On July 9, 2013, the special committee held a telephonic meeting with Cleary and Houlihan Lokey. At the meeting, representatives of Cleary updated the special committee on the structure and general terms of the note purchase agreement, noting in particular that (i) certain conditions in the note purchase agreement were broader than those contained in the CDB facility agreement, and (ii) the security package contemplated by the note purchase agreement appeared inconsistent with the security package contemplated by the CDB facility agreement. The special committee instructed Cleary to discuss the issues on the note purchase agreement with Skadden, including the debt financing conditions contained therein. Thereafter representatives of Houlihan Lokey presented its updated preliminary financial analyses to the special committee, based on the new financial projections provided by the Company. The updated preliminary financial analyses contained similar financial analyses and indicated similar results as the prior preliminary financial analyses performed, with publicly available information updated for the passage of time since the last preliminary analyses. The special committee noted that the offer price of US$6.60 per share was within the preliminary valuation reference ranges derived from each analysis, as indicated by the updated preliminary financial analyses.

On July 10, 2013, Skadden informed Cleary during a telephonic meeting that Abax had agreed that the conditions in the note purchase agreement would be consistent with the conditions in the CDB facility agreement.

On July 12, 2013, Cleary circulated to Skadden a revised merger agreement, which, among other things, requested that the termination date of the merger agreement be 12 months after the signing of the merger agreement.

On August 12, 2013, the special committee held a telephonic meeting with Cleary and Houlihan Lokey. At the meeting, representatives of Houlihan Lokey reported that they, on behalf of the special committee, had discussions with representatives of the Initial Buyer Parties regarding the special committee’s request for an increase in the merger consideration. Houlihan Lokey reported that the Initial Buyer Parties had agreed to further consider the possibility of such an increase, though no such increase was promised. Representatives of Cleary reviewed the key terms of the CDB facility agreement, including the conditions precedent which, Cleary noted, were more lender-favorable than other financings in similar transactions.

On August 13, 2013, Weil, Gotshal & Manges LLP, legal counsel to Abax, informed Cleary that Abax was no longer interested in participating in the proposed transaction, and that Lead Rich would be providing equity financing and mezzanine financing for the proposed transaction instead. Cleary requested that Skadden revert to Cleary with more information and Skadden confirmed Lead Rich's replacement of Abax as provider of equity financing and mezzanine financing for the proposed transaction to Cleary on August 14, 2013. Thereafter, Mr. Zishen Wu and MSPEA discussed with Lead Rich possible ways to address the special committee's concerns regarding certainty of closing, which the special committee had previously indicated was a very important component of its consideration of the proposed transaction. That discussion included the potential establishment of an escrow arrangement whereby Lead Rich would, at the time the merger agreement was executed, deposit its aggregate equity and mezzanine debt commitment in the amount of US$50 million into an escrow account maintained with a third party financial institution.

On August 27, 2013, Skadden circulated to Cleary a revised draft of the note purchase agreement.

On August 29, 2013, the special committee held a telephonic meeting with Cleary and Houlihan Lokey. At the meeting, representatives of Cleary (i) updated the special committee on the replacement of Abax by Lead Rich (together with Mr. Zishen Wu, Holdco, Prosper Sino and MSPEA, the “New Buyer Parties”), and (ii) informed the special committee that MSPEA, Holdco and Mr. Zishen Wu were in the process of conducting due diligence on Lead Rich. After that, representatives of Houlihan Lokey (a) provided the special committee with an update of the status of its discussions with the New Buyer Parties on the merger consideration and noted that the New Buyer Parties expressed a desire to focus on finalizing certain key terms among themselves and (b) presented its updated preliminary financial analyses to the special committee, based on the updated financial information previously provided by the Company on July 9, 2013. The updated preliminary financial analyses contained similar financial analyses and indicated similar results as the prior preliminary financial analyses performed, with publicly available information updated for the passage of time since the last presentation. The special committee noted that the offer price of US$6.60 per share was within the preliminary valuation reference ranges derived from each analysis, as indicated by the updated preliminary financial analyses. The special committee, with its advisors, discussed the lender-favorable conditionality in the draft CDB facility agreement and note purchase agreement. After that, Cleary discussed various measures that would protect the interests of the Company’s unaffiliated stockholders in light of such conditionality, including (1) requesting that the New Buyer Parties reimburse the Company’s expenses if the merger agreement were not approved by a majority of the non-buyer group stockholders, (2) requesting that the Company be a party to the escrow agreement Lead Rich had agreed to enter into with Holdco, and/or (3) requesting that Mr. Zishen Wu and MSPEA guarantee 100% of Parent's obligations to pay the reverse termination fee and expense reimbursement pursuant to the limited guarantee such that the special committee would not have to enforce the limited guarantee against Lead Rich, on whom it has not done substantial due diligence. Thereafter, the special committee instructed Cleary to communicate such requests to Skadden.

On August 30, 2013, Skadden provided revised drafts of the merger agreement and the ancillary agreements to Cleary. These drafts accepted the condition that the proposed transaction be approved by a majority of the non-buyer group stockholders, which the special committee had insisted on. At this time, through these drafts, the special committee was advised that Prosper Sino would be a party to the contribution agreement and the voting agreement and thus a participant in the proposed transaction. The shares held in trust for family members of directors, other than Mr. Zishen Wu, are not being rolled over and are not part of the Prosper Sino rollover shares. Please see the first paragraph on page i-2 and also see “Interests of Certain Persons in the Merger” beginning on page 84 for additional information.

On August 31, 2013, Cleary provided a list of key issues raised by the revised CDB facility agreement and the revised note purchase agreement, which had been previously discussed on August 29, 2013, for the consideration by the special committee.

On September 2, 2013, Skadden informed Cleary that the New Buyer Parties had proposed a termination date for the merger agreement of six months after signing. Cleary responded that, given the time period required to prepare the proxy statement and to convene a stockholders’ meeting, the special committee requested the termination date be at least nine months after signing.

On September 5, 2013, the special committee held a telephonic meeting with Cleary and Houlihan Lokey. At the meeting, representatives of Houlihan Lokey reported that the New Buyer Parties had proposed to increase the merger consideration to US$6.63 per share and that a reverse termination fee be payable by Parent to the Company equal to 2% of the total equity value of the Company (based on the per share merger consideration), or approximately US$7.9 million, if the merger agreement was terminated by the Company due to Parent’s material breach or failure to close despite all closing conditions having been satisfied. Houlihan Lokey also reported that a potential financial investor, which we refer to as “Investor B”, had contacted Houlihan Lokey expressing interest in participating with the buyer group in the proposed transaction. After extended discussion with its advisors, the special committee decided to request from the New Buyer Parties (i) a further increase in the merger consideration, without requesting a specific number as the proposed merger consideration was within the valuation ranges derived from each analysis conducted by Houlihan Lokey, as indicated by the updated preliminary financial analyses and the special committee did not want to limit the potential increase, and (ii) further measures, described below, for the protection of the Company’s public stockholders given the minimal increase in the merger consideration, insufficient information regarding the track record of Lead Rich, and the lender-favorable conditions in the CDB facility agreement and the note purchase agreement. The special committee also requested further information regarding Investor B and its interest in the proposed transaction. Thereafter, at the request of the special committee, Houlihan Lokey and Cleary prepared a letter reiterating the position of the special committee to be sent to the New Buyer Parties.

On September 6, 2013, on behalf of the special committee, Houlihan Lokey sent a letter (the “September 6 Letter”) to the New Buyer Parties requesting (i) a further increase in the merger consideration, (ii) a reverse termination fee payable by Parent to the Company equal to 4.5% of the common equity value of the Company (based on the per share merger consideration), or approximately US$15.1 million, if the merger agreement was terminated by the Company due to Parent’s material breach or failure to close despite all closing conditions having been satisfied, (iii) Parent to reimburse the Company for its expenses if the merger agreement were not approved by a majority of the non-buyer group stockholders at the stockholders’ meeting (the “Company Expense Reimbursement”), and (iv) Mr. Zishen Wu and MSPEA to guarantee 100% of Parent’s obligations to pay the reverse termination fee and the Company Expense Reimbursement, given that the special committee was not familiar with Lead Rich and its track record in successfully closing transactions. The special committee decided not to insist on its request that the Company be a party to the escrow agreement with Lead Rich, as long as Mr. Zishen Wu and MSPEA agreed to guarantee 100% of Parent’s obligations to pay the reverse termination fee and the Company Expense Reimbursement.

On September 9, 2013, the special committee held a telephonic meeting with Cleary and Houlihan Lokey. Prior to the meeting, the introduction material from Investor B was circulated for the special committee’s consideration. At the meeting, representatives of Houlihan Lokey discussed the background of Investor B and its preliminary interest in participating in the proposed transaction with the New Buyer Parties. Representatives of Cleary reported to the special committee on its discussion with Skadden regarding certain open issues, including the termination date of the merger agreement. After extended discussion with its advisors, the special committee decided to request that Houlihan Lokey and Cleary further explore the possibility of Investor B participating in the proposed transaction. Among other things, the special committee wanted Investor B to provide its proposed due diligence request list, proposed transaction timetable and preliminary views of valuation of the Company, so that the special committee could ascertain whether Investor B would be able to propose a viable alternative transaction, which included either offering a superior proposal to the New Buyer Parties proposal and/or participating with the New Buyer Parties in a manner that led to a superior proposal, in an expedient manner.

On September 11, 2013, Houlihan Lokey received an electronic mail communication (the “September 11 Email”) on behalf of the New Buyer Parties in response to the September 6 Letter, setting forth a final set of terms for the proposed transaction the New Buyer Parties were prepared to offer in response to the special committee’s requests, including: (i) an increase in the merger consideration to US$6.69 per share, which the New Buyer Parties said was their final and highest bid; (ii) a reverse termination fee payable by Parent to the Company equal to 2.5% of the total equity value of the Company (based on the per share merger consideration), or approximately US$9.9 million; and (iii) that Mr. Zishen Wu and MSPEA would guarantee 100% of Parent’s obligations to pay the reverse termination fee and reimbursement obligations other than the Company Expense Reimbursement. The New Buyer Parties rejected the special committee’s request for the Company Expense Reimbursement.

On September 12, 2013, the special committee held a telephonic meeting with Cleary and Houlihan Lokey. At the meeting, representatives of Houlihan Lokey: (i) discussed the terms set forth in the September 11 Email; (ii) analyzed and discussed the proposed transaction in light of those terms; (iii) discussed the possibility of an alternative transaction with Investor B; and (iv) discussed the merger agreement termination date. After that, representatives of Cleary reported on their conversation with Skadden regarding the remaining open issues in the merger agreement, including the Company Expense Reimbursement and whether it would be payable if the proposed transaction were not approved by a majority of the non-buyer group stockholders following the announcement of a competing proposal. After extended discussion with its advisors, the special committee decided to continue to negotiate and insist on the remaining open issues, including the Company Expense Reimbursement and the termination date of the merger agreement. The special committee agreed, however, that in the event the Company was obligated to pay a termination fee under the tail termination scenario, then concurrently with the payment of the termination fee, the Company would also reimburse Parent for the amount of any such Company Expense previously paid to the Company by Parent. The special committee decided not to seek a further price increase given the two prior price increases, the fact that the offer was within the preliminary valuation reference ranges derived by Houlihan Lokey, the fact that the New Buyer Parties indicated the offer was their final, highest bid, and the fact that the New Buyer Parties could withdraw their bid if an additional increase was sought. The special committe instructed Houlihan Lokey to follow up with Investor B on its interest, proposed due diligence request list and timetable, and preliminary views on the valuation of the Company, as it was concerned that Investor B would not be able to provide an increased merger consideration to the benefit of the Company’s stockholders or move forward quickly given the late stage of discussions the special committee was in with the New Buyer Parties. The special committee instructed Houlihan Lokey to also clarify with Investor B whether it would need to work with Mr. Zishen Wu, MSPEA and Holdco to provide a proposal for an alternative transaction.

On September 13, 2013, the special committee held a telephonic meeting with Cleary and Houlihan Lokey. At the meeting, representatives of Houlihan Lokey reported on their telephonic conversation on the same day with the New Buyer Parties, during which the New Buyer Parties accepted the special committee’s positions on the Company Expense Reimbursement and termination date. Houlihan Lokey also reported on their recent communications with Investor B, during which Investor B (i) noted that it was not yet in a position to provide its views on the valuation of the Company, and (ii) expressed an interest only in working together with the New Buyer Parties and not independently on a transaction involving the Company. Representatives of Houlihan Lokey also reported to the special committee that, during its subsequent communications with the New Buyer Parties and Investor B separately, (a) the New Buyer Parties had indicated that they would not be interested in working with any additional equity providers, including Investor B, and (b) Investor B decided to terminate its effort to participate in the proposed transaction upon learning that the New Buyer Parties were not prepared to work with it. After extended discussion with its advisors, the special committee decided not to wait for further action from Investor B as (w) Investor B had not provided its due diligence request list and timeline and would likely not be able to provide a view on its valuation of the Company without significant delay, (x) Investor B was not interested in pursuing a transaction involving the Company independently, (y) the New Buyer Parties had indicated their desire not to work with any additional equity providers and (z) the risk that the New Buyer Parties would withdraw their proposal if the special committee awaited further action from Investor B. The special committee then instructed Houlihan Lokey to update its financial analyses based on the latest publicly available information about the Company and the financial projections previously provided by the Company’s personnel on July 9, 2013, and instructed Cleary to finalize the documentation with Skadden.

On September 16, 2013, Cleary circulated the revised merger documents to the special committee. On the same day, the special committee held a telephonic meeting with Cleary and Houlihan Lokey. At the meeting, representatives of Houlihan Lokey reported that they were in the process of updating their valuation analyses.

On September 21, 2013, the special committee held a telephonic meeting with Cleary and Houlihan Lokey. At the meeting, representatives of Houlihan Lokey presented to the special committee its updated financial analyses of the increased purchase price of US$6.69 per share offered by the New Buyer Parties. The updated financial analyses contained similar financial analyses, including financial analyses based on preliminary selected companies analysis (LTM Revenue), selected companies analysis (NFY Revenue), and selected transactions analysis (LTM Revenue). Representatives of Houlihan Lokey indicated that the results of its analyses were similar to its prior preliminary financial analyses performed, since the last presentation. In addition, the updated financial analyses also included financial analyses based on selected companies analysis (NFY+1 Revenue), selected companies analysis (LTM Adjusted EBITDA), selected company analysis (NFY Adjusted EBITDA), selected companies analysis (NFY+1 Adjusted EBITDA) and discounted cash flow analysis. Houlihan Lokey considered Adjusted EBITDA multiples in its analyses as they provided another useful valuation metric for deriving preliminary valuation reference ranges. In addition, Houlihan Lokey derived valuation reference ranges from an NFY+1 selected companies analysis as there was then enough data available on the selected companies to conduct a meaningful analysis, which had not previously been the case. Representatives of Houlihan Lokey reviewed and discussed those analyses, noting that the offer price of US$6.69 was within or above the preliminary valuation reference ranges derived from each analysis. After that, representatives of Cleary reported that the merger documents had been largely finalized with Skadden. The special committee then instructed Houlihan Lokey and Cleary to send a letter to the New Buyer Parties on its behalf to confirm its position on the final terms, including (i) the reverse termination fee, (ii) the amount of the Company Expense Reimbursement, (iii) the responsibility of Mr. Zishen Wu and MSPEA for 100% of the obligations under the limited guarantee, and (iv) the termination date of the merger agreement. Shortly after the meeting, Cleary circulated a letter (the “September 21 Letter”) to Skadden on the special committee’s behalf to confirm the positions on such terms.

Between September 14, 2013 and September 22, 2013, Cleary and Skadden held a number of discussions, exchanged multiple versions of merger documents and finalized the merger agreement, ancillary agreements and financing documents.

On September 22, 2013, Cleary received confirmation from Skadden that the New Buyer Parties (i) had confirmed their agreement with each of the terms set out in the September 21 Letter, and (ii) wanted to proceed with the signing of the merger agreement and the ancillary agreements.

On September 23, 2013, the special committee held a telephonic meeting with Cleary and Houlihan Lokey. At the meeting, representatives of Houlihan Lokey provided a summary of the financial analyses it had performed. Representatives of Houlihan Lokey rendered an oral opinion to the special committee (which was confirmed in writing by delivery of Houlihan Lokey’s written opinion dated September 23, 2013), to the effect that, as of September 23, 2013, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion, the US$6.69 per share merger consideration to be received by holders of the shares of Company common stock (other than holders of the excluded shares) in the merger was fair, from a financial point of view, to such holders. Please see “Special Factors — Opinion of the Special Committee’s Financial Advisor” beginning on page 52 for additional information regarding the financial analyses performed by Houlihan Lokey and the opinion rendered by Houlihan Lokey to the special committee. The full text of the written opinion of Houlihan Lokey delivered on September 23, 2013, is attached as Annex B to this proxy statement. Cleary then provided an overview of the key terms of the draft merger agreement, limited guarantee, contribution agreement, voting agreement and other documents to the special committee and reviewed with the special committee their fiduciary duties in connection with recommending that the board approve the proposed transaction. Following a comprehensive and detailed discussion of the proposed terms of the merger agreement, as well as Houlihan Lokey’s financial presentation and opinion, the special committee unanimously resolved (i) to recommend that our board of directors adopt and declare the advisability of the merger agreement and the transactions contemplated thereby, including the merger, (ii) to recommend that our board of directors approve the limited guarantee, voting agreement and contribution agreement, and (iii) that, following execution of the merger agreement, the Company initiate, solicit and encourage alternative transaction proposals in the manner permitted by in the merger agreement.

Later on the same day, the board of directors (except for Mr. Zishen Wu and Mr. Homer Sun, who attended the meeting but recused themselves from discussion and voting) held a meeting with Houlihan Lokey and Cleary. At the meeting, representatives of Houlihan Lokey discussed its financial analyses that it had presented to the special committee. After that, representatives of Cleary gave an overview of the key terms of the merger agreement as recommended by the special committee to the board of directors of the Company and reviewed with the board of directors the directors' fiduciary duties in connection with approving the proposed transaction. After the meeting, following the consideration of the recommendation of the special committee and other factors, our board of directors signed a unanimous written consent (with Mr. Zishen Wu and Mr. Homer Sun abstaining in accordance with Nevada Revised Statutes) to authorize, approve and ratify the terms of the draft merger agreement and the transactions contemplated thereby, including the merger, and approved the terms of the limited guarantee, the contribution agreement and the voting agreement, and adopted resolutions recommending that the Company’s stockholders vote to approve, authorize and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger. See “Special Factors — Recommendation of Our Board of Directors and the Special Committee and Their Reasons for the Merger” below for a description of the resolutions of our board of directors at this meeting.

After receiving confirmation that Lead Rich had wired cash in the amount of US$50 million (its aggregate commitment to provide equity financing in the amount of US$15 million and mezzanine debt financing in the amount of US$35 million) to an escrow account with HSBC in accordance with the escrow agreement, Ms. Xingmei Zhong, on behalf of Holdco, Mr. Zishen Wu, on behalf of Parent and Merger Sub, and Mr. Sean Shao, on behalf of the Company in his capacity as a director and chair of the special committee, executed the merger agreement. On the same day, (i) the limited guarantee was executed by Mr. Zishen Wu and MSPEA in favor of the Company, (ii) each of Mr. Zishen Wu and Lead Rich executed a separate equity commitment letter, (iii) Parent, Holdco, Mr. Zishen Wu, MSPEA and Prosper Sino executed the contribution agreement, (iv) Parent, Holdco, Mr. Zishen Wu, MSPEA and Prosper Sino executed the voting agreement, (v) Lead Rich, Mr. Zishen Wu and Holdco executed the note purchase agreement, (vi) CDB and Parent executed the foreign exchange facility contract, (vii) Mr. Zishen Wu, Ms. Xingmei Zhong, Holdco, MSPEA and Lead Rich executed the interim investors agreement, and (viii) Mr. Zishen Wu, Holdco, MSPEA and Abax executed the consortium termination agreement.

On September 23, 2013, prior to the commencement of trading on the NASDAQ Global Selected Market, the Company issued a press release announcing the transaction and its entry into a definitive merger agreement, and filed the press release, the merger agreement and certain ancillary agreements as exhibits to its Current Report on Form 8-K.

On September 24, 2013, Abax and its affiliates amended their Schedule 13D to announce the termination of all surviving portions of the consortium agreement. On September 24, 2013, Holdco, Mr. Zishen Wu and Ms. Xingmei Zhong jointly filed with the SEC an amendment to their Schedule 13D announcing the execution of the merger agreement, the ancillary agreements and certain finance documents. On September 25, 2013, MSPEA and its affiliates jointly updated their Schedule 13D announcing the execution of the merger agreement, the ancillary agreements and certain finance documents.

Promptly following the execution of the merger agreement, at the direction of the special committee and as part of the go-shop activities permitted under the merger agreement, Houlihan Lokey contacted 48 parties, including 22 financial sponsors and 26 strategic parties, the majority of which were previously contacted in December 2012, to solicit interest in a possible alternative transaction, of which four have responded that they were not interested and 44 have not responded as of November 2, 2013. It was stated in the correspondence to the parties that if Houlihan Lokey did not receive a response from the parties by November 2, 2013, those parties would be deemed as not interested in a potential transaction involving the Company. The Company did not receive any alternative transaction proposals during the go-shop period from any of those parties contacted by Houlihan Lokey and, as at the date of this proxy statement, the Company has not received any alternative transaction proposals.

On November 25, 2013, Parent, Holdco, Mr. Zishen Wu, MSPEA and Prosper Sino executed an amendment to the contribution agreement. Pursuant to the amendment, at or immediately prior to the effective time of the merger, MSPEA will receive 11,017,908 preferred shares of Holdco in consideration of the shares of Company common stock and Company preferred stock it will contribute to Parent, instead of the 8,633,156 preferred shares of Holdco contemplated in the original contribution agreement. No other change has been made to the contribution agreement. The parties amended the contribution agreement to correct the earlier erroneous figure and conform the contribution agreement to the parties’ commercial understanding with respect to the transaction.

On December 21, 2013, the special committee held a telephonic meeting with Houlihan Lokey and Cleary to review the year-to-date financial performance of the Company and compare the results of this performance to the June 2013 Set of projected financials. The results of this review are described below.

The Company expects full year 2013 revenue based on shipments to be consistent with the June 2013 Set of projected financials. Revenue based on US GAAP during 2013 is expected to be higher, however, because in the third quarter of 2013, the Company collected a greater than expected amount of cash from certain distributors from whom the Company recognizes revenue upon cash collection under US GAAP that at the time of the June 2013 Set of project financials was not anticipated to be collected until 2014. The revenue from these customers is not recognized until actual cash collection, rather than at the time of shipment. This increase of revenue under US GAAP is only an accounting policy matter and is unrelated to actual sales performance. While US GAAP measures will indicate a higher level of revenue, actual shipment volumes and average selling prices are in line with the June 2013 Set of projected financials. The Company expects net income for the fiscal year 2013 to be higher than reflected in the June 2013 Set of projected financials. In addition to the impact from the accelerated collection of invoices described above (and the associated US GAAP revenue and profit), the other main contributing factor for such increase in net income is the delay of the anticipated increase in the price of lignite coal, which was an assumption underlying the June 2013 Set of projected financials. Lignite coal is the core raw material for the Company’s manufacturing process and the Company continues to expect that lignite coal prices will increase in 2014.

The Company expects to have a shortage of manufacturing capacity to meet sales projections in 2014 and 2015; accordingly, the Company has increased production levels and currently expects substantially higher inventory levels at the end of the fiscal year 2013 than those reflected in the June 2013 Set of projected financials to account for the shortage of manufacturing capacity to meet sales projections in 2014 and 2015, as the progress of the new manufacturing facility is delayed. This increase in inventory levels will result in a reduction to year end cash levels for 2013.

The Company expects continued challenges in collecting accounts receivable from its distributors, including those for which revenue is recognized at the time of shipment (as opposed to the customers from whom the Company recognizes revenue upon cash collection under US GAAP referred to in the second preceding paragraph), in the fourth quarter of 2013, when the most significant portion of its annual sales becomes overdue. Based on collection progress through November 2013, the Company believes that it is unlikely to meet the projected collections underlying the June 2013 Set of projected financials, hence accounts receivable at year end 2013 will likely be higher than that projected in the June 2013 Set of projected financials.

Taking into account the various factors discussed above, the Company expects the overall performance of the business to be consistent with the performance of the Company’s business operations anticipated in the June 2013 Set of projected financials, with the Company’s overall cash flow expected to be consistent with the June 2013 Set of projected financials, except for the capital expenditure allocated for the new manufacturing facility for the fiscal year 2013, which is expected to be delayed until fiscal year 2014.

For the reasons set forth above and based on the information available to the Company at this time, the Company does not believe that the financial projections need to be further updated and the special committee and the board do not believe that it is necessary to obtain an updated opinion and analyses from Houlihan Lokey at this time. For additional information on the June 2013 Set of projected financials, see “Special Factors — Certain Financial Projections” beginning on page 70.

Recommendation of Our Board of Directors and the Special Committee and Their Reasons for the Merger

Both the special committee and our board of directors determined that the merger, on the terms and subject to the conditions set forth in the merger agreement, is advisable and fair (both substantively and procedurally) to, and in the best interests of, the Company and its unaffiliated stockholders.

The Special Committee

The special committee, acting with the advice and assistance of its independent legal and financial advisors, evaluated the merger, including the terms of the merger agreement. At a meeting on September 23, 2013, the special committee unanimously (a) determined that the merger agreement and the transactions contemplated thereby, including the merger, on the terms and subject to the conditions set forth in the merger agreement, are advisable and fair (both substantively and procedurally) to, and in the best interests of, the Company and its unaffiliated stockholders and (b) recommended that our board of directors adopt and declare the advisability of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and recommend the Company’s stockholders approve the merger agreement.

In the course of reaching its determinations, the special committee considered a number of substantive factors and potential benefits of the merger, each of which the special committee believed supported its decisions, including, but not limited to, the following factors (which are not listed in any relative order of importance):

•	the all-cash merger consideration, which will allow our unaffiliated stockholders an opportunity to immediately realize a fixed amount of cash for their investment, which amount the special committee believes to be fair to the Company’s unaffiliated stockholders, without incurring brokerage and other costs typically associated with market sales and not to be exposed to the risks and uncertainties relating to the Company’s prospects;
•	the current and historical market prices of our common stock, including the fact that the US$6.69 per share merger consideration represents an approximately 39.7% premium over the closing price of US$4.79 per share on the NASDAQ Global Select Market on October 12, 2012 and an approximately 49.2%, 72.7% and 86.9% premium, respectively, over the 30-, 90-, and 180-trading day volume weighted average price on the NASDAQ Global Select Market on October 12, 2012, the last trading day prior to the Company’s announcement on October 15, 2012 that it had received the buyer group’s going-private proposal;
•	the extensive negotiations with respect to the merger consideration, which led to an increase from US$6.60 per share to US$6.69 per share and the special committee’s determination that US$6.69 per share was the highest price that the buyer group would agree to pay, with the special committee basing its belief on a number of factors, including the duration and tenor of negotiations and the experience of the special committee and its advisors, and that further negotiation ran the risk that the buyer group might determine to offer an amount less than US$6.69 per share, or abandon the transaction altogether, in which event the Company’s stockholders would lose the opportunity to accept the premium being offered;
•	the possibility that it could take a considerable period of time for the trading price of our common stock to reach and sustain at least the per share merger consideration of US$6.69 (or that such price would never be reached), as adjusted for the time value of money;
•	the limited trading volume of our common stock on the NASDAQ Global Select Market;
•	the belief by the special committee that, based on the process undertaken by its financial advisors to market the Company to other potential bidders, the merger consideration being offered by the buyer group was the most favorable price that could be obtained;
•	the financial analysis reviewed by Houlihan Lokey with our special committee, and the oral opinion to our special committee (which was confirmed in writing by delivery of Houlihan Lokey’s written opinion dated September 23, 2013), as to the fairness, from a financial point of view, of the US$6.69 per share merger consideration to be received by holders of the shares of Company common stock (other than holders of the excluded shares) in the merger, as of September 23, 2013, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion. Please see “Special Factors — Opinion of the Special Committee’s Financial Advisor” beginning on page 52 for additional information.
•	the belief of the special committee that the terms of the merger agreement, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations, are reasonable;
•	the likelihood that the merger would be completed based on, among other things (not in any relative order of importance):
º	the fact that Holdco, Parent and Merger Sub had obtained (i) the fully-executed foreign exchange facility contract from the lender; (ii) the fully-executed note purchase agreement providing for mezzanine debt financing from Lead Rich, (iii) the fully-executed equity commitment letter from Lead Rich, (iv) the fully-executed equity commitment letter from Mr. Zishen Wu, and (v) the fully-executed contribution agreement by and among Parent and the rollover holders, to fund the merger consideration and other transactions contemplated by the merger agreement;
º	the absence of a financing condition in the merger agreement;

º	the likelihood and anticipated timing of completing the merger in light of the scope of the conditions to completion, including the absence of significant required regulatory approvals, such as the U.S. and PRC antitrust approvals, in connection with the merger;
º	the fact that the merger agreement provides that, in the event of the failure of the merger to be completed under certain circumstances, Parent will pay the Company a US$10 million termination fee, and the guarantee of such payment obligation of Parent by Mr. Zishen Wu and MSPEA, severally but not jointly, pursuant to the limited guarantee;
º	the fact that the merger agreement provides that, if the required stockholder approval is not obtained at the special meeting, Parent must reimburse the Company’s out-of-pocket expenses up to US$2 million, and the guarantee of such payment obligation of Parent by Mr. Zishen Wu and MSPEA, severally but not jointly, pursuant to the limited guarantee;
º	the Company’s right, pursuant to the merger agreement, to obtain an injunction, specific performance or other equitable relief to cause Holdco, Parent and Merger Sub to cause Mr. Zishen Wu and Lead Rich to fund the equity financing immediately prior to the effective time of the merger in certain circumstances;
º	the fact that pursuant to the terms of the escrow agreement, Lead Rich deposited with the escrow agent the aggregate amount of the Lead Rich equity financing and the Lead Rich Notes proceeds, being US$50 million in the aggregate, on the date on which the merger agreement was executed, to be released at the closing of the merger subject to the conditions set forth in the Lead Rich equity commitment letter, the interim investors agreement and the note purchase agreement;
º	the buyer group’s agreement in the merger agreement to use its reasonable best efforts to consummate the merger;
•	the ability of the Company, under certain circumstances, based on the recommendation of the special committee, to change, withhold, withdraw, qualify or modify our recommendation that our stockholders vote to approve the merger agreement;
•	the ability of the Company, subject to compliance with the terms and conditions of the merger agreement, to terminate the merger agreement prior to the receipt of the required stockholders approvals if our board of directors determines (upon recommendation of the special committee) in its good faith judgment that failure to do so would be inconsistent with its fiduciary duties;
•	the ability of the Company, subject to compliance with the terms and conditions of the merger agreement, to terminate the merger agreement prior to the receipt of the required stockholders approvals in order to accept an alternative transaction proposed by a third party that is a “superior proposal” (as defined in the merger agreement and further explained under “The Agreement and Plan of Merger — Competing Transactions” below);
•	the fact that the outreach to other potential bidders during the pre-signing market check has not resulted in any alternative acquisition proposals; and
•	the negative impact of the bulletin issued by the SEC in June 2011 on the risks of investing in companies that had initially been listed in the U.S. through reverse mergers, as well as the related enforcement actions by the SEC, on liquidity and trading price, of publicly-traded stock of such companies in general;

In addition, the special committee believes that sufficient procedural safeguards were and are present to ensure that the merger is procedurally fair to our unaffiliated stockholders and to permit the special committee and our board of directors to represent effectively the interests of such unaffiliated stockholders. These procedural safeguards, which are not listed in any relative order of importance, are discussed below:

•	in considering the merger and the other transactions contemplated by the merger agreement with the buyer group, the special committee acted solely to represent the interests of the unaffiliated stockholders, and the special committee had independent control of the extensive negotiations with the buyer group and its legal advisors on behalf of such unaffiliated stockholders;
•	all of the directors serving on the special committee during the entire process were and are independent directors. In addition, none of such directors is or ever was an employee of the Company or any of its subsidiaries or affiliates and none of such directors has any financial interest in the merger that is different from that of the unaffiliated stockholders other than the members’ receipt of board and special committee compensation in connection with their evaluation of the merger (which are not contingent upon the completion of the merger or the special committee’s or board’s recommendation of the merger) and continued indemnification and liability insurance for such directors following the completion of the merger for certain claims and liabilities arising from their actions taken prior to the effective time of the merger;
•	the special committee was empowered to consider, attend to and take any and all actions in connection with the written proposal from the buyer group and the transactions contemplated by the merger agreement from the date the committee was established, and no evaluation, negotiation, or response regarding the transactions or any documentation in connection therewith from that date forward was considered by our board of directors for approval unless the special committee had recommended such action to our board of directors;
•	the recognition by the special committee that it had no obligation to recommend the approval of the merger proposal from the buyer group or any other transaction;
•	the special committee held numerous meetings and met regularly to consider and review the terms of the merger, and each member of the special committee was actively engaged in the process on a continuous and regular basis;
•	the special committee was assisted in negotiations with the buyer group and in its evaluation of the merger by Houlihan Lokey and Cleary Gottlieb Steen & Hamilton LLP, its financial and legal advisors, respectively;
•	the fact that the special committee oversaw a process undertaken by Houlihan Lokey to identify and seek offers from interested third parties, during which (i) Houlihan Lokey contacted 60 potential bidders regarding their potential interest in the Company and (ii) the Company entered into confidentiality agreements with, and provided nonpublic information to, two potential bidders;
•	the terms and conditions of the merger agreement were the product of extensive negotiations between the special committee and its advisors, on the one hand, and the buyer group and its advisors, on the other hand, which, among other things, resulted in an increase in the merger consideration from US$6.60 per share to US$6.69 per share;
•	the fact that, under the terms of the merger agreement, the merger must be approved by an affirmative vote (in person or by proxy) of the holders of at least a majority of the outstanding shares of Company common stock held by stockholders that are not members of the buyer group;
•	the fact that, under the terms of the merger agreement, the Company has a period of 40 days from September 23, 2013 to actively solicit competing proposals for the Company and furthermore, that the Company has the ability, after the expiration of such “go-shop” period, to consider and engage in discussions with respect to any unsolicited acquisition proposal that constitutes or could reasonably be expected to result in a superior proposal until the date our stockholders vote upon and approve the merger agreement;
•	the Company has the ability under certain circumstances to specifically enforce certain terms of the merger agreement;
•	the Company may under certain circumstances terminate the merger agreement in order to enter into an agreement relating to a superior proposal; and

•	the fact that while, pursuant to the voting agreement, the rollover holders have committed to vote in favor of approving the merger, such commitments terminate automatically upon termination of the merger agreement in accordance with its terms, including termination by the Company to accept a superior proposal and in other circumstances specified in the voting agreement.

The special committee also considered a variety of potentially negative factors, including the factors discussed below, concerning the merger agreement and the merger (which are not listed in any relative order of importance):

•	the fact that the Company’s unaffiliated stockholders will have no ongoing equity participation in the Company following the merger, and that they will cease to participate in our future earnings or growth, if any, or to benefit from increases, if any, in the value of the shares of Company common stock, and will not participate in any potential future sale of the Company to a third party or any potential recapitalization of the Company, which could include a dividend to stockholders;
•	the possibility that the buyer group could sell part or all of the Company following the merger to one or more purchasers at a valuation higher than that being paid in the merger;
•	the fact that the buyer group, which holds approximately 33.2% of the total outstanding shares of the Company common stock, on an as-converted basis, has expressed unwillingness to consider a sale of their stakes to any third party, which (i) made the special committee believe that it was less likely that any transaction with a third party could be completed at this time and (ii) may have discouraged, and may in the future discourage, third parties from submitting competing transactions with terms and conditions, including price, that may be superior to the merger;
•	the restrictions on the conduct of the Company’s business prior to the completion of the merger, which may delay or prevent the Company from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company pending completion of the merger;
•	the risks and costs to the Company if the merger does not close, including the diversion of management and employee attention, potential employee attrition, the potential disruptive effect on business and customer relationships, and the negative impact of a public announcement of the merger on our sales and operating results and our ability to attract and retain key management, marketing and technical personnel;
•	the risk that, while the merger is expected to be completed, there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied, and as a result, it is possible that the merger may not be completed even if approved by the Company’s stockholders;
•	the risk of incurring substantial expenses related to the merger, including in connection with litigation related to the merger;
•	the Company will be required, under certain circumstances, to pay Parent, which will be beneficially owned by the buyer group, a termination fee of US$4 million or US$2 million, as applicable, in connection with the termination of the merger agreement, and under certain circumstances, to reimburse up to US$2 million of expense reimbursement previously paid by the Parent to the Company due to the termination of the merger agreement if the required stockholder approval is not obtained at the special meeting or any adjournment or postponement thereof;
•	the fact that Parent and Merger Sub are corporations with essentially no assets other than the financing commitments of the lender, Lead Rich and Mr. Zishen Wu, and that the Company’s remedy for damages in the event of breach of the merger agreement by Parent or Merger Sub is limited to receipt of a reverse termination fee of US$10 million, guaranteed by the limited guarantee, and under certain circumstances the Company may not be entitled to such reverse termination fee at all;

•	the fact that since the Company became publicly listed in 2008, the highest historical closing price of our common stock (US$11.72 per share) exceeds the merger consideration offered to our unaffiliated stockholders;
•	the terms of the buyer group’s participation in the merger and the fact that the buyer group may have interests in the transaction that are different from, or in addition to, those of our unaffiliated stockholders (please see “Special Factors — Interests of Certain Persons in the Merger” beginning on page 84 for additional information);
•	the taxability of an all cash transaction to our unaffiliated stockholders that are U.S. holders for U.S. federal income tax purposes; and
•	the possibility that Parent and Merger Sub may be unable or unwilling to complete the merger, including if the financing as described above cannot be obtained despite Parent and Merger Sub’s compliance with their financing obligations set forth in the merger agreement or if Parent or Merger Sub choose not to complete despite the availability of financing. Under certain circumstances, the Company is entitled to an injunction, specific performance or other equitable remedies to cause Holdco, Parent and Merger Sub to cause Mr. Zishen Wu and Lead Rich to fund the equity financing under the merger agreement.

The foregoing discussion of information and factors considered by the special committee is not intended to be exhaustive, but includes all the material factors considered by the special committee. In view of the wide variety of factors considered by the special committee, the special committee found it impracticable to quantify or otherwise assign relative weights to the foregoing factors in reaching its conclusions. In addition, individual members of the special committee may have given different weights to different factors and may have viewed some factors more positively or negatively than others. The special committee recommended that our board of directors adopt, and our board of directors adopted, the merger agreement based upon the totality of the information presented to and considered by it.

In the course of reaching its conclusion regarding the fairness of the merger to the unaffiliated stockholders and its decision to recommend the approval of the merger agreement and approval of the transactions contemplated by the merger agreement, including the merger, the special committee considered financial analyses presented by Houlihan Lokey. These analyses included, among others, selected public companies analysis, selected transaction analysis and discounted cash flow analysis. All of the material analyses as presented to the special committee on September 23, 2013 are summarized below under the caption “ Special Factors — Opinion of the Special Committee’s Financial Advisor” beginning on page 52. The special committee expressly adopted these analyses and the opinion of Houlihan Lokey, among other factors considered, in reaching its determination as to the fairness of the transactions contemplated by the merger agreement, including the merger.

The special committee noted that the opinion of Houlihan Lokey addressed the fairness of the merger consideration to the holders of shares of Company common stock other than holders of the excluded shares, which consists of (i) all of the unaffiliated stockholders and (ii) the stockholders that are our directors or officers, which may be considered our affiliates, and that are not members of the buyer group. To the extent that the holders of the shares of Company common stock (other than holders of the excluded shares) may include one or more affiliated stockholders of the Company that are not members of the buyer group, since the consideration to be received by such affiliated stockholders of the Company is identical in all respects as the consideration to be received by the unaffiliated stockholders, the special committee believed that there was no meaningful distinction to be drawn between the concepts of “fairness to the unaffiliated stockholders of the Company” and “fairness to the holders of shares of Company common stock other than holders of the excluded shares.” As a result, the special committee believed that, even though the opinion of Houlihan Lokey addressed fairness with respect to the holders of shares of Company common stock other than holders of the excluded shares rather than with respect to the unaffiliated stockholders, it was still reasonable and appropriate to consider the fairness opinion of Houlihan Lokey as a material factor in its determination as to the fairness of the transaction to the unaffiliated stockholders.

The special committee did not consider the liquidation value of the Company’s assets because the special committee considers the Company to be a viable going concern business that will continue to operate regardless of whether the merger is consummated, where value is derived from cash flows generated from its continuing operations. In addition, the special committee believes that the value of the Company’s assets that might be realized in a liquidation would be significantly less than its going concern value. The special committee believes the analyses and additional factors it reviewed provided an indication of our going concern value. The special committee also considered the historical market prices of our common stock as described under the caption “Common Stock Transaction Information — Market Information” beginning on page 113. The special committee did not consider the Company’s net book value, which is defined as total assets minus total liabilities, attributable to the stockholders of the Company, as a factor. The special committee believes that net book value is not a material indicator of the value of the Company as a going concern, especially considering the Company's high level of seasonal volatility in regard to its income and unstable cash flow. The Company’s net book value per share was US$11.61 based on the weighted average number of outstanding shares of Company common stock on an as-converted basis as of September 30, 2013. Net book value does not take into account the future prospects of the Company, market conditions, trends in the industry in which the Company conducts its business or the business risks inherent in competing with other companies in the same industry.

Position of the Board of Directors as to Fairness of the Merger and Recommendation of the Board of Directors

On September 23, 2013, the Company’s board of directors (with Mr. Zishen Wu and Mr. Homer Sun abstaining in accordance with the Nevada Revised Statutes), acting upon the unanimous recommendation of the special committee, (i) unanimously determined that the merger, on the terms and subject to the conditions set forth in the merger agreement, is advisable and fair (both substantively and procedurally) to, and in the best interests of, the Company and its unaffiliated stockholders and (ii) approved and declared advisable the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated therein, including the merger.

In reaching these determinations, our board of directors considered and adopted:

•	the special committee’s analyses, conclusions and unanimous determination that the merger, on the terms and subject to the conditions set forth in the merger agreement, is advisable and fair (both substantively and procedurally) to, and in the best interests of, the Company and its unaffiliated stockholders; and
•	the special committee’s unanimous recommendation that our board of directors adopt and declare the advisability of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and that our stockholders approve the merger agreement at the special meeting.

In making these determinations, the Company’s board of directors also considered a number of other factors, including the following material factors (which are not listed in any relative order of importance):

•	the consideration and negotiation of the merger agreement was conducted entirely under the control and supervision of the special committee, which consists of three independent directors, each of whom is an outside, non-employee director, and that no limitations were placed on the special committee’s authority with respect to the proposed merger;
•	following its formation, the special committee’s independent control of the sale process with the advice and assistance of Houlihan Lokey and Cleary as its financial advisor and legal advisor, respectively, reporting solely to the special committee;
•	the process undertaken by the special committee and its advisors in connection with evaluating the merger, as described above in the section “Special Factors — Background of the Merger” beginning on page 25;
•	the oral opinion of Houlihan Lokey rendered to the special committee on September 23, 2013 (which was confirmed by delivery of Houlihan Lokey’s written opinion dated the same date) as to the fairness, from a financial point of view, to the Company’s stockholders (other than holders of the excluded shares) of the consideration of US$6.69 per share merger consideration to be received by those stockholders in the merger, as of September 23, 2013, based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by Houlihan Lokey in preparing its opinion. Please see “Special Factors — Opinion of the Special Committee’s Financial Advisor” beginning on page 52 for additional information;
•	as a publicly traded company, the Company faces pressure from public stockholders and investment analysts to make decisions that might produce better short-term results, but over the long term might lead to a reduction in the per share price of its publicly traded equity securities. If the Company becomes a privately held entity, the Company’s management may have greater flexibility to focus on improving the Company’s financial performance without the constraints caused by the public equity market’s valuation of the Company and the emphasis on short-term period-to-period performance; and
•	our board of directors also believes that it is appropriate for the Company to undertake the merger and to terminate the registration of the Company common stock with the SEC at this time because (a) the offer price of US$6.69 per share from the buyer group represents a significant premium over recent market prices, (b) the limited trading volume of the Company common stock on the NASDAQ Global Select Market does not justify the costs of remaining a public company, including the cost of complying with the Sarbanes-Oxley Act of 2002 and other U.S. federal securities laws, which totaled approximately US$2.9 million and US$2.8 million for the fiscal years ended December 31, 2011 and 2012, respectively, and (c) of the fact that Parent was able to obtain (i) the fully-executed foreign exchange facility contract from the lender; (ii) the fully-executed note purchase agreement providing for mezzanine debt financing from Lead Rich; (iii) the fully-executed equity commitment letter from Lead Rich; (iv) the fully-executed equity commitment letter from Mr. Zishen Wu, to fund the merger consideration to be paid in connection with the merger; and (v) the fully-executed contribution agreement by and among Parent and the rollover holders. With respect to (b) above, these costs are ongoing, comprise a significant element of our corporate overhead expenses, and are difficult to reduce. In addition to the direct out-of-pocket costs associated with SEC reporting and compliance, the Company’s management and accounting staff, which comprise a handful of individuals, need to devote significant time to these matters. Furthermore, as an SEC-reporting company, the Company is required to disclose a considerable amount of business information to the public, some of which would be considered proprietary and need not be disclosed by a non-reporting company. As a result, our actual or potential competitors, customers, lenders and vendors all have ready access to the information which potentially may help them compete against us or make it more difficult for us to negotiate favorable terms with them, as the case may be. Our board of directors also considered that while the Company’s recent financial performance appeared to have strengthened, a significant portion of that was due to cash collection, from certain distributors for sales made in prior financial periods and due to the fact that the Company now recognizes revenue for those distributors on a cash collections basis, rather than a shipment basis.

Our board of directors noted that the opinion of Houlihan Lokey addressed the fairness of the merger consideration to the holders of shares of Company common stock other than holders of the excluded shares, which consists of (i) all of the unaffiliated stockholders and (ii) the stockholders that are our directors or officers, which may be considered our affiliates, and that are not members of the buyer group. To the extent that the holders of the shares of Company common stock (other than holders of the excluded shares) may include one or more affiliated stockholders of the Company that are not members of the buyer group, since the consideration to be received by such affiliated stockholders of the Company is identical in all respects as the consideration to be received by the unaffiliated stockholders, our board of directors believed that there was no meaningful distinction to be drawn between the concepts of “fairness to the unaffiliated stockholders of the Company” and “fairness to the holders of shares of Company common stock other than holders of the excluded shares.” As a result, the our board of directors believed that, even though the opinion of Houlihan Lokey addressed fairness with respect to the holders of shares of Company common stock other than holders of the excluded shares rather than with respect to the unaffiliated stockholders, it was still reasonable and appropriate to consider the fairness opinion of Houlihan Lokey as a material factor in its determination as to the fairness of the transaction to the unaffiliated stockholders.

Our board of directors did not consider other offers made by any unaffiliated person, other than as described in this proxy statement and prior filings with the SEC, as the Company is not aware of any firm offers made by any other persons during the two years prior to the date of merger agreement for (i) a merger or consolidation of the Company with another company, or vice versa, (ii) a sale or transfer of all or any substantial part of the Company’s assets, or (iii) a purchase of the Company’s securities that would enable such person to exercise control of the Company.

To the extent known by each filing person after making reasonable inquiry, except as set forth under “Special Factors — Recommendation of Our Board of Directors and the Special Committee and Their Reasons for the Merger,” no executive officer, director or affiliate of the Company or such filing person has made a recommendation either in support of or opposed to the merger and other transactions contemplated by the merger agreement.

Except as set forth under “Special Factors — Background of the Merger,” “Special Factors —  Recommendation of Our Board of Directors and the Special Committee and Their Reasons for the Merger,” and “Special Factors — Opinion of the Special Committee’s Financial Advisor,” no director who is not an employee of the Company has retained an unaffiliated representative to act solely on behalf of the unaffiliated stockholders for purposes of negotiating the terms of the merger and other transactions contemplated by the merger agreement and/or preparing a report concerning the fairness of the merger and other transactions contemplated by the merger agreement.

After carefully considering the unanimous recommendation of the special committee and other factors, the Company’s board of directors (with Mr. Zishen Wu and Mr. Homer Sun abstaining in accordance with the Nevada Revised Statutes) has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and fair (both substantively and procedurally) to, and in the best interests of, the Company and its unaffiliated stockholders, and adopted and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger, and recommends that our stockholders vote “FOR” the proposal to approve the merger agreement and “FOR” the proposal to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve the merger agreement.

Opinion of the Special Committee’s Financial Advisor

On September 23, 2013, Houlihan Lokey rendered an oral opinion to our special committee (which was confirmed in writing by delivery of Houlihan Lokey’s written opinion dated September 23, 2013), to the effect that, as of September 23, 2013, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion, the US$6.69 per share merger consideration to be received by holders of the shares of Company common stock (other than holders of the excluded shares) in the merger was fair, from a financial point of view, to such holders.

Houlihan Lokey’s opinion was directed to our special committee and only addressed the fairness from a financial point of view of the US$6.69 per share merger consideration to be received by holders of the shares of Company common stock (other than holders of the excluded shares) in the merger and does not address any other aspect or implication of the merger. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion. The opinion did not address the relative merits of the merger as compared to any alternative business strategies or transactions that might be available for the Company or any other party, nor did it address the underlying business decision of the special committee, the board of directors, the Company, its security holders or any other party or entity to proceed with or effect the merger or any terms or aspects of any rollover, voting or other agreements to be entered into in connection with the merger, any potential financing for the merger or the likelihood of consummation of such financing. Houlihan Lokey’s opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party or entity. Houlihan Lokey’s opinion and the summary of its opinion and the related analyses set forth in this proxy statement are not intended to be, and do not constitute, advice or a recommendation to our special committee or any stockholder as to how to act or vote with respect to the merger or related matters.

In connection with its opinion, Houlihan Lokey made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey:

•	reviewed an execution version dated September 23, 2013 of the merger agreement;
•	reviewed certain publicly available business and financial information relating to the Company that Houlihan Lokey deemed to be relevant;
•	reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to Houlihan Lokey by the Company, including financial projections prepared by personnel of the Company relating to the Company for the calendar years ending 2013 through 2017;
•	spoke with certain members of the management of the Company and certain of its representatives and advisors regarding the business, operations, financial condition and prospects of the Company, the merger and related matters;
•	compared the financial and operating performance of the Company with that of other public companies that Houlihan Lokey deemed to be relevant;
•	considered the publicly available financial terms of certain transactions that Houlihan Lokey deemed to be relevant;
•	reviewed the current and historical market prices and trading volume for the shares of Company common stock, and the current and historical market prices and trading volume of the publicly traded securities of certain other companies that Houlihan Lokey deemed to be relevant; and
•	conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished or otherwise made available to Houlihan Lokey, discussed with or reviewed by Houlihan Lokey, or publicly available, and does not assume any responsibility with respect to such data, material and other information. In addition, management of the Company have advised Houlihan Lokey, and Houlihan Lokey assumed, that the financial projections reviewed by Houlihan Lokey have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company, and Houlihan Lokey expresses no opinion with respect to such projections or the assumptions on which they are based. Houlihan Lokey relied upon and assumed, without independent verification, that there have been no changes in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey that would be material to its analyses or opinion, and that there is no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading. Further, management of the Company have advised Houlihan Lokey that (i) the financial projections provided to Houlihan Lokey are the only projections prepared by personnel of the Company (or any affiliated entity) in connection with the merger, (ii) they have not received, reviewed, approved, commented on or otherwise contributed to any other projections or similar information prepared by any other party in connection with the merger, nor have they updated or otherwise revised the financial projections since the last date they were provided to Houlihan Lokey and (iii) to the best of their knowledge and belief, no other projections or similar information have been provided to any party involved in the merger, and the special committee has received all projections and/or similar information that have been received by any other party involved in the merger.

Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the merger agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the merger agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the merger will be satisfied without waiver thereof, and (d) the merger will be consummated in a timely manner in accordance with the terms described in the merger agreement and such other related documents and instruments, without any amendments or modifications thereto. Houlihan Lokey also relied upon and assumed, without independent verification, that (i) the merger will be consummated in a manner that complies in all respects with all applicable foreign, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the merger or the Company that would be material to Houlihan Lokey’s analyses or opinion.

Furthermore, in connection with its opinion, Houlihan Lokey was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor was Houlihan Lokey provided with any such appraisal or evaluation. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of any entity or business. Houlihan Lokey did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.

Houlihan Lokey’s opinion was furnished for the use of the special committee (in its capacity as such) in connection with its evaluation of the merger and may not be used for any other purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey’s opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. Houlihan Lokey’s opinion is not intended to be, and does not constitute, a recommendation to the special committee, the board of directors, any security holder or any other person as to how to act or vote with respect to any matter relating to the merger or otherwise.

Houlihan Lokey was not requested to opine as to, and its opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the special committee, the board of directors, the Company, its security holders or any other party to proceed with or effect the merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the merger or otherwise (other than the per share merger consideration to the extent expressly specified in its opinion) including, without limitation, any terms or aspects of any arrangements involving the rollover holders, voting agreements, or guarantees to be entered into in connection with the merger or any potential financing for the merger or the likelihood of consummation thereof, (iii) the fairness of any portion or aspect of the merger to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of Houlihan Lokey’s opinion to the effect that as of September 23, 2013, the US$6.69 per share merger consideration to be received by holders of the shares of Company common stock (other than holders of the excluded shares) in the merger was fair, from a financial point of view, to such holders, (iv) the relative merits of the merger as compared to any alternative business strategies or transactions that might be available for the Company or any other party, (v) the fairness of any portion or aspect of the merger to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration among or within such classes or groups of security holders or other constituents), (vi) whether or not the Company, its security holders or any other party is receiving or paying reasonably equivalent value in the merger, (vii) the solvency, creditworthiness or fair value of the Company or any other participant in the merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the merger, any class of such persons or any other party, relative to the per share merger consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with the consent of the special committee, on the assessments by the special committee, the board of directors, the Company and their respective advisors, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company and the merger or otherwise.

In preparing its opinion to the special committee, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey’s analyses is not a complete description of the analyses underlying Houlihan Lokey’s opinion. The preparation of a fairness opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither a fairness opinion nor its underlying analyses are readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors or focusing on information presented in tabular format, without considering all analyses, methodologies and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analyses and opinion. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques.

In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of Houlihan Lokey’s opinion. Houlihan Lokey’s analyses involved judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the Company, such as the impact of competition on the business of the Company and on the industry generally, industry growth and the absence of any material change in the financial condition and prospects of the Company or the industry or in the markets generally. No company, transaction or business used in Houlihan Lokey’s analyses for comparative purposes is identical to the Company or the proposed merger and an evaluation of the results of those analyses is not entirely mathematical. Houlihan Lokey believes that mathematical derivations (such as determining average and median) of financial data are not by themselves meaningful and should be considered together with qualities, judgments and informed assumptions. The estimates contained in the Company’s analyses and the implied reference range values indicated by Houlihan Lokey’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of our company. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.

Houlihan Lokey’s opinion was provided to the special committee in connection with its evaluation of the proposed merger and was only one of many factors considered by the special committee in evaluating the proposed merger. Neither Houlihan Lokey’s opinion nor its analyses were determinative of the merger consideration or of the views of the special committee or management with respect to the merger or the merger consideration. Houlihan Lokey was not requested to, and it did not, recommend the specific per share merger consideration payable in the merger. The type and amount of consideration payable in the merger were determined through negotiation between the special committee and Parent, and the decision to enter into the merger was solely that of the special committee and board of directors.

The following is a summary of the material analyses reviewed by Houlihan Lokey with the special committee in connection with Houlihan Lokey’s opinion rendered on September 23, 2013. The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey. The analyses summarized below include information presented in tabular format. In order to fully understand Houlihan Lokey’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Houlihan Lokey’s analyses.

For purposes of its analyses, Houlihan Lokey reviewed a number of financial metrics, including:

•	Enterprise value, calculated as the value of the relevant company’s outstanding equity securities (taking into account its outstanding warrants and other convertible securities) based on the relevant company’s closing stock price, or equity value, plus net debt (calculated as outstanding indebtedness, preferred stock and capital lease obligations less the amount of cash on its balance sheet), as of a specified date;
•	Revenue; and
•	Earnings before interest, taxes, depreciation, and amortization less changes in total working capital (“adjusted EBITDA”), with total working capital calculated as current assets less current liabilities. Houlihan Lokey utilized adjusted EBITDA in order to account for significant and recurring fluctuations in the Company’s working capital levels and the Company’s extended cash collection cycle, or the amount of time necessary to convert sales and product shipments into actual cash collections while achieving similar levels of profitability and growth.

Unless the context indicates otherwise, enterprise values and equity values derived from the selected companies analysis described below were calculated using the closing price of our common shares and the common stock of the selected agrichemical companies listed below as of September 20, 2013, and transaction values for the target companies derived from the selected transactions analysis described below were calculated as of the public announcement date of the relevant transaction based on the estimated purchase prices paid in the selected transactions. Accordingly, this information may not reflect current or future market conditions. Estimates of 2013 (NFY) and 2014 (NFY+1) revenue and adjusted EBITDA for the Company were based on estimates provided by Company management. Estimates of 2013 (NFY) and 2014 (NFY+1) revenue and adjusted EBITDA for the selected agrichemical companies listed below were based on certain publicly available research analyst estimates for those agrichemical companies.

The Company’s implied per share equity values were calculated as total enterprise value plus the Company’s cash and cash equivalents, less (i) cash necessary to finance short-term operations as related to the Company’s seasonal business model per Company management estimates; (ii) cash allocated by Company management for capital expenditures for the imminent construction of a new manufacturing facility in an aggregate amount equal to US$94.0 million for the fiscal years 2013 through 2015; (iii) minority interest; and (iv) total debt; in each case, divided by the number of outstanding shares of the Company.

Selected Companies Analysis.  Houlihan Lokey calculated multiples of enterprise value based on certain financial data for the Company and selected agrichemical companies listed below. The calculated multiples included:

Enterprise value as a multiple of LTM revenue;

Enterprise value as a multiple of estimated 2013 revenue;

Enterprise value as a multiple of estimated 2014 revenue;

Enterprise value as a multiple of LTM adjusted EBITDA;

Enterprise value as a multiple of estimated 2013 adjusted EBITDA; and

Enterprise value as a multiple of estimated 2014 adjusted EBITDA.

The table below sets forth a summary of relevant information reviewed by Houlihan Lokey for conducting its selected public company analysis. Although none of the companies under the selected companies analysis is directly comparable to the Company, the selected companies are China and emerging market-based agrichemical companies with operations and/or other criteria, such as lines of business, markets, business risks, growth prospects, maturity of business and size and scale of business that, for the purposes of its analysis, Houlihan Lokey and the management of the Company considered generally relevant in evaluating the Company. The foregoing criteria were consistently applied to all selected companies. The selected companies were presented in two tables — one for China-based companies and another for emerging markets-based companies, for ease of distinguishing between the two geographies. Information for each of the selected public companies was based on each company’s most recent publicly available financial information and closing share prices as of September 20, 2013.

Selected China Companies

(dollars in millions)	Eq. Market Value(1) ($mm)	Enterprise Value(2) ($mm)	EV/Revenue			EV/Adjusted EBITDA(3)
Company			LTM (x)	NFY (x)	NFY + 1 (x)	LTM (x)	NFY (x)	NFY + 1 (x)
Sinofert Holdings Ltd.	$1,250.3	$1,953.3	0.30x	0.28x	0.26x	NMF	NMF	13.1x
Nanjing Redsun Co. Ltd.	1,434.4	1,923.4	1.63x	1.31x	1.22x	17.5x	NMF	NMF
Anhui Liuguo Chemical Co., Ltd.	554.7	898.2	0.98x	0.80x	0.70x	5.4x	NA	NA
Stanley Fertilizer Co., Ltd.	1,019.3	865.1	1.00x	0.81x	0.62x	11.3x	7.2x	5.3x
Chongqing JianFeng Chemical Co., Ltd	405.0	711.3	1.25x	1.13x	1.06x	6.1x	5.1x	17.0x
Liuzhou Chemical Industry Co., Ltd.	294.2	574.8	1.37x	1.16x	1.05x	4.3x	7.5x	8.3x
Ko Yo Chemical Group Limited	69.6	570.7	NMF	2.00x	1.39x	NMF	NA	NA
Anhui Sierte Fertilizer Industry Co., Ltd.	474.4	503.6	1.55x	1.15x	0.83x	4.7x	8.5x	10.3x
Guangxi Hechi Chemical Co., Ltd.	231.1	251.5	1.85x	NA	NA	12.0x	NA	NA
Migao Corporation	46.9	138.8	0.48x	0.55x	0.42x	10.4x	NA	NA
China Green Agriculture, Inc.	114.1	55.2	0.25x	NA	NA	2.3x	NA	NA
High	$1,434.4	$1,953.3	1.85x	2.00x	1.39x	17.5x	8.5x	17.0x
Low	$69.6	$251.5	0.30x	0.28x	0.26x	4.3x	5.1x	5.3x
Mean	$535.8	$767.8	1.07x	1.02x	0.84x	8.2x	7.1x	10.8x
Median	$405.0	$574.8	1.12x	1.13x	0.83x	6.1x	7.4x	10.3x

Selected Emerging Market Companies

(dollars in millions)	Eq. Market Value(1) ($mm)	Enterprise Value(2) ($mm)	EV/Revenue			EV/Adjusted EBITDA(3)
Company			LTM (x)	NFY (x)	NFY + 1 (x)	LTM (x)	NFY (x)	NFY + 1 (x)
OJSC PhosAgro	$3,846.2	$4,969.7	1.46 x	1.48 x	1.46 x	5.5 x	5.8 x	5.5 x
Coromandel International Ltd.	1,044.6	1,471.1	1.02 x	0.88 x	0.77 x	NMF	NMF	23.1 x
National Fertilizers Ltd.	158.7	921.7	0.90 x	NA	NA	NMF	NA	NA
Gubre Fabrikalari Turk Anonim Sirketi	597.1	851.6	0.77 x	0.68 x	0.68 x	3.3 x	NA	NA
Fertilizantes Heringer S/A	163.4	564.0	0.23 x	0.23 x	0.20 x	7.6 x	NA	NA
Gujarat State Fertilizers & Chemicals Ltd.	317.5	531.3	0.57 x	0.50 x	0.48 x	NMF	NMF	2.4 x
Rashtriya Chemicals And Fertilizers Ltd.	272.1	525.7	0.48 x	0.47 x	0.41 x	NMF	6.2 x	8.5 x
Joint Stock Company Dorogobuzh	348.9	518.0	1.05 x	NA	NA	NMF	NA	NA
Fauji Fertilizer Bin Qasim Ltd.	346.5	453.9	0.84 x	0.90 x	0.89 x	3.4 x	NA	NA
Mangalore Chemicals & Fertilizers Ltd.	98.2	289.0	0.65 x	NA	NA	25.6 x	NA	NA
Sinon Corporation	163.7	277.4	0.55 x	NA	NA	18.9 x	NA	NA
Agritech Ltd.	43.4	273.6	NMF	NA	NA	10.6 x	NA	NA
Madras Fertilizers Ltd.	34.9	82.8	0.20 x	NA	NA	0.9 x	NA	NA
High	$3,846.2	$4,969.7	1.46 x	1.48 x	1.46 x	25.6 x	6.2 x	23.1 x
Low	$34.9	$82.8	0.20 x	0.23 x	0.20 x	0.9 x	5.8 x	2.4 x
Mean	$571.9	$902.3	0.73 x	0.73 x	0.70 x	9.5 x	6.0 x	9.9 x
Median	$272.1	$525.7	0.71 x	0.68 x	0.68 x	6.6 x	6.0 x	7.0 x

Notes:

(1).	Equity Market Value refers to share price * (common shares outstanding + options and warrants per the treasury stock method) Company Equity Market Value based on 50.7 million shares outstanding per 10-Q filed on 8/9/2013 for the quarterly period ended 6/30/2013
(2).	Enterprise Value refers to equity market value + debt + preferred stock + derivative liabilities + minority interest - cash and short term investment
(3).	Adjusted EBITDA = EBITDA - change in net working capital; net working capital = current assets - current liabilities

LTM refers to the most recently completed twelve month period for which financial information has been made public

NA refers to not available figure

NFY refers to the next fiscal year for which financial information has not been made public

NFY + 1 refers the fiscal year following NFY

NMF refers to not meaningful figure

Estimates of 2013 (NFY) and 2014 (NFY + 1) revenue and adjusted EBITDA for the selected agrichemical companies were based on certain publicly available research analyst estimates for those agrichemical companies.

No company used in this analysis for comparative purposes is identical to the Company

Converted to US$ using relevant rates as of 9/20/2013

Based on Houlihan Lokey's professional judgment and after taking into account qualitative and quantitative factors with respect to the Company and the selected companies, including as to size, growth and profitability, Houlihan Lokey applied the following selected multiple ranges derived from the selected companies to corresponding financial data for the Company:

	Selected Multiple Range
Multiple Description	Low	High
Enterprise Value as a multiple of:
LTM revenue	0.80	1.10
Estimated 2013 revenue	0.70	1.00
Estimated 2014 revenue	0.60	0.90
LTM adjusted EBITDA	10.0	15.0
Estimated 2013 adjusted EBITDA	6.0	9.0
Estimated 2014 adjusted EBITDA	8.0	11.0

The selected companies analysis indicated the following implied per share reference range for the Company, as compared to the proposed per share merger consideration:

Implied Per Share Equity Reference Range for the Company	Per Share Merger Consideration
$6.26 – $9.51 (based on LTM revenue)Multiple Description	$6.69
$5.67 – $9.12 (based on estimated 2013 revenue)	$6.69
$6.27 – $10.60 (based on estimated 2014 revenue)	$6.69
$2.36 – $4.73 (based on LTM adjusted EBITDA)	$6.69
$4.50 – $7.94 (based on estimated 2013 adjusted EBITDA)	$6.69
$5.00 – $7.76 (based on estimated 2014 adjusted EBITDA)	$6.69

Selected Transactions Analysis.  Houlihan Lokey calculated multiples of enterprise value and per share equity value based on the estimated purchase prices paid in the following selected publicly-announced agrichemical transactions. The calculated multiples comprised enterprise value as a multiple of LTM revenue. Multiples of adjusted EBITDA were not used as there was limited or no working capital data publicly available for the target companies in the selected transactions. Although none of the transactions under the selected transactions analysis are directly comparable to this transaction, the selected transactions include transactions in which the target company is either a China or emerging market-based agrichemical company with operations and/or other criteria, such as lines of business, markets, business risks, growth prospects, maturity of business and size and scale of business that, for the purposes of its analysis, Houlihan Lokey and the management of the Company considered generally relevant in evaluating the transaction. Transaction data was sourced from Capital IQ. The foregoing criteria were consistently applied to all selected transactions. The transactions were presented in four tables — one for transactions involving change-of-control China-based target companies, one for transactions involving non-change-of-control China-based target companies, one for transactions involving change-of-control emerging markets-based target companies and one for transactions involving non-change-of-control emerging markets-based target companies, for ease of distinguishing between the types of transactions by geography and change-of-control and non-change-of-control.

Selected China Agrichemical Transactions

(dollars in millions) Announced	Target	Buyer	Implied EV ($mm)	Revenue ($mm)	Implied EV/ Revenue
Change-of-Control M&A Transactions
9/9/2013	Hubei Sanonda Co. Ltd.	Celsius Property B.V.	$261.9	$449.0	0.58x
1/8/2013	Hanfeng Evergreen Inc.	Mr. Xinduo Yu (CEO of Hanfeng Evergreen)	79.1	240.3	0.33x
1/8/2013	Liuzhou Liuhua Compound Fertilizer Co., Ltd.	Liuzhou Chemical Industry Co., Ltd.	3.3	NA	NA
11/26/2012	Yunnan Fengxi Chemical Co., Ltd.	Fuyuan County Dongyinyuan Coal Co., Ltd.	1.3	NA	NA
7/4/2012	Guizhou Tianfu Chemical Co., Ltd.	Guizhou Industrial Investment (Group) Co., Ltd.	157.8	NA	NA
6/26/2012	Henan Datong Chemical Industry Co., Ltd.	China Jinshi Investment Holdings Ltd.	10.8	NA	NA
4/30/2012	Yixing Guohao Bio-Environmental Co., Ltd.	Shing Hing International Limited	NA	NA	NA
1/9/2012	Xundian Lomon Phosphorus Chemical Co., Ltd.	Sinochem Fertilizer Co., Ltd.	212.5	NA	NA
12/22/2011	Century Wanyeyuan Bio-engineering Co., Ltd.	Private Investor	10.0	1.9	5.30x
12/5/2011	Jiangxi Guixi Fertilizer Co., Ltd.	Anhui Liuguo Chemical Co., Ltd.	14.5	NA	NA
10/10/2011	Guangxi Hechi Chemical Co., Ltd.	Lingshan Huaxing Arts and Crafts Factory	NA	NA	NA
5/6/2011	Yueyang Hongrun Fertilizer Co., Ltd.	Guangzhou Yingsi Decoration Engineering Co., Ltd.	0.9	NA	NA
4/28/2011	Shandong Huayang Technology Co., Ltd.	Shandong Huayang Science and Technology Co., Ltd.	NA	83.3	NA
3/30/2011	Shandong Dacheng Pesticide Co., Ltd.	Shandong Hualian Mining Co., Ltd.	NA	120.1	NA
Median				$120.1	0.58x
Mean				$178.9	2.07x
Non-Change-of-Control M&A Transactions
7/31/2013	Boyuan Group, Bodashidi Plant	LG International Corp.	$317.2	NA	NA
5/31/2013	SDIC Xinjiang Luobupo Potash Co., Ltd.	Xinjiang Guannong Fruit & Antler Group Co., Ltd.	NA	$726.5	NA
1/4/2013	Beihai Gofar Marine Biological Industry Co., Ltd.	Sealand Securities Co., Ltd.	NA	87.1	NA
7/19/2012	Anhui Huaxing Chemical Industry Co., Ltd.	China-Trust Shanghai Oil Group Co., Ltd.	NA	146.8	NA
7/16/2012	Shandong Huayang Technology Co., Ltd.	Shanxi Gengyang Investment Co., Ltd.	196.5	95.3	2.06x
6/5/2012	Yunnan Three Circles-Sinochem Fertilizers Co., Ltd.	Yunnan Yuntianhua Co., Ltd.	166.9	NA	NA
5/18/2012	Yidu Xingfa Chemical Co., Ltd.	Hubei Xingfa Chemicals Group Co. Ltd.	86.6	NA	NA
5/8/2012	Hebei Wanquan Hongyu Chemicals Co., Ltd.	Beijing Nutrichem International Co., Ltd.	41.6	58.9	0.71x
4/18/2012	Shandong Kingenta Ecological Engineering Co., Ltd.	Youngor Investment Co., Ltd.	1,170.9	1,304.4	0.90x
2/21/2012	Jiangsu Yangnong Chemical Group Co., Ltd.	Sinochem International Corporation	730.1	NA	NA
2/8/2012	HeBei Veyong Bio-chemical Co., Ltd.	Xinao Holding Investment Co., Ltd.	NA	289.6	NA
11/27/2011	China XLX Fertiliser Ltd.	Primavera Capital Group	NA	568.2	NA
11/9/2011	Shaanxi Xinghua Chemistry Co., Ltd.	Shaanxi Yanchang Petroleum Chemical Construction	NA	204.8	NA
9/9/2011	Luxi Chemical Group Co., Ltd.	CDH Investments	NA	1,468.4	NA
5/9/2011	Dazhou Koyo Chemical Industry Co., Ltd.	International Finance Corporation	NA	NA	NA
3/21/2011	Yunnan Tianteng Chemical Company Ltd.	Yunnan Yuntianhua Co., Ltd.	5.8	NA	NA
2/8/2011	Shandong Huayang Technology Co., Ltd.	Zibo Hongda Mining Industry Co., Ltd.	252.0	77.3	3.26x
Median				$204.8	1.48x
Mean				$457.0	1.73x
Overall
Median				$175.8	0.90x
Mean				$370.1	1.88x
High				$1,468.4	5.30x
Low				$1.9	0.33x

Selected International Agrichemical Transactions

(dollars in millions) Announced	Target	Buyer	Implied EV ($mm)	Revenue ($mm)	Implied EV/ Revenue
Change-of-Control M&A Transactions
7/19/2013	Eisai Seikaken Co., Ltd.	Lawson Inc.	NA	$14.7	NA
6/25/2013	TJ Technologies, Inc.	Novozymes A/S	NA	15.0	NA
2/6/2013	Rosier S.A.	Borealis AG	$98.9	376.8	0.26x
12/19/2012	Pace International, LLC	Valent BioSciences Corporation	86.7	NA	NA
12/18/2012	Vale S.A., Araucária Nitrogenados Fertilizer Plant	Petróleo Brasileiro S.A. – Petrobras	234.0	NA	NA
12/7/2012	Bunge Limited, Fertilizer Business in Brazil	Yara International ASA	750.0	NA	NA
12/4/2012	Sree Ramcides Chemicals Pvt. Ltd.	SDS Biotech K.K.	26.4	19.3	1.37x
8/16/2012	Agritech Limited	Faysal Bank; Askari Bank; Soneri Bank	400.8	56.6	7.08x
7/23/2012	Avima (Pty) Ltd.	AGRO-SERVE (PROPRIETARY) LIMITED	9.5	14.2	0.67x
6/26/2012	Landec Ag, LLC.	Incotec Holding North America, Inc.	0.6	4.2	0.14x
6/18/2012	Zaklady Azotowe Pulawy Spolka Akcyjna	Synthos S.A	465.5	1,121.4	0.42x
5/8/2012	K+S Nitrogen GmbH	OJSC Mineral and Chemical Company	181.9	1,503.0	0.12x
12/13/2011	SIBUR-Mineral Fertilizers JSC	CJSC Holding Company Siberian Business Union	1,000.0	978.0	1.02x
7/26/2011	DVA Agro Brasil C.I.E.I.A. Ltda.	United Phosphorus Limited	362.7	130.0	2.79x
7/21/2011	S.C. Alcedo S.R.L.	Sumitomo Corporation	84.7	67.8	1.25x
6/20/2011	Carrs Fertilisers Limited	Origin Enterprises Plc	30.8	96.1	0.32x
6/20/2011	COMPO GmbH & Co. KG	Triton	293.6	576.2	0.51x
5/26/2011	International Mineral Technologies, LLC	Agrium Advanced Technologies, Inc.	44.0	60.0	0.73x
5/10/2011	SDS Biotech K.K.	Idemitsu Kosan Co. Ltd.	166.0	142.6	1.16x
5/2/2011	Agrium Italia S.p.A.	Agrium Europe S.A.	27.0	200.0	0.14x
4/11/2011	Antonio Fuentes Mendez S.A.U.	ICL Fertilizers Ltd.	289.1	163.3	1.77x
3/17/2011	Cleancrop UK Limited	Silos (UK) Limited	65.3	113.1	0.58x
3/10/2011	Rigby Taylor Ltd	Origin Enterprises Plc	16.4	36.4	0.45x
Median				$104.6	0.62x
Mean				$284.4	1.15x
Non-Change-of-Control M&A Transactions
8/26/2013	YOUNG-IL Chemical Co., Ltd.	NongHyup Agribusiness Group Inc.	$42.5	NA	NA
4/16/2013	Plant Health Care plc	Quorum plc	76.6	$7.8	9.89x
4/10/2013	Mangalore Chemicals & Fertilizers Limited	Adventz Investments and Holdings Limited	318.5	509.9	0.62x
1/24/2013	Liberty Phosphate Ltd.	Coromandel International Limited	66.9	90.6	0.74x
1/22/2013	Browns Investments PLC	Brown & Company PLC	83.9	21.2	3.96x
9/13/2012	MBAC Fertilizer Corp	B&A Mineracao S.A.	370.2	5.9	NM
5/23/2012	Azomures	Pelican Fertilizers GmbH	329.0	486.1	0.68x
3/27/2012	Olaines Kudra	Florabalt SIA Ltd.	6.4	1.7	3.75 x
11/25/2011	OJSC PhosAgro	Menoza Trading Limited	6,340.5	2,843.6	2.23x
6/30/2011	Stähler International GmbH & Co. KG	Cheminova A/S	50.6	145.1	0.35x
6/22/2011	Vale Fertilizantes SA	Mineracao Naque S.A.	8,822.0	1,931.0	4.57x
5/30/2011	Sabero Organics Gujarat Limited	Coromandel International Limited	139.2	91.5	1.52x
5/10/2011	Nufarm Limited	Sumitomo Chemical Co. Ltd.	1,994.3	2,302.2	0.87x
2/14/2011	Fumakilla Ltd.	S.T. Corporation	193.3	274.7	0.70x
Median				$145.1	1.19x
Mean				$670.1	2.49x
Overall
Median				$113.1	0.74x
Mean				$436.4	1.69x
High				$2,843.6	9.89x
Low				$1.7	0.12x

Source: Capital IQ

NA refers to not available figure

No transaction used in this analysis for comparative purposes is identical to the Transaction

Implied enterprise value of target company based on the announced transaction equity price and other public information available at the time of the announcement

Based on Houlihan Lokey's professional judgment and after taking into account qualitative and quantitative factors with respect to the Company and the target companies involved in the selected transactions, including as to size and profitability, Houlihan Lokey applied the following selected multiple range derived from the selected transactions to corresponding financial data for the Company:

	Selected Multiple Range
Multiple Description	Low	High
Enterprise Value as a multiple of:
LTM revenue	0.70	1.30

The selected transactions analysis indicated the following implied per share reference range for the Company, as compared to the proposed per share merger consideration:

Implied Per Share Equity Reference Range for the Company	Per Share Merger Consideration
$5.18 – $11.67 (based on estimated LTM revenue)	$6.69

Discounted Cash Flow Analysis.  Houlihan Lokey performed a discounted cash flow analysis for the purpose of determining the equity value per share. A discounted cash flow analysis is a method of evaluating an asset using estimates of the unlevered free cash flows generated by the asset and taking into consideration the time value of money with respect to those future cash flows by calculating their “present value”. “Present value” refers to the current value of one or more future cash payments from the asset, which is referred to as that asset’s cash flows, and is obtained by discounting those cash flows back to the present using a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, capitalized returns and other appropriate factors. “Terminal value” refers to the capitalized value of all cash flows from an asset for periods beyond the final forecast period. Houlihan Lokey calculated the estimated net present value of the unlevered, after-tax free cash flows that the Company was forecasted to generate through fiscal 2017 based on internal estimates provided by the Company’s management. Houlihan Lokey calculated terminal values for the Company by applying a range of terminal value adjusted EBITDA multiples of 9.0x to 12.0x to the Company’s fiscal year 2017 estimated adjusted EBITDA. The range of adjusted EBITDA multiples represent an approximation of the adjusted EBITDA multiple range derived from the Selected Companies Analysis. The present values of the cash flows and terminal values were then calculated using discount rates ranging from 13.0% to 15.0% derived based on a weighted average cost of capital calculation (a measure of the weighted average expected return on a given company’s equity and debt securities based on their relative proportions in such company’s capital structure) to calculate implied enterprise values. Houlihan Lokey estimated the Company’s weighted average cost of capital by estimating the weighted average of the Company’s cost of equity (derived using the capital asset pricing model) and the Company’s after-tax cost of debt. Houlihan Lokey believes that this range of discount rates is consistent with the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles. The Company’s implied per share equity values were calculated as implied enterprise values plus the Company’s cash and cash equivalents, less (i) cash necessary to finance short-term operations as related to the Company’s seasonal business model per Yongye management estimates; (ii) cash allocated by Company management for capital expenditures for the imminent construction of a new manufacturing facility in an aggregate amount equal to US$94.0 million for the fiscal years 2013 through 2015; (iii) minority interest; and (iv) total debt; in each case, divided by the number of shares of the Company. According to Company personnel estimates, including the June 2013 Set of projected financials, the Company will reach product capacity limits within the next one to two years and as a result expects to the build a new manufacturing facility which we expect will be completed in 2015. The Company had expected to begin work on the new facility in 2013, but due to delays in acquiring the land, it now expects construction of the new facility to begin in 2014. According to Company personnel, the Company will not be able to achieve the levels of growth and profitability projected in the June 2013 Set of projected financials without building a new manufacturing facility within the timeframe noted above. The cash amount allocated for this new manufacturing facility is therefore required for the Company’s ongoing operations and is not “excess” cash that is additive to shareholder value beyond what is captured in the Company’s projected cash flows. In the discounted cash flow analysis, the cash allocated for the construction of the new manufacturing facility has been excluded from the Company’s projected capital expenditures, thus offsetting the reduction from the cash and cash equivalents. Additionally, the multiples applied in the selected companies analysis and the selected transactions analysis take into account the Company’s growth projections reflected in the June 2013 Set of financial projections, which assume the new manufacturing facility is completed in the near-term. Accordingly, to avoid double-counting, the value of the cash allocated for the construction of the new manufacturing facility was deducted from cash and cash equivalents as it was already captured in the calculation of implied enterprise value from operations reference ranges.

The discounted cash flow analysis indicated the following implied per share reference range for the Company, as compared to the proposed per share merger consideration:

Implied Per Share Equity Reference Range for the Company	Per Share Merger Consideration
$4.11 – $6.74	$6.69

Other Matters

Houlihan Lokey was engaged by the Company to act as its financial advisor in connection with the merger and provide financial advisory services, including an opinion to our special committee regarding the fairness from a financial point of view of the per share merger consideration to be received by holders of the shares of Company common stock (other than holders of the excluded shares) in the merger. We engaged Houlihan Lokey based on Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to provide advisory services in connection with mergers and acquisitions, financings, and financial restructurings. Pursuant to the engagement letter, a fixed fee of US$100,000 was paid to Houlihan Lokey upon execution of the engagement letter, a fixed fee of US$250,000 was paid to Houlihan Lokey upon completion of the “market-check” activities described in “Special Factors — Background of the Merger” above, a fixed fee of US$350,000 is payable to Houlihan Lokey upon delivery of its opinion, and a fixed fee of US$100,000 is payable to Houlihan Lokey upon stockholders’ approval of the proposed transaction.

The Company has also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses, including certain liabilities under the federal securities laws arising out of or relating to Houlihan Lokey’s engagement.

In the ordinary course of business, certain of Houlihan Lokey’s employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, affiliates of certain members of the buyer group or any other party that may be involved in the merger and their respective affiliates or any currency or commodity that may be involved in the merger. Other than as set forth above, Houlihan Lokey does not own any interest in any member of the buyer group.

Houlihan Lokey and certain of its affiliates have in the past provided and are currently providing investment banking, financial advisory and other financial services to one or more security holders of the Company and/or certain of their respective affiliates, for which Houlihan Lokey and such affiliates have received, and may receive, compensation. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and other financial services to one or more security holders of the Company, other participants in the merger or certain of their respective affiliates in the future, for which Houlihan Lokey and such affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of our and their respective employees may have committed to invest in private equity or other investment funds managed or advised by one or more security holders of the Company, other participants in the merger or certain of their respective affiliates, and in portfolio companies of such funds, and may have co-invested with the Company, one or more security holders of the Company, other participants in the merger or certain of their respective affiliates, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, one or more security holders of the Company, other participants in the merger or certain of their respective affiliates, for which advice and services Houlihan Lokey and such affiliates have received and may receive compensation.

Houlihan Lokey’s affiliate, HLFA, has provided periodic valuation work for MSPEA’s affiliate, Morgan Stanley & Co., which work is unrelated to the transaction. Since 2011, HLFA has received less than US$100,000 in fees from Morgan Stanley & Co. since HLFA’s initial engagement in 2011.

Other Written Presentations by Houlihan Lokey

In addition to the presentation made to the special committee described above, Houlihan Lokey also made written and oral presentations to the special committee in December 2012, and January, July, August and September 2013. Copies of these other written presentations by Houlihan Lokey to the special committee have been attached as exhibits to the transaction statement on Schedule 13E-3 filed with the SEC in connection with the proposed transaction.

None of these other written and oral presentations by Houlihan Lokey, alone or together, constitutes an opinion of Houlihan Lokey with respect to the consideration to be paid in the proposed transaction. Information contained in these other written and oral presentations is substantially similar to the information provided in Houlihan Lokey’s written presentation to the special committee on September 23, 2013, as described above, unless otherwise noted. The December 2012 materials contained a review of the Initial Buyer Parties’ initial non-binding offer, an overview of the Company’s historical trading performance, selected financial analyses and initial process considerations. The January, July and August 2013 materials contained an updated review of the Company’s historical trading performance and selected financial analyses. The September 2013 materials contained a review of the New Buyer Parties’ final offer, an updated overview of the Company’s historical trading performance and selected financial analyses. These other written and oral presentations made by Houlihan Lokey contained, among other things, the following types of preliminary financial analyses:

•	Selected companies analysis;
•	Selected transactions analysis; and
•	Discounted cash flow analysis.

Not all of the other written and oral presentations contained all of the financial analyses listed above. The financial analyses in these other written and oral presentations were based on market, economic and other conditions as they existed as of the dates of the respective presentations as well as other information that was available at those times. Accordingly, the results of the financial analyses differed due to changes in those conditions. Among other things, multiples attributable to selected companies changed as those companies’ stock prices changed, and implied transaction multiples and illustrative discounted cash flow analyses changed as the Company’s financial results (as well as projections made by personnel of the Company) changed. Finally, Houlihan Lokey continued to refine various aspects of its financial analyses with respect to the Company over time.

Reasons of the Buyer Group for the Merger

Under SEC rules governing “going private” transactions, each member of the buyer group is deemed to be an affiliate of the Company and is required to express its reasons for the merger to the Company’s unaffiliated stockholders. Each member of the buyer group is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. For the buyer group, the purpose of the merger is to enable Parent to acquire control of the Company in a transaction in which the unaffiliated stockholders will receive US$6.69 per share of Company common stock. After shares of Company common stock cease to be publicly traded, Parent will bear 100% of the risks and rewards of ownership of the Company. In addition, the merger will allow members of the buyer group to maintain an investment in the Company through their respective equity investments in Holdco as described in this proxy statement under “Special Factors — Financing of the Merger — Equity Financing” and “Special Factors — Financing of the Merger — Rollover Financing” beginning on page 82, and at the same time enable Mr. Zishen Wu to maintain a leadership role with the surviving corporation.

The buyer group believes that, as a privately held entity, the Company’s management will have greater flexibility to focus on improving the Company’s long-term profitability without the constraints caused by the public equity market’s valuation of the Company and emphasis on short-term period-to-period performance. As a privately held entity, the Company will have greater flexibility to make decisions that might negatively affect short-term results, but that could increase the Company’s value over the long term. In contrast, as a publicly traded entity, the Company faces pressure from public stockholders and investment analysts to make decisions that might produce improved short-term results, but which are not necessarily beneficial to the Company in the long term.

As a privately held entity, the Company will also be relieved of many of the other expenses, burdens and constraints imposed on companies that are subject to the public reporting requirements under the federal securities laws of the United States, including the Exchange Act and the Sarbanes-Oxley Act of 2002. The need for the management of the Company to be responsive to unaffiliated stockholders’ concerns and to engage in dialogue with unaffiliated stockholders can also at times distract management’s time and attention from the effective operation and improvement of the business. Please see “Special Factors —  Recommendation of Our Board of Directors and the Special Committee and Their Reasons for the Merger” beginning on page 44 for additional information.

In addition to taking advantage of the benefits of the Company being a privately held company as described above, the buyer group decided to undertake the going private transaction at this time because Holdco and Parent were able to secure sufficient financing to complete the proposed transaction on terms satisfactory to the buyer group. The buyer group did not consider any other form of transaction because the buyer group believed the merger was the most direct and effective way to enable the buyer group to acquire 100% ownership and control of the Company.

Prosper Sino will receive options for the rollover shares it will contribute for purposes relating to compliance with the Chinese foreign currency exchange regulations, as the beneficiaries of the Prosper Sino rollover shares are Chinese citizens subject to such regulations. Under Chinese foreign currency exchange rules, ownership of shares by Prosper Sino will likely require separate registration with local foreign currency exchange authorities with respect to shares held for the benefit of each beneficiary. By holding options instead of shares, Prosper Sino will not be subject to the same registration requirements. Considering the complexity of the transaction and the number of conditions that must be satisfied before closing, Prosper Sino’s ownership of options instead of shares will significantly increase the certainty of closing and streamline the closing process. MSPEA is receiving preferred shares upon rollover of its Company common stock and Company preferred stock as a result of commercial negotiations among the buyer group, taking into account MSPEA’s status as a preferred stockholder of the Company and the downside protections sought by MSPEA in its capacity as a financial investor that will not be involved in day-to-day management of Holdco and its subsidiaries.

Position of the Buyer Group as to the Fairness of the Merger

Under SEC rules governing “going private” transactions, each member of the buyer group is deemed to be an affiliate of the Company and is required to express its beliefs as to the fairness of the merger to the Company’s unaffiliated stockholders. The buyer group is making the statements included in this section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of the buyer group as to the fairness of the merger are not intended and should not be construed as a recommendation to any stockholder of the Company as to how to vote on the proposal to approve the merger agreement. The buyer group has interests in the merger that are different from those of the unaffiliated stockholders of the Company by virtue of their continuing interests in the surviving company after the consummation of the merger. These interests are described under “Special Factors — Interests of Certain Persons in the Merger — Interests of Continuing Stockholders in the Merger” beginning on page 84.

The buyer group believes the interests of the Company’s unaffiliated stockholders were represented by the special committee, which negotiated the terms and conditions of the merger agreement with the assistance of its independent legal and financial advisors. The buyer group attempted to negotiate a transaction that would be most favorable to it, and not to the Company’s unaffiliated stockholders and, accordingly, did not negotiate the merger agreement with a goal of obtaining terms that were substantively and procedurally fair to such unaffiliated stockholders. The buyer group did not participate in the deliberations of the special committee regarding, and did not receive any advice from the special committee’s independent legal or financial advisors as to, the fairness of the merger to the Company’s unaffiliated stockholders. The buyer group did not perform, or engage a financial advisor to perform, any independent valuation or other analysis for the buyer group to assist it in assessing the substantive and procedural fairness of the merger to the Company’s unaffiliated stockholders.

Based on their knowledge and analyses of available information regarding the Company, as well as discussions with the Company’s management regarding the Company and its business and the factors considered by, and findings of, the special committee and the Company’s board of directors discussed in “Special Factors — Recommendation of Our Board of Directors and the Special Committee and Their Reasons for the Merger” beginning on page 44 (which considerations and findings are adopted by the buyer group solely for the purposes of making the statements in this section), the buyer group believes the merger is substantively fair to the Company’s unaffiliated stockholders based upon the following factors:

•	the current and historical market prices of the Company common stock, including the fact that the merger consideration of US$6.69 per share represents a 40% premium over the closing price of US$4.79 per share on the NASDAQ Global Select Market on October 12, 2012, and a 73% premium over the 90-trading day volume weighted average price on the NASDAQ Global Select Market on October 12, 2012, the last trading day before the Company’s announcement on October 15, 2012 of the Company’s receipt of the buyer group’s going private proposal;
•	the all-cash merger consideration, which will afford the unaffiliated stockholders an opportunity to immediately realize a fixed amount of cash for their investment without incurring brokerage and other costs typically associated with market sales;
•	the special committee and, based in part upon the unanimous recommendation of the special committee, the Company’s board of directors determined by the unanimous approval of those present at the meeting that the merger is in the best interests of the Company’s unaffiliated stockholders and declared it advisable to enter into the merger agreement, adopted resolutions approving the Company’s execution, delivery and performance of the merger agreement and the consummation of the transaction from the contemplated thereby, including the merger, and resolved to recommend that the stockholders approve the merger agreement;
•	Parent has entered into a foreign exchange facility contract, dated as of September 23, 2013, with China Development Bank Corporation, pursuant to which China Development Bank Corporation has agreed to provide debt financing, under the terms and subject to the conditions therein, in an aggregate principal amount of US$214 million, to fund the merger;
•	Holdco has entered into a note purchase agreement, dated as of September 23, 2013, among Holdco, Lead Rich and Mr. Zishen Wu (solely with respect to sections 9.3, 9.12 and 11.13 thereof), pursuant to which Lead Rich has agreed to purchase, under the terms and subject to the conditions therein, secured notes in an initial aggregate principal amount of US$35 million;
•	Mr. Zishen Wu and Lead Rich has each executed an equity commitment letter, pursuant to which they have each committed to provide cash investments in indirect equity interests in Parent and equity interests in Holdco, respectively, in the respective amounts of US$12 million and US$15 million, in accordance with the terms and conditions of the respective commitment letters;
•	Mr. Zishen Wu and MSPEA has each agreed to guarantee the obligations of Parent under the merger agreement to pay, under certain circumstances, a reverse termination fee to the Company and reimburse certain expenses of the Company; and
•	the merger will provide liquidity for the Company’s unaffiliated stockholders without incurring brokerage and other costs typically associated with market sales.

The buyer group did not consider the Company’s net book value, which is defined as total assets minus total liabilities, as a factor. The buyer group believes that net book value, as an accounting concept based on historical costs, is not a material indicator of the value of the Company as a going concern because it does not take into account quality of earnings, cash generation capability, the future prospects of the Company, market conditions, trends in the industry in which the Company conducts its business or the business risks inherent in competing with other companies in the same industry. Therefore, the buyer group does not believe that net book value reflects, or has any meaningful impact on, the market price of Company common stock or the fair market value of its assets or business, especially considering the Company's high level of seasonal volatility in regard to its income and unstable cash flow.

The buyer group did not consider the Company’s liquidation value to be a relevant valuation method because it considers the Company to be a viable going concern and because the Company will continue to operate its business following the merger.

The buyer group did not establish, and did not consider, a going concern value for the Company common stock as a public company to determine the fairness of the merger consideration to the Company’s unaffiliated stockholders. However, to the extent the pre-merger going concern value was reflected in the pre- announcement price of the Company common stock, the merger consideration of US$6.69 per share represented a premium to the per share going concern value of the Company.

The buyer group is not aware of, and thus did not consider in its fairness determination, any offers or proposals made by any unaffiliated third parties with respect to a merger or consolidation of the Company with or into another company, a sale of all or a substantial part of the Company’s assets, or the purchase of the Company voting securities that would enable the holder to exercise control over the Company.

The buyer group did not receive any independent reports, opinions or appraisals from any outside party related to the merger, and thus did not consider any such reports, opinions or appraisals in determining the substantive and procedural fairness of the merger to the unaffiliated stockholders.

The buyer group believes the merger is procedurally fair to the Company’s unaffiliated stockholders based upon the following factors:

•	the special committee, consisting entirely of directors who are not officers or employees of the Company and none of whom has any financial interest in the merger that is different from that of the unaffiliated stockholders other than the members’ receipt of board and special committee compensation in connection with their evaluation of the merger (which are not contingent upon the completion of the merger or the special committee’s or board’s recommendation of the merger) and continued indemnification and liability insurance rights for such members under the merger agreement, was established and given absolute authority to, among other things, formulate, establish, oversee and direct a process for the identification, solicitation, evaluation and negotiation of any potential sale transaction, evaluate and negotiate the terms of any proposed definitive or other agreements in respect of any potential sale transaction, make recommendations to the board of directors in respect of any potential sale transaction, including, without limitation, any recommendation to not proceed with or to recommend that the Company’s stockholders reject a potential sale transaction;
•	the members of the special committee do not have any interests in the merger different from, or in addition to, those of the Company’s unaffiliated stockholders, other than the members’ receipt of board and special committee compensation (which are not contingent upon the consummation of the merger or special committee’s or the board’s recommendation of the merger) and continued indemnification and liability insurance for these directors following the completion of the merger for certain claims and liabilities arising from their actions taken prior to the effective time of the merger;
•	the special committee retained and was advised by its independent legal and financial advisors who are experienced in advising committees such as the special committee in similar transactions;
•	the buyer group did not participate in or have any influence over the deliberative process of, or the conclusions reached by, the special committee or the negotiating positions of the special committee;
•	the special committee and the Company’s board of directors had no obligation to recommend the approval of the merger agreement;

•	the merger was unanimously approved by the special committee;
•	the merger consideration and other terms and conditions of the merger agreement were the result of extensive negotiations over an extended period of time between the buyer group and its legal advisors, on the one hand, and the special committee and its legal and financial advisors, on the other hand;
•	in addition to the statutory stockholder approval requirement under Nevada law, approval of the merger agreement is subject to the approval of an affirmative vote of the holders of at least a majority of the issued and outstanding shares of Company common stock other than the rollover shares, giving stockholders that are not members of the buyer group a meaningful opportunity to consider and vote upon the approval of the merger agreement;
•	the special committee conducted a market check between December 5, 2012 and January 9, 2013 over a 35-day period;
•	the special committee negotiated a 40-day post-signing “go-shop” period during which the Company is able to solicit alternative acquisition proposals and provide information to and participate in discussions or negotiations with persons making alternative acquisition proposals;
•	the special committee did not receive any alternative acquisition proposal from any other interested investors during the period between October 15, 2012, when the Company first announced its receipt of the going private proposal and September 23, 2013, when the merger agreement was executed;
•	the special committee received from Houlihan Lokey, its financial advisor, an opinion, dated September 23, 2013, as to the fairness, from a financial point of view, to the Company’s stockholders (other than holders of the excluded shares) of the consideration of US$6.69 per share to be received by those stockholders in the merger, as of September 23, 2013, based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by Houlihan Lokey in preparing its opinion;
•	the merger is not conditioned on any financing being obtained by Parent or Merger Sub, thus increasing the likelihood that the merger will be completed and the merger consideration will be paid to the Company’s unaffiliated stockholders;
•	under the terms of the merger agreement, in certain circumstances prior to obtaining the requisite stockholders’ approval of the merger, the Company is permitted to provide information to and participate in discussions or negotiations with persons making alternative transaction proposals and the board of directors of the Company is permitted to withdraw or modify its recommendation of the merger agreement;
•	the Company has the ability under certain circumstances to specifically enforce the terms of the merger agreement; and
•	the ability of the Company to terminate the merger agreement (in accordance with the terms of the merger agreement) upon acceptance of a superior proposal.

The foregoing discussion of the information and factors considered and given weight by the members of the buyer group in connection with their evaluation of the substantive and procedural fairness to the Company’s unaffiliated stockholders of the merger agreement and the transactions contemplated by the merger agreement, including the merger, is not intended to be exhaustive, but is believed by the buyer group to include all material factors considered by them. The buyer group did not find it practicable to and did not quantify or otherwise attach relative weights to the foregoing factors in reaching its position as to the substantive and procedural fairness of the merger agreement and the transactions contemplated by the merger agreement, including the merger, to the Company’s unaffiliated stockholders. Rather, the buyer group made the fairness determinations after considering all of the foregoing as a whole. In addition, the buyer group considered and recognized the negative factors considered by the special committee and the Company’s board of directors described under “Special Factors — Recommendation of Our Board of Directors and the Special Committee and Their Reasons for the Merger”, the consideration of which is expressly adopted here by the buyer group.

The buyer group believes these factors provide a reasonable basis for its belief that the merger is both substantively and procedurally fair to the Company’s unaffiliated stockholders. This belief, however, is not intended to be and should not be construed as a recommendation by the buyer group to any stockholder of the Company as to how such stockholder should vote with respect to the approval of the merger agreement.

Effect of the Merger on the Company

The merger agreement provides that Merger Sub will merge with and into the Company on the terms and subject to the conditions in the merger agreement. After the merger, Merger Sub will no longer exist as a separate entity. The Company will be the surviving corporation and will continue to exist as a wholly-owned subsidiary of Parent. Pursuant to the merger agreement, each share of Company common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive US$6.69 in cash, without interest and net of any applicable withholding taxes, except for (i) shares owned by the rollover holders, including shares to be contributed to Parent by the rollover holders, and (ii) shares owned by the Company or by any subsidiaries of the Company, which will be automatically cancelled and cease to exist as of the effective time of the merger. The shares of Company common stock are currently listed on the NASDAQ Global Select Market under the symbol “YONG.” After completion of the merger, the Company will cease to be a publicly traded company and will instead be a privately held company owned directly by Parent and indirectly by the buyer group. Following the completion of the merger, the shares of Company common stock will cease to be listed on the NASDAQ Global Select Market, and price quotations with respect to sales of Company common stock in the public market will no longer be available. In addition, registration of Company common stock under the Exchange Act may be terminated upon the Company’s application to the SEC if the Company common stock is not listed on a national securities exchange. After the termination of registration of the Company common stock, the Company will no longer be required to file periodic reports with the SEC or otherwise be subject to the United States federal securities laws, including the Sarbanes-Oxley Act of 2002, applicable to public companies. After the termination of registration of the Company common stock, you will no longer enjoy the rights or protections that the United States federal securities laws provide. You will not own any shares of capital stock of the surviving corporation, and you will cease to have any rights in the Company as a stockholder. We have attached the merger agreement to this proxy statement as Annex A. We encourage you to read the entire merger agreement carefully, because it is the legal document that governs the merger.

Effect of the Merger on the Company’s Net Book Value and Net Earnings

Following consummation of the merger, Parent will directly own 100% of our outstanding common stock and will have a corresponding interest in our net book value and net earnings. The table below sets forth the indirect beneficial interest in our net book value and net earnings for Mr. Zishen Wu, Holdco, Orient Blossom, MSPEA, Prosper Sino and Lead Rich before and after the merger in proportion to each such party’s indirect beneficial ownership in the Company before and after the merger, based on our net income for the fiscal year ended December 31, 2012 of approximately US$93.7 million and our net book value as of December 31, 2012 of approximately US$487.5 million.

The figures in the table below are based on accrual of payment-in-kind dividends on the shares of Company preferred stock to December 31, 2013 and are subject to adjustment based on such accrual to the effective time of the merger. All dollar figures in the table below are in thousands.

	Ownership of the Company Prior to the Merger				Fully Diluted Ownership of the Company After the Merger
	Shares of Company Common Stock on as-converted basis	% Ownership	Net Earnings for the fiscal year ended December 31, 2012	Net Book Value for the fiscal year ended December 31, 2012	Holdco Ordinary Shares on as-converted basis	% Ownership	Net Earnings for the fiscal year ended December 31, 2012	Net Book Value for the fiscal year ended December 31, 2012
		(US$ thousands)		(US$ thousands)			(US$ thousands)	(US$ thousands)
Zishen Wu(1)	555,000	1.0%	936.8	4,874.7	2,348,722	8.6%	8,056.7	41,922.6

	Ownership of the Company Prior to the Merger				Fully Diluted Ownership of the Company After the Merger
	Shares of Company Common Stock on as-converted basis	% Ownership	Net Earnings for the fiscal year ended December 31, 2012	Net Book Value for the fiscal year ended December 31, 2012	Holdco Ordinary Shares on as-converted basis	% Ownership	Net Earnings for the fiscal year ended December 31, 2012	Net Book Value for the fiscal year ended December 31, 2012
		(US$ thousands)		(US$ thousands)			(US$ thousands)	(US$ thousands)
Full Alliance International Limited	7,657,704	13.3%	12,459.8	64,833.7	NA	100%	93,683.1	487,471.7
Orient Blossom	0	0%	0.0	0.0	10,006,426	36.5%	34,194.3	177,927.2
MSPEA	8,999,339	15.6%	14,614.6	76,045.6	11,017,908	40.2%	37,660.6	195,963.6
Prosper Sino	2,030,000	3.5%	3,278.9	17,061.5	2,030,000	7.4%	6,932.5	36,072.9
Lead Rich	0	0%	0.0	0.0	4,367,331	15.9%	14,895.6	77,508.0
Total			31,290.2	162,815.5	27,421,665

(1)	Does not include 600,000 shares held in trust by Prosper Sino for the benefit of Mr. Wu’s family members.

Ratio of Earnings to Fixed Charges

	Nine months ended September 30, 2013	Years ended December 31,
		2012	2011
Ratio of Earnings to Fixed Charges(1)	24.44	20.09	31.71

(1)	In calculating the ratio of earnings to fixed charges, we used the following definitions:

For the years ended December 31, 2011 and 2012, and the nine months ended September 30, 2013, fixed charges amounted to $3,394,864, $6,174,986, and $8,117,109 respectively. Consequently, the ratios of earnings to fixed charges for the years ended December 31, 2011 and 2012, and the nine months ended September 30, 2013, were 31.71, 20.09, and 24.44 respectively.

The term “fixed charges” means the sum of the following: (a) interest expensed and (b) paid-in-kind dividends on the Company preferred stock.

The term “earnings” is the amount resulting from adding the following items: (a) pre-tax income before adjustment for minority interests and (b) interest expensed, and subtracting paid-in-kind dividends on the Company preferred stock.

The Ratio of Earnings to Fixed Charges should be read in conjunction with the consolidated financial statements, related notes and other financial information included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013, which are incorporated herein by reference.

Effects on the Company if the Merger is not Completed

If our stockholders do not approve the merger agreement, or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of Company common stock provided by the merger agreement. Instead, unless the Company is sold to a third party, we will remain an independent publicly traded company, Company management expects to operate the business in a manner similar to that in which it is being operated today, and our stockholders will continue to be subject to similar risks and opportunities as they currently are with respect to their ownership of our common stock. If the merger is not completed, there is no assurance as to the effect of these risks and opportunities on the future value of your shares of Company common stock, including the risk that the market price of our common stock may decline to the extent that the current market price of our stock reflects a market assumption that the merger will be completed. From time to time, the board of directors of the Company will evaluate and review the business operations, properties and capitalization of the Company and, among other things, make such changes as are deemed appropriate. If our stockholders do not approve the merger agreement, or the merger is not completed for any other reason, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, prospects or results of operations of the Company will not be adversely impacted. Pursuant to the merger agreement, under certain circumstances the Company is permitted to terminate the merger agreement and enter into an agreement with respect to an alternative transaction. Also, under other circumstances, if the merger is not completed, the Company may be obligated to pay to Parent a termination fee. See “The Agreement and Plan of Merger — Termination Fees and Reimbursement of Expenses” beginning on page 108 for additional information.

Plans for the Company after the Merger

If the merger is completed, all of the Company common stock will be owned by Parent. Except for the rollover holders, none of our current stockholders will have any ownership interest in, or be a stockholder of, the Company after the completion of the merger. As a result, our current stockholders (other than the rollover holders) will no longer benefit from any increase in our value, nor will they bear the risk of any decrease in our value. Following the merger, Parent will benefit from any increase in our value and also will bear the risk of any decrease in our value.

Upon completion of the merger, each share of Company common stock issued and outstanding immediately prior to the closing (other than shares which are owned by the Company or any of its subsidiaries or owned directly or indirectly by Parent including shares owned by the rollover holders and contributed to Parent in accordance with the contribution agreement) will be converted into the right to receive the merger consideration. No merger consideration will be paid for shares of Company common stock and Company preferred stock owned by the rollover holders.

After the effective time of the merger, Parent anticipates that the Company will continue its current operations, except that it will (i) cease to be an independent publicly traded company and will instead be a wholly-owned subsidiary of Parent, and (ii) have substantially more debt than it currently has. There are no current plans to repay any debt that will be incurred to finance the merger. After the effective time of the merger, the directors of Merger Sub immediately prior to the effective time of the merger will become the directors of the Company, and the officers of the Company immediately prior to the effective time of the merger will remain the officers of the Company, in each case until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be. The Company will no longer be subject to the federal securities laws of the United States, including the Exchange Act and the Sarbanes-Oxley Act of 2002, or NASDAQ compliance and reporting requirements, and the related direct and indirect costs and expenses.

Members of the buyer group have advised the Company that, except for the transactions contemplated by the merger agreement, they do not have any current plans, proposals or negotiations that relate to or would result in any of the following:

•	an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries;
•	the sale or transfer of a material amount of the assets of the Company or any of its subsidiaries; or
•	any other material changes to the Company’s corporate structure or otherwise in the Company’s business.

Certain Financial Projections

The Company does not as a matter of course make public projections as to future performance, earnings or other results beyond the current fiscal year due to the unpredictability of the underlying assumptions and estimates. However, as part of its process, the special committee requested that the Company’s personnel (other than Mr. Zishen Wu and Mr. Yue Yu) prepare long-term financial projections for the Company for use in connection with the financial analyses that Houlihan Lokey performed in connection with rendering its opinion to the special committee. At the request of the special committee, Company personnel prepared one set of financial projections for fiscal years 2012 through 2017 in November 2012 (the “November 2012 Set”), and another set of financial projections for fiscal years 2013 through 2017 in June 2013 (the “June 2013 Set”). A summary of the November 2012 Set and the June 2013 Set are included below.

The prospective financial information was prepared by, and is the responsibility of, the Company’s personnel. The prospective financial information was not prepared with a view toward public disclosure, and, accordingly, does not necessarily comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts or generally accepted accounting principles (“GAAP”). KPMG, the Company’s independent registered public accounting firm, has not audited, compiled or performed any procedures with respect to the prospective financial information and does not express an opinion or any form of assurance related thereto. The summary of the prospective financial information is not being included in this proxy statement to influence a stockholder’s decision whether to approve the merger agreement, but is being included because the prospective financial information was provided to Houlihan Lokey for use in connection with rendering its opinion to the special committee. The buyer group was also provided the prospective financial information summarized below.

The prospective financial information, while presented with numerical specificity, necessarily was based on numerous variables and assumptions that are inherently uncertain and many of which are beyond the control of the Company’s personnel. Because the prospective financial information covers multiple years, by its nature, it becomes subject to greater uncertainty with each successive year. The assumptions upon which the prospective financial information was based necessarily involve judgments with respect to, among other things, future economic, competitive and financial market conditions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. The prospective financial information also reflects assumptions as to certain business decisions that are subject to change. In addition, the prospective financial information might be affected by the Company’s ability to achieve strategic goals, objectives and targets over the applicable periods.

Accordingly, there can be no assurance that the prospective financial information will be realized, and actual results may vary materially from those shown. The inclusion of the prospective financial information in this proxy statement should not be regarded as an indication that the Company or any of its affiliates, advisors, officers, directors or representatives considered or consider the prospective financial information to be material or predictive of actual future events or events which have occurred since the date of such forecasts, and the prospective financial information should not be relied upon as such. Neither the Company nor any of its affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not differ materially from the prospective financial information, and none of them undertakes any obligation to update or otherwise revise or reconcile the prospective financial information to reflect circumstances existing after the date the prospective financial information was generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the prospective financial information are shown to be in error. The Company does not intend to make publicly available any update or other revision to the prospective financial information, except as otherwise required by law. Neither the Company nor any of its affiliates, advisors, officers, directors or representatives has made or makes any representation to any stockholder of the Company or other person regarding the ultimate performance of the Company compared to the information contained in the prospective financial information or that the prospective financial information will be achieved. The Company has made no representation to Holdco, Parent, their affiliates or any other party, in the merger agreement or otherwise, concerning the prospective financial information.

In light of the foregoing factors and the uncertainties inherent in the prospective financial information, stockholders are cautioned not to place undue, if any, reliance on the prospective financial information.

The personnel of the Company prepared projections based upon methodologies and factors customarily used by the Company in preparing projections for the consideration of the board of directors in connection with the annual budget planning process. Company personnel did not factor in the costs associated with the proposed transaction including fees to be paid to legal counsel, auditors, and financial advisors, nor did it consider the impact of the merger on the Company in preparing the projections. The projections reflect numerous estimates and assumptions with respect to industry performance and general business, economic, regulatory, market and financial conditions, as well as matters specific to management outlook and business circumstances existing at that time.

The financial projections are forward-looking statements. For information on factors that may cause the Company’s future financial results to materially vary, see “Special Note Regarding Forward-Looking Statements,” beginning on page 120.

Financial Projections — November 2012 Set

The primary assumptions underlying the November 2012 Set of projected financials provided to the special committee and Houlihan Lokey on November 29, 2012 include: (i) the Chinese government continuing to focus on agriculture industry development; (ii) the Company’s strategy and execution in the agriculture nutrient sector continuing to drive 20% – 30% annual revenue growth; (iii) the Company recognizing revenue from all its distributors once it ships products to them; (iv) at the same time, more and stronger competition as well as higher raw material cost putting pressure on gross margins and operating expenditures over time; (v) working capital management remaining challenging given the seasonal nature of the business and distributors’ strong bargaining power; (vi) the Company needing to invest in additional manufacturing capacity to meet growing market demand; and (vii) the Company’s Chinese operating affiliates continuing to enjoy various preferential tax rates. The following is a summary of the November 2012 Set:

Yongye International Inc.

Income Statement

	Year ended December 31
In millions	2012E	2013	2014	2015	2016	2017
	US$	US$	US$	US$	US$	US$
Revenue	517.5	667.7	863.8	1,079.9	1,331.2	1,559.0
-Cost of sales	207.0	278.4	368.8	467.6	581.7	700.4
Gross profit	310.5	389.3	495.0	612.3	749.5	898.6
-Selling expense	103.5	140.2	190.0	248.4	319.5	399.8
-Research and development expenses	15.5	20.0	25.9	32.4	39.9	48.0
-General and administrative expenses	41.5	48.2	63.3	78.8	97.2	116.7
+Depreciation and amortization	10.6	10.9	14.9	19.0	19.5	13.2
EBITDA (earnings before interests, tax expense, depreciation and amortization)	160.5	191.8	230.6	271.8	312.3	347.4
-Depreciation and amortization	10.6	10.9	14.9	19.0	19.5	13.2
EBIT (earnings before interest and tax expense)	150.0	180.8	215.7	252.7	292.8	334.2
Effective tax rate	18.0%	18.0%	18.0%	18.0%	18.0%	18.0%
Net income	123.0	148.3	176.9	207.2	240.1	274.1
Less: net income attributable to the noncontrolling interest	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%
Net income attributable to Yongye International, Inc.	116.8	140.9	168.0	196.9	228.1	260.4

Yongye International, Inc.
Selected Items of Cash Flows

	Year ended December 31
In millions	2012E	2013	2014	2015	2016	2017
	US$	US$	US$	US$	US$	US$
Capex
New capex	3.1	62.7	50.1	12.5	—	—
Maintenance capex	2.2	2.6	2.6	4.7	5.9	6.7
Total capex	5.3	65.3	52.7	17.2	5.9	6.7
Total depreciation and amortization	10.6	10.9	14.9	19.0	19.5	13.2

Based on the November 2012 Set of project financials described above, Houlihan Lokey calculated the following items used in its financial analyses based on the November 2012 Set.

Yongye International Inc.

Unlevered Free Cash Flows Calculated by Houlihan Lokey

	In millions Year ended December 31
	2012E(1)	2013	2014	2015	2016	2017
	US$	US$	US$	US$	US$	US$
EBITDA	11.2	191.8	230.6	271.8	312.3	347.4
Depreciation and amortization	0.0	(10.9)	(14.9)	(19.0)	(19.5)	(13.2)
EBIT	11.2	180.8	215.7	252.7	292.8	334.2
Taxes(2)	(2.7)	(32.5)	(38.8)	(45.5)	(52.7)	(60.2)
Unlevered Earnings	8.5	148.3	176.9	207.2	240.1	274.1
Depreciation and amortization	0.0	10.9	14.9	19.0	19.5	13.2
Capital Expenditures	(0.7)	(65.3)	(52.7)	(17.2)	(5.9)	(6.7)
Change in working capital(3)	(0.6)	(127.1)	(179.6)	(170.1)	(246.6)	(219.4)
Unlevered Free Cash Flows	7.2	(33.2)	(40.5)	39.0	7.1	61.1

Note: (1) Represents a 0.8 month stub period with valuation date as of 12/6/2012.

(2)	Tax rate per Company personnel estimate.
(3)	Debt free net working capital = (current asset - cash and cash equivalents) - (current liabilities - current debt). These numbers were provided by the Company.

Updated Financial Projections — June 2013 Set

At the request of the special committee, given the time lapse, the Company’s personnel prepared and delivered on June 27, 2013, to the special committee and Houlihan Lokey, updated financial projections. The updated financial projections reflected: (i) actual results for fiscal year 2012 and the first quarter through March 31, 2013, including minor revisions to the projected financial performance for future periods and a decrease to the total capital expenditure given better forward-looking visibility based on such actual financial performance, and (ii) revised revenue recognition methodology from shipment basis used in the November 2012 Set to a hybrid basis used in the June 2013 Set, to be consistent with the GAAP measures utilized in the Company’s financial statements, which measures do not recognize revenue of products sold and delivered to certain customers because collectability was not assured at the time of shipment. All changes in the updated projections were attributable to the revisions described in both clauses (i) and (ii) above.

The primary assumptions underlying the June 2013 Set of projected financials were the same as those underlying the November 2012 Set. In addition, given the use of the GAAP measures utilized in the Company’s financial statements, the Company’s personnel assumed, consistent with its accounting policy, that the Company would continue to recognize revenue from several distributors upon receipt of cash, as opposed to shipment of products. Such distributors have prolonged accounts receivable payment periods since the end of 2011. The following is a summary of the June 2013 Set.

Yongye International Inc.
Income Statement

	In millions Year ended December 31
	2013E	2014	2015	2016	2017
	US$	US$	US$	US$	US$
Revenue	582.8	730.8	882.1	1,057.0	1,277.7
-Cost of sales	242.4	310.6	381.1	464.0	568.6
Gross profit	340.4	420.2	501.0	593.0	709.1
-Selling expense	136.5	171.6	215.3	269.6	337.0
-Research and development expenses	19.5	23.4	28.1	33.7	40.4
-General and administrative expenses	44.5	55.5	68.9	85.1	108.2
+Depreciation and amortization	14.0	16.6	19.1	19.4	19.4
EBITDA (earnings before interests, tax expense, depreciation and amortization)	153.9	186.3	207.9	224.0	242.9
-Depreciation and amortization	14.0	16.6	19.1	19.4	19.4
-Total other expenses, net	—	—	—	—	—
EBIT (earnings before interest and tax expense)	139.9	169.7	188.7	204.6	223.5
-Interest expense	6.0	6.0	6.0	4.0	3.0
Pre-tax income	133.9	163.7	182.7	200.6	220.5
Effective tax rate	18.0%	19.0%	19.0%	19.0%	19.0%
Net income	109.8	132.6	148.0	162.5	178.6
Less: net income attributable to the noncontrolling interest	5.3%	5.3%	5.3%	5.3%	5.3%
Net income attributable to Yongye International, Inc.	103.9	125.6	140.2	153.9	169.2

Yongye International Inc.
Selected Items of Cash Flows

	In millions Year ended December 31
	2013E	2014	2015	2016	2017
	US$	US$	US$	US$	US$
Capex
New capex	47.0	37.6	9.4	—	—
Maintenance capex	2.6	2.6	3.9	4.6	5.1
Total capex	49.6	40.2	13.3	4.6	5.1
Depreciation and amortization
Existing PP&E	1.6	1.6	1.6	1.6	1.6
New PP&E	0.3	2.4	4.8	5.0	5.0
Land	0.4	0.8	1.0	1.1	1.1
Distributor Vehicle	8.9	8.9	8.9	8.9	8.9
Customer List	2.9	2.9	2.9	2.9	2.9
Total depreciation and amortization	14.0	16.6	19.1	19.4	19.4

Yongye International Inc.
Selected Items of Balance Sheet

	In millions As of December 31,
	2013E	2014	2015	2016	2017
	US$	US$	US$	US$	US$
Accounts receivable, gross	335.3	410.4	459.2	509.7	560.1
Allowance	(33.5)	(41.0)	(45.9)	(51.0)	(56.0)
Accounts receivable, net	301.8	369.4	413.3	458.7	504.1
Advance payments	21.3	27.2	33.4	40.7	46.7
Inventory	166.1	212.7	261.0	317.8	389.4
Current assets	489.1	609.4	707.7	817.2	940.3
Accounts payable	11.3	13.6	16.7	20.3	23.4
Accrued expenses	6.6	8.5	10.4	12.7	15.6
Current liabilities	17.9	22.1	27.1	33.1	38.9
Net working capital (current assets less current liability)	471.2	587.3	680.5	784.1	901.3

Based on the June 2013 Set of projected financials described above, Houlihan Lokey calculated the following items used in the financial analyses presented to the special committee on September 23, 2013. Please see “Special Factors — Opinion of the Special Committee’s Financial Advisor” beginning on page 52 for additional information.

Yongye International Inc.
Items Calculated by Houlihan Lokey

	In millions Year ended December 31
	2013E	2014	2015	2016	2017
	US$	US$	US$	US$	US$
Change in net working capital(1)	(95.8)	(139.5)	(155.4)	(168.7)	(183.5)
Adjusted EBITDA(2)	58.1	46.7	52.5	55.3	59.5

Yongye International Inc.
Unlevered Free Cash Flows Calculated by Houlihan Lokey in the Discounted Cash Flow Analysis

	In millions Year ended December 31
	2013(3)	2014	2015	2016	2017
	US$	US$	US$	US$	US$
EBITDA	18.8	186.3	207.9	224.0	242.9
Depreciation and amortization(4)	(2.1)	(13.5)	(13.5)	(13.5)	(13.5)
EBIT	16.7	172.8	194.4	210.5	229.5
Taxes(5)	(4.7)	(32.8)	(36.9)	(40.0)	(43.6)
Unlevered Earnings	12.0	140.0	157.5	170.5	185.9
Depreciation and amortization(4)	2.1	13.5	13.5	13.5	13.5
Capital Expenditures(6)	(2.0)	(2.6)	(3.9)	(4.6)	(5.1)
Change in debt free net working capital(7)	(142.1)	(116.1)	(93.3)	(103.6)	(117.2)
Unlevered Free Cash Flows	(130.0)	34.7	73.8	75.8	77.1

Note: (1)	Net working capital = current assets - current liabilities; Change in Net Working Capital = Net Working Capital - Net Working Capital of Prior Year.
(2)	Adjusted EBITDA = EBITDA - Change in Net Working Capital.

(3)	Represents a 3.4 month stub period with valuation date as of September 20, 2013, capital expenditures and net working capital projections per Company personnel estimates for the remainder of fiscal 2013.
(4)	Excludes depreciation and amortization estimated for the imminent construction of a new manufacturing facility.
(5)	Tax rate per Company personnel estimate.
(6)	Capital expenditures of US$94.0 million for the new manufacturing facility not included given imminent construction of the facility. These capital expenditures are treated as cash required for operation. Company personnel forecast includes intended benefits of the new facility.
(7)	Debt free net working capital = (current asset - cash and cash equivalents) - (current liabilities - current debt).

According to Company personnel, the cash allocated for the new manufacturing facility for the fiscal year 2013 has not yet been spent and the Company expects that such expenditure will be delayed until fiscal year 2014.

For additional information on the Company’s financial performance since the announcement of the merger agreement compared to the June 2013 Set of financial projections, see “Special Factors — Background of the Merger” beginning on page 25.

The above prospective financial information should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the Company contained elsewhere in this proxy statement and the Company’s public filings with the SEC.

BY INCLUDING IN THIS PRELIMINARY PROXY STATEMENT A SUMMARY OF ITS INTERNAL FINANCIAL PROJECTIONS, THE COMPANY UNDERTAKES NO OBLIGATIONS TO UPDATE, OR PUBLICLY DISCLOSE ANY UPDATE TO, THESE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE PROJECTIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAWS.

Alternatives to the Merger

The board of directors of the Company did not independently determine to initiate a process for the sale of the Company. The special committee was formed on August 29, 2012, in response to the receipt of a letter from Mr. Zishen Wu on August 23, 2012 indicating that he had received preliminary indications of interest from several investors regarding a potential going-private transaction. The special committee and the board of directors have considered the going-private transaction and the possibility of remaining an independent entity on its own and with the assistance of its independent financial and legal advisors. The special committee and the board of directors determined to undertake the merger and not remain an independent entity given (i) the risks, uncertainties and costs involved in remaining a public company, (ii) that the approval of the merger agreement requires (x) the affirmative vote of the holders of at least a majority of the outstanding shares of the Company common stock and Company preferred stock, voting together as a class, and (y) the affirmative vote of the holders of at least a majority of the outstanding shares of Company common stock (other than the excluded shares), and the buyer group alone may not approve the merger agreement and (iii) the Company can terminate the merger agreement under certain circumstances. See “The Agreement and Plan of Merger — Competing Transactions” starting on page 94. The special committee and the board of directors did not consider alternative means to accomplish the purposes of the going private transaction such as a tender offer or a reverse stock split because they believed that the merger was the most direct and understandable means to unaffiliated stockholders in terms of deal structure, and also was the most common deal structure used in going private transactions. The buyer group, the special committee and the board did not consider the lack of dissenter’s rights as a factor in setting the structure of the going-private transaction nor did they consider whether appraisal rights would have been available under different means. Since the Company’s receipt of the proposal letter from the buyer group, which was announced via press release on October 15, 2012 and filed with the SEC on October 15, 2012, the Company has not received any actionable offer from any third party for (a) a merger or consolidation of the Company with another company, (b) a sale or transfer of all or substantially all of the Company’s assets or (c) a purchase of all or a substantial portion of the shares that would enable such person to exercise control of or significant influence over the Company. The special committee and the board of directors also took into account that, under certain circumstances prior to the receipt of the required stockholder approval, the Company can terminate the merger agreement in order to enter into an alternative acquisition agreement with respect to a superior proposal, subject to the payment to Parent of a termination fee of US$4 million or US$2 million, as applicable, as set forth in the merger agreement. In this regard, the special committee and the board of directors recognized that the Company has flexibility under the merger agreement, subject to the contractual rights of the buyer group, to respond to an alternative transaction proposed by a third party that is or is reasonably likely to result in a superior proposal, including the ability to provide information to and engage in discussions and negotiations with such party.

Financing of the Merger

The buyer group estimates that the total amount of funds necessary to consummate the merger and related transactions, including the payment of fees and expenses in connection with the merger, will be approximately US$418 million. The buyer group expects to fund this amount through a combination of the following:

•	the proceeds from the loan in an amount of US$214 million (the “CDB Loan”) pursuant and subject to the foreign exchange facility contract between Parent and China Development Bank, which is described under the subheading “— Debt Financing — CDB Loan” in this section;
•	the proceeds from the issuance and sale of the notes in an amount of US$35 million (the “Lead Rich Notes”) pursuant and subject to the note purchase agreement between Lead Rich, as note purchaser, and Holdco, as note issuer, which is described under the subheading “— Debt Financing — Lead Rich Notes” in this section;
•	the proceeds from a cash investment in indirect equity interests of Parent in an amount of US$12 million by Mr. Zishen Wu pursuant and subject to an equity commitment letter between Mr. Zishen Wu and Parent, and a cash investment in equity interests of Holdco in an amount of US$15 million by Lead Rich pursuant and subject to an equity commitment letter among Lead Rich, Holdco and Parent, each of which is described under the subheading “— Equity Financing” in this section; and
•	the contribution by the rollover holders of 12,370,747 shares of Company common stock and 6,505,113 shares of Company preferred stock to Parent (the equivalent of an investment of approximately US$142 million based upon the per share merger consideration of US$6.69 and valuing the Company preferred stock on an as-converted basis), and the issuance of shares or options by Holdco in consideration therefor, prior to the merger, which is described under the subheading “— Rollover Financing” in this section.

None of the members of the buyer group nor the Company has entered into any alternative financing arrangements or alternative financing plans.

Debt Financing

CDB Loan

On September 23, 2013, Parent entered into the foreign exchange facility contract with China Development Bank pursuant and subject to which China Development Bank has agreed to provide the CDB Loan in an aggregate amount of US$214 million, to fund the merger consideration (such contract, the “facility agreement”).

Conditions to Financing.  The funding of the CDB Loan is subject to the satisfaction or waiver of certain conditions, including the following:

•	receipt by China Development Bank of the documentary conditions precedent required under article 8 of the facility agreement, including pledge contracts, guarantee contracts, ancillary commitment documents, legal opinions and certificates;

•	the Project Capital (as defined in the facility agreement) shall have been raised by Parent;
•	receipt by China Development Bank of a letter from Parent confirming that (a) all of the conditions precedent to the merger required by the merger agreement have been satisfied or waived and (b) the merger agreement remains in full force and effect;
•	receipt by China Development Bank of the registers of members of Parent and Holdco evidencing that (a) the Sponsors (as defined in the facility agreement) own 100% of the issued share capital of Holdco and (b) Holdco owns of 100% of the issued share capital of Parent and that the shares of Parent issued to Holdco have been validly issued and fully paid up;
•	delivery of the executed and undated articles of merger with respect to the merger to be held in escrow by a registration agent to be dated and filed by the registration agent when the paying agent confirms receipt of all funds required to consummate the merger;
•	opening of certain bank accounts to be utilized in the disbursement and repayment of the CDB Loan;
•	the facility agreement shall remain in full force and effect and no Major Default (as defined in the facility agreement) shall have occurred and no Material Adverse Effect (as defined in the merger agreement) shall have occurred;
•	all the Major Representations and Warranties (as defined in the facility agreement) shall be true, complete, accurate and valid;
•	no Change of Control (as defined in the facility agreement) shall have occurred;
•	all the Guarantee Contracts and Pledge Contracts (each as defined in the facility agreement and as described below under the subheading “— Debt Financing — CDB Loan — Security” in this section) and various ancillary commitment documents shall remain in full force and effect, and there shall have been no material violation of any provisions thereof by any party thereto (other than China Development Bank); and
•	all announcements, registrations and other procedures which need to be completed under applicable law or pursuant to the facility agreement shall have been completed.

Interest Rate.  The interest rate of the CDB Loan is LIBOR (USD, 6 months) plus 5.3% per annum prior to a Listing (as defined in the facility agreement) of any Borrower Group Member (as defined in the facility agreement), and is LIBOR (USD, 6 months) plus 4.8% per annum thereafter.

Prepayments and Amortization.  Parent may, if it gives China Development Bank not less than ten business days’ prior written notice, prepay the whole or any part of the CDB Loan (but, if in part, the amount paid must be a multiple of US$1 million). China Development Bank is entitled to require Parent to make a mandatory prepayment of all or a part of the CDB Loan upon the occurrence of any of the following:

•	the Listing of any Borrower Group Member;
•	a Change of Control;
•	a change (permanent or in effect for longer than one month) in any laws, regulations, rules or policies of China which might substantially prohibit the conversion of any amount from RMB to US dollars and/or any distribution of dividend or other distributions from any of the Company or its subsidiaries within China to its parent company;
•	it becomes unlawful for China Development Bank to perform any of its obligations under the facility agreement;
•	the sale of all or substantially all of the assets of any Borrower Group Member or Target Group Member (as defined in the facility agreement) (other than the merger);
•	the occurrence of any default specified in section 24.1 of the facility agreement;

•	the listing of any Borrower Group Member has not been completed within four years after the initial drawdown of the CDB Loan;
•	the total value of the shares pledged by the guarantors (as defined in the facility agreement) and the sponsor pledgors (as defined in the facility agreement) decreases below the balance of the total amount outstanding under the facility agreement that has not yet been repaid (after deducting the total amount of any guarantees provided to China Development Bank by Baoshang Bank); and
•	the closing of the merger has not occurred on the business day on which the articles of merger in respect of the merger are required to the filed by the registration agent pursuant to the arrangements described under the subheading “— Debt Financing — CDB Loan — Conditions to Financing” in this section.

Parent is required to repay installments of principal of varying amounts commencing on the day immediately prior to the first anniversary of the initial drawdown, on June 20, 2015, and thereafter on a semi-annual basis over the life of the CDB Loan, with the first repayment due on the day immediately prior to the first anniversary of the initial drawdown and the final repayment in full due on the day immediately prior to the fifth anniversary of the initial drawdown. Currently, Parent does not have any plans or arrangements to refinance the CDB Loan.

Security.  The obligations of Parent under the facility agreement will be secured in favor of China Development Bank by:

•	a pledge of all the shares in Orient Blossom by Mr. Zishen Wu and Ms. Zhong Xingmei;
•	a pledge of all the shares in Holdco by each of Orient Blossom, MSPEA and Lead Rich;
•	a pledge of all the shares in Parent by Holdco;
•	a pledge of all the shares in the Company by Parent;
•	a letter of guarantee provided by Baoshang Bank in the amount of US$33,000,000 or equivalent amount in RMB (which guarantee shall be secured by certain security granted by Borrower Group Members in favour of Baoshang Bank including, among other security, a mortgage by Yongye Fumin (as defined in the facility agreement) of the mining right for the production of humic acid bearing resources located in Zhijitan, Wuchan country, Inner Mongolia, after Yongye Fumin obtains such assets);
•	a pledge of all the shares in Fullmax Pacific Limited by the Company;
•	a pledge of all the shares in Asia Standard Oil Limited by Fullmax Pacific Limited; and
•	once Asia Standard Oil Limited owns 100% of the equity interests in Yongye Nongfeng (which shall occur within 90 business days of the closing of the merger), a pledge by Asia Standard Oil Limited of 100% of the shares in Yongye Nongfeng.

Other Terms.  The facility agreement contains representations and warranties and affirmative and negative covenants, including, among others, restrictions on indebtedness, disposal of assets, declaration of dividends and mergers and acquisitions. The facility agreement also includes events of default.

Lead Rich Notes

On September 23, 2013, Holdco entered into a note purchase agreement with Lead Rich, pursuant and subject to which Lead Rich has agreed to purchase the Lead Rich Notes in an initial aggregate principal amount of $35 million, the proceeds of which shall be applied to fund the merger and pay certain fees and expenses (such agreement, the “note purchase agreement”). Related thereto in connection with the issuance and sale of the Lead Rich Notes, Holdco has agreed to issue warrants to Lead Rich equal to 7.75% of the outstanding ordinary shares of Holdco as of the closing of the merger (subject to adjustment) (with the issuance of further warrants equal to 0.25% of the adjusted closing date share number (as defined in Exhibit B to the note purchase agreement) on each of the first and second anniversaries of the closing date of the merger and 0.5% of the adjusted closing date share number on each of the third and fourth anniversaries of the closing date of the merger if a qualifying listing (as defined Exhibit B to in the note purchase agreement) has not occurred), pursuant to a warrant agreement to be entered into between Holdco and Lead Rich in connection with the completion of the merger.

Conditions to Financing.  Lead Rich’s obligation to purchase and pay for the Lead Rich Notes is subject to the satisfaction or waiver of certain conditions, including the following:

•	receipt by Lead Rich of certain legal opinions from various counsel for Holdco;
•	no default under certain sections of the note purchase agreement is continuing or would result from the transactions contemplated by the Transaction Documents (as defined in the note purchase agreement);
•	there shall be no default under or breach of any obligation of the Company under the merger agreement or any representation or warranty made by the Company being incorrect or misleading which in either case would permit Parent or Merger Sub to terminate the merger agreement, and no Company Material Adverse Effect (as defined in the merger agreement) shall have occurred;
•	certain representations and warranties of Holdco and its subsidiaries contained in the note purchase agreement that are qualified as to materiality or Material Adverse Effect being true and correct on and as of the effective time of the merger and certain representations and warranties of Holdco and its subsidiaries contained in the note purchase agreement that are not so qualified being true and correct in all material respects on and as of the effective time of the merger;
•	receipt by Lead Rich of a certificate dated the effective time of the merger and signed by an officer of Holdco (a) certifying that (i) the conditions set forth in article III of the note purchase agreement have been satisfied on and as of such date and (ii) certain representations and warranties of Holdco and its subsidiaries contained in the note purchase agreement that are qualified as to materiality or material adverse effect shall be true and correct on and as of the effective time of the merger and certain representations and warranties of Holdco and its subsidiaries that are not so qualified shall be true and correct in all material respects on and as of the effective time of the merger, (b) certifying that the SEC has informed Holdco that it has no further comments on the public disclosure required by federal securities laws and rules in connection with the merger and attaching any comment letters and responses from the SEC, (c) attaching a copy of the executed and undated articles of merger, and (d) attaching updated disclosure schedules as of the effective time of the merger;
•	each Note Document (as defined in the note purchase agreement) shall have been duly executed and delivered by the parties thereto;
•	receipt by Lead Rich of a copy of each of the Transaction Documents (as defined in the note purchase agreement), in each case duly executed and delivered by the parties thereto;
•	issuance and delivery by Holdco to Lead Rich of the Lead Rich Notes in an initial aggregate principal amount of US$35 million;
•	issuance and delivery by Holdco to Lead Rich of the warrants as described above;
•	there shall not be any material breach or default under the other transaction documents (other than the merger agreement);
•	substantially concurrent consummation of all of the other transactions contemplated by the merger agreement, including the merger, and the funding of the CDB Loan;
•	arrangements reasonably satisfactory to Lead Rich shall have been made for the payment of any fees and expenses due to it under the note purchase agreement;
•	subject to certain limited approvals and registrations, all necessary consents and authorizations shall have been obtained, and all notices and filings shall have been effected, in relation to the Note Documents, the other Transaction Documents and the merger;
•	the issuance of the Lead Rich Notes does not violate any law; and

•	subject to certain limited approvals and registrations, each of the Security Documents (as defined in the note purchase agreement and as described below under the sub-heading “— Debt Financing — Lead Rich Notes — Security”) shall be legally binding and enforceable and there shall have been no material violation of such documents by any Obligor (as defined in the note purchase agreement) party thereto.

Interest.  The Lead Rich Notes will bear interest which may be paid in cash or in kind (at the option of Holdco). During the period from closing of the merger and ending on December 31, 2014, the rate of interest will be 8.5% per annum. Thereafter, the rate may increase depending on financial performance of Holdco and its subsidiaries.

Repayment, Redemption and Repurchase.  The maturity date of the Lead Rich Notes is the date falling 60 months and 1 day from the date of issuance. Currently, Holdco does not have any plans or arrangements to refinance the Lead Rich Notes.

Upon the consummation of a Qualifying Listing (as defined in the note purchase agreement), Holdco shall make an offer to repurchase the Lead Rich Notes at a purchase price equal to the principal amount of the Lead Rich Notes tendered plus all accrued and unpaid interest in relation to those Lead Rich Notes.

In the event that the CDB Loan is repaid in full, Holdco shall, at the option of any holder of Lead Rich Notes, redeem Lead Rich Notes held by such holder at a price equal to the principal amount of such Lead Rich Notes tendered plus accrued and unpaid interest.

If certain income targets of Holdco and its subsidiaries are not met for the fiscal year ending December 31, 2014 or December 31, 2015, Holdco shall, at the option of any holder of Lead Rich Notes, redeem the Lead Rich Notes held by such holder at a price equal to the principal amount of such Lead Rich Notes tendered plus accrued and unpaid interest plus an amount which will cause such holder to have a return of 19.5% per annum on the principal amount of the Lead Rich Notes tendered for the period commencing on the date such holder is registered as the holder of such Lead Rich Notes and ending on the date such principal amount is repaid, in accordance with the terms of the note purchase agreement. Alternatively, Mr. Zishen Wu may purchase such Lead Rich Notes at the same price, in which case Holdco shall not be required to redeem.

Except in the circumstances where income targets have not been met as described above, or during the existence of an Event Of Default (as defined in the note purchase agreement), Holdco may, upon 30 days’ notice, voluntarily redeem the Lead Rich Notes in whole or in part in an integral multiple of US$1 million.

Security.  The obligations of Holdco under the note purchase agreement will be secured (on a basis second ranking to any security securing the CDB Loan) in favor of Lead Rich (acting as collateral agent) by:

•	a pledge of all Mr. Zishen Wu’s shares in Orient Blossom by Mr. Zishen Wu;
•	a pledge of 5,657,704 shares in Orient Blossom by Ms. Zhong Xingmei;
•	a pledge of all Orient Blossom’s shares in Holdco by Orient Blossom;
•	a pledge of all the shares in the Company by Parent;
•	a pledge of all the shares in Fullmax Pacific Limited by the Company;
•	a pledge of all the shares in Asia Standard Oil Limited by Fullmax Pacific Limited;
•	to the extent permitted by law, once Asia Standard Oil owns 100% of the equity interests in Yongye Nongfeng (which shall occur within 90 business days of the closing of the merger), a pledge by Asia Standard Oil Limited of 100% of the shares in Yongye Nongfeng;
•	to the extent permitted by law, security over any assets over which security is granted in favour of Baoshang Bank as security for the guarantee described above under the sub-heading “— Debt Financing — CDB Loan — Security”; and
•	to the extent permitted by law, security over any assets secured in favour of China Development Bank as security for the CDB Loan (other than a pledge of shares in Holdco by MSPEA or Lead Rich and a pledge of 2,000,000 shares in Orient Blossom by Ms. Zhong Xingmei).

Other Terms.  The note purchase agreement contains representations and warranties and affirmative and negative covenants, including, among others, restrictions on incurrence of additional debt, restricted payments, liens, disposal of assets, mergers and consolidations, affiliate transactions, issuance or sale of capital stock of subsidiaries and business activities. The note purchase agreement also includes events of default.

Equity Financing

On September 23, 2013, Lead Rich entered into an equity commitment letter with Holdco and Parent pursuant to which Lead Rich committed to purchase equity interests of Holdco at or immediately prior to the effective time of the merger for US$15 million. The equity commitment of Lead Rich is conditioned upon (a) the satisfaction or waiver of each of the conditions to Holdco’s, Parent’s, and Merger Sub’s obligations to effect the merger (other than those conditions that by their nature are to be satisfied at the effective time of the merger, and (b) the debt financing or alternative debt financing has been or will be funded at the closing. On the same date, Mr. Zishen Wu entered into an equity commitment letter with Parent pursuant to which Mr. Zishen Wu committed to purchase indirect equity interests of Parent at or immediately prior to the effective time of the merger for US$12 million. The equity commitment of Mr. Zishen Wu is conditioned upon (a) the satisfaction or waiver of each of the conditions to Holdco's, Parent's, and Merger Sub's obligations to effect the merger (other than those conditions that by their nature are to be satisfied at the effective time of the merger, and (b) the debt financing or alternative debt financing has been or will be funded at the closing. The equity commitments of Mr. Zishen Wu and Lead Rich are subject to pro rata reduction to a level sufficient to, in combination with the other financing arrangements contemplated by the merger agreement, fully fund the merger and other transactions contemplated by the merger agreement, in a circumstance where Parent and Holdco do not require the full amount of the equity commitments to consummate the merger. The equity commitments will terminate automatically and immediately upon the earliest to occur of: (i) the valid termination of the merger agreement in accordance with its terms; (ii) the closing of the merger; and (iii) the Company or any of its affiliates asserting against Lead Rich or Mr. Zishen Wu, as the case may be, or certain parties designated as non-recourse parties, any claim in connection with the merger or the equity commitments, other than enforcement of the equity commitments in accordance with the terms of the respective equity commitment letter and, in the case of the equity commitment of Mr. Zishen Wu, in accordance with the terms of the limited guarantee.

Rollover Financing

On September 23, 2013, Parent, Holdco, Mr. Zishen Wu, MSPEA and Prosper Sino entered into a contribution agreement, as amended on November 25, 2013, pursuant and subject to which the rollover holders collectively committed to contribute, prior to the consummation of the merger, an aggregate amount of 12,370,747 shares of Company common stock and 6,505,113 shares of Company preferred stock to Parent (the equivalent of an approximately US$142 million investment based upon the per share merger consideration of US$6.69 and valuing the shares of Company preferred stock on an as-converted basis) in exchange for newly issued shares or options of Holdco. Subject to the satisfaction or waiver of all of the conditions to the obligations of Holdco, Parent and Merger Sub to complete the merger contained in the merger agreement (other than conditions that by their nature are to be satisfied at the effective time of the merger), the closing of the contribution and exchange contemplated by the contribution agreement shall take place within 48 hours prior to the consummation of the merger.

Limited Guarantee

Concurrently with the execution of the merger agreement, the guarantors delivered a limited guarantee pursuant to which each of the guarantors agreed to, severally but not jointly, guarantee his or its respective percentage of the obligations of Holdco and Parent under the merger agreement to pay, under certain circumstances in which the merger agreement is terminated, a reverse termination fee of US$10 million to the Company and to reimburse certain expenses incurred by the Company, including all of the reasonable documented out-of-pocket expenses (including all fees and expenses of counsel, investment bankers, experts and consultants) incurred by the Company up to US$2 million if the required stockholder approval is not obtained at the special meeting.

The limited guarantee will terminate as of the earliest of: (i) the effective time of the merger, (ii) all of the obligations under the limited guarantee having been paid in full, and (iii) the date falling ninety days from the date of the termination of the merger agreement in accordance with its terms.

Voting Agreement

On September 23, 2013, the rollover holders entered into a voting agreement with the Company and Parent, pursuant to which each rollover holder irrevocably agreed that, during the period commencing on the date of the voting agreement and continuing until termination of the voting agreement, he or it will appear at the special meeting and any other stockholders’ meeting and vote (or cause to be voted) all shares of Company common stock and/or Company preferred stock beneficially owned by him or it, except that Prosper Sino is only obligated and has decided only to vote the Prosper Sino rollover shares held by it, (a) in favor of the approval and adoption of the merger agreement and the approval of other actions contemplated by the merger agreement and any actions required in furtherance thereof, (b) against the approval of any competing transaction or the approval of any other action contemplated by a competing transaction, (c) in favor of any matters necessary for the consummation of the transactions contemplated by the merger agreement, (d) against any action, agreement or transaction that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to materially impede, interface with, delay or postpone, discourage or adversely affect the merger agreement or the transactions contemplated thereby, and (e) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or other obligation or agreement of the company contained in the merger agreement, or of any stockholder contained in the voting agreement. The voting agreement will terminate on the earlier to occur of: (i) the termination of the merger agreement and (ii) the effective time of the merger.

Each of the rollover holders has also covenanted not to offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to, or consent to the offer for sale, sell, transfer, tender, pledge, encumbrance, assignment or other disposition of, or enter into a loan of, the Company common stock and/or Company preferred stock beneficially owned by each of the rollover holders.

Interim Investors Agreement

On September 23, 2013, the Investors entered into the Interim Investors Agreement. Pursuant to the Interim Investors Agreement, absent the written consent of every other Investor and subject to Mr. Zishen Wu’s fiduciary duties to the Company: (i) Holdco shall not, and shall cause each of Parent and Merger Sub not to, and each of Mr. Zishen Wu and Ms. Xingmei Zhong shall cause Holdco not to, present to the Company or any subsidiary of the Company any written request that the Company or such subsidiary of the Company take or omit to take any Prohibited Action or Omission and (ii) no Investor shall consent to any Prohibited Action or Omission in writing. The Interim Investors Agreement also provides that subject to certain exceptions, all actions of Holdco, Parent and Merger Sub relating to the merger agreement shall require the approval of each of the Investors.

Limitation on Liability

Other than any equitable remedies the Company may be entitled to, the Company’s right to terminate the merger agreement and receive payment of (i) a reverse termination fee of US$10 million from Parent in connection with the merger and, (ii) any reimbursement of costs and expenses pursuant to the merger agreement, including the Company Expense incurred by the Company up to US$2 million if the required stockholder approval is not obtained at the special meeting or any adjournment or postponement thereof, is the sole and exclusive remedy of the Company against Holdco, Parent, Merger Sub and certain related parties as described in the merger agreement with respect to any loss or damage suffered as a result of any breach of the merger agreement or failure of the transactions contemplated by the merger agreement to be consummated. In the event the Company is obligated to pay a termination fee under the tail termination scenario, then concurrently with the payment of the termination fee, the Company shall also pay to Parent the amount of any such Company Expense previously paid to the Company by Parent.

Other than any equitable remedies Holdco, Parent and Merger Sub may be entitled to, the rights of Holdco, Parent and Merger Sub to receive payment of (i) a termination fee of US$4 million or US$2 million, as applicable, and (ii) any reimbursement of costs and expenses pursuant to the merger agreement, is the sole and exclusive remedy of Holdco, Parent and Merger Sub (and their respective affiliates and representatives) against the Company and certain related parties as described in the merger agreement with respect to any loss or damage suffered as a result of any breach of the merger agreement or failure of the transactions contemplated by the merger agreement to be consummated.

Parent and Merger Sub are entitled to specific performance of the terms under the merger agreement, including an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement. The Company is entitled to an injunction, specific performance or other equitable remedies to cause Holdco, Parent and Merger Sub to cause Mr. Zishen Wu and Lead Rich to fund the equity financing in certain circumstances. However, under no circumstances is the Company permitted or entitled to both a grant of specific performance that results in completion of the merger and payment of all or any portion of the reverse termination fee.

Interests of Certain Persons in the Merger

In considering the recommendation of the special committee and our board of directors with respect to the merger, you should be aware that each member of the buyer group has interests in the transactions that are different from, and/or in addition to, the interests of our stockholders generally. The Company’s board of directors and special committee were aware of such interests and considered them, among other matters, in reaching their decisions to approve the merger agreement and approve the transactions contemplated by the merger agreement, including the merger, and recommend that our stockholders vote in favor of approving the merger agreement and the transactions contemplated by the merger agreement, including the merger.

Interests of Continuing Stockholders in the Merger

As a result of the merger, the rollover holders will indirectly hold 100% of the equity interests of Parent, which will directly own 100% of the Company immediately following the completion of the merger. Due to their indirect equity ownership in Parent, the rollover holders will enjoy the benefits from any future earnings and growth of the Company after the merger which, if the Company is successfully managed, could exceed the value of their original investments in the Company, including the amount paid by Parent as merger consideration to the Company’s stockholders who are not members of the buyer group in the merger. The rollover holders will also bear the risks of any possible decreases in the future earnings, growth or value of the Company and they will have no certainty of any future opportunity to sell their shares in Parent at an attractive price, or that any dividends paid by Parent will be sufficient to recover their investment.

The merger may provide additional means to enhance stockholder value for the rollover holders, including improved profitability due to the elimination of the expenses associated with public company reporting and compliance, increased flexibility and responsiveness in management of the business to achieve growth and respond to competition without the restrictions of short-term earnings comparisons, and additional means for making liquidity available to them, such as through dividends or other distributions.

Indemnification and Insurance

Pursuant to the merger agreement, the parties have agreed that:

•	the articles of incorporation and bylaws (or comparable organizational documents) of the surviving corporation shall contain provisions no less favorable with respect to exculpation, advances of expenses and indemnification than are set forth in the articles of incorporation and bylaws (or comparable organizational documents) of the Company as in effect on the date of the merger agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the effective time of the merger in any manner that would adversely affect the rights thereunder of former or present directors or officers of the Company, unless such modification shall be required by law;
•	the indemnification, advancement of expenses and exculpation provisions of certain indemnification agreements and employment agreements by and among the Company or its subsidiaries and their respective directors, officers or employees, as in effect at the effective time of the merger, will survive the merger and may not be amended, repealed or otherwise modified for six year from the effective time of the merger in any manner that would adversely affect the rights of the current or former directors, officers or employees of the Company or any subsidiaries;
•	the surviving corporation will maintain the Company’s and its subsidiaries’ directors and officers liability insurance for a period of six years after the effective time of the merger on terms with respect to matters occurring at or prior to the effective time of the merger, on terms and conditions no less favorable than the existing insurance; provided that the surviving corporation will not be required to expend in any one year an amount in excess of 300% of the current annual premium paid by the Company for such insurance. In addition, the Company may purchase a six-year “tail” prepaid policy prior to the effective time of the merger on terms and conditions providing substantially equivalent benefits as the existing directors’ and officers’ liability insurance maintained by the Company; and
•	from and after the effective time of the merger, subject to certain conditions, the surviving corporation will comply with all of the Company’s obligations and will cause its subsidiaries to comply with their respective obligations to indemnify and hold harmless (a) the present and former directors or officers of the Company or any of its subsidiaries against damages arising out of, relating to or in connection with (i) the fact that such party is or was a director or officer of the Company or such subsidiary, or (ii) any acts or omissions occurring or alleged to have occurred before or at the effective time of the merger to the extent provided under the Company and its subsidiaries’ respective organizational and governing documents or agreements in effect on the date of the merger agreement and to the fullest extent permitted by the Nevada Revised Statutes or any other applicable law, including the approval of the merger agreement; and (b) such persons against all damages arising out of acts or omissions in connection with such persons serving as an officer, director or other fiduciary in the Company or any of its subsidiaries if such service was at the request or for the benefit of the Company or any of its subsidiaries.

The Special Committee

On August 29, 2012, our board of directors established a special committee of directors to consider the proposal from the buyer group and to take any actions it deems appropriate to assess the fairness and viability of such proposal. The special committee is composed of three independent directors — Mr. Sean Shao, Mr. Xiaochuan Guo and Mr. Xindan Li. Other than (i) their receipt of board and special committee compensation (which are not contingent upon the completion of the merger or the special committee’s or our board of directors’ recommendation of the merger), (ii) their indemnification and liability insurance rights under the merger agreement, (iii) shares of Company common stock held in trust by Prosper Sino for the benefit of the family members of Mr. Xiaochuan Guo and Mr. Xindan Li and the rights of such family members to receive the merger consideration upon the completion of the merger and (iv) the right of Mr. Sean Shao to receive the merger consideration in respect of his shares of Company common stock upon the completion of the merger, none of the members of the special committee has a financial interest in the merger or any of the transactions contemplated by the merger agreement and none of them is related to any member of the buyer group. Our board of directors did not place any limitations on the authority of the special committee regarding its investigation and evaluation of the merger.

In consideration of the expected time and effort that would be required of the members of the special committee in evaluating the proposed transaction, we have compensated, and will continue to compensate, the members of the special committee for their service in such capacity at a rate of US$12,000 per month in the case of the chairman of the special committee and US$9,000 per month in the case of the other members of the special committee after the receipt of a going-private proposal letter on October 15, 2012 (as well as US$3,000 per month and US$2,000 per month, respectively in the case of the chairman and the other members of the special committee from August 29, 2012 to October 14, 2012).

Prosper Sino

In connection with the merger, certain shares of Company common stock held in trust and for the benefit of the family members of certain current and former members of our management and directors by Prosper

Sino will be contributed and voted in connection with the proposed transaction. The remaining shares held in trust will receive the pro rata merger consideration.

The following table sets forth the number of shares of Company common stock held in trust for the benefit of the family members of each current and former director or member of management of the Company and indicates whether such shares will be rolled over or cashed out in connection with the proposed transaction.

Name of contributors	No. of shares of Company common stock held by Prosper Sino for the benefit of the contributor’s family members	Title	Rollover or not
Zishen Wu	600,000	Chairman, President and Chief Executive Officer	Yes
Yue Yu	400,000	Chief Financial Officer	Yes
Baosheng Tong	300,000	Chief Scientist	Yes
Nan Xu	150,000	Former Director and Chief Operating Officer	No
Xiangfeng Chen	150,000	Vice President	Yes
Xiaoju Huang	150,000	PR Director	Yes
Shijun Zhao	120,000	Former Manufacturing Director	Yes
Ling Zhu	50,000	Board Secretary	Yes
Xiaochuan Guo	30,000	Independent Director	No
Xindan Li	30,000	Independent Director	No
Rijun Zhang	30,000	Independent Director	No
Weimin Feng	150,000	Vice President	Yes
Lili Wang	60,000	Finance Director-Capital Markets	Yes
Yingjun Yin	50,000	President Assistant	Yes

Position with the Surviving Corporation

After completion of the merger, Mr. Zishen Wu expects to continue to serve as chairman of the board of directors and president and chief executive officer of the Company. The directors of the surviving corporation shall consist of directors of Merger Sub as of immediately prior to the completion of the merger, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the surviving corporation’s articles of incorporation and bylaws. Mr. Zishen Wu and Mr. Homer Sun will remain directors of the surviving corporation following the merger. The officers of the surviving corporation shall consist of the officers of the Company as of immediately prior to the completion of the merger, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the surviving corporation’s articles of incorporation and bylaws.

As of the date of this proxy statement, except as described in this proxy statement, no member of the Company’s management has entered into any amendments or modifications to his or her existing employment arrangements with the Company in connection with the proposed transaction, nor has any member of the Company’s management entered into any employment or other agreement with Parent or its affiliates.

Parent has indicated that it or its affiliates may pursue agreements, arrangements or understandings with the Company’s executive officers, which may include cash, stock and co-investment opportunities. Prior to the effective time of the merger and with the prior written consent of the special committee, Parent may initiate negotiations of these agreements, arrangements and understandings, and may enter into definitive agreements regarding employment with, or the right to participate in the equity of, the surviving corporation or Parent on a going-forward basis following completion of the merger.

Relationship between the Company and the Buyer Group

Mr. Zishen Wu is the sole director of Parent and Merger Sub and a director of Holdco. Prior to the effective time of the merger, MSPEA, an existing stockholder of the Company with a representative on the Company’s board of directors (who did not take any part in the board of directors’ deliberations and determination with respect to the merger agreement and the merger), will become beneficial owners of

Holdco, Parent and Merger Sub. Additionally, prior to the effective time of the merger, Prosper Sino, an entity established solely for the purpose of holding shares of the Company common stock in trust and for the benefit of the family members of certain current and former directors and members of the Company’s management, including Mr. Zishen Wu and Mr. Yue Yu, will become beneficial owners of Holdco, Parent and Merger Sub. As such, Mr. Zishen Wu, MSPEA, Prosper Sino and his and its respective affiliates will have direct and indirect interests in the Company after the merger. The merger is a going private transaction with Mr. Zishen Wu, the chairman, president and chief executive officer of the Company, Holdco, MSPEA, an existing Company stockholder that currently has a nominee on the Company’s board of directors, Prosper Sino and Lead Rich. Mr. Zishen Wu has also been the chairman, president and chief executive officer of the Company since 2008. Mr. Homer Sun, MSPEA’s nominee on the Company’s board of directors, has been a director of the Company since 2011. Mr. Zishen Wu received compensation for his services as the chief executive officer and director of the Company. Mr. Zishen Wu and Mr. Homer Sun recused themselves from the deliberations and the board of directors’ determination with respect to the merger agreement and the merger.

Except as set forth above and elsewhere in this proxy statement, no member of the buyer group nor any of their respective directors, executive officers or other affiliates engaged in any transactions with us or any of our directors, officers or other affiliates that would require disclosure under the rules and regulations of the SEC applicable to this proxy statement.

Dividends

The Company has not paid any cash dividends on its common stock, and does not currently intend to pay cash dividends in the foreseeable future.

Regulatory Matters

The Company does not believe that any material federal, national, provincial, local or state, whether domestic or foreign, regulatory approvals, filings or notices are required in connection with the merger other than the approvals, filings or notices required under the U.S. federal securities laws and the filing of the articles of merger with the Secretary of State of the State of Nevada with respect to the merger.

Fees and Expenses

Fees and expenses incurred or to be incurred by the Company and the buyer group in connection with merger are estimated at the date of this proxy statement to be as follows:

Description	Amount
Financing fees and expenses and related professional fees	US$5,397,000
Financial advisory fees and expenses	US$806,000
Legal fees and expenses	US$8,656,000
Special committee fees	US$491,000
Miscellaneous (including printing, proxy solicitation, filing fees, mailing costs, etc.)	US$297,000
Total	US$15,647,000

These expenses will not reduce the merger consideration to be received by the Company’s stockholders. Except for the right to reimbursement of costs and expenses under certain circumstances, the party incurring any costs and expenses in connection with the merger and the merger agreement will pay such costs and expenses.

Delisting and Deregistration of the Company Common Stock

If the merger is completed, the Company common stock will be delisted from the NASDAQ Global Select Market and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC.

Litigation Relating to the Merger

On or about October 18, 2012 and October 22, 2012, five stockholder class action complaints were filed against the Company and certain officers and directors thereof in connection with the Wu Proposal. The five complaints are captioned, respectively, Doherty v. Yongye International, Inc., et al., A-12-670343-C; Kirby

v. Zishen Wu, et al., A-12-670468-C; Calisti v. Zishen Wu, et al., Case No. A-12-670758-B; Kong, et al. v. Zishen Wu, et al., Case No. A-12-670874-B; and Harris v. Yongye International, Inc., et al., Case No.
A-12-670817-B. All of the complaints were filed in Nevada state court (Clark County District) and all of the complaints challenge the Wu Proposal and allege, among other things, that the consideration to be paid in such proposal is inadequate, as is the process by which the proposal is being evaluated. The complaints seek, among other relief, to enjoin defendants from consummating the Wu Proposal and to direct defendants to exercise their fiduciary duties to obtain a transaction that is in the best interests of the Company’s stockholders. The complaints have been served on the Company. On or about March 5, 2013, the plaintiffs in the Doherty case filed a notice of voluntary dismissal. By the April Order, the remaining cases were consolidated for all purposes under the caption In re Yongye International, Inc. Shareholders’ Litigation, Case No. A-12-670468-B. Under the April Order, plaintiffs were directed to file a consolidated complaint within 20 days of the announcement of a definitive merger agreement entered into in connection with any proposed going-private transaction. By the October Order, the plaintiffs were directed to file a consolidated complaint within 14 days of the filing of the preliminary proxy statement. On November 7, 2013, the plaintiffs filed their consolidated complaint, which alleges, among other things, that consideration to be paid under the merger agreement is inadequate, that the process leading to the merger agreement was flawed, and that the defendants failed to include all material information in the Proxy Statement. On December, 23, 2013, Plaintiffs filed a motion to preliminarily enjoin the stockholder vote. The motion will be heard on January 27, 2014.The Company has reviewed the allegations contained in the consolidated complaint and believes they are without merit. The Company intends to defend the litigations vigorously. As such, based on the information known to date, the Company does not believe that it is probable that a material judgment against it will result.

One of the conditions to the closing of the merger is that no order by a court or other governmental entity shall be in effect that prohibits the consummation of the merger or that makes the consummation of the merger illegal. As such, if the plaintiffs are successful in obtaining an injunction prohibiting the defendants from completing the merger on the agreed-upon terms, then such injunction may prevent the merger from becoming effective, or from becoming effective within the expected timeframe.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Company’s board of directors for use at the special meeting to be held on February 19, 2014 starting at 10:00 a.m. (Beijing time), at the offices of the Company located at Jinshan Economic Development Zone, Hohhot City, Inner Mongolia, the People’s Republic of China, or at any postponement or adjournment thereof. At the special meeting, holders of Company common stock will be asked to vote upon the proposal to approve the merger agreement, and to approve the proposal to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

The merger is subject to the approval of the merger agreement by (i) the affirmative vote (in person or by proxy) of the holders of at least a majority of the outstanding shares of Company common stock and Company preferred stock, voting together as a single class, with the holders of shares of Company preferred stock being entitled to a number of votes equal to the number of shares of Company common stock into which such shares of Company preferred stock are convertible as of the record date for the special meeting, (ii) the affirmative vote (in person or by proxy) or consent of the holders of at least a majority of the shares of Company preferred stock outstanding on the record date, and (iii) the affirmative vote (in person or by proxy) of the holders of at least a majority of the outstanding shares of Company common stock (other than the excluded shares) on the record date, in each case in accordance with the Company’s articles of incorporation and bylaws and the Nevada Revised Statutes. If our stockholders fail to approve the merger agreement, the merger will not occur. A copy of the merger agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully in its entirety.

Record Date and Quorum

We have fixed the close of business on January 10, 2014 as the record date for the special meeting, and only holders of record of Company common stock and Company preferred stock on the record date are entitled to vote at the special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of Company common stock or Company preferred stock at the close of business on the record date. On the record date, there are 50,685,216 shares of Company common stock expected to be outstanding and entitled to vote. Each share of Company common stock entitles its holder to one vote on all matters properly coming before the special meeting.

The presence, in person or by proxy, of the holders of a majority of the shares of Company common stock (including Company preferred stock on an as-converted basis) outstanding and entitled to vote on the record date is necessary to constitute a quorum for the transaction of business at the special meeting. Abstentions and broker non-votes are included in determining the number of shares present or represented at the special meeting for purposes of determining whether a quorum exists. Once a share of Company common stock or Company preferred stock is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned.

Attendance

Stockholders may vote by attending the special meeting and voting in person. In order to attend the special meeting in person, arrive on time at the address listed above with your proxy card and a form of valid photo identification. To obtain directions to attend the special meeting, call Lili Wang or Rain Xia at +86-10-8231-9608 or +86-10-8232-8866 × 8827, respectively. If you are a beneficial owner of shares held in street name and you want to vote in person at the special meeting, you must contact the bank, brokerage firm or other nominee that holds your shares in their name prior to the meeting and obtain from them a valid proxy issued by them in your name giving you the right to vote the shares registered in their name. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.

Vote Required

Approval of the merger agreement requires (i) the affirmative vote (in person or by proxy) of the holders of at least a majority of the outstanding shares of Company common stock and Company preferred stock, voting together as a single class, with the holders of shares of Company preferred stock being entitled to a number of votes equal to the number of shares of Company common stock into which such shares of Company preferred stock are convertible as of the record date for the special meeting, (ii) the affirmative vote (in person or by proxy) or consent of the holders of at least a majority of the shares of Company preferred stock outstanding on the record date, and (iii) the affirmative vote (in person or by proxy) of the holders of at least a majority of the outstanding shares of Company common stock (other than the excluded shares) on the record date, in each case in accordance with the Company’s articles of incorporation and bylaws and the Nevada Revised Statutes. For the proposal to approve the merger agreement, you may vote “FOR,” “AGAINST” or “ABSTAIN”. Abstentions will not be counted as votes cast in favor of the proposal to approve the merger agreement, but will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote in person at the special meeting, or abstain, it will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

If your shares of Company common stock are registered directly in your name with our transfer agent, Broadridge Financial Solutions, Broadridge Corporate Issuer Solutions, Inc., you are considered, with respect to those shares of Company common stock, the “stockholder of record.” This proxy statement and proxy card have been sent directly to you by the Company.

If your shares of Company common stock are held through a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares of Company common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of Company common stock, the stockholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting.

Under the rules of the NASDAQ Global Select Market, banks, brokerage firms or other nominees who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposal to approve the merger agreement, and, as a result, absent specific instructions from the beneficial owner of such shares of Company common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of Company common stock on non-routine matters, which we refer to generally as broker non-votes. These broker non-votes will be counted for purposes of determining a quorum, and will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement. Broker non-votes will have no effect on the outcome of the proposal to adjourn or postpone the special meeting.

The proposal to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement will be approved if more holders of the shares of the Company common stock (including Company preferred stock on an as-converted basis) present in person or by proxy and entitled to vote on the proposal vote in favor of the proposal than against the proposal. For the proposal to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement, you may vote “FOR,” “AGAINST” or “ABSTAIN”. For purposes of this proposal, if you have given a proxy and abstained on this proposal, such abstention will have no effect on the outcome of this proposal. If there are broker non-votes on the issue, such broker non-votes will have no effect on the outcome of this proposal.

If you are a stockholder of record, you may submit your proxy or vote your shares of Company common stock on matters presented at the special meeting in any of the following ways:

By Telephone:  You may submit your proxy by calling the toll-free telephone number indicated on your proxy card. Please follow the voice prompts that allow you to submit your proxy and confirm that your instructions have been properly recorded.

Via the Internet:  You may submit your proxy by logging on to the website indicated on your proxy card. Please follow the website prompts that allow you to submit your proxy and confirm that your instructions have been properly recorded.

By Mail:  You may submit your proxy by completing, signing and returning the proxy card in the postage-paid envelope provided with this proxy statement. The proxy holders will vote your shares of Company common stock according to your directions. If you sign and return your proxy card without specifying choices, your shares of Company common stock will be voted by the persons named in the proxy in accordance with the recommendations of the Company’s board of directors as set forth in this proxy statement.

Vote at the Meeting:  You may cast your vote in person at the special meeting. Written ballots will be passed out to stockholders or legal proxies who want to vote in person at the meeting.

If you are a beneficial owner, you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of Company common stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted.

Please note that if you are a beneficial owner of shares held in street name and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee.

Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for submitting your proxy over the Internet or by telephone. If you choose to submit your proxy by mailing a proxy card, your proxy card must be filed with our board secretary, Ms. Ling Zhu, by the time the special meeting begins. Please do not send in your stock certificates with your proxy card. When the merger is completed, a separate letter of transmittal will be mailed to you that will enable you to receive the merger consideration in exchange for your stock certificates.

If you submit your proxy, regardless of the method you choose, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, or your proxies, will vote your shares of Company common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of Company common stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of Company common stock should be voted on a matter, the shares of Company common stock represented by your properly signed proxy will be voted “FOR” the proposal to approve the merger agreement and “FOR” the proposal to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

If you have any questions or need assistance voting your shares, please call MacKenzie Partners, Inc. at +1(800) 322-2885 , or toll-free at +1(212) 929-5500.

IT IS IMPORTANT THAT YOU SUBMIT A PROXY FOR YOUR SHARES OF COMPANY COMMON STOCK PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES BY VOTING IN PERSON.

As of January 10, 2014, the record date, the directors and executive officers of the Company are expected to beneficially own and be entitled to vote, in the aggregate, 1,845,000 shares of Company common stock (including 1,555,000 shares of Company common stock expected to be held by directors and executive officers or their affiliates who are rollover holders), representing 3.6% (including 3.1% expected to be held by directors and executive officers or their affiliates who are rollover holders) of the outstanding shares of Company common stock on the record date. The directors and executive officers have informed the Company that they currently intend to vote all of their shares of Company common stock “FOR” the proposal to approve the merger agreement and “FOR” the proposal to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve the merger agreement.

At the close of business on January 10, 2014, the record date, 50,685,216 shares of Company common stock are expected to be outstanding and entitled to vote at the special meeting. On the record date, the buyer group is expected to own 12,370,747 shares of Company common stock and 6,505,113 shares of Company preferred stock. These represent approximately 24.4% and 100%, respectively, of the total outstanding shares of such classes of voting securities. Parent, Holdco, Mr. Zishen Wu, Prosper Sino and MSPEA have agreed, under the voting agreement, to vote in favor of the proposal to approve the merger agreement. Accordingly, (a) the voting requirement described in clause (ii) under “Vote Required” above will be satisfied and (b) due to the “majority of the non-buyer group stockholders” vote requirement described above, based on the 50,685,216 shares of Company common stock expected to be outstanding on the record date, more than 19,157,235 shares, or 50% of the shares, of Company common stock owned by the stockholders that are not members of the buyer group (representing 37.8% of the total outstanding shares of Company common stock), must be voted in favor of the proposal to approve the merger agreement for it to be approved. At the close of business on January 10, 2014, the record date, the directors and officers of the Company that are not members of the buyer group are expected to beneficially own 290,000 shares of Company common stock, which represent approximately 0.6% of the total number of shares of the Company common stock outstanding. Therefore, based on the foregoing, more than 18,867,235 shares, or 49.6% of the shares, of Company common stock owned by the unaffiliated stockholders (representing 37.2% of the total outstanding shares of Company common stock), must be voted in favor of the proposal to approve the merger agreement for the voting requirement described in clause (i) under “Vote Required” above to be satisfied.

Proxies and Revocation

Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person at the special meeting. If your shares of Company common stock are held in “street name” by your bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of Company common stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or vote in person at the special meeting, or abstain, or do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, your shares of Company common stock will not be voted on the proposal to approve the merger agreement, which will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

If you are a stockholder of record, you have the right to revoke a proxy (whether delivered over the Internet, by telephone or by mail) at any time before it is submitted at the special meeting by:

•	submitting a new proxy by telephone or via the Internet after the date of the earlier submitted proxy;
•	signing another proxy card with a later date and returning it to us prior to the special meeting; or
•	attending the special meeting and voting in person.

Any such new or later-dated proxy should be delivered (over the Internet, by facsimile over the telephone or by mail) to Ms. Ling Zhu, our Board Secretary. If delivered by Internet, please email ir@yongyeintl.com. If sent by mail or facsimile, please send it to Yongye International, Inc., 6th Floor, Suite 608, Xue Yuan International Tower, No. 1 Zhichun Road, Haidian District, Beijing, PRC, Attn: Ling Zhu, Board Secretary or via facsimile to +86-10-82311797. Any such new or later-dated proxies must be received by the Company prior to the special meeting. Receipt by the Company of such new or later-dated proxy prior to the special meeting is, in itself, sufficient to revoke a prior proxy by that stockholder. If you hold your shares in street name, you may submit new voting instructions by contacting your bank, brokerage firm or other nominee. You may also vote in person at the special meeting if you obtain a legal proxy from your bank, brokerage firm or other nominee.

Adjournments

Although it is not currently expected, the special meeting may be adjourned, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the special meeting to approve the merger agreement, or if a quorum is not present at the special meeting. Other than an announcement to be made at the special meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without notice. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned.

Anticipated Date of Completion of the Merger

We are working towards completing the merger as soon as possible. If the merger agreement is approved at the special meeting, then, assuming timely satisfaction of the other necessary closing conditions, we anticipate that the merger will be completed before the end of the first quarter of fiscal year 2014.

Payment of Solicitation Expenses

The Company may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares of Company common stock for their expenses in forwarding soliciting materials to beneficial owners of Company common stock and in obtaining voting instructions from those owners.

Questions and Additional Information

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call MacKenzie Partners, Inc. at +1(212) 929-5500, or toll-free at +1(800) 322-2885.

THE AGREEMENT AND PLAN OF MERGER

This section of the proxy statement describes the material terms of the merger agreement but does not purport to describe all of the terms of the merger agreement. This description is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A, and is incorporated by reference into this proxy statement. We urge you to read the full text of the merger agreement because it is the legal document that governs the merger. This description of the merger agreement has been included to provide you with information regarding its terms.

Structure and Completion of the Merger

The merger agreement provides for the merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, of the merger agreement. Merger Sub is a Nevada company formed solely for purposes of the merger. Parent is a Cayman Islands company wholly-owned by Holdco, which in turn will be wholly-owned by the buyer group immediately prior to the merger. If and only after the merger is completed, the Company will cease to be a publicly traded company. The closing will occur on a date to be specified by the special committee and Parent, which will be no later than the third business day immediately following the date on which all of the closing conditions have been satisfied or waived. At the closing, Merger Sub and the Company will file articles of merger with respect to the merger with the Secretary of State of the State of Nevada. The merger will become effective upon such filing or on such other date as Parent and the Company shall agree in writing that will be specified in the articles of merger.

We expect the merger to be completed before the end of the first quarter of 2014, after all conditions to the merger have been satisfied or waived. We cannot specify when, or assure you that, all conditions to the merger will be satisfied or waived; however, we intend to complete the merger as promptly as practicable.

Articles of Incorporation and Bylaws of the Surviving Corporation; Directors and Officers of the Surviving Corporation

Upon completion of the merger, the articles of incorporation and bylaws of Merger Sub, as in effect at the effective time of the merger, will be the articles of incorporation and bylaws of the surviving corporation (except that at the effective time of the merger, they will be amended to reflect that the name of the surviving corporation is “Yongye International, Inc.”). The directors of Merger Sub immediately prior to the effective time of the merger will become the directors of the surviving corporation and the officers of the Company immediately prior to the effective time of the merger will remain the officers of the surviving corporation.

Treatment of Common Stock and Preferred Stock

At the effective time of the merger, each issued and outstanding share of Company common stock, other than (the excluded shares), will be cancelled and converted into the right of its holder to receive US$6.69 in cash without interest and net of any applicable withholding taxes. All the excluded shares (including all of the Company preferred stock) will be automatically cancelled at the effective time of the merger, and no payment or distribution shall be made to the holders of such excluded shares.

At the effective time of the merger, each issued and outstanding share of common stock, with no par value, of Merger Sub will be converted into one fully paid and non-assessable share, with no par value, of the surviving corporation.

Exchange Procedures

Prior to or at the effective time of the merger, Holdco or Parent will deposit, or cause to be deposited with a paying agent, cash in an amount sufficient to pay the aggregate merger consideration under the merger agreement. The cash deposited, prior to the effective time of the merger, shall be held on behalf of Holdco and Parent and, from and after the effective time of the merger, shall be held for the benefit of the holders of the shares of Company common stock (other than holders of the excluded shares). Promptly after the effective time of the merger (but in no event later than five business days following the effective time of the merger), the paying agent will mail to each stockholder of record (other than holders of the excluded shares) (a) a letter of transmittal in customary form and (b) instructions for effecting the surrender of any stock certificates in exchange for the applicable merger consideration. Upon surrender of the stock certificates, or receipt of an

“agent’s message” by the paying agent if the shares are represented by book-entry interests, each record holder of such stock certificates or book-entry interests will receive an amount (after giving effect to any required tax withholdings), equal to (i) the number of shares represented by the stock certificates or book-entry interests multiplied by (ii) the per share merger consideration, without interest.

Representations and Warranties

The merger agreement contains representations and warranties made by the Company to Holdco, Parent and Merger Sub and representations and warranties made by Holdco, Parent and Merger Sub to the Company, in each case, as of specific dates. The statements embodied in those representations and warranties were made for purposes of the merger agreement and are subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the merger agreement. In addition, some of those representations and warranties may be subject to a contractual standard of materiality different from that generally applicable to stockholders, may have been made for the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party or parties prove to be untrue due to a change in circumstance or otherwise and allocating risk between the parties to the merger agreement rather than establishing matters as facts. Moreover, the representations and warranties made by the Company may be qualified by the matters contained in the disclosure letter delivered by the Company in connection with the merger agreement and its public disclosure with the SEC since January 1, 2010 and prior to the date of the merger agreement. It should also be noted that information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

The representations and warranties made by the Company to Holdco, Parent and Merger Sub include representations and warranties relating to, among other things:

•	due organization, existence, good standing (to the extent the relevant jurisdiction recognizes such concept of good standing) and authority to carry on the Company’s businesses;
•	the truthfulness and completeness of the copy of the articles of incorporation, bylaws or equivalent organizational documents of the Company and each of its subsidiaries furnished or otherwise made available to Parent, and the full force and effect of such documents;
•	the Company’s capitalization, the absence of preemptive or other rights with respect to the share capital of the Company, or any securities that give their holders the right to vote with the Company’s stockholders; the absence of encumbrances on the Company’s ownership of the equity interests of its subsidiaries; the absence of outstanding contractual obligations of the Company or any of its subsidiaries to repurchase or otherwise acquire the share capital of the Company or any of its subsidiaries, as the case may be, or to provide funds or make investment in such subsidiaries or any other person;
•	the Company’s corporate power and authority to execute, deliver and perform its obligations under the merger agreement and to consummate the transactions contemplated by the merger agreement, and the enforceability of the merger agreement against the Company;
•	the vote of the Company’s stockholders required to approve the merger agreement;
•	the declaration of advisability and recommendation to the stockholders of the Company of the merger agreement and the merger by the board of directors of the Company, acting upon the unanimous recommendation of the special committee, and the approval of the merger agreement and the merger by the board of directors of the Company, acting upon the unanimous recommendation of the special committee;
•	the receipt of a fairness opinion from the financial advisor to the special committee;

•	the significant subsidiaries of the Company, the absence of violations of preemptive right or other rights with respect to the share capital of such significant subsidiaries, and the absence of encumbrances on the Company’s or its subsidiaries’ ownership of the equity interests of such significant subsidiaries;
•	the absence of violations of, default under, material breach of, or conflict with, the governing documents of the Company and its subsidiaries, any law applicable to the Company and its subsidiaries and certain agreements of the Company and its subsidiaries as a result of the Company entering into and performing under the merger agreement and consummating the transactions contemplated by the merger agreement;
•	governmental consents and approvals in connection with the transactions contemplated by the merger agreement;
•	the possession of governmental permits, consents or approvals necessary for the Company or its subsidiaries to own or use its properties or to carry on its business; the absence of default under or violations of any law applicable to the Company or any of its subsidiaries;
•	the Company’s SEC filings since January 1, 2010 and the financial statements included or incorporated by reference in such SEC filings;
•	the absence of undisclosed liabilities;
•	the absence of transactions that would be required to be disclosed under Item 404 of Regulation S-K;
•	compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the Company’s disclosure control and procedures and internal controls over financial reporting;
•	no violation of the Foreign Corrupt Practices Act of 1977 or any other applicable anti-bribery law or anti-corruption law;
•	the absence of a “Company Material Adverse Effect” (as defined below) and the absence of certain other changes or events since December 31, 2011 through the date of the merger agreement;
•	the absence of legal proceedings and governmental orders against the Company or its subsidiaries;
•	compliance with applicable PRC labor and employment laws, and the absence of collective bargaining agreement or other labor union contract;
•	real estate and title to assets;
•	intellectual property;
•	tax matters;
•	material contracts and the absence of any default under, or material breach or violation of, any material contract;
•	insurance matters;
•	the absence of a shareholder right plan and the inapplicability of Nevada anti-takeover statutes to the merger;
•	environmental matters;
•	the accuracy of the information provided by the Company for inclusion in the Schedule 13E-3 and this proxy statement;
•	the absence of any undisclosed broker’s or finder’s fees; and
•	the absence of any other representations and warranties made by the Company to Holdco, Parent and Merger Sub, other than the representations and warranties made by the Company in the merger agreement.

Many of the representations and warranties in the merger agreement made by the Company are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the merger agreement, a “Company Material Adverse Effect” means any event, circumstance, change or effect that, either individually or in the aggregate, has a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole; provided, however, in no event shall any of the following, either alone or in combination, constitute, or be taken into account in determining whether there has been or would reasonably expected to be, a Company Material Adverse Effect:

(i)	changes in general business, economic or political conditions or changes in financial, credit or securities markets in general;
(ii)	changes in GAAP or regulatory accounting requirements (or any interpretation or enforcement thereof) after the date of the merger agreement;
(iii)	changes in applicable laws (or any interpretation or enforcement thereof) or directives or policies of a governmental authority of general applicability that are binding on the Company or any of its subsidiaries;
(iv)	effects resulting from the consummation of the merger and the transactions contemplated by the merger agreement, or the public announcement of the merger agreement or the identity of the parties to the merger agreement, including the initiation of litigation or other legal proceeding related to the merger agreement or the transactions contemplated by the merger agreement, or any losses of customers or employees;
(v)	acts of God, natural disasters, epidemics, declarations of war, acts of sabotage or terrorism, outbreak or escalation of hostilities or similar events;
(vi)	changes in the market price or trading volume of Company common stock (although the underlying cause of such changes may be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably expected to occur);
(vii)	actions or omissions of the Company or any of its subsidiaries taken (x) that are required by the merger agreement, or (y) with the written consent or at the written request of Holdco, Parent, Merger Sub, Mr. Zishen Wu or MSPEA after the date of the merger agreement;
(viii)	any breach of the merger agreement by Holdco, Parent or Merger Sub;
(ix)	changes, effects or circumstances affecting the industries or markets in which the Company and its subsidiaries operate;
(x)	the failure by the Company or any of its subsidiaries to meet any internal or industry estimates, expectations, forecasts, projections or budgets for any period (although the underlying cause of such failure may be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably expected to occur); or
(xi)	any change or prospective change in the Company’s credit ratings;

provided, that events, circumstances, changes or effects set forth in clauses (i), (ii), (iii), (v) and (ix) above may be taken into account in determining whether a “Company Material Adverse Effect” has occurred or would reasonably be expected to occur if and to the extent such events, circumstances, changes or effects individually or in the aggregate have a materially disproportionate impact on the Company and its subsidiaries, taken as a whole, relative to the other participants in the industries in which the Company and its subsidiaries conduct their businesses (in which case the incremental materially disproportionate impact or impacts may be taken into account in determining whether or not a Company Material Adverse Effect has occurred or would be reasonably expected to occur).

The representations and warranties made by Holdco, Parent and Merger Sub to the Company include representations and warranties relating to, among other things:

•	their due organization, existence and good standing (to the extent the relevant jurisdiction recognizes such concept of good standing);
•	their memorandum and articles of association being in full force and effect;
•	operation and ownership of Holdco, Parent and Merger Sub;
•	their corporate power and authority to execute, deliver and perform their obligations under the merger agreement and to consummate the transactions contemplated by the merger agreement, and the enforceability of the merger agreement against them;
•	the absence of violations of, conflict with, default under, or material breach of, the governing documents of Holdco, Parent or Merger Sub, law applicable to Holdco, Parent or Merger Sub and certain agreements of Holdco, Parent or Merger Sub as a result of Holdco, Parent or Merger Sub entering into and performing under the merger agreement and consummating the transactions contemplated by the merger agreement;
•	governmental consents and approvals in connection with the transactions contemplated by the merger agreement;
•	the delivery of the foreign exchange facility contract, note purchase agreement, equity commitment letters, escrow agreement and contribution agreement, and the absence of any breach or default thereunder;
•	sufficiency of funds in the financing contemplated by the foreign exchange facility contract, note purchase agreement, and equity commitment letters to pay the aggregate merger consideration contemplated by the merger agreement, and to pay all reasonable related fees and expenses;
•	the absence of any side letters or other arrangements related to the funding or investment other than as set forth in the foreign exchange facility contract, note purchase agreement, equity commitment letters and contribution agreement;
•	the absence of legal proceedings and governmental orders against Holdco, Parent, Merger Sub, or any of their respective affiliates;
•	the accuracy of the information provided by Holdco, Parent or Merger Sub for inclusion in the Schedule 13E-3 and this proxy statement;
•	the absence of any undisclosed broker’s or finder’s fees;
•	the absence of undisclosed shares and other securities of, any other rights to acquire the shares and other securities of, or any other economic interest in, the Company or its subsidiaries, beneficially owned by Holdco, Parent, Merger Sub or any member of the buyer group or their respective affiliates;
•	the vote or approval required to approve the merger agreement;
•	solvency of Holdco, Parent and the surviving corporation or any of their respective subsidiaries immediately following completion of the merger;
•	the limited guarantee being in full force and effect and no default on the part of the guarantors under the limited guarantee;
•	the voting agreement being in full force and effect and the absence of amendment or modification to the voting agreement;
•	the absence of any side letters or other oral or written contracts between Holdco, Parent, Merger Sub or any of their respective affiliates, MSPEA, Lead Rich, on the one hand, and any member of the Company’s management, directors, officers, employees or stockholders, on the other hand, that relate in any way to the securities of the Company, and the absence of any side letters or other oral or written contracts regarding the consideration, voting arrangements and provision of financing relating to the merger (except as provided under the merger agreement or otherwise contemplated by certain agreements as disclosed in the merger agreement);
•	the absence of any side letters or other oral or written contract relating to the merger between two or more of Holdco, Parent, Merger Sub, the rollover holders, the guarantors providing the limited guarantee and their respective affiliates;
•	the inapplicability of Nevada anti-takeover statutes to the merger;
•	the acknowledgment as to non-reliance of any estimates, forecasts, projections, plans and budgets provided by the Company and its subsidiaries; and
•	the absence of any other representations and warranties made by Holdco, Parent and Merger Sub to the Company, other than the representations and warranties made by Holdco, Parent and/or Merge Sub in the merger agreement.

Conduct of Business Prior to Closing

Under the merger agreement, the Company has agreed that, subject to certain exceptions in the merger agreement, from the date of the merger agreement until the earlier of the effective time of the merger or the termination of the merger agreement, the Company and its subsidiaries will conduct their business in the ordinary course consistent with past practice in all material respects and use commercially reasonable efforts to preserve substantially intact their business organization and current relationships with customers and suppliers, government authorities and other persons with which the Company has material business relations and keep available the services of current officers and key employees.

Subject to certain exceptions set forth in the merger agreement, unless Parent consents in writing (which consent cannot be unreasonably conditioned, withheld or delayed), the Company will not and will not permit any of its subsidiaries to, among other things:

•	amend or otherwise change the governing documents of the Company or any of its subsidiaries;
•	issue, sell, transfer, lease, sublease, license, pledge, dispose of, grant or encumber, or authorize the issuance, sale, transfer, lease, sublease, license, pledge, disposition, grant or encumbrance of, any shares or security, or any property or assets of the Company or any of its subsidiaries subject to certain exceptions;
•	declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its shares, or split, combine or reclassify any of its shares, other than dividends paid by a wholly-owned Company subsidiary to its parent or another subsidiary in a manner that would not have an adverse effect on the availability of the debt financing;
•	reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its shares, or any options, warrants, convertible securities or other rights exchangeable into or convertible or exercisable for any of its shares;
•	effect or commence any liquidation, dissolution, scheme of arrangement, merger, consolidation, amalgamation, restructuring, reorganization or similar transaction involving the Company or any of its subsidiaries, or create any new subsidiaries, subject to certain exceptions;
•	enter into, or propose to enter into, any transaction involving any earn-out, installment or similar payment to or from the Company or any of its subsidiaries, by or to any third party, other than in the ordinary course of business consistent with past practice;
•	acquire or make any capital contribution or investment in any corporation, partnership, other business organization or any division thereof, incur, assume or modify any debt or make loans or advances, or acquire any material assets, subject to certain exceptions, or make any capital expenditures that are not budgeted;

•	except for limited exceptions, (i) enter into any new employment or compensatory agreements, or amend or terminate any such agreements with any director, officer, employee or consultant of the Company or any of its subsidiaries, (ii) grant or provide any severance or termination payments or benefits to any director, officer or employee of the Company or any of its subsidiaries, (iii) materially increase the compensation, bonus or pension, welfare, severance or other benefits of, pay any bonus to, or make any new equity awards to any director, officer or employee of the Company or any of its subsidiaries, (iv) establish, adopt, amend or terminate any company employee plan, (v) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under the company employee plan or company employee agreement, to the extent not already required in any such plan or contemplated by the merger agreement, (vi) materially change any actuarial or other assumptions used to calculate funding obligations with respect to any company employee plan or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP, or (vii) forgive any loans to directors, officers or employees of the Company or any of its subsidiaries;
•	make any material changes with respect to any financial accounting policies, methods or procedures materially affecting the reported consolidated assets, liabilities or results of operations of the Company or any of its subsidiaries, except as required by changes in statutory or regulatory accounting rules, GAAP or law;
•	pay, discharge or satisfy any debt in excess of US$1 million, other than the payment, discharge or satisfaction of such debt as they become due in the ordinary course of business and consistent with past practice;
•	enter into, materially amend, or modify or consent to the termination of any material contract, or amend, waive, modify or consent to the termination of the Company or any of its subsidiaries’ material rights thereunder;
•	enter into any contract between the Company or any of its subsidiaries, on the one hand, and any of their respective affiliates, officers, directors or employees, on the other hand, other than reasonable expense reimbursement to company personnel in the ordinary course of business and consistent with past practice;
•	terminate or cancel, let lapse, or amend or modify in any material respect, other than renewals in the ordinary course of business, any material insurance policies maintained by it which are not promptly replaced by a comparable amount of insurance coverage;
•	commence or settle any material litigation or other action subject to certain exceptions;
•	engage in the conduct of any new line of business material to the Company and its subsidiaries, taken as a whole;
•	make, revoke or change any material tax election, materially amend any tax return or waive any statute of limitations with respect to any material tax claim or assessment, enter into any material closing agreement with respect to taxes, surrender any right to claim a material refund of taxes, or settle or finally resolve any material controversy with respect to taxes, or materially change any method of tax accounting; or
•	agree, authorize or enter into any agreement or otherwise make a commitment, to do any of the foregoing.

During the period from the date of the merger agreement to the effective time of the merger, each of Holdco, Parent and Merger Sub shall not take any action or fail to take any action which would, individually or in the aggregate, prevent, materially delay or materially impede the ability of Holdco, Parent or Merger Sub to consummate the merger or the other transactions contemplated by the merger agreement in accordance with the terms of the merger agreement.

Financing

As of the date of the merger agreement, Parent delivered to the Company true and complete copies (i) a fully-executed foreign exchange facility contract from the lender, pursuant to which the lender has committed to provided debt financing in an aggregate principal amount of US$214 million; (ii) a fully-executed note purchase agreement providing for mezzanine debt financing from Lead Rich in an aggregate amount up to US$35 million, ((i) and (ii) are collectively referred to as the “Debt Financing”); (iii) a fully-executed equity commitment letter from Lead Rich in an aggregate amount up to US$15 million; (iv) a fully-executed equity commitment letter from Mr. Zishen Wu in an aggregate amount up to US$12 million; (v) a fully-executed escrow agreement among MSPEA, Lead Rich and The Hongkong and Shanghai Banking Corporation; and (vi) a fully-executed contribution agreement pursuant to which the rollover holders will contribute to Parent, directly or indirectly, an aggregate amount of 12,370,747 shares of Company common stock and 6,505,113 shares of Company preferred stock beneficially owned by them in exchange for shares or options of Holdco ((i) – (vi) are collectively referred to as the “Financing Commitments”).

Each of Holdco and Parent will use its reasonable best efforts to arrange and obtain the financing for the merger on the terms and conditions described in the Financing Commitments, and will not permit any amendment or modification to be made to or any waiver of any provision or remedy under the Financing Commitments, provided that Parent and Merger Sub may amend, modify or replace with alternative financing all or any part of the Debt Financing and equity financing, in each case as long as (i) the aggregate proceeds of the financing and/or any alternative financing will be sufficient to consummate the transactions contemplated by the merger agreement, (ii) the amendment or modification or the alternative financing does not impose new or additional conditions or otherwise expand, amend or modify the existing conditions to the financing, and (iii) the amendment or modification or alternative financing would not or would not reasonably be expected to (x) prevent or materially delay the consummation of the transactions contemplated by the merger agreement or (y) adversely impact the ability of Parent or Merger Sub to enforce their respective rights against the other parties to the Financing Commitments.

Holdco, Parent and Merger Sub will use their respective reasonable best efforts to:

•	maintain in full force and effect the Financing Commitments until the transactions contemplated by the merger agreement are consummated;
•	negotiate and enter into definitive agreements with respect to the Financing Commitments (in addition to the loan agreement) on the terms and conditions contained in the Financing Commitments;
•	satisfy on a timely basis all conditions in the Financing Commitments that are within their control and otherwise comply with their obligations under the Financing Commitments;
•	consummate the Debt Financing and equity financing at or prior to the effective time of the merger;
•	subject to certain conditions, cause the lender or Lead Rich to fund the Debt Financing; and
•	subject to certain conditions, cause Lead Rich or Mr. Zishen Wu to fund the equity financing.

Holdco and Parent will give the Company prompt notice (i) of any material breach or default by any party to any Financing Commitment, which would be reasonably likely to result in any condition of the Financing Commitment not to be satisfied or the termination of any Financing Commitment, (ii) of the receipt of any written notice or other written communication from any party to any Financing Commitment with respect to any alleged or potential breach, default, termination or repudiation by any party to any Financing Commitment or any provisions of the Financing Commitment related to the financing which could result in any condition of the Financing Commitment not to be satisfied or the termination of any Financing Commitment, (iii) of any material dispute or disagreement between or among any parties to the Financing Commitment, and (iv) if Holdco, Parent or Merger Sub at any time believes that it will not be able to obtain all or any portion of the financing on the terms, in the manner or from the sources contemplated by the Financing Commitment.

In the event that any portion of the financing becomes unavailable, Holdco and Parent shall promptly notify the Company and use their reasonable best efforts to arrange and obtain alternative financing from alternative sources on terms not less favorable to Holdco, Parent and Merger Sub (as determined in the reasonable judgment of Parent), in an amount sufficient to consummate the merger as promptly as practicable, but in any event no later than the earlier of (x) thirty days after the originally contemplated closing date, or (y) June 23, 2014.

The obtaining of the financing and the equity rollover contribution, or any alternative financing, is not a condition to the consummation of the merger.

Competing Transactions

From the date of the merger agreement until 11:59 p.m. New York City time on November 2, 2013, the Company and its subsidiaries and their respective representatives are permitted to, directly and indirectly,

•	subject to certain conditions, initiate, solicit and encourage any competing transaction (as defined below) from third parties, including by way of public disclosure and by way of providing access to non-public information to any person (each, a “solicited person”) pursuant to one or more confidentiality agreements that contain provisions that are no less favorable in the aggregate to the Company than those contained in the confidentiality agreement entered into between the Company and Abax Global Capital (Hong Kong) Limited on September 4, 2012; and
•	enter into and maintain discussions or negotiations with any person with respect to any competing transaction, or otherwise cooperate with, assist or participate in or facilitate any inquiries, proposals, discussions or negotiations that relate to a competing transaction.

From and after 12:00 a.m. New York City time on November 3, 2013, except as described in this section, the Company must (i) immediately cease any activities permitted by the above paragraph and any discussions or negotiations with any person (other than Parent and any excluded party as defined below) that are ongoing and that relate, or may reasonably be expected to lead to, a competing transaction, and (ii) promptly request each person (other than Parent and any excluded party) that has executed a standstill, confidentiality or similar agreement in connection with such person’s consideration of a competing transaction to return (or if permitted by the applicable agreement, destroy) all information required to be returned (or, if applicable, destroyed) by such person under the terms of the applicable agreement. From and after 12:00 a.m. New York City time on November 3, 2013 until the effective time of the merger or, if earlier, the termination of the merger agreement, neither the Company nor its subsidiaries nor any officer or director of the Company or any of its subsidiaries is permitted to, directly or indirectly,

•	solicit, initiate, encourage or take any other action to facilitate any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any competing transaction;
•	enter into, maintain or continue discussions or negotiations with, or provide any nonpublic information to, any person or entity to obtain a proposal or offer for a competing transaction;
•	agree to, approve, endorse or recommend any competing transaction or enter into any letter of intent or contract or commitment contemplating or otherwise relating to any competing transaction;
•	authorize or permit any representatives of the Company or its subsidiaries retained by or acting directly or indirectly under the direction of the Company or its subsidiaries, to take any above action; or
•	release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party, other than to permit such third party to make a proposal or offer with respect to a competing transaction.

From and after 12:00 a.m. New York City time on November 3, 2013, the Company is required to promptly advise Parent (and in any event within 48 hours after the Company has knowledge, orally and in writing thereof), of any proposal or offer, or any inquiry or contact with any person, regarding a competing transaction or that would reasonably be expected to lead to a competing transaction. In connection with such notice, the Company must also provide to Parent (i) the material terms and conditions thereof (including material amendments or proposed material amendments), (ii) the identity of the party making such proposal or offer or inquiry or contact, and (iii) whether the Company has any intention to provide confidential information to such person. The Company must also keep Parent informed, on a reasonably current basis (in any event within 48 hour of the occurrence of any material changes, developments, discussions or negotiations) of the status and terms of such proposal, offer, inquiry, contact or request.

From and after 12:00 a.m. New York City time on November 3, 2013 until obtaining the required stockholder approval of the merger agreement, the Company may, (a) after its receipt of a written inquiry, proposal or offer with respect to a competing transaction from any person, contact such person solely in order to clarify and understand the terms and conditions of such inquiry, proposal or offer so as to determine whether it constitutes, or could reasonably be expected to result in, a superior proposal (as defined below), and notify such person of certain restrictions; and (b) furnish information to, and enter into discussion or negotiations with, a person who has made a written, bona fide proposal or offer regarding a competing transaction.

In such case referred to in (b) above, the special committee must have (i) determined in its good faith judgment (after consultation with its outside financial advisor and legal counsel) that such proposal or offer either constitutes or may reasonably be expected to result in a superior proposal; (ii) promptly provided written notice to Parent of its intent to furnish information or enter into discussions or negotiations with such person, and (iii) obtained from such person an acceptable confidentiality agreement. In addition, the Company must promptly make available to Parent any material information concerning the Company and its subsidiaries that is provided to any such person and that was not previously made available to Parent or its representatives.

From and after 12:00 a.m. New York City time on November 3, 2013, the Company may continue to take any of the actions described in (b) above with respect to any bona fide written proposals or offers submitted by a solicited person prior to such time if the special committee has determined in its good faith judgment (after consultation with its outside financial advisor and legal counsel) that such proposal or offer either constitutes or may reasonably be expected to result in a superior proposal (each such solicited person, an “excluded party”). Except as described in the following paragraph, the board of directors and the special committee of the Company may not (a) change, withhold, withdraw, qualify or modify, or propose publicly to change, withhold, withdraw, qualify or modify, in a manner adverse to the Holdco, Parent or Merger Sub, the board of directors’ recommendation with respect to the merger; (b) take any action or make any recommendation or public statement in connection with a tender offer or exchange offer that constitutes a competing transaction other than a recommendation against such offer or a customary “stop, look and listen” communication pursuant to Rule 14d-9(f) of the Exchange Act; (c) adopt, approve or recommend, or publicly propose to adopt, approve or recommend, any competing transaction (such action under clauses (a), (b) or (c) being referred to as a “change of recommendation”) or (d) approve or recommend, or cause or permit the Company or any of its subsidiaries to enter into any agreement, letter of intent, acquisition agreement, merger agreement or other similar definitive agreement relating to, any competing transaction (an “alternative acquisition agreement”).

If the board of directors of the Company has determined in its good faith judgment upon the recommendation of the special committee, prior to the time of the special meeting and upon advice by its outside financial advisor and legal counsel (i) that failure to make a change of recommendation would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law, the board of directors of the Company may, upon the recommendation of the special committee, make a change of recommendation and/or authorize the Company to terminate the merger agreement; or (ii) that an offer or proposal regarding a competing transaction constitutes a superior proposal, the board of directors may, upon recommendation of the special committee, make a change of recommendation and/or authorize the Company to terminate the merger agreement to enter into an alternative acquisition agreement with respect to such superior proposal if the Company concurrently pays the relevant termination fee; provided, however, that prior to taking such action described in (ii) in this paragraph:

•	the Company shall have given Parent at least five (5) business days’ prior written notice of its intention to take such action and a description specifying the material terms and conditions of such superior proposal;

•	the Company shall have negotiated in good faith with Parent during such notice period (to the extent Parent desires to negotiate) to make such adjustment in the terms and conditions of the merger agreement, so that such third party proposal or offer would cease to constitute a superior proposal; and
•	following the end of such notice period, the board of directors of the Company (acting upon recommendation of the special committee and based upon advice by its outside financial advisor and legal counsel) shall have determined in good faith, taking into account any changes to the merger agreement proposed in writing by Parent, that the competing transaction continues to constitute a superior proposal.

In the merger agreement, a “competing transaction” means any of the following (other than the transactions contemplated by the merger agreement): (i) any merger, consolidation, share exchange, business combination, scheme of arrangement, amalgamation, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company or to which 20% or more of the total revenue, operating income or earnings before interest, taxes, depreciation and amortization (“EBITDA”) of the Company are attributable; (ii) any sale, lease, exchange, transfer or other disposition of assets or businesses of the Company and any of its subsidiaries that constitute or represent 20% or more of the total revenue, operating income, EBITDA or assets of the Company and its subsidiaries, taken as a whole, other than any such transaction in the ordinary course of business; (iii) any sale, exchange, transfer or other disposition of 20% or more of any class of equity securities of the Company; or (iv) any general offer, tender offer or exchange offer that, if consummated, would result in any person beneficially owning 20% or more of any class of equity securities of the Company.

In the merger agreement, “superior proposal” means a written, bona fide offer made by a person with respect to a competing transaction that the board of directors of the Company determines, in its good faith judgment upon the recommendation of the special committee (after (x) consultation with its outside financial advisor and legal counsel, and (y) taking into consideration such terms and conditions the board of directors of the Company deems appropriate, including all legal, financial, regulatory and other aspects of such offer, any revisions to the merger agreement made or proposed in writing by Parent prior to the time of determination and the identity of the person or group making the offer), to be more favorable to the Company and the stockholders (other than the rollover holders) from a financial point of view than the merger. For purposes of the definition of “superior proposal,” each reference to “20%” in the definition of “competing transaction” shall be replaced with “50%.”

Stockholders Meeting

Unless the merger agreement is terminated, the Company shall duly mail this proxy statement, convene and cause to occur a meeting of its stockholders as promptly as reasonably practicable after the SEC confirms that it has no further comments on this proxy statement and the Schedule 13E-3 for the purpose of obtaining the stockholder approval required by the merger agreement. Subject to the provisions of the merger agreement discussed above under “— Competing Transactions”, the Company shall include in the proxy statement the Company board recommendation that the Company's stockholders approve the merger agreement and use its reasonable best efforts to solicit proxies in favor of approval of the Merger and to secure the required stockholder approval.

The rollover holders have agreed to vote all of their shares in favor of the proposal to approve the merger agreement at the special meeting.

Indemnification; Directors’ and Officers’ Insurance

Pursuant to the merger agreement, the parties have agreed that:

•	the articles of incorporation and bylaws (or comparable organizational documents) of the surviving corporation shall contain provisions no less favorable with respect to exculpation, advances of expenses and indemnification than are set forth in the articles of incorporation and bylaws (or comparable organizational documents) of the Company as in effect on the date of the merger agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the effective time of the merger in any manner that would adversely affect the rights thereunder of former or present directors or officers of the Company, unless such modification shall be required by law;
•	the indemnification, advancement of expenses and exculpation provisions of certain indemnification agreements and employment agreements by and among the Company or its subsidiaries and their respective directors, officers or employees, as in effect at the effective time of the merger will survive the merger and may not be amended, repealed or otherwise modified for six year from the effective time of the merger in any manner that would adversely affect the rights of the current or former directors, officers or employees of the Company or any subsidiaries;
•	the surviving corporation will maintain the Company’s and its subsidiaries’ directors and officers liability insurance for a period of six years after the effective time of the merger on terms with respect to matters occurring at or prior to the effective time of the merger, on terms and conditions no less favorable than the existing insurance; provided that the surviving corporation will not be required to expend in any one year an amount in excess of 300% of the current annual premium paid by the Company for such insurance. In addition, the Company may purchase a six-year “tail” prepaid policy prior to the effective time of the merger on terms and conditions providing substantially equivalent benefits as the existing directors’ and officers’ liability insurance maintained by the Company; and
•	from and after the effective time of the merger, subject to certain conditions, the surviving corporation will comply with all of the Company’s obligations and will cause its subsidiaries to comply with their respective obligations to indemnify and hold harmless (a) the present and former directors or officers of the Company or any of its subsidiaries against damages arising out of, relating to or in connection with (i) the fact that such party is or was a director or officer of the Company or such subsidiary, or (ii) any acts or omissions occurring or alleged to have occurred before or at the effective time of the merger to the extent provided under the Company and its subsidiaries’ respective organizational and governing documents or agreements in effect on the date of the merger agreement and to the fullest extent permitted by the Nevada Revised Statutes or any other applicable law, including the approval of the merger agreement; and (b) such persons against all damages arising out of acts or omissions in connection with such persons serving as an officer, director or other fiduciary in the Company or any of its subsidiaries if such service was at the request or for the benefit of the Company or any of its subsidiaries.

Actions Taken at the Direction of Certain Members of the Rollover Holders

The Company will not be deemed to be in breach of any representation, warranty, covenant or agreement under the merger agreement if the alleged breach is the proximate result of action or inaction taken by the Company at the written direction of Holdco, Parent, Mr. Zishen Wu or MSPEA after the date of the merger agreement.

Other Covenants

The merger agreement contains additional agreements between the Company and Holdco, Parent and/or Merger Sub relating to, among other things:

•	the filing of this proxy statement and the Rule 13e-3 transaction statement on Schedule 13E-3 with the SEC (and cooperation in response to any comments from the SEC with respect to either statement);
•	reasonable access by Parent and its representatives to the Company’s offices properties, books, records, personnel, existing financial and operating data, or other existing information between the date of the merger agreement and the effective time of the merger (subject to all applicable legal or contractual obligations and restrictions);
•	notification of certain matters;

•	reasonable best efforts of each party to consummate the transactions contemplated by the merger agreement, including obtaining any applicable regulatory approval;
•	participation in litigation relating to the merger;
•	resignation of the Company’s directors;
•	coordination of press releases and other public announcements or filings relating to the merger;
•	delisting and deregistration of the shares of Company common stock;
•	matters relating to takeover statutes;
•	matters relating to Rule 16b-3 of the Exchange Act;
•	fees and expenses incurred in connection with the merger agreement;
•	no amendment to certain contracts by and among the members of the buyer group; and
•	matters relating to the management of the Company.

Conditions to the Merger

The obligations of each party to consummate the transactions contemplated by the merger agreement, including the merger, are subject to the satisfaction or waiver (where permissible) of the following conditions:

•	the required stockholder approval has been obtained; and
•	no governmental authority having enacted, issued, promulgated, enforced or entered any law which is then in effect and has the effect of making the merger illegal or otherwise prohibiting the consummation of the merger or any of the other transactions contemplated by the merger agreement.

The obligations of Holdco, Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver (where permissible), of the following conditions:

•	(i) the representations and warranties to the Company relating to capitalization, absence of certain changes and anti-takeover provisions being true and correct as of the date of the merger agreement and as of the closing date in all respects (except for de minimis in accuracies for the representations and warranties relating to capitalization), and (ii) the other representations and warranties of the Company in the merger agreement being true and correct as of the date of the merger agreement and as of the closing date, subject to certain Company Material Adverse Effect exceptions;
•	the Company having performed or complied in all material respects with all covenants and agreements required to be performed or complied with by it under the merger agreement on or prior to the closing;
•	the Company having delivered to Parent a certificate, dated the closing date, signed by a senior executive officer of the Company, certifying as to the satisfaction of the conditions above; and
•	since the date of the merger agreement, there having been no Company Material Adverse Effect.

The obligations of the Company to consummate the merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

•	the representations and warranties of Holdco, Parent and Merger Sub in the merger agreement being true and correct as of the date of the merger agreement and as of the closing date, subject to a materiality exception;
•	each of Holdco, Parent and Merger Sub having performed or complied in all material respects with all covenants and agreements required to be performed or complied with by it under the merger agreement on or prior to the closing; and
•	each of Holdco, Parent and Merger Sub having delivered to the Company a certificate, dated the closing date, signed by a director of each of Holdco, Parent and Merger Sub, certifying as to the satisfaction of the conditions above.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time of the merger:

•	by mutual written consent of the Company (acting through the special committee, if then in existence) and Parent;
•	by either Parent or the Company (upon the approval of the special committee), if:
º	the merger is not consummated by the termination date (which is June 23, 2014), provided that this termination right is not available to a party whose failure to fulfill any obligation under the merger agreement has been the primary cause of, or primarily resulted in the failure to consummate the merger by the termination date;
º	a governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any final and non-appealable order, injunction or decree permanently having the effect of enjoining or otherwise prohibiting or making illegal the consummation of the merger; provided, that this termination right is not available to a party whose failure to fulfill any obligation under the merger agreement has been the primary cause of or primarily resulted in, such order, injunction or decree; or
º	the required stockholder approval of the merger is not obtained at the special meeting or any adjournment or postponement thereof;
•	by the Company (upon the approval of the special committee), if:
º	Holdco, Parent or Merger Sub has breached or failed to perform any of its representations, warranties or covenants under the merger agreement, which breach or failure has given risen to or would give rise to the failure of a condition to the closing and such breach or inaccuracy is not capable of being cured or has not been cured, within thirty business days after its receipt of the written notice from the Company; provided that this termination right is not available to the Company if a material breach of the merger agreement by the Company has been the primary cause of, primarily resulted in or materially contributed to the failure of any such condition’s capability to be satisfied;
º	all of the mutual conditions to the obligations of the parties to consummate the merger and the conditions to the obligations of Holdco, Parent and Merger Sub to consummate the merger are satisfied, and the merger is not consummated within five business days following the date of the satisfaction of all of the relevant closing conditions; provided that the Company has delivered to Parent an irrevocable commitment in writing that it is ready, willing and able to consummate the closing during such period at least three business days prior to such termination;
º	prior to the receipt of the required stockholder approval, the board of directors of the Company (upon the recommendation of the special committee) has effected a change of recommendation and/or authorized termination of the merger agreement pursuant to the merger agreement (as described under “Competing Transactions” above); or
º	prior to the receipt of the required stockholder approval, the board of directors of the Company (upon the recommendation of the special committee) has effected a change of recommendation and/or authorized termination of the merger agreement to enter into an alternative acquisition agreement with respect to a superior proposal pursuant to the merger agreement (as described under “Competing Transactions” above); and
•	by Parent, if:
º	the Company has breached or failed to perform any of its representations, warranties, covenants or agreements under the merger agreement, which breach or failure would give rise to the failure of a condition to closing and such breach or failure is not capable of being cured or has not been cured, within thirty business days of the receipt by the Company of written notice from Parent; provided, that Parent shall not have the right to terminate the merger agreement if a material breach by Holdco, Parent or Merger Sub has been the primary cause of, primarily resulted in or materially contributed to the failure of any such condition’s capability to be satisfied; or
º	the board of directors or the special committee has effected and not withdrawn a change of recommendation or failed to include the company recommendation in this proxy statement.

Termination Fee and Reimbursement of Expenses

The merger agreement contains certain termination rights for the Company and Parent. The Company is required to pay Parent a termination fee of US$4 million, if:

•	the merger agreement is terminated by Parent after the board of directors of the Company has effected and not withdrawn a change of recommendation or failed to include the company recommendation in this proxy statement;
•	the merger agreement is terminated by the Company after, the board of directors of the Company has effected a change of recommendation and/or entered into an alternative acquisition agreement in connection with a superior proposal; or
•	(i) a bona fide competing transaction has been publicly announced or made known and not withdrawn prior to the termination of the merger agreement, (ii) the merger agreement is terminated by the Company or Parent due to (A) the merger not having been consummated on or before June 23, 2014 or (B) the required stockholder approval not having been obtained at the special meeting or any adjournment or postponement thereof, or by Parent due to a material breach of the merger agreement by Company, and such breach is not capable of being cured or has not been cured within thirty business days after its receipt of such written notice, and (iii) within twelve months after such termination, the Company or any of its subsidiaries consummates a competing transaction, whether or not it is the same competing transaction (provided that, in this case, all references to “20%” in the definition of “competing transaction” shall be deemed to be references to “50%”) (the “tail termination scenario”).

However, if the merger agreement is terminated by the Company or Parent, in each case in connection with the Company having effected a change of recommendation and/or entering into an alternative acquisition agreement in connection with a superior proposal that is received by the Company on or prior to 11:59 p.m. New York City time on November 2, 2013, the Company is only required to pay Parent a termination fee of US$2 million.

Parent is required to pay the Company a termination fee of US$10 million, if:

•	the merger agreement is terminated by the Company due to a material breach by Holdco, Parent or Merger Sub, and such breach is not capable of being cured or has not been cured within thirty business days after its receipt of the written notice of such breach from the Company; or
•	the merger agreement is terminated by the Company if the merger is not consummated within five business days following the satisfaction of all of the relevant closing conditions, provided that the Company has delivered to Parent an irrevocable commitment in writing that it is ready, willing and able to consummate the closing during such period at least three business day prior to such termination.

If the Company or Parent terminates the merger agreement because the stockholder required approval is not obtained at the special meeting or any adjournment or postponement thereof, Parent will pay the Company Expense.

Fees and Expenses

Except for the right to reimbursement of costs and expenses under certain circumstances, whether or not the merger is completed, as between the buyer group and the Company, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such costs and expense.

Modification or Amendment

The merger agreement may be amended by action taken by or on behalf of the respective boards of directors of the parties to the merger agreement at any time prior to the effective time of the merger but, after the approval of the merger by the stockholders of the Company, no amendment shall be made that would reduce the amount or change the type of consideration of the merger or that would otherwise require further approval of such stockholders under applicable law without such approval. The merger agreement may not be amended except by an instrument in writing signed by each of the Company, Holdco, Parent and Merger Sub.

Extension and Waiver

At any time before the effective time of the merger, each of the parties to the merger agreement may (i) extend the time for performance of any obligation or other act of any other party, (ii) waive any inaccuracy in the representations and warranties of any other party, and (iii) waive compliance with any agreement of any other party or any condition to its own obligations contained in the merger agreement subject to the amendment clause and to the extent permitted by applicable laws.

Remedies

Other than any equitable remedies the Company may be entitled to, the Company’s right to terminate the merger agreement and receive payment of (i) a reverse termination fee of US$10 million from Parent, or (ii) any reimbursement of the Company Expense if the required stockholder approval is not obtained at the special meeting or any adjournment or postponement thereof, is the sole and exclusive remedy of the Company against Holdco, Parent, Merger Sub and certain related parties as described in the merger agreement with respect to any loss or damage suffered as a result of any breach of the merger agreement or failure of the transactions contemplated by the merger agreement to be consummated. In the event the Company is obligated to pay a termination fee under the tail termination scenario, then concurrently with the payment of the termination fee, the Company shall also pay to Parent the amount of any such Company Expense previously paid to the Company by Parent.

Other than any equitable remedies Holdco, Parent and Merger Sub may be entitled to, the right Holdco, Parent and Merger Sub to receive payment of (i) a termination fee of US$4 million or US$2 million, as applicable, and (ii) any reimbursement of costs and expenses pursuant to the merger agreement, is the sole and exclusive remedy of Holdco, Parent and Merger Sub (and their respective affiliates and representatives) against the Company with respect to any loss or damage suffered as a result of any breach of the merger agreement or failure of the transactions contemplated by the merger agreement to be consummated.

Parent and Merger Sub are entitled to specific performance of the terms under the merger agreement, including an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement. The Company is entitled to an injunction, specific performance or other equitable remedies to cause Holdco, Parent and Merger Sub to cause Mr. Zishen Wu and Lead Rich to fund the equity financing in certain circumstances. However, under no circumstances is the Company permitted or entitled to both a grant of specific performance that results in completion of the merger and payment of all or any portion of the reverse termination fee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT OF THE COMPANY

The following table sets forth certain information regarding beneficial ownership of Company common stock, as of January 8, 2014, by each of the Company’s directors and executive officers; all executive officers and directors as a group, and each person known to the Company to own beneficially more than 5% of the Company common stock. Except as otherwise noted, the persons identified have sole voting and investment powers with respect to their shares.

Name and Address of Beneficial Owner	Amount and nature of Beneficial Ownership(1)	Percentage Outstanding Shares of Common Stock
Holdco(2)	7,657,704	15.1%
Xingmei Zhong(2)	7,657,704	15.1%
MSPEA(3)	8,814,632	15.4%
Morgan Stanley(4)	8,908,702	15.5%
Zishen Wu(5)	1,155,000	2.0%
Yue Yu(6)	400,000	*
Nan Xu(6)(8)(9)	150,000	*
Homer Sun(7)	—	—
Rijun Zhang(6)(8)	30,000	*
Xiaochuan Guo(6)(8)	30,000	*
Xindan Li(6)(8)	30,000	*
Sean Shao(6)	50,000	*
All Directors and Executive Officers, as a group (8 persons)	1,845,000	3.6%

*	Represents beneficial ownership of less than one percent of our outstanding shares.
(1)	Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Company common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of January 8, 2014, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 50,685,216 shares of Company common stock outstanding as of January 8, 2014.
(2)	The business address of Holdco is OMC Chambers, P.O. Box 3152, Road Town, Tortola, British Virgin Islands. Holdco is wholly-owned by Ms. Xingmei Zhong and such shares may be deemed to be beneficially owned by Ms. Zhong. Of the 7,657,704 shares of Company common stock beneficially owned, 5,600,000 shares of the Company common stock have been pledged to MSPEA and are subject to the terms of the Stockholders’ Agreement with MSPEA, dated June 9, 2011.
(3)	Represents shares of Company common stock issuable upon conversion of shares of the Company preferred stock originally issued to MSPEA, additional shares of the Company preferred stock issued as dividends on such shares of the Company preferred stock and 2,128,043 shares of Company common stock purchased in open market transactions in August and September 2011. Each share of the Company preferred stock entitles the holder to the number of votes as the number of shares of Company common stock as the share of the Company preferred stock is convertible into, calculated based upon the higher of (i) the applicable conversion price, or (ii) the greater of (x) US$3.75 per share, the last closing bid price of the Company common stock and (y) US$4.66 per share, the book value per share of the Company common stock, in the cases of both (x) and (y) immediately prior to the signing of the Securities Purchase Agreement, dated May 29, 2011, among the Company, MSPEA and the Company’s largest shareholder, Holdco. Does not include 91,851 additional shares held by the MS Reporting Units which MS Parent (each as defined below) may be deemed to beneficially own. The information was derived from a Schedule 13D filed by the MS Persons on June 10, 2011, as amended by Amendments No. 1, 2, 3, 4, 5, 6 and 7 thereto filed on August 26, 2011, September 7, 2011, September 9, 2011, October 16, 2012, December 28, 2012, May 17, 2013 and September 25, 2013 (as so amended, the “MS 13D”). Each of Morgan Stanley, a Delaware corporation (“MS Parent”), (ii) MS Holdings Incorporated, a Delaware corporation (“MS Holdings”), (iii) Morgan Stanley Private Equity Asia III, Inc., a Delaware

corporation (“MS Inc”), (iv) MS LLC, (v) MS LP, (vi) Morgan Stanley Private Equity Asia Employee Investors III, L.P., a Cayman Islands limited partnership (“MS Employee”), and (vii) MSPEA III may be deemed, through their ownership of all or a controlling amount of the interests of MSPEA (or intermediate holding companies thereof) to beneficially own such securities. As noted in the MS 13D, in accordance with SEC Release No. 34-39538 (January 12, 1998) (the “Release”), the MS 13D reflects the securities beneficially owned by certain operating units (collectively, the “MS Reporting Units”) of MS Parent and its subsidiaries and affiliates (collectively, “MS”). The directors of the board of MS Parent are Roy J. Bostock, Erskine B. Bowles, Howard J. Davies, Thomas H. Glocer, Robert H. Herz, C. Robert Kidder, Klaus Kleinfeld, Donald T. Nicolaisen, Hutham S. Olayan, James W. Owens, O. Griffith Sexton, Ryosuke Tamakoshi, Masaaki Tanaka and Laura D. Tyson. Information relating to MS Parent’s directors and nominees under the following captions in MS Parent’s definitive proxy statement for its 2013 annual meeting of shareholders is incorporated by reference herein: “Item 1 – Election of Directors-Director Nominees”, “Item 1 – Election of Directors-Corporate Governance-Board Meetings and Committees” and “Item 1 – Election of Directors-Beneficial Ownership of Company Common Stock-Section 16 (a) Beneficial Ownership Reporting Compliance”. Neither the table above nor the MS 13D reflects securities, if any, beneficially owned by any affiliates or operating units of MS whose ownership of securities is disaggregated from that of the MS Reporting Units in accordance with the Release. The MS Reporting Units disclaim beneficial ownership of the securities beneficially owned by (i) any client accounts with respect to which the MS Reporting Units or their employees have voting or investment discretion, or both, and (ii) certain investment entities of which the MS Reporting Units act as the general partner, managing general partner or other manager, to the extent interests in such entities are held by persons other than the MS Reporting Units.

MSPEA acquired the securities in the ordinary course of business, and at the time of the acquisition, had no agreement or understanding, directly or indirectly, with any person to distribute the securities. The business address of MSPEA is 46th Floor, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong.

(4)	Consists of shares of Company common stock issuable upon conversion of shares of the Company preferred stock originally issued to MSPEA, additional shares of the Company preferred stock issued as a dividend on such shares of the Company preferred stock and 2,128,043 shares of Company common stock purchased in open market transactions in August and September 2011 and 91,851 shares of Company common stock held by the MS Reporting Units which MS Parent may be deemed to beneficially own. The information was derived from the MS 13D. Each of MS Parent, MS Holdings, MS Inc, MS LLC, MS LP, MS Employee, and MSPEA III may be deemed, through their ownership of all or a controlling amount of the interests of MSPEA (or intermediate holding companies thereof) to beneficially own such securities. As noted in the MS 13D, in accordance with the Release, the MS 13D reflects the securities beneficially owned by the MS Reporting Units of MS. The directors of the board of MS Parent are Roy J. Bostock, Erskine B. Bowles, Howard J. Davies, Thomas H. Glocer, Robert H. Herz, C. Robert Kidder, Klaus Kleinfeld, Donald T. Nicolaisen, Hutham S. Olayan, James W. Owens, O. Griffith Sexton, Ryosuke Tamakoshi, Masaaki Tanaka and Laura D. Tyson. Information relating to MS Parent’s directors and nominees under the following captions in MS Parent’s definitive proxy statement for its 2013 annual meeting of shareholders is incorporated by reference herein: “Item 1 – Election of Directors-Director Nominees”, “Item 1 – Election of Directors-Corporate Governance-Board Meetings and Committees” and “Item 1 – Election of Directors-Beneficial Ownership of Company Common Stock- Section 16 (a) Beneficial Ownership Reporting Compliance”. Neither the table above nor the MS 13D reflects securities, if any, beneficially owned by any affiliates or operating units of MS whose ownership of securities is disaggregated from that of the MS Reporting Units in accordance with the Release. The MS Reporting Units disclaim beneficial ownership of the securities beneficially owned by (i) any client accounts with respect to which the MS Reporting Units or their employees have voting or investment discretion, or both, and (ii) certain investment entities of which the MS Reporting Units act as the general partner, managing general partner or other manager, to the extent interests in such entities are held by persons other than the MS Reporting Units.

MS Parent acquired the securities in the ordinary course of business, and at the time of the acquisition, had no agreement or understanding, directly or indirectly, with any person to distribute the securities. The business address of MS Parent is 1585 Broadway, New York, New York 10036.

(5)	Address of referenced person is c/o Yongye International, Inc., 6th Floor, Suite 608, Xue Yuan International Tower, No. 1 Zhichun Road, Haidian District, Beijing, PRC. Of the 1,155,000 shares of Company common stock beneficially owned by Mr. Wu, 555,000 shares are held directly by Mr. Wu and 600,000 shares are held in trust by Prosper Sino for the benefit of Mr. Wu’s family members.

(6)	Address of referenced person is c/o Yongye International, Inc., 6th Floor, Suite 608, Xue Yuan International Tower, No. 1 Zhichun Road, Haidian District, Beijing, PRC. Except in the case of Mr. Sean Shao, each such individual for whom share ownership is reflected has transferred such shares to Prosper Sino, which is an entity established solely for the purposes of holding shares of Company common stock in trust and for the benefit of the family members of certain current and former directors and members of the Company’s management.
(7)	The business address of Mr. Homer Sun is Morgan Stanley, 46th Floor, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong.
(8)	Such shares held by Prosper Sino will not be rolloved over in the proposed transaction and will be cashed out for the merger consideration.
(9)	Mr. Xu resigned from his position as a director and the Chief Operating Officer at the Company effective October 1, 2013.

COMMON STOCK TRANSACTION INFORMATION

There have been no prior stock purchases by any member of the buyer group in shares of Company common stock during the past two years.

Market Information

Our common stock is quoted on the NASDAQ Global Select Market under the trading symbol “YONG”. Between April 30, 2008 and September 3, 2009, our common stock was quoted on the OTC Bulletin Board under the trading symbol “YGII.OB”. Until April 29, 2008, our common stock was traded under the symbol “GDTN.OB”. The closing price for Company common stock on the NASDAQ Global Select Market on October 12, 2012, the last trading day prior to the Company’s announcement of its receipt of the Wu Proposal on October 15, 2012, was US$4.79 per share.

The following table sets forth the high and low sales prices for our common stock as reported by NASDAQ for the periods indicated.

Year	Period	High	Low
2010	First Quarter	US$9.21	US$6.87
	Second Quarter	8.47	6.86
	Third Quarter	8.87	5.90
	Fourth Quarter	9.09	7.05
2011	First Quarter	US$8.58	US$5.70
	Second Quarter	6.11	3.52
	Third Quarter	6.13	4.01
	Fourth Quarter	5.67	3.52
2012	First Quarter	US$4.35	US$3.11
	Second Quarter	3.32	2.71
	Third Quarter	4.58	3.05
	Fourth Quarter	5.83	4.64
2013	First Quarter	US$5.86	US$5.32
	Second Quarter	5.35	5.05
	Third Quarter	6.24	5.37
	Fourth Quarter	6.50	6.20
2014	First Quarter (through January 8, 2014)	US$6.53	US$6.39

On October 12, 2012, the last trading day before the Company publicly announced its receipt of the buyer group’s non-binding proposal to acquire the outstanding shares of the Company common stock that are not owned by the buyer group, for US$6.60 per share, the last sale price of the shares of Company common stock reported on the NASDAQ was US$4.79 per share. On September 20, 2013, the last trading day prior to the public announcement of the merger agreement, the last sale price of the shares of Company common stock reported on the NASDAQ Global Select Market was US$5.98 per share. On January 8, 2014, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for the shares of Company common stock on NASDAQ Global Select Market was US$6.47 per share of Company common stock. You are encouraged to obtain current market quotations for shares of Company common stock in connection with voting your shares of Company common stock.

Holders

As of January 10, 2014, the record date, there are expected to be approximately 8 record holders of Company common stock and 1 record holder of Company preferred stock.

Dividends

The Company has not paid any cash dividends on its common stock, and does not currently intend to declare any dividends on its common stock in the near future.

Other Matters for Action at the Special Meeting

As of the date of this proxy statement, the Company’s board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

Once the merger is completed, there will be no public participation in any future meetings of the Company’s stockholders. If the merger is not completed, our public stockholders will continue to be entitled to attend and participate in our stockholder meetings, and we would expect to hold our 2014 annual meeting of stockholders prior to the end of 2014.

If the merger is completed, we will cease to have public stockholders and there will be no public participation in any future meeting of stockholders. If the merger is not completed, we expect to hold our 2014 annual meeting. As such, in order to be considered for inclusion in the proxy statement distributed to stockholders prior to the 2014 annual meeting of stockholders, a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act must be received by us a reasonable time before the Company begins to print and send its proxy materials. Proposals should be submitted in writing to the Company at our principal executive offices at Yongye International, Inc., 6th Floor, Suite 608, Xue Yuan International Tower, No. 1 Zhichun Road, Haidian District, Beijing, PRC, Attn: Ling Zhu, Board Secretary. We suggest that you mail your proposal by certified mail, return receipt requested.

NO DISSENTER’S RIGHTS FOR HOLDERS OF COMMON STOCK

Pursuant to Section 92A.390 of the Nevada Revised Statutes, you are not entitled to dissenter’s rights or other statutory rights of appraisal under Nevada law in connection with the merger. All of the holders of shares of the Company preferred stock have irrevocably and unconditionally waived any such rights in connection with the merger.

SELECTED FINANCIAL INFORMATION

Selected Financial Information

The following table sets forth selected financial data as of and for the years ended December 31, 2012 and 2011 and the nine months ended September 30, 2013 and 2012. We derived the selected financial data from our financial statements for those periods. The following selected financial data should be read in conjunction with our consolidated financial statements and related notes and the information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the documents incorporated by reference herein.

			Year Ended
	Nine Months Ended September 30,
			December 31, 2012	December 31, 2011
	2013	2012
Income Statement Data:
Sales	US$569,845,463	US$371,726,400	US$442,986,604	US$390,379,489
Cost of sales	217,659,311	147,712,243	180,614,350	162,078,410
Selling expenses	122,791,825	89,766,666	104,036,345	73,886,542
General and administrative expenses	13,090,952	11,261,073	14,123,521	35,694,045
Earnings before income tax expense	195,948,830	95,159,603	121,837,136	108,199,751
Income tax expense	31,148,754	17,096,901	22,803,881	18,407,554
Net income	164,800,076	78,062,702	99,033,255	89,792,197
Earnings per share:
Basic	US$2.70	US$1.31	US$1.62	US$1.57
Diluted	US$2.70	US$1.31	US$1.62	US$1.55
Weighted average shares:
Basic	50,680,160	49,370,711	49,645,273	49,055,252
Diluted	50,680,160	49,370,711	49,645,273	49,161,073
Balance Sheet Data (at period end):
Current assets	US$724,256,474	US$452,483,058	US$493,987,868	US$331,228,772
Non-current assets	123,072,692	134,729,769	129,859,322	127,536,106
Total assets	847,329,166	587,212,827	623,847,190	458,764,878
Current liabilities	157,231,212	97,862,614	110,683,792	60,856,571
Non-current liabilities	23,153,626	24,558,936	25,691,673	16,620,325
Total liabilities	180,384,838	122,421,550	136,375,465	77,476,896
Redeemable Series A convertible preferred shares	54,713,640	51,208,657	51,208,657	49,399,990
Total equity attributable to Yongye International, Inc.	582,255,347	394,449,139	415,472,496	316,587,975
Total equity	612,230,688	413,582,620	436,263,068	331,887,992

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of material U.S. federal income tax consequences to beneficial owners of shares of Company common stock upon the exchange of shares of Company common stock for cash pursuant to the merger. This summary is general in nature and does not discuss all aspects of U.S. federal income taxation that may be relevant to a holder of shares of Company common stock in light of its particular circumstances. In addition, this summary does not describe any tax consequences arising under the laws of any local, state or foreign jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation. This summary deals only with shares of Company common stock held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the “Code” (generally, property held for investment), and does not address tax considerations applicable to any holder of shares of Company common stock that may be subject to special treatment under the U.S. federal income tax laws, including but not limited to:

•	a bank, insurance company, or other financial institution;
•	a tax-exempt organization;
•	a retirement plan or other tax-deferred account;
•	a partnership, an S corporation or other pass-through entity (or an investor in a partnership, S corporation or other pass-through entity);
•	a mutual fund;
•	a real estate investment trust;
•	a dealer or broker in stocks and securities, or currencies;
•	a trader in securities that elects mark-to-market treatment;
•	a holder of shares of Company common stock subject to the alternative minimum tax provisions of the Code;
•	a holder of shares of Company common stock that received the shares of Company common stock through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;
•	a “U.S. Holder” (as defined herein) that has a functional currency other than the United States dollar;
•	“controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid U.S. federal income tax;
•	a holder of shares of Company common stock that is treated as owning, or as related to persons who own or are treated as owning, stock of the Company after the merger by reason of certain U.S. rules related to the attribution of ownership of shares and transfers among related parties;
•	a person that holds shares of Company common stock as part of a hedge, straddle, constructive sale, conversion or other risk reduction strategy or integrated transaction;
•	a United States expatriate or a former citizen or long term resident of the United States; or
•	any rollover holder.

This summary is based on the Code, the Treasury regulations promulgated under the Code, and rulings and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change or differing interpretations at any time, with possible retroactive effect. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service (the “IRS”) or opinion of counsel with respect to the statements made and the conclusions reached in the following summary, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010.

THE DISCUSSION SET OUT HEREIN IS INTENDED ONLY AS A SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO A HOLDER OF SHARES OF COMPANY COMMON STOCK WHO RECEIVES CASH IN THE MERGER. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO YOU IN CONNECTION WITH THE MERGER IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, INCLUDING FEDERAL ESTATE, GIFT AND OTHER NON-INCOME TAX CONSEQUENCES, AND TAX CONSEQUENCES UNDER STATE, LOCAL OR FOREIGN TAX LAWS OR TAX TREATIES.

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of shares of Company common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;
•	a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States or any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons has the authority to control all substantial decisions of the trust or (ii) the trust has validly elected to be treated as a “United States person” under applicable Treasury regulations.

A “non-U.S. Holder” is any beneficial owner of shares of Company common stock that is not a U.S. Holder and is not a partnership or other pass-through entity for U.S. federal income tax purposes.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Company common stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Such holder should consult its own tax advisor regarding the tax consequences of exchanging the shares of Company common stock pursuant to the merger.

U.S. Holders

The Merger

The exchange of shares of Company common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and a U.S. Holder who receives cash for shares of Company common stock pursuant to the merger will recognize gain or loss, if any, equal to the difference between the amount of cash received and the holder’s adjusted tax basis in the shares of Company common stock exchanged therefor. Gain or loss will be determined separately for each block of shares of Company common stock (i.e., shares of Company common stock acquired at the same cost and in a single transaction). Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if such U.S. Holder’s holding period for the shares of Company common stock is more than one year at the time of the exchange. Long-term capital gain recognized by a non-corporate U.S. Holder generally is subject to tax at a lower rate than short-term capital gain or ordinary income. There are limitations on the deductibility of capital losses.

If a PRC income tax applies to any gain from the exchange of shares of Company common stock by a U.S. Holder pursuant to the merger, such tax may be treated as a foreign tax eligible for a deduction from such holder’s U.S. federal taxable income or a foreign tax credit against such holder’s U.S. federal income tax liability (subject to applicable conditions and limitations). In addition, if such PRC tax applies to any such gain, such U.S. Holder may be entitled to certain benefits under the Agreement between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion with Respect to Taxes on Income (the “U.S.-PRC Tax Treaty”), if such holder is considered a resident of the United States for purposes of, and otherwise meets the requirements of, the U.S.-PRC Tax Treaty. U.S. Holders should consult their own tax advisors regarding the deduction or credit for any such PRC tax and their eligibility for the benefits of the U.S.-PRC Tax Treaty.

Information Reporting and Backup Withholding

A U.S. Holder (other than certain exempt recipients) generally will be subject to information reporting with respect to the proceeds from the disposition of shares of Company common stock pursuant to the merger. Furthermore, backup withholding may apply to such amounts unless the U.S. Holder provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed and executed IRS Form W-9) or otherwise establishes an exemption from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder generally will be allowed as a credit against that holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS. Each U.S. Holder should complete and sign the IRS Form W-9, which will be included with the Letter of Transmittal to be returned to the paying agent, to provide the information and certification necessary to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the paying agent.

Non-U.S. Holders

The Merger

A non-U.S. Holder generally will not be subject to U.S. federal income tax in respect of gain recognized on the exchange of shares of Company common stock for cash pursuant to the merger unless:

•	the non-U.S. Holder is an individual who was present in the United States for 183 days or more during the taxable year of the exchange and certain other conditions are met;
•	the gain is effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States, and, if required by an applicable tax treaty, is attributable to a permanent establishment or fixed base maintained by the holder in the United States; or
•	the Company is or has been a United States real property holding corporation, or a USRPHC, for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of exchange of the shares of Company common stock or the period that the non-U.S. Holder held the shares of Company common stock, and, generally, in the case where the shares of Company common stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or indirectly, more than 5% of the shares of Company common stock at any time during the shorter of (i) the five-year period ending on the date of exchange of the shares of Company common stock or (ii) the period that the non-U.S. Holder held the shares of Company common stock. There can be no assurance that the shares of Company common stock will be treated as regularly traded on an established securities market for this purpose.

Any U.S. source capital gain of a non-U.S. Holder described in the first bullet point above (which may be offset by U.S. source capital losses recognized by the holder during the taxable year of the exchange) generally will be subject to tax at a flat U.S. federal income tax rate of 30% (or such lower rate as may be specified under an applicable income tax treaty). Unless an applicable income tax treaty provides otherwise, gain described in the second and third bullet points above generally will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. Holder were a resident of the United States. Non-U.S. Holders that are foreign corporations also may be subject to an additional branch profits tax at a 30% rate (or a lower applicable tax treaty rate). Non-U.S. Holders are urged to consult any applicable tax treaties, which may provide for more favorable treatment in the application of these rules.

With respect to the third bullet point above, the Company generally will be classified as a USRPHC if (looking through certain subsidiaries) the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Based on its financial statements and operations, the Company believes that it neither currently is, nor within the past five years has been, a USRPHC. Non-U.S. Holders, particularly those non-U.S. Holders that could be treated as actually or constructively holding more than 5% of the shares of Company common stock, should consult their own tax advisors regarding the U.S. federal income tax consequences of exchanging shares of Company common stock for cash pursuant to the merger.

Information Reporting and Backup Withholding

A non-U.S. Holder may be subject to information reporting and backup withholding at the applicable rate with respect to the proceeds from the exchange of shares of Company common stock pursuant to the merger, unless the non-U.S. Holder certifies on an appropriate IRS Form W-8 that such non-U.S. Holder is not a United States person, or by otherwise establishing an exemption in a manner satisfactory to the paying agent. Information provided by a non-U.S. Holder may be disclosed to such non-U.S. Holder’s local tax authorities under an applicable tax treaty or information exchange agreement. Non-U.S. Holders should consult their tax advisors regarding the applicable certification requirements.

Any amounts withheld under the backup withholding tax rules generally will be allowed as a credit against the non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR HOLDERS OF SHARES OF COMPANY COMMON STOCK WHO RECEIVE CASH PURSUANT TO THE MERGER. HOLDERS OF SHARES OF COMPANY COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF EXCHANGING THEIR SHARES OF COMPANY COMMON STOCK FOR CASH IN THE MERGER UNDER ANY FEDERAL, STATE, FOREIGN, LOCAL OR OTHER TAX LAWS OR TAX TREATIES.

CERTAIN MATERIAL PRC INCOME TAX CONSEQUENCES

The following is a summary of certain material PRC tax consequences of the merger to beneficial owners of our common stock who are U.S. Holders.

On March 16, 2007, the National People’s Congress passed the Enterprise Income Tax Law of the PRC (“EIT Law”), which became effective on January 1, 2008. Under the EIT Law, enterprises are classified as “resident enterprises” and “non-resident enterprises.” Pursuant to the EIT Law and its implementing rules, enterprises established outside China whose “de facto management bodies” are located in China are considered “resident enterprises” and subject to the uniform 25% enterprise income tax rate on worldwide income. According to the implementing rules of the EIT Law, “de facto management body” refers to a managing body that in practice exercises overall management control over the production and business, personnel, accounting and assets of an enterprise. On April 22, 2009, the State Administration of Taxation (“SAT”) issued Circular 82, “Issues Concerning the Identification of China — Controlled Overseas-Incorporated Enterprises as Resident Enterprises on the Basis of the Standard of De Facto Management Bodies.” This Circular provides that an overseas incorporated enterprise that is controlled domestically will be recognized as a “tax-resident enterprise” if it satisfies all of the following conditions: (i) the senior management responsible for daily production/business operations are primarily located in the PRC, and the location(s) where such senior management execute their responsibilities are primarily in the PRC; (ii) strategic financial and personnel decisions are made or approved by organizations or personnel located in the PRC; (iii) major properties, accounting ledgers, company seals and minutes of board meetings and stockholder meetings, etc., are maintained in the PRC; and (iv) 50% or more of the board members with voting rights or senior management habitually reside in the PRC. On July 27, 2011, the SAT enacted “Announcement of the State Administration of Taxation on Printing and Distributing the Administrative Measures for Income Taxation on Chinese-controlled Resident Enterprises Incorporated Overseas (Trial Implementation).” Under those two rules, the enterprises may request the PRC tax authorities to determine their “resident enterprise” status or the tax authority may investigate and determine an enterprise’s status. The target enterprises under those two rules are foreign registered companies controlled by PRC companies, however, the PRC tax authority may determine if a foreign registered company controlled by one or more PRC individuals is a “resident enterprise.”

Given the short history of the EIT Law and lack of applicable legal precedent, it remains unclear how the PRC tax authorities will determine the PRC tax resident status of a company organized under the laws of a foreign (non-PRC) jurisdiction, such as us. If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, gains realized by investors that are not tax residents of the PRC, including U.S. Holders (“non-resident investors”) may be treated as income derived from sources within the PRC. In such event, any such gain derived by such investors on the sale or transfer of our common stock, including pursuant to the merger, may be subject to income tax under the PRC tax laws. Under the EIT Law and its implementing rules, non-resident investors that are enterprises (but not individuals) and that (i) do not have an establishment or place of business in the PRC or (ii) have an establishment or place of business in the PRC but the relevant income is not effectively connected with the establishment or place of business, generally may be subject to a 10% PRC income tax on any gain realized on the sale or transfer of our common stock, including pursuant to the merger, if such gain is regarded as income derived from sources within the PRC.

Additionally, if we are determined to be a resident enterprise under the EIT Law, under the PRC Individual Income Tax Law and its implementing rules, any gain realized on the sale or transfer of our common stock, including pursuant to the merger, by non-resident investors who are individuals may be subject to a 20% PRC income tax if such gain is regarded as income derived from sources within the PRC.

Accordingly, if non-resident investors as described under the PRC tax laws (including U.S. Holders) realized any gain from the sale or transfer of our common stock pursuant to the merger and if such gain were considered as PRC-sourced income, such non-resident investors may be responsible for paying the applicable PRC income tax on the gain from the sale or transfer of our common stock. Under the PRC tax laws, however, we would not have an obligation to withhold PRC income tax in respect of the gains that non-resident investors (including U.S. Holders) may realize from the sale or transfer of our common stock pursuant to the merger.

Moreover, the SAT released Circular Guoshuihan No. 698 (“Circular 698”) on December 10, 2009 that reinforces the taxation of certain equity transfers by non-resident investors through overseas holding vehicles. Circular 698 addresses indirect equity transfers as well as other issues. Circular 698 is retroactively effective from January 1, 2008. According to Circular 698, where a non-resident investor who indirectly holds equity interests in a PRC resident enterprise through a non-PRC offshore holding company indirectly transfers equity interests in a PRC resident enterprise by selling the equity interests of the offshore holding company, and the latter is located in a country or jurisdiction where the actual tax burden is less than 12.5% or where the offshore income of its residents is not taxable, the non-resident investor is required to provide the PRC tax authority in charge of that PRC resident enterprise with certain relevant information within 30 days from the date of the execution of the equity transfer agreement. The tax authorities in charge will evaluate the offshore transaction for tax purposes. In the event that the tax authorities determine that such transfer is abusing forms of business organization and a reasonable commercial purpose for the offshore holding company other than the avoidance of PRC income tax liability is lacking, the PRC tax authorities will have the power to re-assess the nature of the equity transfer under the doctrine of substance over form. If the SAT’s challenge of a transfer is successful, it may deny the existence of the offshore holding company that is used for tax planning purposes and subject the non-resident investor to PRC tax on the capital gain from such transfer. Circular 698 also provides that where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income from the transaction. Since Circular 698 has a short history, there is uncertainty as to its application. A non-resident investor may become at risk of being taxed under Circular 698 and may be required to expend valuable resources to comply with Circular 698 or to establish that such non-resident investor should not be taxed under Circular 698, including in respect of any gain from the sale or transfer of our common stock pursuant to the merger.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, contains forward-looking statements and information relating to Yongye International, Inc., that are based on the beliefs of our management as well as assumptions made by and information currently available to us. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and similar expressions, as they relate to us or our management, are intended to identify forward-looking statements, which appear in a number of places in this proxy statement (and the documents to which we refer you in this proxy statement) and include, but are not limited to, all statements relating directly or indirectly to statements regarding the ability to complete the transaction considering the various closing conditions, projected financial information, the timing or likelihood of completing the merger to which this proxy statement relates, plans for future growth and other business development activities as well as capital expenditures, financing sources and the effects of regulation and competition and all other statements regarding our intent, plans, beliefs or expectations or those of our directors or officers. These statements reflect our current view concerning future events and are subject to risks, uncertainties and assumptions, including among many others:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including a termination under circumstances that could require us to pay a termination fee;
•	the inability to complete the merger due to the failure to obtain the required stockholder approval or the failure to satisfy other conditions to completion of the merger, including required regulatory approvals;
•	the failure of the merger to close for any other reason;
•	risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger;
•	the outcome of any legal proceedings that have been or may be instituted against the Company and/or others relating to the merger agreement;
•	diversion of management’s attention from ongoing business concerns;
•	the effect of the announcement of the merger on our business relationships, operating results and business generally;
•	the amount of the costs, fees, expenses and charges related to the merger;
•	uncertainties as to the timing of the closing of the merger; and
•	risks that the merger will not close because of a failure to satisfy (or to have waived) one or more of the closing conditions and that the Company’s business will have been adversely impacted during the pendency of the transaction.

These risks are not exhaustive and may not include factors which could adversely impact the Company’s business and financial performance. Other factors that may cause actual results to differ materially include those set forth in the reports that the Company files from time to time with the SEC, including our annual report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2012 and quarterly and current reports on Form 10-Q and Form 8-K. Consequently, all of the forward-looking statements we make in this document are qualified by the information contained or incorporated by reference herein, including, but not limited to (a) the information contained under this heading and (b) the information contained under the headings “Business” and “Risk Factors” and information in our consolidated financial statements and notes thereto included in our most recent filings, including our annual report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2012 and quarterly and current reports on Form 10-Q and Form 8-K (see “Where You Can Find More Information” below). In doing so, please note that any safe harbor provisions in such periodic reports related to the Private Securities Litigation Reform Act of 1995 do not apply to any forward-looking statements made by us in connection with this going private transaction.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the Investor Relations page of our corporate website at www.yongyeintl.com. Our website address is provided as an inactive textual reference only. The information provided on our website, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement, and therefore is not incorporated herein by reference.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and, with respect to this proxy statement but not with respect to the Schedule 13E-3, later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and, with respect to this proxy statement but not with respect to the Schedule 13E-3, any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement, and prior to the date of the special meeting:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (filed with the SEC on April 1, 2013);
•	Annual Report on Form 10-K/A for the fiscal year ended December 31, 2012 (filed with the SEC on April 30, 2013);
•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 (filed with the SEC on May 10, 2013);
•	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013 (filed with the SEC on August 9, 2013);
•	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013 (filed with the SEC on November 12, 2013);
•	Proxy statement filed on November 1, 2013; and
•	Current Report on Form 8-K (filed with the SEC on September 23, 2013).

We will amend the Schedule 13E-3 to incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting to the extent required to fulfill our obligations under the Exchange Act. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this proxy statement.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to Yongye International, Inc., 6th Floor, Suite 608, Xue Yuan International Tower, No. 1 Zhichun Road, Haidian District, Beijing, PRC, Attn: Lili Wang or +86-10-8231-9608 or from the SEC through the SEC website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

ANNEX A

THE AGREEMENT AND PLAN OF MERGER

Execution Version

AGREEMENT AND PLAN OF MERGER

among

FULL ALLIANCE INTERNATIONAL LIMITED,

YONGYE INTERNATIONAL LIMITED,

YONGYE INTERNATIONAL MERGER SUB LIMITED,

and

YONGYE INTERNATIONAL, INC.

Dated as of September 23, 2013

AGREEMENT AND PLAN OF MERGER, dated as of September 23, 2013 (this “Agreement”), among Full Alliance International Limited, a British Virgin Islands company (“Holdco”), Yongye International Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), Yongye International Merger Sub Limited, a Nevada corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Yongye International, Inc., a Nevada corporation (the “Company”).

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with Nevada Revised Statutes ( “NRS”) Chapter 92A, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent as a result of the Merger;

WHEREAS, the board of directors of the Company (the “Company Board”), acting upon the unanimous recommendation of the special committee of the Company Board (the “Special Committee”), has unanimously (i) determined that it is in the best interests of the Company and its stockholders (other than the Rollover Holders) and declared it advisable to enter into this Agreement, (ii) adopted resolutions approving the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein and (iii) resolved to recommend that the Stockholders approve this Agreement and the Transactions;

WHEREAS, the board of directors of each of Holdco, Parent and Merger Sub has (i) approved the execution, delivery and performance by Holdco, Parent and Merger Sub, respectively, of this Agreement and the consummation of the transactions contemplated hereby, including the Merger (collectively, the “Transactions”), and (ii) declared it advisable for Holdco, Parent and Merger Sub, respectively, to enter into this Agreement;

WHEREAS, as a condition to and inducement of the Company’s willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, each of Mr. Zishen Wu and MSPEA Agriculture Holding Limited (“MSPEA”) (each, a “Guarantor”), is entering into a limited guarantee (the “Limited Guarantee”), a true copy of which is attached hereto as Exhibit A, in favor of the Company to guarantee the due and punctual payment, performance and discharge of certain payment obligations of Parent and Merger Sub under this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, Holdco and certain other Stockholders (collectively, the “Rollover Holders”) have executed a contribution agreement, dated the date hereof, among the Rollover Holders and Parent (together with the schedules and exhibits attached thereto, the “Contribution Agreement”), a true copy of which is attached hereto as Exhibit B, pursuant to which: (i) Holdco shall contribute the Shares it owns to Parent immediately prior to the Effective Time by way of capital contribution to its wholly owned subsidiary; and (ii) the Rollover Holders (other than Holdco) shall contribute the Shares they each own, which Shares are set forth on Exhibit B hereto and which Shares, together with Shares to be contributed by Holdco, include all of the issued and outstanding shares of Series A Convertible Preferred Stock of the Company (the “Preferred Shares” and, collectively with all other Shares contributed to Parent pursuant to the Contribution Agreement, the “Rollover Shares”), to Parent immediately prior to the Effective Time in exchange for shares of Holdco;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Rollover Holders have executed a voting agreement in favor of Parent and the Company, dated the date hereof (the “Voting Agreement”), a true copy of which is attached hereto as Exhibit C, pursuant to which the Rollover Holders agree to vote their Rollover Shares in favor of the approval and adoption of this Agreement and the approval of the Merger and the Transactions; and

WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Holdco, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.01 The Merger.  On the terms and subject to the conditions set forth in this Agreement, and in accordance with the NRS, at the Effective Time, (a) Merger Sub will merge with and into the Company and (b) the separate corporate existence of Merger Sub will cease and the Company will continue its corporate existence as the surviving corporation in the Merger (the “Surviving Corporation”) under the laws of the State of Nevada as a wholly-owned subsidiary of Parent. From and after the Effective Time, the Surviving Corporation shall possess all rights, privileges, immunities, powers and franchises of the Company and Merger Sub. The Merger will have the effects set forth in this Agreement and the applicable provisions of the NRS, including NRS 92A.250.

Section 1.02 Closing; Closing Date.  Unless this Agreement shall have been terminated pursuant to Article VIII, and unless otherwise mutually agreed in writing among the Company, Holdco, Parent and Merger Sub, the closing of the Merger (the “Closing”) shall take place at 1:00 p.m. (Hong Kong time) at the offices of Skadden, Arps, Slate, Meagher & Flom, 42/F, Edinburgh Tower, The Landmark, 15 Queen’s Road Central, Hong Kong on a date to be specified by the Special Committee (on behalf of the Company) and Parent (the “Closing Date”), which shall be no later than the third (3rd) Business Day immediately following the day on which the last to be satisfied or, if permissible, waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall be satisfied or, if permissible, waived in accordance with this Agreement.

Section 1.03 Effective Time.  Subject to the provisions of this Agreement, as soon as practicable on the Closing Date (Nevada time), the Company and Merger Sub will cause articles of merger (“Articles of Merger”) to be executed and filed with the Secretary of State of the State of Nevada (the “Nevada Secretary of State”) in accordance with Section 92A.200 of the NRS and, as soon as practicable on or after the Closing Date, will make any and all other filings or recordings required under the NRS. The Merger shall become effective on the date and at such time as the Articles of Merger have been duly filed with the Nevada Secretary of State or at such later date and time as may be agreed by Merger Sub and the Company in writing and specified in the Articles of Merger in accordance with the NRS (the effective date and time of the Merger being hereinafter referred to as the “Effective Time”).

Section 1.04 Articles of Incorporation.  At the Effective Time, the articles of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time to be in the form of (except with respect to the name of the Company, which shall remain the same) the articles of incorporation of Merger Sub as in effect immediately prior to Effective Time and as so amended shall be the articles of incorporation of the Surviving Corporation, until thereafter amended as provided therein or by applicable Law.

Section 1.05 Bylaws.  At the Effective Time, the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated to be in the form of (except with respect to the name of the Company) the bylaws of Merger Sub, as in effect immediately prior to the Effective Time and as so amended shall be the bylaws of the Surviving Corporation, until thereafter amended as provided therein or by applicable Law.

Section 1.06 Directors and Officers.  The parties hereto shall take all actions necessary so that (a) the directors of Merger Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation at the Effective Time, and (b) the officers of the Company immediately prior to the Effective Time shall become the officers of the Surviving Corporation at the Effective Time, in each case, unless otherwise determined by Parent in a written notice delivered to the Company in accordance with Section 9.02 prior to the Effective Time, and until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation and applicable Law.

ARTICLE II

EFFECT ON ISSUED SECURITIES; EXCHANGE OF CERTIFICATES

Section 2.01 Effect of Merger on Issued Securities.  At the Effective Time, by virtue of the Merger, and without any action on the part of Holdco, Parent, Merger Sub, the Company or the holders of any securities of the Company:

(a) each share of common stock, par value US$0.001 per share, of the Company (each, a “Common Share” or, collectively, the “Common Shares”), issued and outstanding immediately prior to the Effective Time, other than any Rollover Shares and any Common Shares owned by the Company or any Company Subsidiary (collectively, the “Excluded Shares”) to be cancelled pursuant to Section 2.01(b), shall be converted into the right of its holder (a “Common Stockholder” and collectively, the “Common Stockholders”) to receive US$6.69 in cash per Common Share without interest (the “Merger Consideration”) payable in the manner provided in Section 2.03. All of such Common Shares that have been converted into the right to receive the Merger Consideration as provided in this Section 2.01(a) shall no longer be outstanding and shall be automatically cancelled and cease to exist as of the Effective Time. Each certificate (or evidence of shares in book-entry form) that, immediately prior to the Effective Time, represented any such Common Shares (each such certificate or evidence, a “Stock Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor upon surrender of such Stock Certificate in accordance with Section 2.03(b);

(b) all Excluded Shares which, for the avoidance of doubt, include all Preferred Shares, shall be automatically cancelled and cease to exist as of the Effective Time, without any conversion thereof and no payment or distribution shall be made with respect thereto; and

(c) each share of common stock, with no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one (1) validly issued, fully paid and non-assessable share of common stock, with no par value, of the Surviving Corporation. Such share(s) of common stock shall be the only issued and outstanding share(s) of capital stock of the Surviving Corporation, which shall be reflected in the stock ledger of the Surviving Corporation.

Section 2.02 No Dissenters’ Rights.

Pursuant to NRS 92A.390, no dissenter’s rights or rights of appraisal will apply with respect to the Common Shares in connection with the Merger and assuming the validity of Parent’s and the Rollover Holders’ waiver of dissenter’s rights pursuant to the Contribution Agreement and the Voting Agreement, no holder of Preferred Shares will be entitled to assert dissenter’s rights in connection with the Merger.

Section 2.03 Exchange of Stock Certificates, etc.; Paying Agent.

(a) Prior to or at the Effective Time, Holdco or Parent shall deposit, or cause to be deposited with a bank or trust company that may be designated by Parent and reasonably acceptable to the Company to act as paying agent (the “Paying Agent”), cash in an amount sufficient to pay the aggregate Merger Consideration pursuant to Section 2.01(a) (such cash being hereinafter referred to as the “Exchange Fund”), which, prior to the Effective Time, shall be held on behalf of Holdco and Parent and, from and after the Effective Time, shall be held for the benefit of the Common Stockholders (other than holders of the Excluded Shares). The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Shares for the Merger Consideration.

(b) Exchange Procedures.  As promptly as practicable after the Effective Time (but in no event later than five (5) Business Days following the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each person who was, at the Effective Time, a Common Stockholder of record entitled to receive the Merger Consideration pursuant to Section 2.01(a): (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Stock Certificates held by such person shall pass, only upon proper delivery of Stock Certificates (or effective affidavits of loss in lieu thereof) to the Paying Agent or, in the case of Book-Entry Shares, upon adherence to the customary procedures set forth in the letter of transmittal)); and (ii) instructions for use in effecting the surrender of any Stock Certificates (or effective affidavit of loss in lieu thereof) and/or such other documents as may be required in exchange for the Merger Consideration. Upon surrender of a Stock Certificate (or effective affidavit of loss in lieu thereof) and/or such other documents as may be required pursuant to such instructions to the Paying Agent in accordance with the terms of such letter of transmittal, duly executed in accordance with the instructions thereto, each Common Stockholder holding Common Shares represented by such Stock Certificate shall be entitled to receive in exchange therefor cash, in the amount (after giving effect to any required Tax withholdings) equal to (x) the number of Common Shares represented by such Stock Certificate multiplied by (y) the Merger Consideration, and the Stock Certificate so surrendered shall forthwith be cancelled. As promptly as practicable after the Effective Time, the Paying Agent shall issue and deliver to each holder of uncertificated Common Shares represented by book-entry interests (“Book-Entry Shares”) a cheque or wire transfer for the amount of cash that such holder is entitled to receive pursuant to Section 2.01(a) in respect of such Book-Entry Shares, without such Common Stockholder being required to deliver a Stock Certificate or an executed letter of transmittal to the Paying Agent (provided an “agent’s message” has been previously delivered to the Paying Agent regarding such Book-Entry Shares), and such Book-Entry Shares shall then be cancelled. No interest shall be paid or will accrue on any amount payable in respect of the Common Shares pursuant to the provisions of this Article II. In the event of a transfer of ownership of Common Shares that is not registered in the transfer record of the Company, it shall be a condition of payment that such Stock Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer or such Book-Entry Share shall be properly transferred and that the person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Stock Certificate or Book-Entry Share surrendered or shall have established to the satisfaction of Parent that such Tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.03(b), each Stock Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Consideration as contemplated by this Article II, without interest.

(c) Loss, Stolen or Destroyed Stock Certificates.  In the event any Stock Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Stock Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in customary amount and upon such terms as the Surviving Corporation may reasonably determine are necessary as indemnity against any claim that may be made against it with respect to such Stock Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Stock Certificate a cheque, in the amount (after giving effect to any required tax withholdings) equal to (x) the number of Common Shares represented by such Stock Certificate multiplied by (y) the Merger Consideration.

(d) Adjustments to Merger Consideration.  The Merger Consideration shall be adjusted to reflect appropriately the effect of any share split, reverse share split, share dividend (including any dividend or distribution of securities convertible into Shares), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Common Shares occurring on or after the date hereof and prior to the Effective Time.

(e) Investment of Exchange Fund.  The Exchange Fund, pending its disbursement to the Common Stockholders, shall be invested by the Paying Agent as directed by Parent or, after the Effective Time, by the Surviving Corporation in (i) short-term direct obligations of the United States of America with maturities of no more than 30 days, (ii) short-term obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) short-term commercial paper obligations rated A-l or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, or (iv) deposit accounts with banks having a rating in high investment category granted by a recognized credit rating agency at the time of investment; provided, that no such investment or losses in respect thereto shall affect the amounts payable to such Common Stockholders and Holdco and Parent shall promptly replace or cause to be replaced any funds deposited with the Paying Agent that are lost through any investment. Earnings from investments, subject to the immediately preceding proviso, shall be the sole and exclusive property of Parent. Except as contemplated herein or in Section 2.03, the Exchange Fund shall not be used for any other purposes.

(f) Termination of the Exchange Fund.  Any portion of the Exchange Fund (including any income or proceeds thereof or of any investment thereof) that remains undistributed to the Common Stockholders at twelve (12) months after the Effective Time shall be delivered to the Surviving Corporation upon demand by the Surviving Corporation, and any Common Stockholder who has not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat and similar Laws) for the cash to which they are entitled pursuant to Section 2.01(a). Any portion of the Exchange Fund remaining unclaimed by Common Stockholders as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any person previously entitled thereto.

(g) No Liability.  None of the Paying Agent, Parent or the Surviving Corporation shall be liable to any Common Stockholders for any such Common Shares (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

(h) Withholding Rights.  The current understanding of Holdco, Parent and Merger Sub is that no party will be required to deduct or withhold any amount from the consideration otherwise payable pursuant to this Agreement under applicable Law; provided, that stockholders provide United States Internal Revenue Service Forms W-8 or W-9, as applicable. In the event that the circumstances change after the date hereof such that the Surviving Corporation, Holdco or Parent reasonably determines a deduction or withholding is required, the Surviving Corporation, Holdco and Parent shall inform the Special Committee in detail of such change in circumstances and consult with the Special Committee concerning such proposed deduction or withholding, and each of the Surviving Corporation, Holdco, Parent and the Paying Agent shall be entitled to deduct and withhold appropriate amounts (without duplication). To the extent that amounts are so withheld and paid over to the appropriate Governmental Authority by Holdco, Parent, the Surviving Corporation or the Paying Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Common Shares in respect of which such deduction and withholding was made by Holdco, Parent, the Surviving Corporation, or the Paying Agent, as the case may be.

Section 2.04 No Transfers.  At the Effective Time, (a) the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time, and (b) the Stockholders holding Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Stock Certificates or Book Entry Shares presented to the Paying Agent, Parent or Surviving Corporation for transfer or any other reason shall be cancelled and (except for the Excluded Shares) exchanged for the cash consideration to which the holders thereof are entitled pursuant to Section 2.01(a).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as set forth in the Company Disclosure Letter (it being understood that any matter disclosed in any section of the Company Disclosure Letter will be deemed to be disclosed in any other section of the Company Disclosure Letter to the extent that it is reasonably apparent from the face of such disclosure that such disclosure is applicable to such other section) or (b) as and to the extent set forth in the Company SEC Reports filed prior to the date of this Agreement (without giving effect to any amendment to any such Company SEC Report filed on or after the date hereof and excluding any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly cautionary, predictive or forward-looking in nature, in each case, other than any specific factual information contained therein; it being agreed that any information disclosed in any such Company SEC Report shall be deemed disclosure only with respect to a Section of this

Agreement to which the relevance of such information is reasonably apparent from the text of such information contained in such Company SEC Report), the Company hereby represents and warrants to Holdco, Parent and Merger Sub that:

Section 3.01 Organization and Qualification.  Each of the Company and each Company Subsidiary, including any subsidiary (a) controlled by the Company or (b) formed or acquired after the date of this Agreement, is a legal entity duly organized, validly existing and in good standing (to the extent the relevant jurisdiction recognizes such concept of good standing) under the laws of the jurisdiction of its organization and has the requisite corporate or similar power and authority to own, lease, operate and use its properties and assets and to carry on its business as it is now being conducted. Each of the Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent the relevant jurisdiction recognizes such concept of good standing), in each jurisdiction where the character of the properties and assets owned, leased, operated or used by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.02 Articles of Incorporation.  The Company has furnished or otherwise made available to Parent a true and complete copy of the articles of incorporation, bylaws or equivalent organizational documents, each as amended or modified to date, of the Company and each Company Subsidiary as in effect as of the date of this Agreement. Such articles of incorporation, bylaws or equivalent organizational documents are in full force and effect as of the date hereof. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its articles of incorporation, bylaws or equivalent organizational documents in any material respect.

Section 3.03 Capitalization.

(a) The authorized share capital of the Company consists of 150,000,000 Common Shares, par value US$0.001 per share, and 75,000,000 Preferred Shares, par value US$0.001 per share. As of the date of this Agreement, (i) 50,685,216 Common Shares are issued and outstanding, all of which have been duly authorized and are validly issued, fully paid and non-assessable and (ii) 6,505,113 Preferred Shares are issued and outstanding. Except as set forth in this Section 3.03, and except for this Agreement and the Transactions, there are no options, warrants, or preemptive, conversion, redemption, share appreciation, repurchase or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued share capital of the Company or obligating the Company to issue or sell any shares or securities of, or other equity interests in, the Company. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the Stockholders on any matter.

(b) There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Shares or any share capital or registered capital, as the case may be, of any Company Subsidiary, or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person. As of the date hereof, the Company has fewer than 200 “stockholders of record” as such term is defined in NRS 78.010(k).

Section 3.04 Authority Relative to This Agreement; Fairness.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to adoption of this Agreement by the Requisite Company Vote, to consummate the Merger. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger have been duly authorized by the Company Board, and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the Merger, in each case, subject only to the approval of this Agreement by the (i) affirmative vote of the holders of at least a majority of the issued and outstanding Common Shares and Preferred Shares, voting together as a single class, with the number of votes the holders of Preferred Shares shall be entitled to vote equal to the number of Common Shares into which such Preferred Shares are convertible, as determined in accordance with the articles of incorporation of the Company, (ii) affirmative vote or consent of the holders of at least a majority of the issued and outstanding Preferred Shares and (iii) affirmative vote of the holders of at least a majority of the issued and outstanding Common Shares (other than the Excluded Shares) (collectively, the “Requisite Company Vote”), all in accordance with the Company’s articles of incorporation and bylaws and the NRS. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Holdco, Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights, and to general equity principles and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) The Special Committee is composed of three (3) members of the Company Board who are not affiliated with Holdco, Parent or Merger Sub and are not members of the Company’s management. The Company Board, acting upon the unanimous recommendation of the Special Committee, has unanimously (i) determined that the Merger is in the best interests of the Company and the Stockholders (other than the Rollover Holders), and declared it advisable to enter into this Agreement, (ii) adopted resolutions approving the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein and (iii) subject to the terms of this Agreement (including Section 6.04), resolved to recommend that the Stockholders approve this Agreement (including the recommendation of the Special Committee, the “Company Recommendation”). The Company Board, acting upon the unanimous recommendation of the Special Committee, has directed that this Agreement be submitted to the Stockholders for approval.

(c) The Special Committee has received the written opinion (or oral opinion to be confirmed in writing) of Houlihan Lokey Capital, Inc. (the “Financial Advisor”), dated the date of such opinion, to the effect that, as of the date thereof, the Merger Consideration to be received by the holders of Common Shares (other than holders of Excluded Shares) is fair, from a financial point of view, to such holders, a copy of which opinion will be delivered to Parent, solely for informational purposes, promptly after the receipt thereof by the Special Committee. The Financial Advisor has consented to the inclusion of a copy of such opinion in the Proxy Statement. It is agreed and understood that such an opinion may not be relied on by Parent, Holdco, Merger Sub or any of their respective Affiliates.

Section 3.05 Subsidiaries.  Section 3.05 of the Company Disclosure Letter sets forth a complete and correct list of the Company’s “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) (such subsidiaries of the Company, the “Material Subsidiaries”). All equity interests of the Material Subsidiaries held by the Company or any Company Subsidiary are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive or similar rights, purchase option, call or right of first refusal or similar rights. All such equity interests owned by the Company or any Company Subsidiary are free and clear of any Liens or any other limitations or restrictions on such equity interests (including any limitation or restriction on the right to vote, pledge or sell or otherwise dispose of such equity interests) other than Permitted Liens.

Section 3.06 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the Merger do not and will not, (i) assuming the Requisite Company Vote is obtained, conflict with or violate the articles of incorporation or bylaws of the Company or any equivalent organizational documents of any Company Subsidiary, (ii) assuming (solely with respect to performance of this Agreement and consummation of the Merger) that the matters referred to in Section 3.06(b) are complied with and the Requisite Company Vote is obtained, conflict with or violate any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order (“Law”) applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, (iii) result in any material breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any Company Subsidiary pursuant to, any Contract or obligation, or (iv) require any consent, approval or other authorization of, or filing with or notification to, any party under any Material Contract; except, in the cases of clauses (ii) through (iv), as would not reasonably be expected to (A) have a Company Material Adverse Effect or (B) prevent the performance by the Company of its material obligations under this Agreement.

(b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation by the Company of the Merger will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for compliance with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (including the joining of the Company in the filing of a Schedule 13E-3, the furnishing of a Schedule 14A with the Proxy Statement, and the filing or furnishing of one or more amendments to the Schedule 13E-3 and such Proxy Statement to respond to comments of the Securities and Exchange Commission (the “SEC”), if any, on such documents), (ii) for compliance with the rules and regulations of the NASDAQ Stock Market, Inc. (“NASDAQ”), (iii) for the filing of the Articles of Merger and related documentation with the Nevada Secretary of State pursuant to the NRS; and (iv) where the failure to obtain or make, as applicable, any such consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority would not reasonably be expected to (A) have a Company Material Adverse Effect or (B) prevent the performance by the Company of its material obligations under this Agreement.

Section 3.07 Permits; Compliance with Laws.

(a) Each of the Company and the Company Subsidiaries is in possession of all material grants, authorizations, licenses, permits, consents, certificates, approvals and orders of any Governmental Authority necessary for each of the Company or the Company Subsidiaries to own, lease, operate and use its properties and assets or to carry on its business as it is now being conducted (the “Material Company Permits”), except where the failure to hold such Material Company Permits would not reasonably be expected to have a Company Material Adverse Effect. No suspension or cancellation of any of the Material Company Permits is pending, except where such suspension or cancellation would not reasonably be expected to have a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries are not in violation or breach of, or in default under, any Material Company Permit, except where such violation, breach or default would not reasonably be expected to have a Company Material Adverse Effect. The Company and the Company Subsidiaries have obtained or completed all approvals of, and filings and registrations and other requisite formalities with, Governmental Authorities in the People’s Republic of China (“PRC”) required in respect of their capital structure and operations, including but not limited to registrations with the State Administration for Industry and Commerce (“SAIC”), the State Administration of Foreign Exchange (“SAFE”) and the State Administration of Taxation (“SAT”), and their respective local counterparts, except where the lack of such approvals, filings, registrations or other requisite formalities with Governmental Authorities in PRC would not reasonably be expected to have a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries has complied in all material respects with all applicable PRC Laws regarding the contribution and payment of its registered capital, except where failure to do so would not reasonably be expected to have a Company Material Adverse Effect.

(b) Neither the Company nor any Company Subsidiary is or has been in default or violation of any Law applicable to the Company or any Company Subsidiary, including without limitation, (i) any Laws applicable to its business and (ii) any Laws related to the protection of personal data, except for any such default or violation which would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received any written notice or communication of any material non-compliance with any applicable Laws that has not been cured.

Section 3.08 SEC Filings; Financial Statements.

(a) The Company has timely filed all forms, reports and other documents required to be filed by it with the SEC since January 1, 2010 (the “Applicable Date”) (the forms, reports and other documents filed since the Applicable Date and those filed subsequent to the date hereof, including any amendments thereto, collectively, the “Company SEC Reports”). The Company SEC Reports (i) at the time they were filed, and if amended, as of the date of such amendment, complied as to form in all material respects with the applicable requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, each as in effect on the date so filed, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Company Subsidiary is required to file any form, report, statements, schedules or other document with the SEC.

(b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in or incorporated by reference into the Company SEC Reports was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP) and each fairly presents, in all material respects, the consolidated financial position, results of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments which are not material in the aggregate and the exclusion of certain notes in accordance with the rules of the SEC relating to unaudited financial statements).

(c) Neither the Company nor any Company Subsidiary has any liabilities of any nature (whether accrued, absolute, fixed or contingent), except liabilities (i) reflected, accrued or reserved against in the consolidated balance sheet included in its annual report filed on Form 10-K for the period ended December 31, 2012 (including the notes thereto), (ii) incurred pursuant to this Agreement or in connection with the Transactions, (iii) incurred in the ordinary course of business or (iv) that would not reasonably be expected to have a Company Material Adverse Effect.

(d) As of the date of this Agreement, there is no transaction, or series of similar transactions, agreements, arrangements or understandings, to which the Company or any Company Subsidiary was a party, that would be required to be disclosed under Item 404 of Reg S-K.

(e) The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act that are designed to ensure that all material information concerning the Company and the Company Subsidiaries required to be included in reports filed under the Exchange Act is made known on a timely basis to the individuals responsible for the preparation of the Company’s SEC filings and other public disclosure documents. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed annual report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed annual report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or are likely to materially affect, the Company’s internal control over financial reporting.

(f) To the knowledge of the Company, neither the Company nor any Company Subsidiary nor any director, officer, agent, employee or affiliate of the Company or any Company Subsidiary acting on behalf of the Company or any Company Subsidiary has taken any action or failed to take any action that, directly or indirectly, (i) would constitute a violation in any material respect by such persons of the

Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder (the “FCPA”), or any other applicable anti-bribery or anti-corruption law, including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any foreign official (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or any other applicable anti-bribery or anti-corruption law, or (ii) would constitute an offer to pay, a promise to pay or a payment of money or anything else of value, or an authorization of such offer, promise or payment, directly or indirectly, to any employee, agent or representative of another company or entity in the course of their business dealings with the Company or any Company Subsidiary, in order to induce such person to act against the interest of his or her employer or principal in violation of applicable Law.

Section 3.09 Absence of Certain Changes or Events.  Since December 31, 2011 through the date of this Agreement, (a) the Company and the Company Subsidiaries have conducted their businesses in all material respects in the ordinary course and in a manner consistent with past practice and (b) there has not been any Company Material Adverse Effect.

Section 3.10 Absence of Litigation.

(a) As of the date of this Agreement, there is no litigation, suit, claim, action, demand letter, or any judicial, criminal, administrative or regulatory proceeding, hearing, investigation, or formal or informal regulatory document production request proceeding (an “Action”) pending or, to the knowledge of the Company, threatened in writing against the Company or any Company Subsidiary, or any share, security, equity interest, property or asset of the Company or any Company Subsidiary, before any Governmental Authority which, if adversely determined, would reasonably be expected to have a Company Material Adverse Effect.

(b) As of the date of this Agreement, neither the Company nor any Company Subsidiary nor any share, security, equity interest, or material property or asset of the Company or any Company Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that would, in each case, reasonably be expected to have a Company Material Adverse Effect.

Section 3.11 Labor and Employment Matters.

(a) The Company and each Company Subsidiary is in compliance with all labor and employment Laws of the PRC, including all such Laws relating to (i) wages, hours and any similar mass layoff Law, collective bargaining, discrimination, civil rights, safety and health, workers’ compensation; (ii) the collection and payment of withholding and/or social security taxes and any similar tax; and (iii) deductions, payments and contributions of retirement insurance, medical insurance, unemployment insurance, work-related injury insurance, birth and nursery insurance, pension fund insurance and any other social benefit payments required by applicable Law, except in all cases for any non-compliance which would not reasonably be expected to have a Company Material Adverse Effect.

(b) There are no collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Company Subsidiary and to which the Company or any Company Subsidiary is a party to or bound by; and except as would not reasonably be expected to have a Company Material Adverse Effect, (i) there are no material controversies pending or, to the knowledge of the Company, threatened between the Company or any Company Subsidiary and any of their respective current or former employees, contractors, subcontractors, agents or other persons engaged by the Company or any Company Subsidiary in connection with their businesses (collectively, “Company Personnel”); (ii) there are no labor unions, works councils or other organizations representing or purporting to represent any Company Personnel, nor are there any organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Company or any Company Subsidiary; (iii) there are no unfair labor practice complaints pending, or to the knowledge of the Company, threatened, against the Company or any Company Subsidiary before any Governmental Authority; and (iv) there is no strike, slowdown, work stoppage or lockout, or similar activity or, to the knowledge of the Company, threat thereof, by or with respect to any Company Personnel, nor has there been any such occurrence during the past two (2) years.

Section 3.12 Real Property; Title to Assets.

(a) Section 3.12 of the Company Disclosure Letter sets forth a complete and correct list of (i) all real property and interests in real property owned by the Company or any Company Subsidiary as of the date of this Agreement and (ii) all real property leased, subleased, licensed, or otherwise occupied by the Company or any Company Subsidiary as of the date of this Agreement, in each case that is material to the business of the Company and the Company Subsidiaries, taken as a whole (the “Company Real Property”). Each of the Company and the Company Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold or subleasehold interests in, all of the Company Real Property, and all of its other material property or assets other than real property, tangible and intangible, used or held for use in its business, free and clear of any Liens, except for Permitted Liens. There are no pending or, to the knowledge of the Company, threatened, condemnation or imminent domain proceedings that would affect any part of the properties or assets of each of the Company and the Company Subsidiaries, whether leased, subleased or owned, tangible or intangible, real, personal or mixed, in each case used or held for use in its business, except as would not reasonably be expected to have a Company Material Adverse Effect.

(b) All current leases and subleases of real property entered into by the Company or a Company Subsidiary are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or any Company Subsidiary or, to the knowledge of the Company, by the other party to such lease or sublease, or person in the chain of title to such leased premises, except, in each case, as would not reasonably be expected to have a Company Material Adverse Effect. There are no contractual or legal restrictions that preclude or restrict the ability to use any real property leased or subleased by the Company or any Company Subsidiary for the purposes for which it is currently being used, other than restrictions that would not reasonably be expected to have a Company Material Adverse Effect. There are no material latent defects or material adverse physical conditions affecting the real property, and improvements thereon, leased by the Company or any Company Subsidiary other than those that would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.13 Intellectual Property.  Except as would not reasonably be expected to have a Company Material Adverse Effect: (a) the Company and the Company Subsidiaries either own or have the right to use all Intellectual Property necessary for the conduct of its business; which as currently conducted does not infringe upon or misappropriate the Intellectual Property rights or other proprietary rights, including rights of privacy, publicity and endorsement, of any third party; (b) neither the Company nor any Company Subsidiary has received written notice of any claim that the conduct of the business of the Company and the Company Subsidiaries as currently conducted infringes upon or misappropriates the Intellectual Property rights of any third party; (c) to the knowledge of the Company, no third party is currently infringing or misappropriating Intellectual Property owned by the Company or any Company Subsidiary and (d) there are no pending, or to the knowledge of the Company, threatened Actions by any person challenging the validity or enforceability of, or the use or ownership by the Company or any Company Subsidiary, of any Intellectual Property owned by the Company or any Company Subsidiary.

Section 3.14 Taxes.

(a) (i) The Company and each Company Subsidiary have timely filed (taking into account any extension of time within which to file) all material federal, state and foreign income and franchise tax returns (“Tax Returns”) required to be filed by them and have paid and discharged all material Taxes shown as due thereon, other than such payments as are being contested in good faith by appropriate proceedings; (ii) all such Tax Returns are true, accurate and complete in all material respects; (iii) no Governmental Authority is now asserting or, to the knowledge of the Company, threatening to assert against the Company or any Company Subsidiary any deficiency or claim for any material amount of Taxes or interest thereon or penalties in connection therewith; (iv) there are no pending or, to the knowledge of the Company, threatened Actions for the assessment or collection of material Taxes against the Company or any Company Subsidiary; (v) the Company and the Company Subsidiaries have each properly and timely withheld, collected and deposited all material Taxes that are required to be withheld, collected and deposited under applicable Law; and (vi) neither the Company nor any Company Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any material amount of Tax.

(b) Except as would not reasonably be expected to have a Company Material Adverse Effect, the consummation of the Transactions will not give rise to Taxes of the Company or any Company Subsidiary (including transfer Taxes).

Section 3.15 Material Contracts.

(a) Except for (i) this Agreement (and the Contracts contemplated to be entered into hereunder by the Company), (ii) contracts, arrangements or understandings to which the Company or any Company Subsidiary is a party as of the date of this Agreement (the “Contracts”) filed as exhibits to the Company SEC Reports or (iii) as set forth in Section 3.15(a) of the Company Disclosure Letter (such Contracts collectively, the “Material Contracts”), as of the date of this Agreement, none of the Company or any Company Subsidiary is a party to or bound by:

(i) any Contract that is required to be filed by the Company pursuant to Item 15 of Form 10-K under the Exchange Act;

(ii) any Contract relating to any credit, loan or facility arrangement, guarantee or Indebtedness (whether or not incurred, assumed, guaranteed or secured by any asset of the Company or any Company Subsidiary) of more than US$2,000,000 for each such Contract individually, other than any Indebtedness between or among any of the Company and any Company Subsidiary;

(iii) any joint venture Contract, strategic cooperation or partnership arrangements, or other agreement involving a sharing of profits, losses, costs or liabilities by the Company or any Company Subsidiary with any Third Party, in each case that is material to the business of the Company and the Company Subsidiaries taken as a whole;

(iv) all Contracts relating to the purchase or sale of any Shares or other securities of the Company or any Company Subsidiary that has a fair market value or purchase price of more than US$1,000,000 under which there are material rights or obligations outstanding;

(v) any Contract that limits, or purports to limit, the ability of the Company or any Company Subsidiary to compete in any material line of business or with any person or entity or in any geographic area or during any period of time;

(vi) any Contract prohibiting the payment of dividends or distributions in respect of the capital stock of the Company or any of its wholly owned Company Subsidiaries, prohibits the pledging of the capital stock of the Company or any wholly owned Company Subsidiary or prohibits the issuance of any guaranty by the Company or any wholly owned Company Subsidiary;

(vii) any Contract providing for any indemnification, earn-out, installment or other contingent obligations or similar payments that is still in effect and could reasonably be expected to result in payment of more than US$250,000, to or from the Company or any Company Subsidiary, by or to any Third Party;

(viii) any Contract providing for the acquisition from another person or disposition to another person, directly or indirectly (by merger, license or otherwise), of assets or capital stock or other equity interests of another person for aggregate consideration under such Contract (or series of related Contracts) in excess of US$5,000,000;

(ix) any Contract that are license agreements material to the business of the Company and the Company Subsidiaries, taken as a whole, pursuant to which the Company or any of the Company

Subsidiaries licenses in Intellectual Property or licenses out Intellectual Property owned by the Company or such Company Subsidiary or Company Subsidiaries (other than license agreements for commercially available software on standard terms or non-exclusive licenses granted in the ordinary course of business); and

(x) any Contract providing for any change of control or similar payments to a third party in excess of US$1,000,000.

(b) Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) each Material Contract is valid and binding on the Company or a Company Subsidiary and in full force and effect, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights, and to general equity principles; (ii) as of the date of this Agreement, to the knowledge of the Company, no other party is in material breach or violation of, or default under, any Material Contract; (iii) the Company and the Company Subsidiaries have not received any written claim of material default under any such Material Contract and, to the knowledge of the Company, no fact or event exists that could give rise to any claim of material default under any Material Contract; and (iv) the Company has not received, as of the date of this Agreement, any notice in writing from any person that such person intends to terminate any Material Contract.

Section 3.16 Insurance.  Except as would not reasonably be expected to have a Company Material Adverse Effect, (a) all insurance policies of the Company and the Company Subsidiaries are in full force and effect, (b) the Company and the Company Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as management has determined to be prudent in accordance with industry practice in the PRC for companies engaged in businesses similar to that of the Company and the Company Subsidiaries (taking into account the cost and availability of such insurance), including, but not limited to, directors and officers insurance, (c) neither the Company nor any Company Subsidiary is in breach or default of or has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default of, or permit the termination or modification of, any such insurance policies, and (d) neither the Company nor any Company Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

Section 3.17 Anti-Takeover Provisions.  The Company is not party to a stockholder rights agreement, “poison pill” or similar agreement or plan. None of the requirements or restrictions of (a) the Nevada “combinations with interested stockholders” statutes, NRS 78.411 through 78.444, inclusive, or (b) the Nevada “acquisition of controlling interest” statutes, NRS 78.378 through 78.3793, inclusive (each, a “Takeover Statute” and together, the “Takeover Statutes”) would apply to prevent the consummation of any of the transactions contemplated by this Agreement, including the Merger. The Company Board has adopted such resolutions as are necessary so that the Takeover Statutes are rendered inapplicable to the Merger or any of the other Transactions.

Section 3.18 Environmental Matters.  Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company and each of the Company Subsidiaries are in compliance with all applicable Environmental Laws, and possess and are in compliance with all applicable Environmental Permits necessary to operate the business as presently operated, (ii) to the knowledge of the Company, there have been no releases of Hazardous Materials at or on any property owned or operated by the Company or any Company Subsidiary, (iii) neither the Company nor any Company Subsidiary has received from a Governmental Authority a request for information pursuant to Section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar state or foreign statute, or any written notification alleging that it is liable for any release or threatened release of Hazardous Materials at any location, except with respect to any such notification or request for information concerning any such release or threatened release, to the extent such matter has been resolved with the appropriate foreign, federal, state or local regulatory authority or otherwise, and (iv) neither the Company nor any Company Subsidiary has received any written claim or complaint, or is presently subject to any Action, relating to non-compliance with

Environmental Laws or any other liabilities pursuant to Environmental Laws, and to the knowledge of the Company, no such matter has been threatened in writing.

Section 3.19 Company Information.  None of the information supplied or to be supplied by or on behalf of the Company or any Company Subsidiaries for inclusion or incorporation by reference in (a) Schedule 13E-3 will, at the time such document is filed with the SEC, or at any time such document is amended or supplemented, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make statements therein, in light of the circumstances under which they are made, not misleading, or (b) the Proxy Statement will, at the date it is first mailed to the Stockholders or at the time of the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

Section 3.20 Brokers.  Except for the Financial Advisor, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

Section 3.21 No Additional Representations or Warranties.  Except for the representations and warranties expressly contained in this Article III, each of Holdco, Parent and Merger Sub acknowledges that neither the Company nor any other person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company, any Company Subsidiary or their respective business, operations, condition (financial or otherwise) or any other matter or with respect to any other information provided to Holdco, Parent, Merger Sub or any of their respective affiliates or Representatives, and that any such other representations and warranties are expressly disclaimed.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF HOLDCO, PARENT AND MERGER SUB

Except as set forth in the Parent Disclosure Letter (it being understood that any matter disclosed in any section of the Parent Disclosure Letter will be deemed to be disclosed in any other section of the Parent Disclosure Letter to the extent that it is reasonably apparent from the face of such disclosure that is applicable to such other section), Holdco, Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

Section 4.01 Corporate Organization; Capitalization.

(a) Each of Holdco, Parent and Merger Sub is a legal corporation duly incorporated, validly existing and in good standing (to the extent the relevant jurisdiction recognizes such concept of good standing) under the laws of the jurisdiction in which it is incorporated, has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and (c) is duly qualified or licensed to do business, and is in good standing (to the extent the relevant jurisdiction recognizes such concept of good standing), in each jurisdiction where the character of the properties and assets owned, leased, operated or used by it or the nature of the business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, prevent or materially impede, interfere with, hinder or delay consummation of any of the Transactions by Holdco, Parent or Merger Sub or otherwise be materially adverse to the ability of Holdco, Parent or Merger Sub to perform their obligations under this Agreement.

(b) Parent has previously furnished to the Company a true and complete copy of the memorandum and articles of association of Holdco and Parent and the articles of incorporation and bylaws of Merger Sub, each as amended or modified to date, as in effect as of the date of this Agreement. Such memorandum and articles of association, articles of incorporation and bylaws are in full force and effect as of the date hereof. None of Holdco, Parent and Merger Sub is in violation of any provision of its memorandum and articles of association, with respect to Holdco and Parent, or articles of incorporation or bylaws, with respect to Merger Sub, in any material respect.

(c) Parent was formed solely for the purpose of engaging in the Transactions and has not conducted any business prior to the date of this Agreement and, prior to the Effective Time, will not have engaged in any business activities or conducted any operations and will have no assets, liabilities or obligations of any nature, other than pursuant to this Agreement, the Financing Commitments, the Contribution Agreement and the Voting Agreement.

(d) As the date of this Agreement, (i) Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub free and clear of all Liens; and (ii) Holdco owns beneficially and of record all of the outstanding capital stock of Parent free and clear of all Liens. As of the Effective Time, (A) the Rollover Holders will be the beneficial owners of 100% of the issued and outstanding capital stock of Holdco and (B) Holdco will own all of the issued and outstanding capital stock of Parent.

Section 4.02 Authority Relative to This Agreement.  Each of Holdco, Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Holdco, Parent and Merger Sub and the consummation by Holdco, Parent and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Holdco, Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than the filings, notifications and other obligations and actions described in Section 4.03(b)). This Agreement has been duly and validly executed and delivered by Holdco, Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Holdco, Parent and Merger Sub, enforceable against each of Holdco, Parent and Merger Sub in accordance with its terms, except (i) as limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

Section 4.03 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Holdco, Parent and Merger Sub do not, and the performance of this Agreement by Holdco, Parent and Merger Sub will not, (i) conflict with or violate the memorandum and articles of association (or equivalent organizational documents) of Holdco, Parent or Merger Sub, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.03(b) have been obtained and all filings and obligations described in Section 4.03(b) have been made, conflict with or violate any Law applicable to Holdco, Parent or Merger Sub or by which any property or asset of either of them is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Holdco, Parent or Merger Sub pursuant to, any Contract or obligation to which Holdco, Parent or Merger Sub is a party or by which Holdco, Parent or Merger Sub or any property or asset of either of them is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent or materially impede, interfere with, hinder or delay consummation of any of the Transactions by Holdco, Parent or Merger Sub or otherwise be materially adverse to the ability of Holdco, Parent and Merger Sub to perform their obligations under this Agreement.

(b) The execution and delivery of this Agreement by Holdco, Parent and Merger Sub do not, and the performance of this Agreement by Holdco, Parent and Merger Sub and the consummation by Holdco, Parent and Merger Sub of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for compliance with the applicable requirements of Section 13 of the Exchange Act and the rules and regulations promulgated thereunder, (ii) for compliance with the rules and regulations of NASDAQ, (iii) for the filing of the Articles of Merger and related documentation with the Nevada Secretary of State pursuant to the NRS,

(iv) for approval by, and filings and registrations and other requisite formalities with, SAFE with respect to the Debt Financing and (v) where the failure to obtain or make, as applicable, any such consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority would not be expected to, individually or in the aggregate, prevent or materially impede, interfere with, hinder or delay consummation of any of the Transactions by Holdco, Parent or Merger Sub or otherwise be materially adverse to the ability of Holdco, Parent or Merger Sub to perform their obligations under this Agreement.

Section 4.04 Financing; Equity Rollover.

(a) Parent has delivered to the Company true and complete copies of (i) an executed facility agreement, dated as of September 23, 2013 between Parent and China Development Bank Corporation (the “Lender”) (as the same may be amended or modified pursuant to Section 6.07, the “Loan Agreement”), pursuant to which the Lender has agreed, subject to the terms and conditions thereof, to provide the term loan described therein in connection with the Transactions (the “Senior Debt Financing”), and an executed note purchase agreement, dated as of September 23, 2013 among Holdco, Lead Rich International Limited (the “Sponsor”) and Mr. Zishen Wu (solely with respect to Sections 9.3, 9.12 and 11.13 thereof) (the “Note Purchase Agreement”), pursuant to which the Sponsor has agreed, subject to the terms and conditions thereof, to purchase the notes described therein in connection with the Transactions (the “Mezzanine Debt Financing”, and together with the Senior Debt Financing, the “Debt Financing”), (ii) an executed equity commitment letter from the Sponsor (the “Sponsor Equity Commitment Letter”), pursuant to which the Sponsor has committed to purchase, or cause the purchase of, for cash, subject to the terms and conditions in the Sponsor Equity Commitment Letter, equity securities of Holdco, the sole shareholder of Parent, in the aggregate amount set forth therein (the “Sponsor Equity Financing”), (iii) an executed equity commitment letter from Mr. Zishen Wu (the “CEO Equity Commitment Letter” and, together with the Sponsor Equity Commitment Letter, the “Equity Commitment Letters”), pursuant to which Mr. Wu has committed to purchase, or cause the purchase of, for cash, subject to the terms and conditions in the CEO Equity Commitment Letter, indirect equity interests of Holdco, the sole shareholder of Parent, in the aggregate amount set forth therein (the “CEO Equity Financing” and, together with the Sponsor Equity Financing, the “Equity Financing”), (iv) an executed escrow agreement, dated as of September 23, 2013, among MSPEA, the Sponsor and The Hongkong and Shanghai Banking Corporation (the “Escrow Agreement”) and (v) the Contribution Agreement (together with the Loan Agreement, the Note Purchase Agreement, the Equity Commitment Letters and the Escrow Agreement, the “Financing Commitments”), pursuant to which, subject to the terms and conditions therein, the Rollover Holders (other than Holdco) have committed to contribute to Parent, immediately prior to the Effective Time, the number of Shares set forth therein and to consummate the Transactions, in consideration of equity securities of Holdco and Holdco has committed to contribute to Parent, immediately prior to the Effective Time, Shares held by Holdco (together with the Debt Financing and the Equity Financing, the “Financing”). The Equity Commitment Letters provide that the Company is a third-party beneficiary thereof.

(b) As of the date hereof, (i) the Financing Commitments are in full force and effect and are the valid and binding obligations of Parent and the other parties thereto, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights, and to general equity principles, (ii) none of the Financing Commitments has been amended or modified prior to the date of this Agreement and no such amendment or modification is contemplated and (iii) the respective commitments contained in the Financing Commitments have not been withdrawn or rescinded in any respect, provided, that Parent and Merger Sub may replace, amend or supplement the Financing Commitments to the extent permitted by Section 6.07. Assuming (A) the Financing is funded in accordance with the Financing Commitments, and (B) the satisfaction or waiver of the conditions to the obligation of Holdco, Parent and Merger Sub to consummate the Merger as set forth in Sections 7.01 and 7.02, as of the date hereof, the aggregate proceeds contemplated by the Debt Financing and the Equity Financing will be sufficient for Merger Sub and the Surviving Corporation to pay (1) the aggregate Merger Consideration, and (2) any other amounts required to be paid in connection with the consummation of the Transactions upon the terms and conditions contemplated hereby and all related fees and expenses associated therewith. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach under the Financing Commitments on the part of Parent or Merger Sub or, to the knowledge of Parent or Merger Sub, any other party thereto or that would otherwise excuse or permit the Lender, the Sponsor or the Rollover Holders to refuse to fund their respective obligations under the Financing Commitments to which each is a party. Subject to the satisfaction of the conditions set forth in Sections 7.01 and 7.02, Parent has no reason to believe that any of the conditions in the Financing Commitments will not be satisfied on or prior to the Closing Date. The Financing Commitments contain all of the conditions precedent to the obligations of the parties thereunder to make the Financing available to Parent or Merger Sub on the terms and conditions therein.

(c) There are no side letters or other agreements to which Holdco, Parent, Merger Sub, MSPEA, Mr. Zishen Wu, the Sponsor or any of their respective Affiliates, is a party related to the funding, investing or contribution, as applicable, of the full amount of (i) the Equity Financing other than as expressly set forth in the Equity Commitment Letters, (ii) the contribution other than as expressly set forth in the Contribution Agreement and (iii) the Debt Financing other than as expressly set forth in the Loan Agreement and the Note Purchase Agreement. Parent has fully paid any and all commitment fees or other fees in connection with the Financing Commitments that are payable on or prior to the date hereof.

Section 4.05 Litigation.  Except as set forth in Section 3.10 of the Company Disclosure Letter, as of the date hereof, (i) there are no Actions pending or, to the knowledge of Holdco, Parent or Merger Sub, threatened against Holdco, Parent, Merger Sub or any of their respective subsidiaries, other than any such Action that would not, individually or in the aggregate, prevent or materially delay the consummation of the Transactions by Holdco, Parent or Merger Sub, and (ii) none of Holdco, Parent or Merger Sub or any of their subsidiaries is subject to the provisions of any Law which would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the Transactions by Holdco, Parent or Merger Sub or otherwise be materially adverse to the ability of Holdco, Parent or Merger Sub to perform their obligations under this Agreement.

Section 4.06 Parent Information.  None of the information supplied or to be supplied in writing to the Company by or on behalf of Holdco, Parent or Merger Sub or any of its subsidiaries specifically for inclusion in (a) Schedule 13E-3 will, at the time such document is filed with the SEC, or at any time such document is amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (b) the Proxy Statement will, at the date it is first mailed to the Stockholders and at the time of the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, none of Holdco, Parent or Merger Sub makes any representation with respect to information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Schedule 13E-3 or the Proxy Statement.

Section 4.07 Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Holdco, Parent or Merger Sub.

Section 4.08 Ownership of Securities.  Other than the Rollover Shares and Shares and other securities of the Company held by Affiliates of MSPEA as an asset manager on behalf of other beneficiary owners, as of the date of this Agreement, none of Holdco, Parent, Merger Sub, MSPEA, Mr. Zishen Wu, the Sponsor, or any of their Affiliates, beneficially own (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any Shares or other securities of, or any other economic interest in, the Company or the Company Subsidiaries or any options, warrants or other rights to acquire or vote the Shares or other securities of the Company or the Company Subsidiaries.

Section 4.09 Operations of Merger Sub.  Merger Sub was formed solely for the purpose of engaging in the Transactions, and has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and capitalization or pursuant to this Agreement or in connection with the Merger and the other Transactions. Merger Sub does not have any subsidiaries.

Section 4.10 Vote/Approval Required.  No vote or consent of the holders of any class or series of capital stock of Holdco or Parent is necessary to approve this Agreement or the Transactions, including the Merger. The vote or consent of Parent, as the sole stockholder of Merger Sub (which has occurred prior to the Effective Time) is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement and the Transactions, including the Merger.

Section 4.11 Solvency.  Immediately following the Effective Time and after giving effect to the Merger and taking into account the financing and related transaction costs necessary in order to consummate the Merger, Holdco, Parent, the Surviving Corporation and each of its subsidiaries will not (a) be insolvent (either because their respective financial conditions are such that the sum of their debts is greater than the fair market value of their assets or because the fair saleable value of their assets is less than the amount required to pay their probable liability on their existing debts as such debts mature); (b) have unreasonably small capital with which to engage in the business of the Company as conducted immediately prior to the consummation of the Merger; or (c) have incurred debts beyond their ability to pay such debts as such debts become due, taking into account the timing of and amounts of cash to be received by them and the timing of and amounts of cash to be payable on or in respect of their respective indebtedness, in each case after giving effect to the transactions contemplated by this Agreement.

Section 4.12 Limited Guarantee.  Concurrently with the execution of the Agreement, the Guarantors have delivered to the Company a duly executed Limited Guarantee. The Limited Guarantee is in full force and effect and is a valid and binding obligation of each Guarantor, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights, and to general equity principles, and no event has occurred, which with or without notice, lapse of time or both, would constitute a default on the part of the Guarantor under the Limited Guarantee.

Section 4.13 Voting Agreement.  Concurrently with the execution and delivery of this Agreement, the Rollover Holders have delivered to the Company the Voting Agreement. The Voting Agreement is and shall be in full force and effect and is and shall remain the valid, binding and enforceable obligation of the Rollover Holders, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights, and to general equity principles. The Voting Agreement has not been and will not be amended or modified.

Section 4.14 Certain Arrangements.  Other than the Buyer Group Contracts (as defined below), there are no Contracts (whether oral or written) (a) between Holdco, Parent, Merger Sub, any of their Affiliates (excluding the Company and its Subsidiaries), MSPEA or the Sponsor, on the one hand, and any member of the Company’s management, directors, officers, employees or stockholders, on the other hand, that relate in any way to the Shares or other securities of the Company, (b) pursuant to which any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration in connection with the Transactions, (c) pursuant to which any stockholder of the Company has agreed to vote to approve this Agreement or the Merger or has agreed to vote against any Competing Transaction or (d) pursuant to which any person has agreed to provide, directly or indirectly, equity capital to Holdco, Parent, Merger Sub or the Company to finance in whole or in part the Merger.

Section 4.15 Buyer Group Contracts.  Parent has delivered to the Company true and complete copies of (a) the Contribution Agreement, (b) the Voting Agreement, (c) the Limited Guarantee, (d) the Financing Commitments, and (e) that certain interim investor agreement by and among Mr. Zishen Wu, Ms. Xingmei Zhong, Full Alliance, MSPEA and the Sponsor dated as of the date hereof (collectively, the “Buyer Group Contracts”), including all amendments thereto or modifications thereof. Other than the Buyer Group Contracts and any agreement relating to the ownership, business and operations of the Surviving Corporation after the Effective Time, there are no side letters or other oral or written Contracts relating to the transactions contemplated by this Agreement between two or more of the following persons: each of the Rollover Holders, Holdco, Parent, Merger Sub, the Guarantors and any of their respective Affiliates.

Section 4.16 Anti-Takeover Provisions.  Assuming the accuracy of the Company’s representations and warranties in Section 3.03, neither Parent nor Merger Sub has any reason to believe that any of the requirements or restrictions of the Takeover Statutes would apply to prevent the consummation of any of the Transactions, including the Merger.

Section 4.17 Non-Reliance.

(a) In entering into this Agreement, each of Holdco, Parent and Merger Sub acknowledges that it has not relied on any statements, representations or opinions of any of the Company, its Affiliates or their respective Representatives (except for the representations and warranties of the Company set forth in Article III).

(b) The Company has made available to Holdco, Parent and Merger Sub, and may continue to make available, certain estimates, projections and other forecasts for the business of the Company and its Subsidiaries and certain plan and budget information. Each of Holdco, Parent and Merger Sub acknowledges that these estimates, projections, forecasts, plans and budgets and the assumptions on which they are based were prepared for specific purposes and may vary significantly from each other. Further, each of Holdco, Parent and Merger Sub acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, plans and budgets, that Holdco, Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans and budgets), and that none of Holdco, Parent and Merger Sub is relying on any estimates, projections, forecasts, plans or budgets furnished by the Company, its Subsidiaries or their respective Affiliates and Representatives, and none of Holdco, Parent and Merger Sub shall, and shall cause its Affiliates and their respective Representatives not to, hold any such person liable with respect thereto, other than fraud in connection therewith.

Section 4.18 No Additional Representations or Warranties.  Except for the representations and warranties expressly contained in this Article IV, the Company acknowledges that none of Holdco, Parent, Merger Sub or any other person on behalf of Holdco, Parent or Merger Sub makes any other express or implied representation or warranty with respect to Holdco, Parent or Merger Sub or any other matter or with respect to any other information provided to the Company, and that any such other representations and warranties are expressly disclaimed.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER

Section 5.01 Conduct of Business by the Company Pending the Merger.  The Company agrees that, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Article VIII, except as required by applicable Law, as set forth in Section 5.01 of the Company Disclosure Letter or as expressly contemplated by any other provision of this Agreement, unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), (i) the businesses of the Company and the Company Subsidiaries shall be conducted in the ordinary course of business and in a manner consistent with past practice in all material aspects; and (ii) the Company shall use its commercially reasonable efforts to preserve substantially intact the business organization of the Company and the Company Subsidiaries, to keep available the services of the current officers and key employees of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with Governmental Authorities, customers, suppliers and other persons with which the Company or any Company Subsidiary has business relations that are material to the Company and the Company Subsidiaries, taken as a whole. Further, except as required by applicable Law, as set forth in Section 5.01 of the Company Disclosure Letter or as expressly contemplated or permitted by any other provision of this Agreement, neither the Company nor any Company Subsidiary shall, between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement in accordance with Article VIII, directly or indirectly, do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned, or delayed):

(a) amend or otherwise change its articles of incorporation, bylaws or equivalent organizational documents;

(b) issue, sell, transfer, lease, sublease, license, pledge, dispose of, grant or encumber, or authorize the issuance, sale, transfer, lease, sublease, license, pledge, disposition, grant or encumbrance of, (i) any shares of any class of shares of the Company or any Company Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary other than the issuances of shares by a Company Subsidiary to the Company or another Company Subsidiary, or (ii) any property or assets (whether real, personal or mixed, and including leasehold interests and intangible property) of the Company or any Company Subsidiary having a current value in excess of US$2,000,000, except in the ordinary course of business and in a manner consistent with past practice or pursuant to existing Contracts;

(c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its shares, or split, combine or reclassify any of its shares, other than dividends paid by a wholly owned Company Subsidiary to its parent or another Company Subsidiary in a manner that would not have an adverse effect on the availability of the Debt Financing;

(d) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its shares, or any options, warrants, convertible securities or other rights exchangeable into or convertible or exercisable for any of its shares;

(e) effect or commence any liquidation, dissolution, scheme of arrangement, merger, consolidation, amalgamation, restructuring, reorganization or similar transaction involving the Company or any Company Subsidiary, or create any new Company Subsidiaries, other than the merger, consolidation, amalgamation or other combination of any wholly-owned Company Subsidiary with any other wholly-owned Company Subsidiary;

(f) enter into, or propose to enter into, any transaction involving any earn-out, installment or similar payment to or from the Company or any Company Subsidiary, by or to any Third Party, other than payments in connection with purchases of vehicles, plant, equipment, supplies or computers in the ordinary course of business consistent with past practice;

(g) (i) acquire (including, without limitation, by merger, consolidation, scheme of arrangement, amalgamation or acquisition of stock or assets or any other business combination) or make any capital contribution or investment in any corporation, partnership, other business organization or any division thereof or acquire any material assets, other than purchases of inventory and other assets in the ordinary course of business or pursuant to existing Contracts; (ii) incur, assume, alter, amend or modify any Indebtedness in excess of US$1,000,000 in the aggregate, or guarantee such Indebtedness, or issue any debt securities or make any loans or advances in excess of US$1,000,000 individually or US$2,000,000 in the aggregate, other than Indebtedness owed by any of the wholly-owned Subsidiaries of the Company to the Company or to another wholly owned Subsidiary of the Company; or (iii) create or grant any Lien on any material assets of the Company or any Company Subsidiary other than Permitted Liens; or (iv) authorize, or make any commitment with respect to, any single capital expenditure that are not budgeted in the Company’s current plan approved by the Company Board which is in excess of US$1,000,000 or capital expenditures which are, in the aggregate, in excess of US$2,000,000 for the Company and the Company Subsidiaries taken as a whole, other than expenditures necessary to maintain existing assets in good repair, consistent with past practice;

(h) except as otherwise required by applicable Law or any Contract in effect as of the date of this Agreement and disclosed to Parent prior to the date hereof, (A) enter into any new employment or compensatory agreements, or amend or terminate any such agreements (including any Company Employee Agreement), with any director, officer, employee or consultant of the Company or any Company Subsidiary (other than the hiring or termination of employees or consultants below officer level with annual compensation of less than US$100,000 (or its RMB equivalent)), (B) grant or provide any severance or termination payments or benefits to any director, officer or employee of the Company or any Company Subsidiary, (C) materially increase the compensation, bonus or pension, welfare, severance or other benefits of, pay any bonus to, or make any new equity awards to any director, officer or employee of the Company or any Company Subsidiary, (D) establish, adopt, amend or terminate any Company Employee Plan, (E) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under the Company Employee Plan or Company Employee Agreement, to the extent not already required in any such plan or contemplated by this Agreement (F) materially change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Employee Plan or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP, or (G) forgive any loans to directors, officers or employees of the Company or any Company Subsidiary;

(i) make any material changes with respect to any financial accounting policies, methods or procedures materially affecting the reported consolidated assets, liabilities or results of operations of the Company and the Company Subsidiaries, except as required by changes in statutory or regulatory accounting rules, GAAP or Law;

(j) pay, discharge or satisfy any debt in excess of US$1,000,000, other than the payment, discharge or satisfaction of such debt as they become due in the ordinary course of business and consistent with past practice;

(k) enter into, materially amend, or modify or consent to the termination of any Material Contract (or any Contract that would be a Material Contract if such Contract had been entered into prior to the date hereof), or amend, waive, modify or consent to the termination of the Company’s or any Company Subsidiary’s material rights thereunder;

(l) enter into any Contract between the Company or any Company Subsidiary, on the one hand, and any of their respective Affiliates, officers, directors or employees, on the other hand, other than reasonable expense reimbursement to Company Personnel in the ordinary course of business and consistent with past practice;

(m) terminate or cancel, let lapse, or amend or modify in any material respect, other than renewals in the ordinary course of business, any material insurance policies maintained by it which are not promptly replaced by a comparable amount of insurance coverage;

(n) commence or settle any material Action (in the case of any settlement, other than settlements (i) in the ordinary course of business and consistent with past practice, (ii) requiring the Company and the Company Subsidiaries to pay monetary damages not exceeding US$250,000 individually and US$1,000,000 in the aggregate, and (iii) not involving the admission of any wrongdoing by the Company or any Company Subsidiary);

(o) engage in the conduct of any new line of business material to the Company and the Company Subsidiaries, taken as a whole;

(p) make, revoke or change any material Tax election, materially amend any Tax return or waive any statute of limitations with respect to any material Tax claim or assessment, enter into any material closing agreement with respect to Taxes, surrender any right to claim a material refund of Taxes, or settle or finally resolve any material controversy with respect to Taxes, or materially change any method of Tax accounting; or

(q) agree, authorize or enter into any agreement or otherwise make a commitment, to do any of the foregoing.

Section 5.02 Conduct of Business by Holdco, Parent and Merger Sub Pending the Merger.  Each of Holdco, Parent and Merger Sub agrees that, from the date hereof to the Effective Time, it shall not take any action or fail to take any action which would, individually or in the aggregate, prevent, materially delay or materially impede the ability of Holdco, Parent or Merger Sub to consummate the Merger or the other transactions contemplated by this Agreement in accordance with the terms of this Agreement.

Section 5.03 No Control of Other Party’s Business.  Except as expressly provided in the Agreement, nothing contained in this Agreement is intended to give Holdco, Parent or Merger Sub, directly or indirectly, the right to control the Company’s or the Company Subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement is intended to give the Company, directly or indirectly, the right to control or direct Holdco’s, Parent’s or Merger Sub’s operations. Prior to the Effective Time, each of Holdco, Parent, Merger Sub and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its subsidiaries’ respective operations.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.01 Proxy Statement and Schedule 13E-3.  As promptly as reasonably practicable following the date hereof, the Company, with the assistance of Holdco, Parent and Merger Sub, shall prepare and cause to be filed with the SEC a proxy statement relating to the approval of this Agreement by the Stockholders (such proxy statement, as amended or supplemented, being referred to herein as the “Proxy Statement”). Concurrently with the preparation of the Proxy Statement, the Company, Holdco, Parent and Merger Sub shall jointly prepare and cause to be filed a Schedule 13E-3 with the SEC. Each of the Company, Holdco, Parent and Merger Sub shall use its commercially reasonable efforts so that the Schedule 13E-3 will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Each of the Company, Holdco, Parent and Merger Sub shall use its commercially reasonable efforts to (i) respond as promptly as reasonably practicable to any comments received from the staff of the SEC with respect to such filings of the Proxy Statement and the Schedule 13E-3, (ii) as promptly as reasonably practicable prepare and file any amendments or supplements necessary to be filed in response to any such comments or as required by Law, (iii) have cleared by the staff of the SEC the Proxy Statement and the Schedule 13E-3 (and with respect to the Proxy Statement, the Company will thereafter mail to the Stockholders as promptly as reasonably practicable, the Proxy Statement and all other required proxy or other material for meetings such as the Stockholders’ Meeting) and (iv) to the extent required by applicable Law, as promptly as reasonably practicable prepare, file and distribute to the Stockholders any supplement or amendment to the Proxy Statement or Schedule 13E-3 if any event shall occur which requires such action at any time prior to the Stockholders’ Meeting. Each of Holdco, Parent and Merger Sub shall promptly furnish all information concerning it to the Company as may be reasonably requested in connection with, and cooperate with the Company in, the preparation, filing and distribution of the Proxy Statement and the Schedule 13E-3. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and Schedule 13E-3 and shall promptly provide Parent with copies of all written correspondence between it and its representatives, on the one hand, and the SEC and its staff, on the other hand. Parent shall promptly provide to the Company with copies of all written correspondence between it and its representatives, on the one hand, and the SEC and its staff, on the other hand. Prior to filing or mailing of the Proxy Statement and Schedule 13E-3 (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent an opportunity to review and comment on such document or response and (ii) shall consider in good faith all comments reasonably proposed by Parent. If at any time prior to the Stockholders’ Meeting, any information relating to the Company, Holdco, Parent, Merger Sub or any of their respective Affiliates, officers or directors is discovered by the Company, Merger Sub, Holdco, or Parent which should be set forth in an amendment or supplement to the Proxy Statement and Schedule 13E-3 so that the Proxy Statement and Schedule 13E-3 shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the Stockholders.

Section 6.02 Company Stockholders’ Meeting.

(a) The Company shall, as promptly as reasonably practicable after the SEC confirms that it has no further comments on the Schedule 13E 3 and the Proxy Statement, (i) mail or cause to be mailed the Proxy Statement to the Stockholders, as of the record date established for the stockholders’ meeting; provided, that the Company shall not be required to mail the Proxy Statement on or before the Go-Shop Period End Date, and (ii) duly convene and cause to occur the stockholders’ meeting (the “Stockholders’ Meeting”) for the purpose of voting upon the approval of this Agreement; provided, that the Company may postpone or adjourn the Stockholders’ Meeting, (A) with the consent of Parent, (B) if at the time the Stockholders’ Meeting proceeds to business there are insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Stockholders’ Meeting, or (C) to allow reasonable time for the filing and mailing of any supplemental or amended disclosure which the Company Board has determined in good faith after consultation with outside counsel is necessary under applicable Laws and for such supplemental or amended disclosure to be disseminated and reviewed by the Stockholders prior to the Stockholders’ Meeting. Notwithstanding anything to the contrary in this Agreement, in the event that subsequent to the date hereof, the Company Board makes a Change in the Company Recommendation pursuant to Section 6.04(e) and/or authorizes the Company to terminate this Agreement pursuant to Section 8.03(c) or 8.03(d), the Company shall not be required to convene or hold the Stockholders’ Meeting or submit this Agreement to the Stockholders for approval.

(b) Subject to Section 6.04(e), the Company Board shall (i) recommend to Stockholders that they approve and adopt this Agreement, and shall include such recommendation in the Proxy Statement, and (ii) use its reasonable best efforts to solicit from its Stockholders proxies in favor of the approval of this Agreement and the Merger and to secure the Requisite Company Vote. Without limiting the generality of the foregoing sentence, the Company agrees that its obligations pursuant to this Section 6.02 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Competing Transaction if the Company Board shall not have made a Change in the Company Recommendation.

Section 6.03 Access to Information.

(a) From the date hereof until the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with Article VIII, and subject to applicable Law or the terms of any Contract to which the Company or any Company Subsidiary is subject (provided, that the Company shall use its reasonable best efforts to obtain any consent required under such Contract in order that it may comply with the terms of this Section 6.03(a)), upon reasonable advance notice from Parent, the Company and the Company Subsidiaries shall (i) provide to Parent (and Parent’s Representatives) reasonable access during normal business hours to the offices, properties, books, records and personnel of such party, (ii) to the extent not publicly available, furnish to Parent and its Representatives such existing financial and operating data and other existing information as such persons may reasonably request, and (iii) instruct its employees, legal counsel, financial advisors, auditors and other Representatives to reasonably cooperate with Parent and its Representatives in its investigation, provided, that the Company shall not be required to (A) take or allow actions that would unreasonably interfere with the operation of the business of the Company and the Company Subsidiaries, or (B) provide access to or furnish any information if doing so would violate any applicable Laws or where such access to information may involve the waiver of any privilege so long as the Company has taken all reasonable steps to permit inspection of or to disclose such information on a basis that does not compromise the Company’s or any Company Subsidiary’s privilege with respect thereto.

(b) All information obtained by the parties pursuant to this Section 6.03 shall be kept confidential in accordance with Section 9.13.

(c) No investigation pursuant to this Section 6.03 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

Section 6.04 Competing Transactions.

(a) Notwithstanding anything to the contrary set forth in this Agreement, from the date of this Agreement and continuing until 11:59 p.m. New York City time on the date which is forty (40) days after the date of this Agreement (the “Go-Shop Period End Date”), the Company and the Company Subsidiaries and their respective Representatives shall have the right (acting under the direction of the Special Committee) to directly or indirectly (i) initiate, solicit and encourage Competing Transactions, including by way of public disclosure and by way of providing access to non-public information to any person (each, a “Solicited Person”) pursuant to one or more Acceptable Confidentiality Agreements; provided, that the Company shall promptly (and in any event within forty-eight (48) hours) provide to Parent any information concerning the Company or the Company Subsidiaries that it has provided to any Solicited Person which was not previously provided to Parent; and (ii) enter into and maintain discussions or negotiations with respect to Competing Transactions or otherwise cooperate with, assist or participate in or facilitate any inquiries, proposals, discussions or negotiations that relate to a Competing Transaction. Within forty-eight (48) hours following the Go-Shop Period End Date, the Company shall notify Parent in writing of the material terms and conditions of any proposal or offers regarding a Competing Transaction (including any amendments or modifications thereof) received from any Excluded Party (as defined below) and the identity thereof. Except as otherwise expressly provided in Section 6.04(c), the Company shall (x) immediately cease any activities permitted by the preceding sentence and any discussions or negotiations with any person (other than Parent and any Excluded Party) that are ongoing as of the Go-Shop Period End Date and that relate, or may reasonably be expected to lead to, a Competing Transaction, and (y) promptly request each person (other than Parent and any Excluded Party) that has theretofore executed a standstill, confidentiality or similar agreement in connection with such person’s consideration of a Competing Transaction to return (or if permitted by the applicable agreement, destroy) all information required to be returned (or, if applicable, destroyed) by such person under the terms of the applicable agreement. Except as set forth in Section 6.04(c), immediately after the Go-Shop Period End Date until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article XIII, the Company agrees that neither it nor any Company Subsidiary shall, nor shall the Company or any Company Subsidiary authorize or permit any of their respective Representatives to, directly or indirectly, (A) solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any other action to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its Stockholders) that constitutes, or could reasonably be expected to lead to, any Competing Transaction, (B) enter into, maintain or continue discussions or negotiations with, or provide any nonpublic information to, any person or entity in furtherance of such inquiries or to obtain a proposal or offer for a Competing Transaction, (C) agree to, approve, endorse or recommend any Competing Transaction or enter into any letter of intent or Contract or commitment contemplating or otherwise relating to any Competing Transaction, or (D) authorize or permit any Representatives of the Company or any Company Subsidiary retained by or acting directly or indirectly under the direction of the Company or any Company Subsidiary, to take any action set forth in clauses (A) – (C) of this Section 6.04(a) or (E) release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party, other than to permit such third party to make a proposal or offer with respect to a Competing Transaction in accordance with this Section 6.04.

(b) Following the Go-Shop Period End Date, the Company shall notify Parent as promptly as reasonably practicable (and in any event within 48 hours after the Company has knowledge thereof), orally and in writing, of any proposal or offer, or any inquiry or contact with any person, regarding a Competing Transaction or that would reasonably be expected to lead to a Competing Transaction, specifying (i) the material terms and conditions thereof (including material amendments or proposed material amendments), (ii) the identity of the party making such proposal or offer or inquiry or contact, and (iii) whether the Company has any intention to provide confidential information to such person. The Company shall keep Parent informed, on a reasonably current basis (and in any event within 48 hours of the occurrence of any material changes, developments, discussions or negotiations) of the status and terms of any such proposal, offer, inquiry, contact or request and of any material changes in the status and terms of any such proposal, offer, inquiry, contact or request (including the material terms and conditions thereof). Without limiting the foregoing, the Company shall (A) promptly notify Parent orally and in writing if it determines to initiate actions concerning a proposal, offer, inquiry, contact or request, in each case as permitted by this Section 6.04, and (B) provide Parent with forty-eight (48) hours prior notice (or such lesser prior notice as is provided to the members of the Company Board or members of the Special Committee) of any meeting of the Company Board or Special Committee at which the Company Board or Special Committee, as applicable, is reasonably expected to consider any Competing Transaction.

(c) Notwithstanding anything to the contrary in this Section 6.04, at any time after the Go-Shop Period End Date and prior to the receipt of the Requisite Company Vote, (i) following receipt by the Company of a written inquiry, proposal or offer with respect to a Competing Transaction from any person, the Company and its Representatives may contact such person solely in order to (A) clarify and understand the terms and conditions of such inquiry, proposal or offer so as to determine whether it constitutes or could reasonably be expected to result in a Superior Proposal and (B) notify such person of the restrictions of this Section 6.04; and (ii) the Company may furnish information to, and enter into discussions or negotiations with, a person who has made a written, bona fide proposal or offer regarding a Competing Transaction (provided, that such bona fide proposal or offer shall not have been obtained in material violation of Section 6.04(a) and the Company shall have complied in all material respects with the requirements of Section 6.04(a) with respect to such proposal or offer), if the Special Committee, which shall have full, sole and exclusive authority to make such a decision, has (x) determined, in its good faith judgment (after consultation with its outside financial advisor and legal counsel), that such proposal or offer constitutes, or may reasonably be expected to result in, a Superior Proposal, (y) promptly provided written notice to Parent of its intent to furnish information or enter into discussions or negotiations with such person, and (z) obtained from such person an Acceptable Confidentiality Agreement; provided, that the Company shall promptly (and, in any event, within forty-eight (48) hours) make available to Parent any material information concerning the Company and the Company Subsidiaries that is provided to any such person and that was not previously made available to Parent or its Representatives. For the avoidance of doubt, after the Go-Shop Period End Date, the Company may continue to take any of the actions described in this Section 6.04(c) (subject to the limitations and obligations set forth herein) with respect to any bona fide written proposals or offers regarding a Competing Transaction submitted by a Solicited Person on or before the Go-Shop Period End Date if the Special Committee determines in good faith (after consultation with its outside financial advisor and legal counsel) that such proposal or offer regarding a Competing Transaction constitutes, or may reasonably be expected to result in, a Superior Proposal (each such Solicited Person, an “Excluded Party”); provided, that an Excluded Party shall cease to be an Excluded Party if the negotiation between the Company and such Solicited Person with respect to the Competing Transaction that resulted in such Solicited Person becoming an Excluded Party shall have been terminated.

(d) Except as set forth in Section 6.04(e), neither the Company Board nor the Special Committee shall (i) change, withhold, withdraw, qualify or modify, in a manner adverse to Holdco, Parent or Merger

Sub, or propose publicly to change, withhold, withdraw, qualify or modify, in a manner adverse to Holdco, Parent or Merger Sub, the Company Recommendation, (ii) take any action or make any recommendation or public statement in connection with a tender offer or exchange offer that constitutes a Competing Transaction other than a recommendation against such offer or a customary “stop, look and listen” communication by the Company Board pursuant to Rule 14d-9(f) of the Exchange Act or (iii) adopt, approve or recommend, or publicly propose to adopt, approve or recommend, any Competing Transaction (any of such actions under clauses (i), (ii) or (iii) being referred to as a “Change in the Company Recommendation”) or (iv) approve or recommend, or cause or permit the Company or any of the Company Subsidiaries to enter into any agreement, letter of intent, acquisition agreement, merger agreement or other similar definitive agreement relating to any Competing Transaction (an “Alternative Acquisition Agreement”).

(e) Notwithstanding the foregoing, if the Company Board determines, in its good faith judgment upon the recommendation of the Special Committee, prior to the time of the Stockholders’ Meeting and upon advice by outside financial advisor and legal counsel, (i) that failure to make a Change in the Company Recommendation would reasonably be expected to be inconsistent with its fiduciary obligations under applicable Law, the Company Board may, upon the recommendation of the Special Committee, make a Change in the Company Recommendation and/or authorize the Company to terminate this Agreement pursuant to Section 8.03(c); or (ii) that an offer or proposal regarding a Competing Transaction which did not result from a material breach of Section 6.04(a) constitutes a Superior Proposal, the Company Board may, upon recommendation of the Special Committee, make a Change in the Company Recommendation and/or authorize the Company to terminate this Agreement pursuant to Section 8.03(d) to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal if the Company concurrently (or prior to such termination) pays the Company Termination Fee in accordance with Section 8.06(a), but only if (x) after (A) providing at least five (5) Business Days’ written notice to Parent (a “6.04 Notice”) advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, identifying the person making such Superior Proposal and indicating that the Company Board intends to effect a Change in the Company Recommendation and/or authorize the Company to terminate this Agreement to enter into an Alternative Acquisition Agreement pursuant to Section 8.03(d), and (B) negotiating with and causing its financial and legal advisors to negotiate with Parent and its Representatives in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement, so that such third party proposal or offer would cease to constitute a Superior Proposal and (z) following the end of the five (5) Business Day period, the Company Board (upon the recommendation of the Special Committee and based upon advice by its outside financial advisor and legal counsel), shall have determined in good faith, taking into account any changes to this Agreement proposed in writing by Parent in response to the 6.04 Notice or otherwise, that the Superior Proposal giving rise to the 6.04 Notice continues to constitute a Superior Proposal; provided, that any material modifications to such third party proposal or offer that the Company Board has determined to be a Superior Proposal shall be deemed a new Superior Proposal and the Company shall be required to again comply with the requirements of this Section 6.04(e), but that references in this Section 6.04(e) to five (5) Business Days shall be changed to references to three (3) Business Days.

(f) Nothing contained in this Section 6.04 shall be deemed to prohibit the Company from issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act or taking or disclosing to the Stockholders a position contemplated by Rule 14e-2(a) and Rule 14d-9 promulgated under the Exchange Act or from making any other disclosure to Stockholders to comply with Applicable Law, provided, that, subject to Section 6.04(d), the Company Board shall expressly reaffirm the Company Recommendation in such disclosure.

(g) An “Acceptable Confidentiality Agreement” means a confidentiality and standstill agreement that contains provisions that are no less favorable in the aggregate to the Company than those contained in the confidentiality agreement entered into between the Company and Abax Global Capital (Hong Kong) Limited (“Abax HK”) on September 4, 2012.

(h) A “Competing Transaction” means any of the following (other than the Transactions): (i) any merger, consolidation, share exchange, business combination, scheme of arrangement, amalgamation, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any Company Subsidiary whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company or to which 20% or more of the total revenue, operating income or EBITDA of the Company are attributable; (ii) any sale, lease, exchange, transfer or other disposition of assets or businesses of the Company and the Company Subsidiaries that constitute or represent 20% or more of the total revenue, operating income, EBITDA or assets of the Company and the Company Subsidiaries, taken as a whole, other than any such transaction in the ordinary course of business; (iii) any sale, exchange, transfer or other disposition of 20% or more of any class of equity securities of the Company; or (iv) any general offer, tender offer or exchange offer that, if consummated, would result in any person beneficially owning 20% or more of any class of equity securities of the Company.

(i) A “Superior Proposal” means a written, bona fide offer made by a person with respect to a Competing Transaction that the Company Board determines, in its good faith judgment upon the recommendation of the Special Committee (after (x) consultation with its outside financial advisor and legal counsel, and (y) taking into consideration such terms and conditions the Company Board deems appropriate, including all legal, financial, regulatory and other aspects, of such offer, any revisions to this Agreement made or proposed in writing by Parent pursuant to Section 6.04(e) prior to the time of determination and the identity of the person or group making the offer), to be more favorable to the Company and the Stockholders from a financial point of view (other than the Rollover Holders) than the Merger. For purposes of the definition of “Superior Proposal”, each reference to “20%” in the definition of “Competing Transaction” shall be replaced with “50%”.

Section 6.05 Directors’ and Officers’ Indemnification and Insurance.

(a) The articles of incorporation and bylaws (or comparable organizational documents) of the Surviving Corporation shall contain provisions no less favorable with respect to exculpation, advances of expenses and indemnification than are set forth in the articles of incorporation and bylaws (or comparable organizational documents) of the Company as in effect on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, at or prior to the Effective Time, were former or present directors or officers of the Company, unless such modification shall be required by Law. The indemnification, advancement of expenses and exculpation provisions of the indemnification agreements and employment agreements by and among the Company or the Company Subsidiaries and their respective directors and officers, as in effect at the Effective Time, shall survive the Merger and shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of the current or former directors or officers of the Company or the Company Subsidiaries.

(b) The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain in effect for six (6) years from the Effective Time the current directors’ and officers’ liability insurance policies maintained by the Company or the Company Subsidiaries with respect to matters occurring at or prior to the Effective Time, including acts or omissions occurring in connection with this Agreement and the consummation of the Transactions (the parties covered thereby, the “Indemnified Parties”), on terms and conditions no less favorable than those in effect on the date hereof; provided, however, that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions that are no less favorable than the current policy, and provided, further, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 6.05(b) more than an amount per year equal to 300% of current annual premiums paid by the Company for such insurance (and in such case shall purchase as much of such coverage as possible for such amount). In addition, the Company may, at its option, purchase a six (6)-year “tail” prepaid policy prior to the Effective Time on terms and conditions no less advantageous to the Indemnified Parties than the existing directors’ and officers’ liability insurance maintained by the Company. If such “tail” prepaid policies have been obtained by the Company prior to the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain such policies in full force and effect, and continue to honor the respective obligations thereunder, and all other obligations of Parent or Surviving Corporation under this Section 6.05(b) shall terminate.

(c) Subject to the terms and conditions of this Section 6.05, from and after the Effective Time, the Surviving Corporation shall comply with all of its obligations, and shall cause the Company Subsidiaries to comply with their respective obligations, to indemnify and hold harmless (including any obligations to advance funds for expenses) (i) the present and former officers and directors thereof against any and all costs or expenses (including reasonable attorneys’ fees and expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (“Damages”), arising out of, relating to or in connection with, (A) the fact that such person is or was a director or officer of the Company or any Company Subsidiary, or (B) any acts or omissions occurring or alleged to have occurred prior to or at the Effective Time, to the extent provided under the Company’s or such Company Subsidiaries’ organizational and governing documents or agreements in effect on the date hereof and to the fullest extent permitted by the NRS or any other applicable Law, including the approval of this Agreement, the Merger or the other Transactions or arising out of or pertaining to the Transactions, provided, that such indemnification shall be subject to any limitation imposed from time to time under applicable Law; and (ii) such persons against any and all Damages arising out of acts or omissions in such persons’ official capacity as an officer, director or other fiduciary in the Company or any Company Subsidiary if such service was at the request or for the benefit of the Company or any Company Subsidiary; provided, that, in the case of each of (i) and (ii), if required by applicable Law, such person shall have provided the Surviving Corporation with a written undertaking to repay any and all amounts advanced if it shall ultimately be determined that he or she is not entitled to indemnification under or pursuant to this Section 6.05(c).

(d) The obligations of Parent and the Surviving Corporation and the Company Subsidiaries under this Section 6.05 shall not be terminated or modified by such parties in a manner so as to adversely affect any Indemnified Party or any other person entitled to the benefit of this Section 6.05, to whom this Section 6.05 applies, without the consent of such affect Indemnified Party or person, as the case may be. If Parent or the Surviving Corporation or any of their respective subsidiaries or any of their respective successors or assigns shall (i) consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any person, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall succeed to and assume all of the obligations set forth in this Section 6.05.

Section 6.06 Notification of Certain Matters.  Each of the Company and Parent shall promptly notify the other in writing of:

(a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Transactions;

(b) any notice or other communication from any Governmental Authority in connection with the Transactions;

(c) any Actions commenced or, to the knowledge of the Company or the knowledge of Parent, as the case may be, threatened in writing against the Company or any Company Subsidiary or Parent and any of its subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed by such person pursuant to any of such person’s representations and warranties contained herein, or that relate to such person’s ability to consummate the Transactions; and

(d) any breach of any representation or warranty or failure to perform any covenant or agreement on the part of such person set forth in this Agreement shall have occurred that would cause the conditions set forth in Sections 7.01, 7.02 and 7.03 not to be satisfied;

together, in each case, with a copy of any such notice, communication or Action; provided, that the delivery of any notice pursuant to this Section 6.06 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; provided, further, that failure to give notice pursuant to this Section 6.06 shall not constitute a failure of a condition to the Merger set forth in Article VII except to the extent that the underlying fact or circumstance not so notified would, standing alone, constitute such a failure.

Section 6.07 Financing.

(a) Subject to the terms and conditions of this Agreement, each of Holdco and Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary and advisable to arrange and obtain the Financing on the terms and conditions described in the Financing Commitments and shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy under any Financing Commitment; provided, that Parent and Merger Sub may amend or modify the Financing Commitments and/or elect to replace all or any portion of the Debt Financing and/or Equity Financing with alternative debt and/or equity financing (the “Alternative Financing”), in each case so long as (i) the aggregate proceeds of the Financing (as amended or modified) and/or any Alternative Financing will be sufficient for Merger Sub and the Surviving Corporation to pay (A) the aggregate Merger Consideration, and (B) any other amounts required to be paid in connection with the consummation of the Transactions upon the terms and conditions contemplated hereby and all related fees and expenses associated therewith, (ii) the amendment or modification or the Alternative Financing does not impose new or additional conditions or otherwise expands, amends or modifies the existing conditions in any way and (iii) the amendment or modification or the Alternative Financing would not or would not reasonably be expected to (x) prevent or materially delay the consummation of the Transactions or (y) adversely impact the ability of Parent or Merger Sub to enforce their respective rights against the other parties to the Financing Commitments. Parent shall promptly deliver to the Company copies of any such amendment, modification or replacement. In addition, Holdco, Parent and Merger Sub shall use their respective reasonable best efforts to (i) subject to its rights under the first sentence of this Section 6.07(a), maintain in full force and effect the Financing Commitments until the Transactions are consummated, (ii) negotiate any definitive agreements in addition to the Loan Agreement and as contemplated by the Loan Agreement (including, without limitation, the Company Security Documents defined in the immediately following section (c)), with respect to the Senior Debt Financing and definitive agreements with respect to the Mezzanine Debt Financing, and the Equity Financing on the terms and conditions contained in the Note Purchase Agreement and the Equity Commitment Letters, (iii) satisfy on a timely basis all conditions in the Financing Commitments that are within its control and otherwise comply with its obligations thereunder, (iv) consummate the Financing at or prior to the Effective Time and (v) assuming all terms and conditions of the Debt Financing have been satisfied, cause the Lender or the Sponsor to fund on the Closing Date the Debt Financing required to consummate the Merger and the other transactions contemplated hereby; provided, that under no circumstance shall Parent or Merger Sub be under any obligation to seek through litigation or other legal proceeding to enforce its rights against any Lender. In the event that all conditions to funding under the Financing Commitments (other than the Equity Commitment Letters) have been satisfied, Holdco, Parent and Merger Sub shall use their respective reasonable best efforts to cause the Sponsor and Mr. Zishen Wu to fund the Equity Financing required to consummate the transactions contemplated under this Agreement, including the Merger in accordance with the terms of this Agreement (including taking enforcement actions to cause such persons to provide such Equity Financing in the event conditions (A) through (D) under Section 9.07(b)(i) have been satisfied). For purposes of this Section 6.07, references to “Financing” shall include the financing contemplated by the Financing Commitments as permitted to be replaced, amended or supplemented by this Section 6.07(a), and references to “Financing Commitments” shall include such documents as permitted to be replaced, amended or supplemented by this Section 6.07(a).

(b) Without limiting the generality of Section 6.07(a), Holdco and Parent shall give the Company prompt notice: (i) of any material breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could reasonably be expected to give rise to any breach or default) by any party to any Financing Commitment, which would be reasonably likely to result in any condition of the Financing Commitment not to be satisfied or the termination of any Financing Commitment, of which Parent or Merger Sub becomes aware; (ii) of the receipt of any written notice or other written communication from any party to any Financing Commitment with respect to any alleged or potential breach, default, termination or repudiation by any party to any Financing Commitment or any provisions of the Financing Commitment related to the Financing which could result in any condition of the Financing Commitment not to be satisfied or the termination of any Financing Document; (iii) of any material dispute or disagreement between or among any parties to the Financing Commitment; and (iv) if Holdco, Parent or Merger Sub at any time believes that it will not be able to obtain all or any portion of the Financing on the terms, in the manner or from the sources contemplated by the Financing Commitments. In the event any portion of the Financing becomes unavailable on the terms and conditions contemplated in the Financing Commitments, (A) Parent shall promptly notify the Company, and (B) Holdco and Parent shall use its reasonable best efforts to arrange to obtain alternative financing from alternative sources on terms not less favorable to Holdco, Parent and Merger Sub (as determined in the reasonable judgment of Parent), in an amount sufficient to consummate the Merger as promptly as possible, but in any event no later than the earlier of (x) thirty (30) days after the originally contemplated Closing Date, or (y) the Termination Date.

(c) The Company agrees to provide, and shall cause each Company Subsidiary and each of their respective Representatives to provide to Parent and Merger Sub, all reasonable cooperation as may be requested by Parent or its Representatives in connection with the Debt Financing and any Alternative Financing, including, without limitation, (i) causing the Company’s independent accountants to provide assistance and cooperation to Parent and its representatives, including participating in drafting sessions and accounting due diligence sessions, assisting in the preparation of any pro forma financial statements, providing consent to Parent to use audit reports relating to the Company and the Company Subsidiaries and providing any necessary “comfort letters”, (ii) assisting in the negotiation of, and executing and delivering, definitive financing documents, including pledge and security documents, and certificates (including a certificate of the chief financial officer of the Company (or any of the Company Subsidiaries) with respect to solvency matters before giving effect to the Debt Financing or Alternative Financing, the consummation of the Transactions, any matters relating to Parent or any actions to be taken from and after the Closing), legal opinions, management representation letters or other documents, to the extent reasonably requested by Parent and otherwise reasonably facilitating the pledging of collateral or consummation of the Debt Financing or Alternative Financing, (iii) providing reasonable access by Parent and any Debt Financing or Alternative Financing sources, and their respective officers, employees, consultants and advisors (including legal, valuation, and accounting advisors) to the books and records, properties, officers, directors, agents and representatives of the Company and each of the Company Subsidiaries, (iv) obtaining surveys and title insurance reasonably requested by Parent, (v) using commercially reasonable efforts to obtain consents customary for financings similar to the Debt Financing or Alternative Financing, (vi) taking all reasonable actions necessary to (x) permit the prospective lenders involved in the Debt Financing or Alternative Financing to evaluate the Company’s assets, cash management and accounting systems, policies and procedures relating thereto for the purpose of establishing collateral arrangements and (y) establish bank and other accounts and blocked account Contracts and lock box arrangements in connection with the foregoing, and (vii) take all other corporate actions reasonably necessary to permit the consummation of the Debt Financing or Alternative Financing; provided, that (A) none of the Company or any of the Company Subsidiaries shall be required to become subject to any obligations or liabilities with respect to definitive financing documents, including pledge and security documents prior to the Closing and none of the Company or any Company Subsidiary shall be required to take any action that is not contingent upon the Closing or that would be effective prior to the Effective Time, (B) nothing herein shall require such cooperation to the extent it would interfere unreasonably with the business and operations of the Company or the Company Subsidiaries and (C) none of the Company or any of the Company Subsidiaries shall be required to issue any offering or information document prior to the Effective Time. Notwithstanding any other provision of this Agreement, none of the Company or any of the Company Subsidiaries shall be required to take any action that would subject it to actual or potential liability, to bear any cost or expense or to pay any commitment or other similar fee or make any other payment which the Parent does not agree to reimburse the Company for or incur any other liability or provide or agree to provide any indemnity in connection with the Financing or any of the foregoing prior to the Effective Time. Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out of pocket costs and expenses incurred by the Company and the Company Subsidiaries in connection with the cooperation of the Company and the Company Subsidiaries contemplated by this Section 6.07 and shall indemnify and hold harmless the Company and the Company Subsidiaries from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the arrangement of the Debt Financing or Alternative Financing and any information utilized in connection therewith except with respect to any information provided by the Company or any of the Company Subsidiaries. The Company hereby consents to the use of its and the Company Subsidiaries’ logos in connection with the Debt Financing or Alternative Financing; provided, that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any Company Subsidiary.

Section 6.08 Further Action; Reasonable Best Efforts.

(a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall (i) make promptly its respective filings, and thereafter make any other required submissions, with each relevant Governmental Authority with jurisdiction over enforcement of any applicable antitrust or competition Laws with respect to the Transactions, and coordinate and cooperate fully with the other parties in exchanging such information and providing such assistance as the other parties may reasonably request in connection therewith (including, without limitation, (x) notifying the other parties promptly of any communication (whether verbal or written) it or any of its Affiliates receives from any Governmental Authority in connection with such filings or submissions, (y) permitting the other parties to review in advance, and consulting with the other parties on, any proposed filing, submission or communication (whether verbal or written) by such party to any Governmental Authority, and (z) giving the other parties the opportunity to attend and participate at any meeting with any Governmental Authority in respect of any filing, investigation or other inquiry); and (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Transactions, including, without limitation, (x) employing such resources as are necessary to obtain any consents, approvals, authorizations or permits of, or filings with or notifications to, any applicable Governmental Authorities (“Regulatory Approvals”) and (y) taking any and all steps necessary to avoid or eliminate each and every impediment under any antitrust or competition Law that may be asserted by any Governmental Authority so as to enable the parties hereto to expeditiously consummate the Transactions, including, without limitation, committing to and effecting, by consent decree, hold separate orders, or otherwise, the restructuring, reorganization, sale, divestiture or disposition of such of its assets, properties or businesses; provided, that nothing herein shall require the Company or any Company Subsidiary to take any action that is not contingent upon the Closing or that would be effective prior to the Effective Time; provided, further, that the Company shall not agree to take any such steps (including any hold separate, restructuring, reorganization, sale, divestiture or disposition) without the prior written consent of Parent (which consent should not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing or any other provision of this Agreement, the Company and Parent shall mutually agree on the strategy and process by which the parties will seek any Regulatory Approval and shall both participate, to the extent practical, in all meetings and communications with any Governmental Authority, including by determining the appropriate timing of any such meeting or communications (including the timing of the submission of any filing with, or the response to any request by, a Governmental Authority or any action to be taken pursuant to this Section 6.08(a)). If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such action.

(b) Each party hereto shall, upon request by any other party, furnish such other party with all information concerning itself, its subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Schedule 13E-3, or any other statement, filing, notice or application made by or on behalf of Holdco, Parent, Merger Sub, the Company or any of their respective subsidiaries to any third party and/or any Governmental Authority in connection with the Merger and the Transactions.

Section 6.09 Obligations of Merger Sub.  Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

Section 6.10 Participation in Litigation.  Prior to the Effective Time, (a) the Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of any Actions commenced or, to the knowledge of such party, threatened, against such party and/or its directors which relate to this Agreement or the Transactions, and (b) the Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder Action against the Company and/or its directors relating to this Agreement or the Transactions, and no such Action shall be settled or compromised without Parent’s prior written consent (which consent should not be unreasonably withheld, conditioned or delayed).

Section 6.11 Resignations.  To the extent requested by Parent in writing at least three (3) Business Days prior to Closing, on the Closing Date, the Company shall use reasonable best efforts to cause to be delivered to Parent duly signed resignations, effective as of the Effective Time, of the directors of the Company and the Company Subsidiaries designated by Parent.

Section 6.12 Public Announcements.  Except as may be required by applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or national market system, the press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed upon by the Company and Parent. Thereafter, Parent and the Company shall use reasonable best efforts to consult with each other before issuing any press release, having any communication with the press, making any other public statement or scheduling any press conference or conference call with investors or analysts with respect to this Agreement or the Transactions and, except in respect of any such press release, communication, other public statement, press conference or conference call as may be required by applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or national market system or with respect to a Change in the Company Recommendation, Competing Transaction, Superior Proposal or any action taken by the Company, the Company Board or the Special Committee permitted under Section 6.04, shall not issue any such press release, have any such communication, make any such other public statement or schedule any such press conference or conference call prior to such consultation.

Section 6.13 Stock Exchange Delisting.  The Company shall cooperate with Parent, which shall use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable under applicable Laws and rules and policies of the SEC or NASDAQ to cause the delisting by the Surviving Corporation from the NASDAQ and the deregistration of the Common Shares under the Exchange Act as promptly as practicable after (and not in any event prior to) the Effective Time.

Section 6.14 Takeover Statutes.  If any Takeover Statute is or may become applicable to the Company, Holdco, Parent or any of the Transactions, the parties shall use their respective reasonable best efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to the Company, Holdco, Parent or any of the Transactions and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary (including, in the case of the Company and the Company Board, grant all necessary approvals or amend the Company’s bylaws) so that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, including all actions to lawfully eliminate or minimize the effects of such statute, regulation or provision on the Merger and the other Transactions.

Section 6.15 Rule 16b-3.  Prior to the Effective Time, the Company shall take such steps as may be reasonably necessary of the Company to cause dispositions of equity securities (including derivative securities) of the Company pursuant to the Transactions by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.16 Expenses.  Except as otherwise provided in this Agreement including Section 8.06(c), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, except that (a) the expenses incurred in connection with the filing, printing and mailing of the Proxy Statement and the filing of the Schedule 13E-3 (including, in each case, applicable SEC filing fees) and the solicitation of the Requisite Company Vote shall be shared equally by Holdco and Parent on one hand, and the Company on the other hand and (b) Parent and Holdco shall pay all filing fees and other charges for all filings, if any, required under PRC antitrust or competition laws.

Section 6.17 No Amendment to Buyer Group Contracts.  Holdco, Parent and Merger Sub shall not, and shall cause their respective Affiliates, and shall use commercially reasonable efforts to cause MSPEA, Mr. Zishen Wu, Ms. Xingmei Zhong and the Sponsor not to, amend, modify, withdraw, waive or terminate any Buyer Group Contract in a manner that would impede or materially delay the consummation of the Transactions.

Section 6.18 Management.  Holdco, Parent and Merger Sub shall not, and shall cause their respective Affiliates, and shall use commercially reasonable efforts to cause MSPEA, Mr. Zishen Wu, Ms. Xingmei Zhong and the Sponsor not to, enter into or seek to enter into any arrangements that are effective prior to the Closing with any member of the Company’s management or any other Company employee, in each case excluding Mr. Zishen Wu and the Rollover Holders, solely in their capacities as Stockholders prior to the Closing, that contain any terms that prohibit or restrict such member of management or such employee from discussing, negotiating or entering into any arrangements with any third party in connection with an Competing Transaction.

Section 6.19 Actions Taken at Direction of Holdco or Parent.  Notwithstanding any other provision of this Agreement to the contrary, the Company shall not be deemed to be in breach of any representation, warranty, covenant or agreement hereunder, including Article V and Article VI hereof, if the alleged breach is the proximate result of action or inaction taken by the Company at the written direction of Holdco, Parent, Mr. Zishen Wu or MSPEA after the date of this Agreement.

ARTICLE VII

CONDITIONS TO THE MERGER

Section 7.01 Conditions to the Obligations of Each Party.  The obligations of the Company, Holdco, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) at or prior to the Effective Time of the following conditions:

(a) Stockholder Approval.  The Requisite Company Vote shall have been obtained.

(b) No Injunction.  No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger or any of the other transactions contemplated by this Agreement (an “Injunction”).

Section 7.02 Conditions to the Obligations of Holdco, Parent and Merger Sub.  The obligations of Holdco, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) at or prior to the Effective Time of the following additional conditions:

(a) Representations and Warranties.  (i) Other than the representations and warranties of the Company contained in Sections 3.03 (Capitalization), 3.09(b) (Absence of Certain Changes or Events) and 3.17 (Anti-Takeover Provisions), the representations and warranties of the Company contained in this Agreement (disregarding for this purpose any limitation or qualification by “materiality” or “Company Material Adverse Effect”) shall be true and correct in all respects as of the date hereof and as of the Closing, as though made on and as of such date and time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except to the extent such failures to be true and correct, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect; and (ii) the representations and warranties set forth in Sections 3.03 (Capitalization), 3.09(b) (Absence of Certain Changes or Events) and 3.17 (Anti-Takeover Provisions) shall be true and correct in all respects (except, in the case of Section 3.03, for de minimis inaccuracies) as of the date hereof and as of the Closing Date, as though made on and as of such date and time (except to the extent expressly made as of an earlier date, in which case as of such earlier date).

(b) Agreements and Covenants.  The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

(c) Officer Certificate.  The Company shall have delivered to Parent a certificate, dated the Closing Date, signed by a senior executive officer of the Company, certifying as to the satisfaction of the conditions specified in Sections 7.02(a), 7.02(b) and 7.02(d).

(d) Material Adverse Effect.  Since the date of this Agreement, there shall not have been any Company Material Adverse Effect.

Section 7.03 Conditions to the Obligations of the Company.  The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) at or prior to the Effective Time of the following additional conditions:

(a) Representations and Warranties.  The representations and warranties of Holdco, Parent and Merger Sub contained in this Agreement (disregarding for this purpose any limitation or qualification by “materiality”) shall be true and correct in all respects as of the date hereof and as of the Closing, as though made on and as of such date and time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except to the extent such failures to be true and correct, individually or in the aggregate, would not reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of any of the Transactions.

(b) Agreements and Covenants.  Holdco, Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

(c) Officer Certificate.  Holdco, Parent and Merger Sub shall have delivered to the Company certificates, dated the Closing Date, signed by a director of each of Holdco, Parent and Merger Sub, certifying as to the satisfaction of the conditions specified in Sections 7.03(a) and 7.03(b).

Section 7.04 Frustration of Closing Conditions.  None of the Company, Holdco, Parent or Merger Sub may rely on the failure of any condition set forth in Article VII to be satisfied if such failure was caused by such party’s failure to act in good faith to comply with this Agreement and consummate the Transactions.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

Section 8.01 Termination by Mutual Consent.  This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time by mutual written consent of Parent and the Company (acting through the Special Committee, if then in existence) with the approval of their respective boards of directors.

Section 8.02 Termination by Either the Company or Parent.  This Agreement may be terminated and the Merger and the other Transactions may be abandoned by either the Company (upon the approval of the Special Committee) or Parent at any time prior to the Effective Time, if:

(a) the Merger shall not have been consummated on or before June 23, 2014 (the “Termination Date”); provided, that the right to terminate this Agreement pursuant to this Section 8.02(a) shall not be available to any party whose breach of, or failure to fulfill, any of its obligations under this Agreement has been the primary cause of, or primarily resulted in, the failure to consummate by the Termination Date;

(b) any Governmental Authority having competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Injunction which shall have become final and non-appealable; provided, that the right to terminate this Agreement pursuant to this Section 8.02(b) shall not be available to any party whose breach of, or failure to fulfill, any of its obligations under this Agreement has been the primary cause of, or primarily resulted in the enactment, issuance, promulgation, enforcement or entry of an Injunction by any Governmental Authority; or

(c) the Requisite Company Vote shall not have been obtained at the Stockholders’ Meeting duly convened therefor and concluded or at any adjournment or postponement thereof.

Section 8.03 Termination by the Company.  This Agreement may be terminated and the Merger and the other Transactions may be abandoned by the Company (upon the approval of the Special Committee), if:

(a) a breach or failure of any representation, warranty or covenant of Holdco, Parent or Merger Sub set forth in this Agreement, shall have occurred, which breach or failure has given rise to or would give rise to the failure of a condition set forth in Section 7.01 or Section 7.03 and such breach or failure is not capable of being cured or has not been cured within thirty (30) Business Days of the receipt by Holdco, Parent or Merger Sub of written notice thereof from the Company; provided, however, that, the Company shall not have the right to terminate this Agreement pursuant to this Section 8.03(a) if a material breach of this Agreement by the Company has been the primary cause of, primarily resulted in or materially contributed to the failure of any such condition’s capability to be satisfied;

(b) the Merger shall not have been consummated within five (5) Business Days of the satisfaction of all the conditions set forth in Section 7.01 and Section 7.02 (other than those conditions that by their nature are to be satisfied by actions taken at the Closing); provided, that the Company has delivered to Parent an irrevocable commitment in writing that it is ready, willing and able to consummate the Closing during such period at least three (3) Business Day prior to such termination;

(c) prior to the receipt of the Requisite Company Vote, the Company Board (upon the recommendation of the Special Committee) has effected a Change in the Company Recommendation and/or authorized termination of this Agreement pursuant to clause (i) of Section 6.04(e); or

(d) prior to the receipt of the Requisite Company Vote, (i) the Company Board (upon recommendation of the Special Committee) has effected a Change in the Company Recommendation and/or authorized the Company to terminate this Agreement to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal pursuant to clause (ii) of Section 6.04(e), and (ii) the Company has concurrently with the termination of this Agreement entered into, or immediately after termination of this Agreement, enters into, an Alternative Acquisition Agreement with respect to such Superior Proposal.

Section 8.04 Termination by Parent.  This Agreement may be terminated and the Merger and the other Transactions may be abandoned by Parent, if:

(a) a breach or failure of any representation, warranty or covenant of the Company set forth in this Agreement shall have occurred, which breach or failure would give rise to the failure of a condition set forth in Section 7.01 or Section 7.02 and such breach or failure is not capable of being cured or has not been cured within Thirty (30) Business Days of the receipt by Company of written notice thereof from Parent; provided, however, that, Parent shall not have the right to terminate this Agreement pursuant to this Section 8.04(a) if a material breach of this Agreement by Holdco, Parent or Merger Sub has been the primary cause of, primarily resulted in or materially contributed to the failure of any such condition’s capability to be satisfied; or

(b) the Company Board or the Special Committee shall have effected and not withdrawn a Change in the Company Recommendation or failed to include the Company Recommendation in the Proxy Statement.

Section 8.05 Effect of Termination.  In the event of the termination of this Agreement pursuant to this Article VIII, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto; provided, however, that the terms of Sections 6.10 and 6.12, Article VIII and Article IX shall survive any termination of this Agreement.

Section 8.06 Fees Following Termination.

(a) The Company will pay, or cause to be paid, to Parent an amount equal to US$4,000,000 (the “Company Termination Fee”)if this Agreement is terminated: (i) by Parent pursuant to Section 8.04(b), (ii) by the Company pursuant to Section 8.03(c) or Section 8.03(d); or (iii) by the Company or Parent

pursuant to Section 8.02(a) without the Requisite Company Vote having been obtained or Section 8.02(c) or by Parent pursuant to Section 8.04(a) if, at the time of such termination, a bona fide Competing Transaction shall have been publicly announced or publicly made known, and not withdrawn prior to the termination of this Agreement, and within twelve (12) months after such termination the Company or any of the Company Subsidiaries consummates a Competing Transaction, whether or not it was the same Competing Transaction (provided, that for purposes of this Section 8.06(a), all references to “20%” in the definition of “Competing Transaction” shall be deemed to be references to “50%”). Such payment shall be made, in the case of termination pursuant to clause (i) above, no later than two (2) Business Days after the date of such termination, in the case of termination pursuant to clause (ii) above, at or prior to the time of such termination, and, in the case of termination pursuant to clause (iii) above, no later than two (2) Business Days following the consummation of the Competing Transaction mentioned in clause (iii) above. Notwithstanding the foregoing, (A) in the event this Agreement is terminated by the Company pursuant to Section 8.03(d) or by Parent pursuant to Section 8.04(b), in each case in connection with an offer or proposal in connection with a Competing Transaction received by the Company on or before the Go-Shop Period End Date, the “Company Termination Fee” shall mean a fee in the amount of US$2,000,000 and (B) in no event shall the Company be required to pay the Company Termination Fee on more than one (1) occasion.

(b) Parent will pay, or cause to be paid, to the Company an amount equal to US$10,000,000 (the “Parent Termination Fee”) if this Agreement is terminated by the Company pursuant to Section 8.03(a) or Section 8.03(b), such payment to be made as promptly as possible (but in any event within two (2) Business Days) following such termination. Notwithstanding the foregoing, in no event shall Parent be required to pay the Parent Termination Fee on more than one (1) occasion.

(c) If the Company or Parent terminates this Agreement pursuant to Section 8.02(c), Parent will pay, or cause to be paid to the Company, all of the reasonable documented out-of-pocket expenses (including all fees and expenses of counsel, investment bankers, experts and consultants) incurred by the Company in connection with this Agreement or any of the Transactions up to a maximum amount of US$2,000,000 (the “Company Expense”), such payment to be made as promptly as possible (but in any event within two (2) Business Days) following such termination. In the event the Company is obligated to pay the Company Termination Fee pursuant to Section 8.06(a) in connection with a termination of this Agreement pursuant to Section 8.02(c), then concurrently with the payment of the Company Termination Fee the Company shall also pay to Parent the amount of Company Expense previously paid to the Company by Parent pursuant to this Section 8.06(c).

(d) In the event that the Company fails to pay the Company Termination Fee, or Parent fails to pay the Parent Termination Fee or the Company Expense, when due and in accordance with the requirements of this Agreement, and in order to obtain the payment, the Company or Parent, as the case may be, commences an Action which results in a judgment against the other party for such payment, such paying party shall reimburse the other party for all reasonable and documented costs and expenses actually incurred or accrued by such other party (including, without limitation, fees and expenses of counsel) in connection with such Action, together with interest on such unpaid Company Termination Fee, Parent Termination Fee or Company Expense, as the case may be, commencing on the date that the Company Termination Fee, Parent Termination Fee or Company Expense, as the case may be, became due, at a rate equal to the prime rate established by the Wall Street Journal Table of Money Rates on such date plus 1.00%. Such collection expenses shall not otherwise diminish in any way the payment obligations hereunder.

(e) Each of the Company, Holdco, Parent and Merger Sub acknowledges that (i) the agreements contained in this Section 8.06 are an integral part of the Transactions, (ii) the damages resulting from termination of this Agreement under circumstances where a Company Termination Fee, Parent Termination Fee or Company Expense is payable are uncertain and incapable of accurate calculation and therefore, the amounts payable pursuant to Section 8.06(a), Section 8.06(b) or Section 8.06(c) are not a penalty but rather constitute amounts akin to liquidated damages in a reasonable amount that will compensate Parent or the Company, as the case may be, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, and (iii) without the agreements contained in this Section 8.06, the parties hereto would not have entered into this Agreement.

Section 8.07 Limitations on Liability.

(a) Notwithstanding anything to the contrary in this Agreement, subject to Section 9.07, other than with respect to the Company’s claims for any indemnification under and reimbursement of costs and expenses pursuant to Section 6.07(c) and Section 6.16, the Company’s right to receive from Parent the Parent Termination Fee pursuant to Section 8.06(b) or the Company Expense pursuant to Section 8.06(c) shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of the Company, the Company Subsidiaries, the direct or indirect stockholders of the Company or any other person, or any of their respective affiliates, directors, officers, employees, members, managers, partners, representatives, advisors or agents (collectively, the “Company Group”) against (A) Holdco, Parent, Merger Sub, the Sponsor or the Guarantors, (B) the former, current and future holders of any equity, partnership or limited liability company interest in, controlling persons, directors, officers, employees, agents, attorneys, affiliates, members, managers, general or limited partners, shareholder or, assignees of, Holdco, Parent, Merger Sub, the Guarantors, the Sponsor or the Lender (the foregoing, with respect to the Lender and the Sponsor, the “Lender Related Parties” and, with respect to the Sponsor, the “Sponsor Related Parties”), (C) any lender or prospective lender, including the Lender, lead arranger, arranger, agent or representative of or to Holdco, Parent or Merger Sub, or (D) any holders or future holders of any equity, share, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, affiliates, members, managers, general or limited partners, stockholders, or assignees of any of the foregoing (all persons described in (A) to (D), collectively, the “Parent Group”), for any loss or damage suffered as a result of any breach of any representation, warranty, covenant or agreement, any failure to perform hereunder or other failure of the Transactions to be consummated (in each case whether willfully, intentionally, unintentionally or otherwise). Furthermore and for the avoidance of doubt, the Company acknowledges and agrees that (i) neither the Lender nor the Lender Related Parties shall have any liability or obligation to the Company Group if they breach or fail to perform (whether willfully, intentionally, unintentionally or otherwise) any of their obligations under the Loan Agreement or any definitive agreement contemplated thereby, and (ii) for the avoidance of doubt, without limiting the Sponsor’s obligations under the Sponsor Equity Commitment Letter, neither the Sponsor nor the Sponsor Related Parties shall have any liability or obligation to the Company Group if they breach or fail to perform (whether willfully, intentionally, unintentionally or otherwise) any of their obligations under the Note Purchase Agreement or any definitive agreement contemplated thereby.

(b) Notwithstanding anything to the contrary in this Agreement, subject to Section 9.07, Parent’s right to receive from the Company the Company Termination Fee pursuant to Section 8.06(a) shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of any member of the Parent Group against the Company Group for any loss or damage suffered as a result of any breach of any representation, warranty, covenant or agreement, any failure to perform hereunder or other failure of the Transactions to be consummated (in each case whether willfully, intentionally, unintentionally or otherwise).

(c) For the avoidance of doubt and subject to Section 9.07, (i) neither Parent nor any member of the Parent Group shall have any liability for monetary damages of any kind or nature or arising in any circumstance in connection with this Agreement or any of the Transactions (including the Debt Financing, the Note Purchase Agreement or the Equity Commitment Letters) other than (A) the payment of the Parent Termination Fee pursuant to Section 8.06(b) or the payment of the Company Expense pursuant to Section 8.06(c) and (B) the reimbursement of costs and expenses pursuant to Section 6.07(c) and Section 6.16, and in no event shall any of the Company, the Company Subsidiaries, or any other member of the Company Group seek, or permit to be sought, on behalf of any member of the Company Group, any monetary damages from any member of the Parent Group in connection with this Agreement or any of the Transactions (including the Debt Financing, the Loan Agreement, the Note Purchase Agreement and the Equity Commitment Letter), other than (without duplication) from Parent or Merger Sub to the extent provided in Sections 6.07(c), 6.16, 8.06(b) and 8.06(c) and (ii) neither the Company nor any member of the Company Group shall have any liability for monetary damages of any kind or nature or arising in any circumstance in connection with this Agreement or any of the Transactions other than the payment of the Company Termination Fee pursuant to Section 8.06(a), and in no event shall any of Parent, Merger Sub or any other member of the Parent Group seek, or permit to be sought, on behalf of any member of the Parent Group, any monetary damages from any member of the Company Group in connection with this Agreement or any of the Transactions, other than (without duplication) from the Company to the extent provided in Section 8.06(a).

(d) The provisions of this Section 8.07 are intended to be for the benefit of, and shall be enforceable by, each member of the Parent Group and the Company Group, as the applicable.

ARTICLE IX

GENERAL PROVISIONS

Section 9.01 Non-Survival of Representations, Warranties and Agreements.  The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time, except for those covenants and agreements (a) set forth in Articles I and II, Sections 6.05 and 6.12, Article VIII, and this Article IX and (b) that by their terms are to be performed in whole or in part after the Effective Time.

Section 9.02 Notices.  All notices and other communications hereunder shall be in writing (in the English language) and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile or e-mail, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

(i)	if to Holdco, Parent or Merger Sub:

c/o Yongye International, Inc.
Suite 608, Xueyuan International Tower
No. 1, Zhichun Road
Haidian District
Beijing, China 100083
Attention: Mr. Zishen Wu
Facsimile: +86 10 8231-1797

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
30th Floor, China World Office 2
1 Jianguomenwai Avenue
Beijing 100004, PRC
Attention:  Peter Huang
           Daniel Dusek
Facsimile:  +86 (10) 6535 5577
Email:  peter.huang@skadden.com
        daniel.dusek@skadden.com

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
Hong Kong Club Building, 12th Floor
3A Chater Road, Central
Hong Kong
Attention:  John E. Lange
Facsimile:  +852 2840 4833
Email:  jlange@paulweiss.com

with a copy to:

Weil, Gotshal & Manges LLP
29/F Alexandra House
18 Chater Road, Central, Hong Kong
Attention:  Akiko Mikumo
Facsimile:  +852 3015 9354
Email:  akiko.mikumo@weil.com

(ii)	if to the Company:

Suite 608, Xueyuan International Tower
No. 1 Zhichun Road
Haidian District
Beijing, China 100083
Attention:  Ling Zhu
Facsimile:  +86 10 8231-1797
Email:  ling.zhu@yongyeintl.com

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP
Twin Towers — West (23Fl), Jianguomenwai Da Jie
Chaoyang District, Beijing
Attention:  Ling Huang and W. Clayton Johnson
Facsimile:  +852 2160 1087
Email:  lhuang@cgsh.com;
        cjohnson@cgsh.com

with a copy to:

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attention:  Mitchell S. Nussbaum and Norwood P. Beveridge, Jr.
Facsimile No.:  (212) 407-4990
Email:  mnussbaum@loeb.com;
        nbeveridge@loeb.com

Section 9.03 Certain Definitions.

(a) For purposes of this Agreement:

“Affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required by Law or authorized to close in The City of New York, Hong Kong and the PRC.

“Company Disclosure Letter” means the disclosure schedule delivered to Holdco, Parent and Merger Sub by the Company on the date hereof.

“Company Employee Agreement” means any management, employment, severance, change in control, transaction bonus, consulting, repatriation or expatriation agreement or other similar contract or arrangement between the Company or an Affiliate and any current or former employee, director, officer or independent contractor of the Company or any Company Subsidiary.

“Company Employee Plan” means any plan, program, policy, practice, Contract or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, share or share-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, that is or has been maintained, contributed to or required to be contributed to by the Company or any Affiliate for the benefit of any current or former employee, director, officer or independent contractor of the Company or any Company Subsidiary, or with respect to which the Company or any Affiliate has or may have any liability or obligation.

“Company Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, has a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole; provided, however that in no event shall any of the following, either alone or in combination, constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a Company Material Adverse Effect: (i) changes in general business, economic or political conditions or changes in financial, credit or securities markets in general; (ii) changes in GAAP or regulatory accounting requirements (or any interpretation or enforcement thereof) after the date hereof; (iii) changes in applicable Laws (or any interpretation or enforcement thereof) or directives or policies of a Governmental Authority of general applicability that are binding on the Company or any of the Company Subsidiaries; (iv) effects resulting from the consummation of the Transactions, or the public announcement of this Agreement or the identity of the parties hereto, including the initiation of litigation or other legal proceeding related to this Agreement or the Transactions, or any losses of customers or employees; (v) acts of God, natural disasters, epidemics, declarations of war, acts of sabotage or terrorism, outbreak or escalation of hostilities or similar events; (vi) changes in the market price or trading volume of Shares (it being understood that the facts or occurrences giving rise to or contributing to such changes in this clause (vi) may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur); (vii) actions or omissions of the Company or any of the Company Subsidiaries taken (x) that are required by this Agreement, or (y) with the written consent or at the written request of Holdco, Parent, Merger Sub, Mr. Zishen Wu or MSPEA after the date of this Agreement; (viii) any breach of this Agreement by Holdco, Parent or Merger Sub; (ix) changes, effects or circumstances affecting the industries or markets in which the Company and the Company Subsidiaries operate; (x) the failure by the Company or any of its Subsidiaries to meet any internal or industry estimates, expectations, forecasts, projections or budgets for any period (it being understood that the underlying cause of such failure may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur); or (xi) any change or prospective change in the Company’s credit ratings; provided, that events, circumstances, changes or effects set forth in clauses (i), (ii), (iii), (v) and (ix) above may be taken into account in determining whether a “Company Material Adverse Effect” has occurred or would reasonably be expected to occur if and to the extent such events, circumstances, changes or effects individually or in the aggregate have a materially disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to the other participants in the industries in which the Company and the Company Subsidiaries conduct their businesses (in which case the incremental materially disproportionate impact or impacts may be taken into account in determining whether or not a Company Material Adverse Effect has occurred or would be reasonably expected to occur).

“Company Subsidiary” means each person which is a subsidiary of the Company.

“Confidential Information” means any confidential or proprietary information, disclosed prior to or after the date hereof by one party or any of its Affiliates to the other party or any of its Affiliates, concerning the disclosing party’s business, financial condition, proprietary technology, research and development and other confidential matters, including any confidential or proprietary information provided under this Agreement. Confidential Information shall not include any information which (i) is or becomes generally available to the public other than as a result of a disclosure by the receiving party or its Representatives in violation of Section 9.13 or other obligation of confidentiality, (ii) was available to the receiving party on a nonconfidential basis prior to its disclosure by the disclosing party or the disclosing party’s Representatives, or (iii) becomes available to the receiving party on a nonconfidential basis from a person (other than the disclosing party or the disclosing party’s Representatives) who is not, or is reasonably believed by the receiving party not, prohibited from disclosing such information to the receiving party by a legal, contractual or fiduciary obligation to the disclosing party or any of the disclosing party’s Representatives.

“Contract” means any note, bond, mortgage, indenture, deed of trust, contract, agreement, lease, license, permit, franchise or other instrument.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities or the possession of voting power, as trustee or executor, by contract or credit arrangement or otherwise.

“Environmental Laws” means all foreign, federal, state, or local laws, statutes, regulations, ordinances, codes, or decrees relating to (a) Releases or threatened Releases of Hazardous Materials, (b) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Materials, (c) the environment, or (d) the protection of human health and safety.

“EBITDA” means the net income of the Company from continuing operations before interest expense (income), income taxes, depreciation and amortization expense, adding back non-cash charges including, without limitation, compensation charges for equity grants and charges for unconsolidated losses (gains), determined directly from the financial statements of the Company.

“Environmental Permits” means all permits, licenses, registrations, approvals, and other authorizations required under applicable Environmental Laws.

“Governmental Authority” means any nation or government, any agency, self-regulatory body, public, regulatory or taxing authority, instrumentality, commission, court, ministry, tribunal or board of any nation or government or political subdivision thereof, in each case, whether foreign or domestic and whether national, federal, provincial, state, regional, local or municipal.

“Hazardous Materials” means any substance or waste defined and regulated as hazardous, acutely hazardous, or toxic under applicable Environmental Laws.

“Indebtedness” means, with respect to any person, (a) all indebtedness of such person, whether or not contingent, for borrowed money, (b) all obligations of such person for the deferred purchase price of property or services, (c) all obligations of such person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such person under currency, interest rate or other swaps, and all hedging and other obligations of such person under other derivative instruments, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (g) all obligations, contingent or otherwise, of such person under acceptance, letter of credit or similar facilities, (h) all Indebtedness of others referred to in clauses (a) through (g) above guaranteed directly or indirectly in any manner by such person, and (j) all Indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Liens on property (including accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness.

“Intellectual Property” means (a) United States, non-United States and international patents, patent applications and statutory invention registrations, (b) trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers, and registrations and applications for registration thereof, (c) copyrightable works, copyrights, and registrations and applications for registration thereof, (d) confidential and proprietary information, including trade secrets and know-how, and (e) rights of privacy, publicity and endorsement.

“knowledge” means, with respect to the Company, the actual knowledge of the individuals listed in Section 9.3(a) of the Company Disclosure Letter, and with respect to any other party hereto, the actual knowledge of any director or officer of such party.

“Liens” means any security interest, pledge, hypothecation, mortgage, lien (including environmental and Tax liens), charge, encumbrance, servient easement, adverse claim, restrictive covenant or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

“Parent Disclosure Letter” means the disclosure schedule delivered to the Company by Parent on the date hereof.

“Permitted Liens” means (i) mechanics’, carriers’, workers’, and repairers’ Liens arising or incurred in the ordinary course of business that are not material to the business, operations and financial condition or the property of the Company so encumbered and that are not resulting from a breach, default or violation by the Company of any Contract or law, (ii) zoning, entitlement and other land use and environmental regulations by any Governmental Authority, provided, that such regulations have not been materially violated, (iii) matters which would be disclosed by an accurate survey or inspection of the real property which do not materially impair the occupancy or current use of such real property which they encumber, (iv) Liens for the payment of federal, state or other Taxes, the payment of which is neither delinquent nor subject to penalties, (v) limitations or restrictions under any license, lease or sublease or other Contract or otherwise imposed by the applicable Law, (vi) pledges or deposits to secure obligations under workers’ compensation Laws or similar legislation or to secure public or statutory obligations, (vii) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business, (viii) limitations or restrictions on transfers imposed by the Securities Act, blue sky laws and comparable foreign laws governing securities, provided, that there is no material violation thereunder that has resulted in such limitations or restrictions, (ix) Liens securing indebtedness or liabilities that are reflected in the Company SEC Reports filed or furnished prior to the date of this Agreement and (x) outbound license agreements and non-disclosure agreements entered into in the ordinary course of business.

“person” means an individual, corporation, partnership, limited partnership, limited liability company, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, deposit, dumping, emptying, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any property.

“Reg S-K” means Regulation S-K promulgated under the Securities Act.

“Representatives” means, with respect to any person, such person’s officers, directors, employees, accountants, consultants, financial and legal advisors, agents and other representatives.

“Shares” means, collectively, all Common Shares together with all Preferred Shares.

“Stock Incentive Plan” means the Company’s 2010 Omnibus Securities and Incentive Plan.

“Stockholders” means, collectively, all Common Stockholders together with all holders of Preferred Shares.

“subsidiary” or “subsidiaries” of any person means any corporation, partnership, joint venture or other legal entity: (i) of which voting power to elect a majority of the board of directors or others performing similar functions with respect to such organization is held directly or indirectly by such person or by any one or more of such person’s subsidiaries, (ii) of which at least fifty percent (50%) of the equity interests is controlled by such person by any one or more of such person’s subsidiaries, (iii) of which such party or any subsidiary of such party is a general partner, or (iv) that would otherwise be deemed a “subsidiary” under Rule 1.02(w) of Regulation S-X promulgated pursuant to the Exchange Act.

“Taxes” means any and all taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment (including withholding obligations imposed on employer/payer), social security, workers’ compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customs duties, tariffs and similar charges.

“Third Party” means any person or “group” (as defined under Section 13(d) of the Exchange Act) of persons, other than Parent or any of its Affiliates or Representatives.

(b) The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location and Definition
6.04 Notice	6.04(e)
Abax HK	6.04(g)
Acceptable Confidentiality Agreement	6.04(g)
Action	3.10(a)
Affiliate	9.03(a)
Agreement	Preamble
Alternative Acquisition Agreement	6.04(d)
Alternative Financing	6.07(a)
Applicable Date	3.08(a)
Articles of Merger	1.03
Book-Entry Shares	2.03(b)
Business Day	9.03(a)
Buyer Group Contracts	4.15
CEO Equity Commitment Letter	4.04(a)
CEO Equity Financing	4.04(a)
Change in the Company Recommendation	6.04(d)
Closing	1.02
Closing Date	1.02
Common Share	2.01(a)
Common Shares	2.01(a)
Common Stockholder	2.01(a)
Common Stockholders	2.01(a)
Company	Preamble
Company Board	Recitals
Company Disclosure Letter	9.03(a)
Company Employee Agreement	9.03(a)

Defined Term	Location and Definition
Company Employee Plan	9.03(a)
Company Expense	8.06(c)
Company Group	8.07(a)
Company Material Adverse Effect	9.03(a)
Company Personnel	3.11(b)
Company Real Property	3.12(a)
Company Recommendation	3.04(b)
Company SEC Reports	3.08(a)
Company Subsidiary	9.03(a)
Company Termination Fee	8.06(a)
Competing Transaction	6.04(h)
Confidential Information	9.03(a)
Contract	9.03(a)
Contracts	3.15(a)
Contribution Agreement	Recitals
control	9.03(a)
Damages	6.05(c)
Debt Financing	4.04(a)
EBITDA	9.03(a)
Effective Time	1.03
Environmental Laws	9.03(a)
Environmental Permits	9.03(a)
Equity Commitment Letters	4.04(a)
Equity Financing	4.04(a)
Escrow Agreement	4.04(a)
Evaluation Date	3.08(e)
Exchange Act	3.06(b)
Exchange Fund	2.03(a)
Excluded Party	6.04(c)
Excluded Shares	2.01(a)
FCPA	3.08(f)
Financial Advisor	3.04(c)
Financing	4.04(a)
Financing Commitments	4.04(a)
GAAP	3.08(b)
Go-Shop Period End Date	6.04(a)
Governmental Authority	9.03(a)
Guarantor	Recitals
Hazardous Materials	9.03(a)
Holdco	Preamble
Indebtedness	9.03(a)
Indemnified Parties	6.05(b)
Injunction	7.01(b)
Intellectual Property	9.03(a)
knowledge	9.03(a)
Law	3.06(a)
Lender	4.04(a)
Lender Related Parties	8.07(a)
Liens	9.03(a)
Limited Guarantee	Recitals
Loan Agreement	4.04(a)

Defined Term	Location and Definition
Material Company Permits	3.07(a)
Material Contracts	3.15(a)
Material Subsidiaries	3.05
Merger	Recitals
Merger Consideration	2.01(a)
Merger Sub	Preamble
Mezzanine Debt Financing	4.04(a)
MSPEA	Recitals
NASDAQ	3.06(b)
Nevada Secretary of State	1.03
Note Purchase Agreement	4.04(a)
NRS	Recitals
Parent	Preamble
Parent Disclosure Letter	9.03(a)
Parent Group	8.07(a)
Parent Termination Fee	8.06(b)
Paying Agent	2.03(a)
Permitted Liens	9.03(a)
person	9.03(a)
PRC	3.07(a)
Preferred Shares	Recitals
Proxy Statement	6.01
Reg S-K	9.03(a)
Regulatory Approvals	6.08(a)
Release	9.03(a)
Representatives	9.03(a)
Requisite Company Vote	3.04(a)
Rollover Holders	Recitals
Rollover Shares	Recitals
SAFE	3.07(a)
SAIC	3.07(a)
SAT	3.07(a)
SEC	3.06(b)
Securities Act	3.05
Senior Debt Financing	4.04(a)
Shares	9.03(a)
Solicited Person	6.04(a)
Special Committee	Recitals
Sponsor	4.04(a)
Sponsor Equity Commitment Letter	4.04(a)
Sponsor Equity Financing	4.04(a)
Sponsor Related Parties	8.07(a)
Stock Certificate	2.01(a)
Stock Incentive Plan	9.03(a)
Stockholders	9.03(a)
Stockholders’ Meeting	6.02(a)
subsidiaries	9.03(a)
subsidiary	9.03(a)
Superior Proposal	6.04(i)
Surviving Corporation	1.01
Takeover Statute	3.17

Defined Term	Location and Definition
Takeover Statutes	3.17
Tax Returns	3.14(a)
Taxes	9.03(a)
Termination Date	8.02(a)
Third Party	9.03(a)
Transactions	Recitals
Voting Agreement	Recitals

Section 9.04 Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any party; provided, that, the parties intend that the remedies and limitations thereon shall be construed as an integral provision of this Agreement and that such remedies and limitations shall not be severable in any manner that increases the liability of any party (including any Parent Group member) or obligation hereunder or under the Debt Financing. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 9.05 Entire Agreement; Assignment.  This Agreement (including the exhibits and schedules hereto), the Company Disclosure Letter, the confidentiality agreement between the Company and Abax HK dated as of September 4, 2012, the Contribution Agreement, the Limited Guarantee, and the Voting Agreement shall constitute the entire agreement among the parties to this Agreement with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Parent and Merger Sub may assign all or any of their rights and obligations hereunder to any persons providing the Financing pursuant to the terms thereof (including for purposes of creating a security interest herein or otherwise assign as collateral in respect of such Financing), provided, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

Section 9.06 Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than (a) as provided in Sections 6.05 and 8.07 (which are intended to be for the benefit of the persons covered thereby, including the Lender and the Lender Related Parties, and may be enforced by such persons), (b) Sections 9.04, 9.08 and 9.09 and this Section 9.06 (which are intended to be for the benefit of, among others, the Lenders and the Lender Related Parties, and may be enforced by, among others, the Lenders and the Lender Related Parties), and (c) with respect to Stockholders and only after the Effective Time, for the provisions set forth in Article II. Each of Holdco, Parent, Merger Sub and the Company hereby agrees that its representations, warranties and covenants in this Agreement are for the sole benefit of the other parties hereto. Persons other than the parties hereto may not rely on the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of the date hereof or as of any other date.

Section 9.07 Specific Performance.

(a) The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof by the parties, and that money damages or other legal remedies would not be an adequate remedy for such damages. Accordingly, the parties hereto acknowledge and hereby agree that in the event of any breach by the Company, on the one hand, or Holdco, Parent or Merger Sub, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Company, on the one hand, or Holdco, Parent or Merger Sub, on the other hand, shall, subject to Section 8.07 and Section 9.07(b), each be entitled to specific performance of the terms hereof (including the obligation of the parties to consummate the Merger, subject in each case to the terms and conditions of this Agreement), including an injunction or injunctions to prevent breaches of this Agreement by any party.

(b) Notwithstanding the foregoing provisions of this Section 9.07, the parties acknowledge and agree that the Company shall be entitled to obtain an injunction or injunctions, or other appropriate form of specific performance or equitable relief to cause Holdco, Parent or Merger Sub to cause the Equity Financing to be funded at any time (whether under this Agreement or the Equity Commitment Letters) if (A) all conditions in Section 7.01 and 7.02 (other than those conditions that by their terms are to be satisfied at the Closing) have been satisfied or waived, (B) Holdco, Parent and Merger Sub fail to complete the Closing by the date the Closing is required to have occurred pursuant to Section 1.02, (C) the Debt Financing (or, if Alternative Financing is being used in accordance with Section 6.07, pursuant to the commitments with respect thereto) has been funded or will be funded immediately prior to the Effective Time if the Equity Financing is funded immediately prior to the Effective Time and (D) the Company has irrevocably confirmed in writing that if the Debt Financing and the Equity Financing are funded, it would be ready, willing and able to consummate the Closing.

(c) Each party waives (i) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate and (ii) any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief. Notwithstanding anything herein to the contrary, (x) while the parties hereto may pursue both a grant of specific performance and the payment of the amounts set forth in Section 8.07, neither Holdco, Parent and Merger Sub, on the one hand, nor the Company, on the other hand, shall be permitted or entitled to receive both a grant of specific performance that results in a Closing and payment of such amounts, and (y) upon the payment of such amounts, the remedy of specific performance shall not be available against the party making such payment and, if such party is Holdco, Parent or Merger Sub, any other member of the Parent Group or, if such party is the Company, any other member of the Company Group.

Section 9.08 Governing Law; Dispute Resolution.  This Agreement will be governed by, and construed in accordance with, the Laws of the State of New York (except that the NRS shall govern (a) the internal affairs of the Company and Merger Sub and any other entities that are organized and existing under the Laws of the State of Nevada, including the fiduciary duties of the directors and officers thereof, (b) the Merger, and (c) all other provisions of, or transactions contemplated by, this Agreement, or any other matters, to which the NRS mandatorily applies), without giving effect to any applicable principles of conflict of laws that would cause the Laws of another jurisdiction to govern this Agreement. Each of the parties hereto irrevocably agrees that any Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations hereunder brought by the other party hereto or its successors or assigns shall be brought and determined in any federal court located in the Borough of Manhattan, in The City of New York, or the New York State Supreme Court Commercial Division in and for New York County, New York. Each of the parties hereto agrees that mailing of process or other papers in connection with any such Action in the manner provided in Section 9.02 or in such other manners as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any Action relating to this Agreement or any of the Transactions in any court or tribunal other than the aforesaid courts. Each of the parties hereto irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 9.08, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Law, any claim that (x) the Action in such court is brought in an inconvenient forum, (y) the venue of such Action is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 9.09 Waiver of Jury Trial.  Each party hereto acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by a jury in respect of any Action arising out of or relating to this Agreement or the Transactions. Each party hereto certifies and acknowledges that (a) no Representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of an Action, (b) such party has considered the implication of this waiver, (c) such party makes this waiver voluntarily and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.09.

Section 9.10 Amendment.  This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after the approval of this Agreement and the Transactions by the Stockholders, no amendment may be made that would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger or that otherwise would require further approval of the Stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

Section 9.11 Waiver.  At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) subject to Section 9.10 and to the extent permitted by applicable Laws, waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 9.12 Headings.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.13 Confidentiality.

(a) Prior to and during the term of this Agreement, each party has disclosed or may disclose to the other party Confidential Information. Subject to Section 9.13(b), unless otherwise agreed to in writing by the disclosing party, the receiving party shall (i) except as required by Law, keep confidential and not disclose or reveal any Confidential Information to any person other than the receiving party’s Representatives (A) who are actively and directly participating in the consummation of the Transactions or who otherwise need to know the Confidential Information for the Transactions and (B) whom the receiving party will cause to observe the terms of this Section 9.13, and (ii) not to use Confidential Information for any purpose other than in connection with the Transactions. Each party acknowledges that such party shall be responsible for any breach of the terms of this Section 9.13 by such party or its Representatives and each party agrees, at its sole expense, to take all reasonable measures (including but not limited to court proceedings) to restrain its Representatives from prohibited or unauthorized disclosure or use of the Confidential Information.

(b) In the event that the receiving party or any of its Representatives is required by Law to disclose any the Confidential Information, the receiving party will provide the disclosing party with prompt notice of such request or requirement in order to enable the disclosing party to seek an appropriate protective order or other remedy (and if the disclosing party seeks such an order, the receiving party will provide such cooperation as the disclosing party shall reasonably request), to consult with the receiving party with respect to the disclosing party’s taking steps to resist or narrow the scope of such request or legal process, or to waive compliance, in whole or in part, with the terms of this Section 9.13. In the event that such protective order or other remedy is not obtained, or the disclosing party waives compliance, in whole or in part, with the terms of this Section 9.13, the receiving party or its Representative will disclose only that portion of the Confidential Information that the receiving party is advised by counsel is legally required to be disclosed and will use such disclosing party’s best efforts to ensure that all Confidential Information so disclosed will be accorded confidential treatment.

Section 9.14 Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[The remainder of the page is intentionally left blank.]

IN WITNESS WHEREOF, Holdco, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

FULL ALLIANCE INTERNATIONAL LIMITED

By:	/s/ Xingmei Zhong Name: Xingmei Zhong Title: Director

YONGYE INTERNATIONAL LIMITED

By:	/s/ Zishen Wu Name: Zishen Wu Title: Director

YONGYE INTERNATIONAL MERGER SUB LIMITED

By:	/s/ Zishen Wu Name: Zishen Wu Title: Director

YONGYE INTERNATIONAL, INC.

By:	/s/ Sean Shao Name: Sean Shao Title: Director and Chair of Special Committee

[Signature Page to Merger Agreement]

OPINION OF HOULIHAN LOKEY CAPITAL, INC.

September 23, 2013

Yongye International, Inc.
6th Floor, Suite 608, Xue Yuan International Tower
No. 1 Zichun Road, Haidian District Beijing, China
Attn: Members of the Special Committee of the Board of Directors

Dear Members of the Special Committee:

We understand that Full Alliance International Limited, (“Holdco”), Yongye International Limited (“Parent”), Yongye International Merger Sub Limited, a wholly owned subsidiary of Parent (“Merger Sub”), and Yongye International, Inc. (the “Company”) propose to enter into the Agreement (as defined below) pursuant to which, among other things, Merger Sub will be merged with and into the Company (the “Transaction”) and (a) each issued and outstanding share of common stock, par value US$0,001 per share, of the Company (a “Common Share”, and collectively, the “Common Shares”), other than the Excluded Shares (as defined in the Agreement), shall be cancelled in consideration for the right to receive US$6.69 in cash per Common Share without interest (the “Per Share Merger Consideration”), (b) each Excluded Share shall be cancelled and shall cease to exist, without any conversion thereof and no payment or distribution shall be made with respect thereto, and (c) each outstanding share of common stock of Merger Sub will be converted into one share of common stock of the Company and the Company will become a wholly owned subsidiary of Parent.

The Special Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company has requested that Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) provide an opinion (this “Opinion”) to the Committee as to whether, as of the date hereof, the Per Share Merger Consideration to be received by holders of the Common Shares (other than holders of the Excluded Shares) in the Transaction is fair, from a financial point of view, to such holders.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.	reviewed an execution version dated September 23, 2013 of the Agreement and Plan of Merger to be entered into among Parent, Holdco, Merger Sub and the Company (the “Agreement”);
2.	reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;
3.	reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to us by the Company, including financial projections prepared by the management of the Company relating to the Company for the calendar years ending 2013 through 2017;

10250 Constellation Boulevard, 5th Floor • Los Angeles, California 90067 • tel.310.553.8871 • fax.310.553.2173 • www.HL.com
Broker/dealer services through Houlihan Lokey Capital, Inc. Investment advisory services through Houlihan Lokey Financial Advisors, Inc.

The Special Committee of the Board of Directors of Yongye International, Inc.
September 23, 2013

4.	spoken with certain members of the management of the Company and certain of its representatives and advisors regarding the business, operations, financial condition and prospects of the Company, the Transaction and related matters;
5.	compared the financial and operating performance of the Company with that of other public companies that we deemed to be relevant;
6.	considered the publicly available financial terms of certain transactions that we deemed to be relevant;
7.	reviewed the current and historical market prices and trading volume for the Common Shares, and the current and historical market prices and trading volume of the publicly traded securities of certain other companies that we deemed to be relevant; and
8.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Company has advised us, and we have assumed, that the financial projections reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company, and we express no opinion with respect to such projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. Further, management of the Company has advised us that (i) the financial projections provided to us are the only projections prepared by management of the Company (or any affiliated entity) in connection with the Transaction, (ii) they have not received, reviewed, approved, commented on or otherwise contributed to any other projections or similar information prepared by any other party in connection with the Transaction, nor have they updated or otherwise revised the financial projections since the last date they were provided to Houlihan Lokey and (iii) to the best of their knowledge and belief, no other projections or similar information have been provided to any party involved in the Transaction, and the Committee has received all projections and/or similar information that have been received by any other party involved in the Transaction.

We understand that (i) Mr. Zishen Wu, the Company’s Chairman and Chief Executive Officer (“Mr. Wu”), (ii) Holdco, (iii) MSPEA Agriculture Holding Limited, (iv) Lead Rich International Limited, and (v) any other Rollover Holders (as defined in the Agreement) ((i) to (v) collectively, the “Buyer Group”) have no intention to sell their Common Shares and have no agreement, arrangement or other understanding regarding the sale or other disposal of any Common Shares (or interest therein, direct or indirect) to a minority equity investor or any other third party. Furthermore, we understand that Mr. Wu has indicated that he is only willing to consider entering into an agreement with the other members of the Buyer Group in relation to the Transaction and has no interest in entering into any agreement, arrangement or understanding with other parties as an alternative thereto.

The Special Committee of the Board of Directors of Yongye International, Inc.
September 23, 2013

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the Agreement and such other related documents and instruments, without any amendments or modifications thereto. We also have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable foreign, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Transaction or the Company that would be material to our analyses or this Opinion.

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor were we provided with any such appraisal or evaluation. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.

We expect to be authorized in accordance with the Agreement to solicit third party indications of interest in acquiring all or any part of the Company for a prescribed period following the execution of the Agreement, subject to the terms, conditions and procedures set forth therein.

This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof.

This Opinion is furnished for the use of the Committee (in its capacity as such) in connection with its evaluation of the Transaction and may not be used for any other purpose without our prior written consent. This Opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. This Opinion is not intended to be, and does not constitute, a recommendation to the Committee, the Board, any security holder or any other person as to how to act or vote with respect to any matter relating to, or whether to tender Shares in connection with, the Transaction or otherwise.

In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company or any other party that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction.

The Special Committee of the Board of Directors of Yongye International, Inc.
September 23, 2013

Houlihan Lokey and certain of its affiliates have in the past provided and are currently providing investment banking, financial advisory and other financial services to the Company, one or more security holders of the Company and/or certain of their respective affiliates, for which Houlihan Lokey and such affiliates have received, and may receive, compensation. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and other financial services to the Company, one or more security holders of the Company, other participants in the Transaction or certain of their respective affiliates in the future, for which Houlihan Lokey and such affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of our and their respective employees may have committed to invest in private equity or other investment funds managed or advised by one or more security holders of the Company, other participants in the Transaction or certain of their respective affiliates, and in portfolio companies of such funds, and may have co-invested with the Company, one or more security holders of the Company, other participants in the Transaction or certain of their respective affiliates, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, one or more security holders of the Company, other participants in the Transaction or certain of their respective affiliates, for which advice and services Houlihan Lokey and such affiliates have received and may receive compensation.

Houlihan Lokey has also acted as financial advisor to the Committee in connection with, and has participated in certain of the negotiations leading to, the Transaction and will receive a fee for such services, a portion of which is contingent upon the consummation of the Transaction. In addition, we will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Transaction. The Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.

This Opinion is issued in the English language and reliance may only be placed on this Opinion as issued in the English language. If any translations of this Opinion are delivered, they are provided only for ease of reference, have no legal effect and Houlihan Lokey makes no representation as to (and accepts no liability in respect of) the accuracy or completeness of any such translations.

We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Committee, the Board, the Company, its security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction or otherwise (other than the Per Share Merger Consideration to the extent expressly specified herein) including, without limitation, any terms or aspects of any arrangements involving the Rollover Holders, voting agreements, or guarantees to be entered into in connection with the Transaction or any potential financing for the Transaction or the likelihood of consummation thereof, (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available for the Company or any other party, (v) the fairness of any portion or aspect of the Transaction to any one class or group of the Company’s or any other party’s security holders or other constituents vis-a-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not the Company, its security holders or any other party is receiving or paying reasonably equivalent value in the Transaction, (vii) the solvency, creditworthiness or fair value of the Company or any other participant in the

The Special Committee of the Board of Directors of Yongye International, Inc.
September 23, 2013

Transaction, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the Per Share Merger Consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Committee, on the assessments by the Committee, the Board, the Company and their respective advisors, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company and the Transaction or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Per Share Merger Consideration to be received by holders of the Common Shares (other than holders of the Excluded Shares) in the Transaction is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Houlihan Lokey Capital, Inc.

HOULIHAN LOKEY CAPITAL, INC.

DIRECTORS AND EXECUTIVE OFFICERS OF EACH FILING PERSON

(a) The Company:

The following sets forth the name and position of each of the Company’s current executive officers and directors.

Name	Position
Zishen Wu	Chief Executive Officer, President and Chairman
Homer Sun	Independent Non-Executive Director
Xiaochuan Guo	Independent Non-Executive Director
Sean Shao	Independent Non-Executive Director
Xindan Li	Independent Non-Executive Director
Rijun Zhang	Independent Non-Executive Director
Yue Yu	Chief Financial Officer

The following is a summary of the biographical information of our directors and officers.

Mr. Zishen Wu, Chief Executive Officer, President and Chairman

Mr. Wu is founder, CEO and Chairman of the Board of Directors of Yongye Nongfeng and Yongye International, Inc. Mr. Wu began his career as an official at the State Planning Department in Inner Mongolia from 1984 to 1988. From 1989 to 2000, Mr. Wu worked at Inner Mongolia Constructional Consulting and Investment Co., Ltd., a business entity managing state-owned assets in Inner Mongolia. He also served as directors on the boards of several state-owned companies in textile, dairy and agriculture industries. In 2001, Mr. Wu founded Yongye Technology Company in Inner Mongolia, an entity that distributed consumer electronics. In 2003, Mr. Wu founded Inner Mongolia Yongye Biotechnology Co., Ltd, an entity that engages in business in agriculture industry. Mr. Wu was General Manager of Inner Mongolia Yongye Biotechnology Co., Ltd. from January 2003 to December 2007. Mr. Wu currently is a member of executive committee for Industry and Commerce Association in Inner Mongolia. Mr. Wu has an EMBA degree from School of Management of Fudan University.

Mr. Homer Sun, Independent Director

Mr. Sun is the Chief Investment Officer of Morgan Stanley Private Equity Asia and leads the China investments for Morgan Stanley Private Equity Asia. Mr. Sun is also a Managing Director of Morgan Stanley Asia Limited and a member of the China Management Committee which is comprised of Morgan Stanley Asia Limited’s most senior business leaders within China. He is currently the Non-Executive Director of Sihuan Pharmaceutical Holdings Group listed on The Stock Exchange of Hong Kong, Nature Flooring Holding listed on The Stock Exchange of Hong Kong and China XD Plastics Company Ltd. listed on the NASDAQ stock exchange. Mr. Sun joined Morgan Stanley Asia Limited in 2000. Prior to joining Morgan Stanley Private Equity Asia Limited, he was a corporate attorney with Simpson Thacher & Bartlett in New York and Hong Kong, specializing in mergers and acquisitions. Mr. Sun received a B.S.E. in Chemical Engineering, magna cum laude, from the University of Michigan in 1993 and a J.D, cum laude, from the University of Michigan Law School in 1996. Mr. Sun was appointed to the Board of Directors pursuant to the terms of the Securities Purchase Agreement and elected as such by the holders of all outstanding shares of Company preferred stock in accordance with the terms of the Certificate of Designation relating thereto dated June 8, 2011. Mr. Homer Sun is not employed by the Company or any of its subsidiaries, nor will he be employed by Holdco or any of its subsidiaries after the merger.

Dr. Xiaochuan Guo, Independent Director, Chairman of Nominating and Corporate Governance Committee

Professor Xiaochuan Guo joined the Company as an Independent Director in April 2008. Professor Guo received his B.S., M.S. and PhD in management science in Fudan University. He is currently the Dean of the College of Economic & Management and Director of MBA Center of Inner Mongolia University. Professor Guo worked as lecturer for Inner Mongolia University from 1988 to 1992. Professor Guo was the founder of the MBA program at Inner Mongolia University. Professor Guo serves as an Independent Director of Inner Mongolia PingZhuang Energy Resource Co., Ltd. He has previously served as a director and as an independent director in several enterprises, such as Inner Mongolia Shunxin Ningcheng Laojiao Co., Ltd., Inner Mongolia Rising Group, Rising Securities and Baotou Aluminum (Group) Co., Ltd., and Yili Industrial Group Co., Ltd.

Mr. Sean Shao, Independent Director, Chairman of Audit Committee

Sean Shao joined the Company as an Independent Director in April 2009. Mr. Shao currently serves as (i) independent director and chairman of the audit committee of: LightInTheBox Holdings Co. Ltd., a global e-commerce company listed on NYSE since June 2013; UTStarcom Holdings Corp., a provider of broadband equipment and solutions listed on NASDAQ since October 2012; Xueda Education Group, a Chinese personalized tutoring services company listed on NYSE since March 2010; Yongye International, Inc., a Chinese agricultural company listed on NASDAQ since April 2009 and China Biologic Products, Inc., a biopharmaceutical company listed on NASDAQ since July 2008; (ii) independent director and chairman of the compensation committee of AsiaInfo-Linkage, Inc., a Chinese telecom software solutions provider listed on NASDAQ since July 2010, and (iii) independent director and chairman of the nominating committee of Agria Corporation, a Chinese agricultural company listed on NYSE since November 2008. He served as the chief financial officer of Trina Solar Limited from 2006 to 2008. In addition, Mr. Shao served from 2004 to 2006 as the chief financial officer of ChinaEdu Corporation, an educational service provider, and of Watchdata Technologies Ltd., a Chinese security software company. Prior to that, Mr. Shao worked at Deloitte Touche Tohmatsu CPA Ltd. for approximately a decade. Mr. Shao received his master’s degree in health care administration from the University of California at Los Angeles in 1988 and his bachelor’s degree in art from East China Normal University in 1982. Mr. Shao is a member of the American Institute of Certified Public Accountants.

Dr. Xindan Li, Independent Director, Chairman of Compensation Committee

Professor Xindan Li joined the Company as an Independent Director in April 2009. Mr. Li has served as the Dean of the Graduate School of Management Science and Engineering at Nanjing University since July 2010 and previously served as Deputy Dean from January 2009 to July 2010. He has over 20 years of teaching, research and administrative experiences. He has authored numerous books and papers, received numerous titles and honors, and undertaken research projects which addressed a wide range of business topics including investor behavior. He is a member of the Corporate Governance Index of the Shanghai Stock Exchange, and an independent director for Hiteker Co., Ltd., Union Securities Co. and Nanjing Agriculture Commercial Bank.

Dr. Rijun Zhang, Independent Director

Dr. Rijun Zhang joined the Company as an Independent Director in April 2009. Dr. Zhang is a professor in animal nutrition and feed biotechnology at the Laboratory of Feed Biotechnology, State Key Lab of Animal Nutrition, College of Animal Science and Technology at China Agricultural University Beijing. He is a doctoral supervisor, and currently responsible for a number of research projects which address feed additives and animal nutrition issues. His work has led to numerous patents, 90 papers in Chinese and English, awards and honors.

Yue Yu, Chief Financial Officer

Mr. Yue Yu joined our Company as Chief Financial Officer on March 25, 2009. Before joining our Company, Mr. Yu provided capital market consulting services for Chinese companies listed on NASDAQ. Prior to that, Mr. Yu had served as Chief Operating Officer of Lionax International Investment Holding Ltd., a Chinese company listed on NYSE Euronext, from 2007 to 2008. Mr. Yu also previously held positions with Underwriters Laboratories Inc. in Asia and its Chicago headquarters from 2002 to 2007, including General Manager, Fire and Security Sector, Asia Pacific; General Manager, Suzhou Branch; Business Development Manager; and Manager of Financial Analysis. Mr. Yu also worked at Shenzhen Development Bank. Mr. Yu was awarded a B.S. in Accounting at the University of International Business and Economics in China. He then earned an M.B.A. in General Management from the Stanford Graduate School of Business.

(b) Holdco, Parent and Merger Sub:

Mr. Zishen Wu and Ms. Xingmei Zhong are the directors of Holdco. Mr. Zishen Wu is the sole director of Parent and Merger Sub. Neither of Holdco, Parent and Merger Sub has any executive officer.

(c) MS Filing Persons

The name, business address, present principal occupation or employment and citizenship of each director and executive officer of MSPEA III and MSPEA are set forth below.

The general partner of MS LP is MS LLC. Neither MS LLC nor MS LP has officers or directors.

Directors and Executive Officers of MSPEA III

The name of the director and the names and titles of the executive officers of MSPEA III and their principal occupations are set forth below. The business address of each of the director or executive officers is also set forth below. Unless otherwise indicated, each individual is a United States citizen and each occupation set forth opposite an individual’s name refers to MSPEA III.

Name	Title	Address
Samantha Jennifer Cooper	Director	1585 Broadway New York, New York 10036
Karen A. Cassidy	Treasurer	750 Seventh Avenue New York 10019
Edwin van Keulen*	Treasurer	1633 Broadway New York, New York 10019
Christopher H. Norris	Vice President	1585 Broadway New York, New York 10036

*	Citizenship — Dutch

Ms. Samantha Jennifer Cooper has been a vice president of Morgan Stanley since January 2012, a vice president of Morgan Stanley Private Equity Asia III, Inc. since February 2012 and a director of MSPEA III and MSPEA Agriculture since November 2012. Before January 2012, she was an associate with Morgan Stanley. She has been employed by Morgan Stanley, the ultimate parent of MS LLC, since August 2002.

Ms. Karen A. Cassidy has been a treasurer of MSPEA III and MSPEA Agriculture since November 2012. Between May 2011 and present, she was an executive director of Morgan Stanley. She has been employed by Morgan Stanley since May 2011. Prior to that, she was a real estate agent with Coldwell Banker from 2006 through 2011.

Mr. Edwin van Keulen has been a treasurer of MSPEA III and MSPEA Agriculture since June 2011. He has been employed by Morgan Stanley as an executive director since May 2008. Prior to that, he was employed by Ernst & Young as a senior manager from 2001 to May 2008.

Mr. Christopher H. Norris has been a vice president of MSPEA III since July 2011. He has been employed by Morgan Stanley since July 2011. Prior to that, he was employed by Bank of America from January 2009 to July 2011 in several positions including managing director and senior risk executive. Before that, he was employed by Merrill Lynch beginning in August 1997 where he held a number of positions including as a managing director in risk management.

Directors and Executive Officers of MSPEA

The names of the directors and the names and titles of the executive officers of MSPEA and their principal occupations are set forth below. The business address of each of the directors or executive officers is also set forth below. Unless otherwise indicated, each individual is a United States citizen and each occupation set forth opposite an individual’s name refers to MSPEA.

Name	Title	Address
Alan K. Jones	Director	1585 Broadway New York, New York 10036
Samantha Jennifer Cooper	Director	1585 Broadway New York, New York 10036
Sung Min Choi	Director	HungKuk Life Insurance Building 226, Shinmun-ro 1-Ga, Chongro-Ku, Seoul, 110-061 Republic of Korea
Karen A. Cassidy	Treasurer	750 Seventh Avenue New York 10019
Edwin van Keulen*	Treasurer	1633 Broadway New York, New York 10019

*	Citizenship — Dutch

Mr. Alan K. Jones has been a director, president and managing director of Morgan Stanley Private Equity Asia III, Inc. since January 2007, January 2007 and September 2008, respectively, and a director of MSPEA since March 2010. He has been employed by Morgan Stanley since August 1993.

Mr. Sung Min Choi has been a director of MSPEA since November 2012. Between November 2008 and present, he was a vice president, an executive director (since 2010) and then managing director (since 2013) of Morgan Stanley. He has been employed by Morgan Stanley, the ultimate parent of MS LLC, since May 2006.

(d) Lead Rich and its affiliates:

Mr. Peng Liu is the sole director of Lead Rich and Stable Rich. Lead Rich and Stable Rich do not have any executive officers.

(e) Prosper Sino and its affiliates:

INB Holdings Limited

INB Holdings Limited was incorporated under the laws of the British Virgin Islands principally for the purpose of providing corporate and nominee services for its clients. INB Holdings Limited serves as a nominee shareholder holding the entire outstanding equity interests in Prosper Sino in trust for Cantrust (Far East) Limited as Trustee for Yongye Trust. INB Holdings Limited is also the sole director of Prosper Sino. The Registered office of INB Holdings Limited is 171 Main Street, Road Town, Tortola VG1110, British Virgin Islands and its telephone number is +(852) 2802 7711.

Cantrust (Far East) Limited

Cantrust (Far East) Limited was incorporated under the laws of the British Virgin Islands principally for the purpose of providing trust services. Cantrust (Far East) Limited is the trustee of Yongye Trust, and owns shares of the Company common stock for the benefit of the family members of certain current or former directors and members of the Company’s management, including Mr. Zishen Wu and Mr. Yue Yu. The Registered office of Cantrust (Far East) Limited is Nerine Chambers, Quastisky Building, 3rd Floor, P.O. Box 905, Road Town, Tortola, British Virgin Islands and its telephone number is +(852) 2802 7711.

Directors and Executive Officers of Prosper Sino:

INB Holdings Limited is the sole director of Prosper Sino. Prosper Sino does not have any executive officer.

Directors and Executive Officers of INB Holdings Limited:

Name	Title	Address
CHIU Soo Ching, Katherine	Director	Flat B, 11/F, Lu Shan Mansion, Taikooshing, HongKong
CHO Che Kwong, Alex	Director	19C Bon Point, 11 Bonham Road, Hong Kong
LAU Lai Sze	Director	Flat 16, 21/f, Kam Chun House, Tung Chun Court, Shau Kei Wan, Hong Kong
Tang Kit Yi, Michelle	Director	Flat C, 18/F. Block 5, Ocean Shores, Tseung Kwan O, New Territories, Hong Kong

Ms. CHIU Soo Ching has been a director of INB Holdings Limited since 2002. Ms. CHIU Soo Ching is a citizen of the People’s Republic of China.

Mr. CHO Che Kwong has been a director of INB Holdings Limited since 2002. Mr. CHO Che Kwong is a citizen of the People’s Republic of China.

Ms. LAU Lai Sze has been a director of INB Holdings Limited since 2008. Ms. LAU Lai Sze is a citizen of the People’s Republic of China.

Ms. Tang Kit Yi has been a director of INB Holdings Limited since 2013. Prior to that, she was employed by Intertrust Hong Kong as a senior manager since 2004. Ms. Tang Kit Yi is a citizen of the People’s Republic of China.

INB Holdings Limited does not have any executive officer.

Directors and Executive Officers of Cantrust (Far East) Limited

Name	Title	Address
CHIU Soo Ching, Katherine	Director	Flat B, 11/F, Lu Shan Mansion, Taikooshing, HongKong
CHO Che Kwong, Alex	Director	19C Bon Point, 11 Bonham Road, Hong Kong
LAU Lai Sze	Director	Flat 16, 21/f, Kam Chun House, Tung Chun Court, Shau Kei Wan, Hong Kong

Ms. CHIU Soo Ching has been a director of Cantrust (Far East) Limited since 1994.

Mr. CHO Che Kwong has been a director of Cantrust (Far East) Limited since 1999.

Ms. LAU Lai Sze has been a director of Cantrust (Far East) Limited since 2011.

Cantrust (Far East) Limited does not have any executive officer.

ANNEX D

FORM OF PROXY CARD

SPECIAL MEETING OF STOCKHOLDERS OF
YONGYE INTERNATIONAL, INC.
February 19, 2014

00000000

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the internet or telephone must be received by [1:00a.m., Central time], on ___________, 2014.

Vote by Internet

- Go to www.______________________
- Follow the steps outlined on the secure website.
- Vote by telephone.
- Call toll free 1-800-______________ within the USA, US Territories & Canada on a touch tone telephone.
- Follow the instructions provided by the recorded messages.

NAME YONGYE INTERNATIONAL, INC. – COMMON SHARES	CONTROL # → ____________ PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR proposals 1 and 2.

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D-1

D-2